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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Merge Technologies Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, including shares of Common Stock issuable upon exchange of exchangeable shares
	(2)	Aggregate number of securities to which transaction applies: 18,655,500
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        $16.89 (closing price on Nasdaq on April 4, 2005)

	(4)	Proposed maximum aggregate value of transaction: $340,835,982
	(5)	Total fee paid: $31,509.00
☒	Fee paid previously with preliminary materials.
☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: $40,116.00
	(2)	Form, Schedule or Registration Statement No.: Schedule 14A, File No. 0-29486
	(3)	Filing Party: Merge Technologies Incorporated
	(4)	Date Filed: March 11, 2005
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

[MERGE TECHNOLOGIES LOGO]	[CEDARA SOFTWARE LOGO]

YOUR VOTE IS IMPORTANT

To the shareholders of Merge Technologies Incorporated
and to the shareholders and option holders (collectively, the "securityholders")
of Cedara Software Corp.:

        On behalf of the boards of directors and management of both Merge Technologies Incorporated ("Merge") and Cedara Software Corp. ("Cedara"), we are pleased to deliver our joint proxy statement and management information circular for the proposed business combination involving Merge and Cedara to be effected pursuant to a plan of arrangement under Section 182 of the Business Corporations Act (Ontario). We believe that this transaction is strategically compelling, bringing together two of the industry's established and highly regarded companies. We believe that this combination will enable us to create broad healthcare image and information management solution sets for diagnostic OEM and end user customers, as well as radiology and clinical specialties. We further believe that the combined company will have the scale and financial strength to compete successfully well into the future and will be able to offer a broad suite of healthcare software services and medical technologies to a growing base of leading global, national, regional and local medical device manufacturers, healthcare information technology companies, hospitals, imaging centers and medical clinics.

        On January 17, 2005, Merge and Cedara entered into a merger agreement setting out the terms of the transaction. Pursuant to the merger agreement, each Cedara common share will be exchanged for 0.587 shares of Merge common stock or 0.587 exchangeable shares, and each Cedara option will be exchanged for an option to purchase 0.587 shares of Merge common stock with the exercise price adjusted by dividing the applicable exercise price by the 0.587 exchange ratio and, if the Cedara option exercise price was denominated in Canadian dollars, by the currency exchange rate for U.S. dollars expressed in Canadian dollars on the effective date of the transaction.

        The exchangeable shares will be issued by Merge Cedara ExchangeCo Limited ("ExchangeCo"), an indirect wholly-owned Canadian subsidiary of Merge and, as nearly as practicable, will be the economic equivalent of Merge common stock. The exchangeable shares will be exchangeable at any time at the option of the holder, on a one-for-one basis, for shares of Merge common stock. The exchangeable shares provide an opportunity for certain shareholders of Cedara to achieve a Canadian tax deferral in certain circumstances, as described in the attached joint proxy statement and management information circular.

        On January 14, 2005, which was the last trading day on the Nasdaq Stock Market prior to the announcement of the execution of the merger agreement, the closing price of shares of Merge common stock on Nasdaq, where they are traded under the symbol "MRGE," was US$19.55 per share, and the closing price of Cedara common shares on Nasdaq, where they are traded under the symbol "CDSW," was US$11.35 per share. Based upon this Merge common stock closing price, the value of the Merge common stock to be received for each Cedara common share in the transaction would have been US$11.48. On April     , 2005, the per share closing prices of Merge common stock and Cedara common shares were US$            and US$            , respectively. Based upon this Merge common stock closing price, the value of the Merge common stock to be received for each Cedara common share in the transaction would have been US$            . Under the merger agreement and plan of arrangement, the exchange ratio is fixed at 0.587 and will not be changed to reflect fluctuations in the market price of the common stock of either company. Merge shareholders will continue to own their existing Merge stock.

        For a discussion of the U.S. federal income tax and Canadian federal income tax consequences of the exchange of Cedara common shares in the transaction and of the ownership of shares of Merge common stock or exchangeable shares received in exchange for Cedara common shares, see "Taxation" beginning on page 106 of the attached joint proxy statement and management information circular.

        The joint proxy statement and management information circular attached to this letter contains detailed information concerning Merge, Cedara, the proposed transaction and a more thorough explanation of the views of the Merge board of directors and the Cedara board of directors on the proposed transaction. PLEASE READ THIS DOCUMENT CAREFULLY, INCLUDING THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 31, WHICH DESCRIBES SOME OF THE RISKS THAT YOU SHOULD CONSIDER IN EVALUATING THE TRANSACTION.

        Merge is asking its shareholders to approve the issuance of shares of Merge common stock as contemplated by the merger agreement and the plan of arrangement, including upon exchange of the exchangeable shares (which we refer to as the Merge share issuance proposal), to approve an amendment to the Merge articles of incorporation to increase the number of authorized shares of Merge common stock from 30,000,000 to 100,000,000 and to provide for the voting rights that may be exercised by holders of the exchangeable shares (which we refer to as the Merge articles of amendment proposal), to approve the adoption of the Merge 2005 Equity Incentive Plan (which we refer to as the Merge equity incentive plan proposal) and to approve the election of eight (8) directors to the Merge board of directors (which we refer to as the Merge election of directors proposal). We refer to all of these proposals generally as the Merge proposals. The Merge board of directors unanimously recommends that Merge shareholders vote "FOR" the Merge share issuance proposal, "FOR" the Merge articles of amendment proposal, "FOR" the Merge equity incentive plan proposal, and "FOR" each of the nominees named in connection with the Merge election of directors proposal.

        Accordingly, Merge shareholders are cordially invited to attend the annual meeting of shareholders of Merge for the purpose of considering and voting on the Merge proposals described above to be held on Tuesday, May 24, 2005 at 10:00 a.m. local time at Embassy Suites Hotel Milwaukee-West, 1200 S. Moorland Road, Brookfield, Wisconsin.

        Cedara is asking its securityholders to pass, with or without variation, a special resolution to approve an arrangement under Section 182 of the Business Corporations Act (Ontario) involving the indirect acquisition by Merge of all of the outstanding common shares of Cedara and the exchange of Cedara options for Merge options (which we refer to as the arrangement resolution). The Cedara board of directors unanimously recommends that Cedara securityholders vote "FOR" the arrangement resolution.

        Accordingly, Cedara securityholders are cordially invited to attend a special meeting of securityholders of Cedara for the purpose of considering and voting on the arrangement resolution, to be held on Tuesday, May 24, 2005 at 10:00 a.m. local time at The Toronto Stock Exchange, The Exchange Tower, 130 King Street West, Toronto, Ontario.

        We cannot complete the transaction unless Merge shareholders approve the Merge share issuance proposal, the Merge articles of amendment proposal and the Merge equity incentive plan proposal, and unless Cedara securityholders approve the arrangement resolution. We encourage you to read the joint proxy statement and management information circular, which includes important information about Merge, Cedara, the transaction and the proposals related to the transaction. Your vote is important. Whether or not you plan to attend the Merge annual meeting or Cedara special meeting, please take the time to vote by completing and mailing the enclosed proxy card promptly.

Richard A. Linden President and Chief Executive Officer Merge Technologies Incorporated	Abe Schwartz President and Chief Executive Officer Cedara Software Corp.

        This joint proxy statement and management information circular is dated April     , 2005 and is first being mailed to Merge shareholders and Cedara securityholders on or about April     , 2005.

MERGE TECHNOLOGIES INCORPORATED
1126 South 70th Street
Milwaukee, Wisconsin 53214

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
MERGE TECHNOLOGIES INCORPORATED
TO BE HELD ON TUESDAY, MAY 24, 2005

To the Shareholders of
MERGE TECHNOLOGIES INCORPORATED:

        Notice is hereby given that the annual meeting of shareholders of Merge Technologies Incorporated, a Wisconsin corporation ("Merge"), will be held at Embassy Suites Hotel Milwaukee-West, 1200 S. Moorland Road, Brookfield, Wisconsin on Tuesday, May 24, 2005, at 10:00 a.m., local time, for the following purposes:

          1.     To consider and vote on a proposal to approve the issuance of shares of Merge common stock, as contemplated by the merger agreement dated as of January 17, 2005, between Merge and Cedara Software Corp. ("Cedara"), and the plan of arrangement under Section 182 of the Business Corporations Act (Ontario) involving Merge and Cedara. A copy of each of the merger agreement and plan of arrangement is attached as Annex A and Annex B, respectively, to the joint proxy statement and management information circular accompanying this notice.

          2.     To consider and vote on a proposal to approve an amendment to Merge's articles of incorporation, a copy of which is attached as Annex C to the joint proxy statement and management information circular accompanying this notice, to increase the number of authorized shares of common stock of Merge from 30,000,000 to 100,000,000 and to create a class of voting non-participating shares to provide voting rights for holders of the exchangeable shares to be issued in connection with the merger agreement.

          3.     To consider and vote on a proposal to adopt Merge's 2005 Equity Incentive Plan, a copy of which is attached as Annex D to the joint proxy statement and management information circular accompanying this notice.

          4.     To elect eight (8) individuals to serve as directors of Merge until the next annual meeting of Merge shareholders or as otherwise provided in Merge's amended and restated bylaws.

          5.     To transact any other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

        All of the Merge proposals listed above are described in the accompanying document, which serves as (i) a proxy statement under applicable U.S. securities laws in connection with Merge's solicitation of proxies, and (ii) a management information circular for Cedara in connection with Cedara's solicitation of proxies.

        The Merge board of directors has fixed the close of business on April 22, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement thereof.

        You should note that approval of proposals 1, 2, and 3 above are all conditions to the closing under the merger agreement, and that none of the matters described in those proposals will be effected unless all of them are approved at the annual meeting and the transaction contemplated by the merger agreement is consummated.

        Your vote is important. Whether or not you plan to attend the annual meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope or submit your proxy in accordance with the instructions included with the proxy card. If your shares are held by a broker or other intermediary, please read the instructions from your broker or other intermediary regarding how to vote your shares of Merge common stock.

By Order of the Board of Directors,
Milwaukee, Wisconsin April , 2005
Richard A. Linden President and Chief Executive Officer

CEDARA SOFTWARE CORP.
6509 Airport Road
Mississauga, Ontario L4V 1S7 Canada

NOTICE OF SPECIAL MEETING OF SECURITYHOLDERS OF
CEDARA SOFTWARE CORP.
TO BE HELD ON TUESDAY, MAY 24, 2005

To the shareholders and option holders of
CEDARA SOFTWARE CORP.:

        Notice is hereby given that a special meeting of the common shareholders and the option holders of Cedara Software Corp. will be held on Tuesday, May 24, 2005 at 10:00 a.m. (Toronto time) at The Toronto Stock Exchange, The Exchange Tower, 130 King Street West, Toronto, Ontario for the following purposes:

          1.     To consider and, if thought advisable, to pass, with or without variation, a resolution, the full text of which is attached as Annex E to the accompanying joint proxy statement and management information circular, approving an arrangement pursuant to section 182 of the Business Corporations Act (Ontario) involving Cedara and Merge, as more particularly described in the circular.

          2.     To transact such further and other business as may properly come before the meeting or any adjournment or postponement thereof.

        The arrangement is described in the accompanying document, which serves as a management information circular in connection with Cedara management's solicitation of proxies.

        The full text of Cedara's interim order and Cedara's notice of application for a final order approving the arrangement are set forth as Annex F to the accompanying document. In accordance with the interim order, registered holders of Cedara common shares may dissent from the arrangement. If the arrangement becomes effective, dissenting Cedara common shareholders will be entitled to be paid the fair value of their shares in cash. Failure to comply strictly with the applicable dissent procedures may result in the loss or unavailability of any right to dissent.

        The record date for receiving notice of, and voting securities at, the Cedara special meeting is April 22, 2005. If you were a registered common shareholder of Cedara or a holder of options to purchase Cedara common shares at the close of business on the record date, you are entitled to receive notice of and to vote at the special meeting. If you are a non-registered holder of Cedara shares, please read the instructions from your broker or other intermediary regarding how to vote your Cedara shares.

        Your vote is important. Whether or not you plan to attend the special meeting in person, you are urged to complete, sign, date and return the appropriate enclosed form of proxy to Cedara. Please read the circular carefully.

By Order of the Board of Directors,
Mississauga, Ontario, Canada April , 2005
Abe Schwartz President and Chief Executive Officer

i

Quorum	49
Non-Registered Shareholders	50
Voting by Proxy	50
Revocation of Proxies	51
Solicitation of Proxies	52
Dissent Rights	52
Other Matters	52
Presence of Accountants	53
Cedara Shareholder Account Maintenance	53
THE TRANSACTION	54
General	54
Background of the Transaction	55
Merge's Reasons for the Transaction; Recommendation of the Merge Board of Directors	59
Opinion of Merge's Financial Advisor—William Blair & Company, L.L.C.	62
Cedara's Reasons for the Transaction; Recommendation of the Cedara Board of Directors	69
Opinion of Cedara's Financial Advisor	71
Regulatory and Other Approvals Required for the Transaction	73
Dissenting Shareholder Rights	74
Accounting Treatment	77
Expenses	77
Interests of Cedara Directors and Executive Officers in the Transaction	77
Interests of Merge Officers in the Transaction	79
TRANSACTION MECHANICS	80
Information Concerning ExchangeCo and Merge Holdings	80
The Transaction	81
Fractional Shares	82
The Exchangeable Shares	82
Exchangeable Share Support Agreement	89
Replacement Options	91
Court Approval and Completion of the Arrangement	92
Accounting Treatment	92
Affiliate's Letter	93
Procedures for Election and Exchange by Cedara Shareholders	93
Stock Exchange Listing	94
Resale of Exchangeable Shares and Merge Common Stock Received in the Transaction	95
Ongoing Canadian Reporting Obligations	96
THE MERGER AGREEMENT	97
The Transaction	97
Effective Time of the Transaction	97
Representations and Warranties	97
Acquisition Proposals	98
Conduct of the Business of Merge and Cedara Prior to the Transaction	99
Expenses	101

Employment Matters	101
Conditions to Completion of the Transaction	101
Termination	103
Effect of Termination	104
Termination Fees and Expense Reimbursement	104
Amendment, Waiver and Assignment	105
TAXATION	106
Material Canadian Federal Income Tax Considerations	106
Cedara Shareholders Resident in Canada	107
Cedara Option Holders Resident in Canada	116
Cedara Shareholders Not Resident in Canada	117
Cedara Option Holders Not Resident in Canada	118
Material United States Federal Income Tax Considerations	118
U.S. Holders	119
Non-U.S. Holders	120
Exchangeable Shares	120
Merge Common Stock	121
Backup Withholding and Information Reporting	122
Cedara Option Holders	122
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	124
Merge	124
Cedara	126
DESCRIPTION OF MERGE CAPITAL STOCK	127
Common Stock	127
Preferred Stock	127
Transfer Agent and Registrar	127
COMPARISON OF SHAREHOLDERS' RIGHTS	128
MERGE PROPOSAL #1—THE MERGE SHARE ISSUANCE	146
MERGE PROPOSAL #2—THE MERGE ARTICLES OF AMENDMENT	147
MERGE PROPOSAL #3—THE MERGE EQUITY INCENTIVE PLAN	148
MERGE PROPOSAL #4—MERGE ELECTION OF DIRECTORS	152
REPORTS OF MERGE COMMITTEES	157
Audit Committee Report	157
Nominating Committee Composition and Procedures	157
Compensation Committee Report	157
MERGE MANAGEMENT	161
Executive Officers	161
Code of Ethics and Whistleblower Policy	161
COMPENSATION OF MERGE DIRECTORS AND EXECUTIVE OFFICERS	162
Directors' Compensation	162
Executive Compensation	163
Employment Agreements	164
MERGE PERFORMANCE GRAPH	166

MERGE RELATED PARTY TRANSACTIONS	167
REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES	168
EXCHANGE RATES	169
COMPARATIVE MARKET PRICES AND DIVIDENDS	170
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	171
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF MERGE AND CEDARA	174
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF MERGE AND CEDARA	176
INDEPENDENT AUDITORS	178
LEGAL MATTERS	178
TRANSFER AGENTS AND REGISTRARS	179
OTHER MATTERS	179
WHERE YOU CAN FIND MORE INFORMATION	179
Documents Incorporated By Reference By Merge	180
Documents Incorporated By Reference By Cedara	180
APPROVAL OF DIRECTORS OF CEDARA	184

ANNEXES:

Annex A—Merger Agreement
Annex B—Plan of Arrangement
Annex C—Articles of Amendment to Merge's Articles of Incorporation
Annex D—Merge's 2005 Equity Incentive Plan
Annex E—Arrangement Resolution
Annex F—Interim Order and Notice of Application for Final Order
Annex G—Section 185 of the OBCA
Annex H—Opinion of William Blair & Company, L.L.C.
Annex I—Opinion of Genuity Capital Markets
Annex J—Form of Voting and Exchange Trust Agreement
Annex K—Form of Exchangeable Share Support Agreement

QUESTIONS AND ANSWERS ABOUT THE TRANSACTION
AND THE SHAREHOLDER MEETINGS

General Questions and Answers

Q:    What are Merge and Cedara proposing?

A:
Merge and Cedara are proposing to combine the operations and ownership of both companies into a single consolidated public enterprise. To accomplish this from a legal perspective, Merge and Cedara are proposing to engage in a transaction that will result in Merge indirectly acquiring all of Cedara's outstanding common shares, with Cedara becoming an indirect, wholly owned subsidiary of Merge. The transaction will be carried out pursuant to the merger agreement, dated as of January 17, 2005, between Merge and Cedara (which we refer to in this document as the merger agreement) and a plan of arrangement involving Cedara and Merge (which we refer to in this document as the plan of arrangement). The merger agreement and plan of arrangement provide that each outstanding Cedara common share will be exchanged for 0.587 shares of Merge common stock or, at the option of each Canadian resident shareholder of Cedara, for 0.587 exchangeable shares in the capital of an indirect, wholly-owned Canadian subsidiary of Merge called Merge Cedara ExchangeCo Limited (which we refer to in this document as ExchangeCo), and each Cedara option will be exchanged for an option to purchase 0.587 shares of Merge common stock, with the exercise price to be adjusted by dividing the applicable exercise price by the 0.587 exchange ratio, rounded up to the next whole cent and, if the Cedara option exercise price was denominated in Canadian dollars, by the currency exchange rate for U.S. dollars expressed in Canadian dollars on the effective date of the transaction.

When the term "transaction" is used throughout this document, it means the transactions contemplated by the merger agreement and the plan of arrangement, pursuant to which, among other things, Merge will become the indirect sole beneficial holder of all the outstanding Cedara common shares.

Q:    Why are Merge and Cedara proposing to combine?

A:
Merge and Cedara are proposing to combine because Merge and Cedara each believes that a combination of the two companies will provide substantial strategic benefits to the shareholders of both companies. This will be achieved by allowing shareholders the opportunity to participate in a larger, more diversified company that will offer one of the broadest healthcare image and information management solution sets to diagnostic OEMs and end user markets. Merge and Cedara believe that the combined company will have an extensive healthcare imaging product suite to meet the current and emerging needs of OEMs and end user customers and radiology and clinical specialties.

Q:    Why am I receiving this document and proxy card?

A:
You are receiving this document and proxy card because you own shares of Merge common stock, Cedara common shares or options to purchase Cedara common shares and the approval of Merge shareholders and Cedara shareholders and option holders is needed to authorize the proposed transaction.

Q:    What will holders of Cedara common shares receive in the transaction?

A:
In the transaction, the holders of outstanding common shares of Cedara (other than holders who properly exercise their dissent rights under Ontario law and become entitled to receive fair value for their Cedara common shares) will receive 0.587 of a share of Merge common stock, provided, that, Canadian shareholders will be entitled to receive, at their option, 0.587 shares of a newly created class of Canadian exchangeable shares or 0.587 of a share of Merge common stock as consideration for each Cedara common share. Cedara shareholders (other than a clearing agency) whose address on Cedara's share register is in Canada (or in the case of Cedara shareholders who hold Cedara common shares indirectly through an intermediary who is a participant of a clearing agency, if such intermediary's address on the register of the clearing agency is in Canada) will receive exchangeable shares unless they elect otherwise.

The exchangeable shares will be issued by ExchangeCo. The exchangeable shares will be, as nearly as practicable, the economic equivalent of Merge common stock.

Neither Merge nor ExchangeCo will issue any fractional shares in connection with the transaction. Rather than receive a fractional share of Merge common stock or a fraction of an exchangeable share, a Cedara shareholder will receive a cash payment equal to the product of the fractional interest and the average closing price per share of Merge common stock on Nasdaq over the 20 business days immediately prior to the effective date of the transaction.

Cedara shareholders who properly exercise their dissent rights under Ontario law will be entitled to be paid the fair value of their Cedara common shares in cash. Cedara option holders will not be entitled to dissent rights. Dissenters' appraisal rights under the Wisconsin Business Corporation Law (which we refer to in this document as the Wisconsin corporate law) are not available to Merge shareholders in connection with the transaction. See "The Transaction—Dissenting Shareholder Rights" beginning on page 74.

Q:    How will the transaction affect options to acquire Cedara common shares?

A:
Each option to purchase common shares of Cedara will be exchanged for a replacement option to purchase a number of shares of Merge common stock equal to the product of the exchange ratio of 0.587 multiplied by the number of Cedara common shares subject to the Cedara option, rounded down to the next whole number of shares of Merge common stock. The applicable exercise price will be adjusted by dividing the applicable exercise price by the 0.587 exchange ratio, rounded up to the next whole cent and, if the Cedara option exercise price was denominated in Canadian dollars, by the currency exchange rate for U.S. dollars expressed in Canadian dollars on the effective date of the transaction.

Except as otherwise set forth above and except as described under "The Transaction—Interests of Cedara Directors and Executive Officers in the Transaction" beginning on page 77, the terms and conditions applicable to each replacement option shall be identical to the terms and provisions of the Cedara option for which it is exchanged, and the rights of the holder of each replacement option shall be identical. Any document or agreement previously evidencing Cedara options will thereafter evidence and be deemed to evidence options to purchase shares of Merge common stock.

Q:    Why are exchangeable shares being offered to Canadian residents holding Cedara common shares in the transaction?

A:
The exchangeable share structure, which is frequently used in transactions between U.S. and Canadian companies, provides the opportunity for eligible Canadian resident holders of Cedara common shares to make a valid tax election to defer Canadian income tax on any capital gain that would otherwise arise on the exchange of their Cedara shares for Merge common stock.

Each exchangeable share is substantially the economic equivalent of a share of Merge common stock and is exchangeable at any time on a one-for-one basis for a share of Merge common stock. In addition, each holder of an exchangeable share will, through a trust agreement and special voting stock, effectively have the ability to cast votes along with holders of shares of Merge common stock.

Q:    Will Cedara shareholders be able to trade the shares of Merge common stock that they receive in the transaction?

A:
Yes. Shares of Merge common stock are currently listed on Nasdaq, and the shares of Merge common stock that will be issued in connection with the transaction will be listed on such exchange. An application to list the shares of Merge common stock to be issued in the transaction on Nasdaq was made by Merge on April     , 2005.

The shares of Merge common stock received in exchange for Cedara common shares in the transaction will be freely transferable under United States federal securities laws, except for shares of Merge common stock held by persons who are deemed to be "affiliates" (as defined under the United States Securities Act of 1933, as amended (which we refer to in this document as the Securities Act)) of Cedara prior to the transaction. See "Transaction Mechanics—Resale of Exchangeable Shares and Merge Common Stock Received in the Transaction" beginning on page 94.

Q:    Will Canadian Cedara shareholders be able to trade the exchangeable shares they receive in the transaction?

A:
Yes. The exchangeable shares of ExchangeCo will be listed on The Toronto Stock Exchange. An application to list all the exchangeable shares on The Toronto Stock Exchange was made by ExchangeCo on February 11, 2005 and ExchangeCo has obtained conditional listing approval from The Toronto Stock Exchange to list the exchangeable shares to be issued in the transaction.

Q:    How soon will I receive my shares of Merge common stock upon exchange of exchangeable shares?

A:
Cedara shareholders who receive exchangeable shares in the arrangement and later request to receive Merge common stock in exchange for their exchangeable shares will not receive Merge common stock until 10 to 15 business days after the request is received. In addition, no shares of Merge common stock will be issued upon exchange of exchangeable shares until a registration statement (which Merge will file with the SEC promptly, but in no event more than 30 days, after the effective date of the transaction) has been declared effective by the SEC. Until that time, and during the 10 to 15 business day period referenced above, the market price of Merge common stock may increase or decrease. Any such increase or decrease would affect the value of the consideration to be received by the holder of exchangeable shares on the effective date of the exchange.

Q:    What will happen to Merge common stock in the transaction?

A:
Nothing. Each share of Merge common stock outstanding will remain outstanding as a share of Merge common stock. However, because Merge will be issuing new shares of Merge common stock to Cedara shareholders in the transaction, each outstanding share of Merge common stock immediately prior to the transaction will represent a smaller percentage of the total number of shares of Merge common stock outstanding after the consummation of the transaction.

Q:    What percentage of the combined company will the shareholders of Merge and Cedara respectively own?

A:
Upon completion of the transaction, we estimate that Merge's shareholders and Cedara's former shareholders will own approximately 41% and 59%, respectively, of the outstanding economic interest in the combined company.

Q:    When do Merge and Cedara expect to complete the transaction?

A:
Merge and Cedara expect to complete the transaction in the second quarter of calendar year 2005. Because the transaction is subject to shareholder approvals and other conditions, some of which are beyond Merge's and Cedara's control, the exact timing of completion cannot be predicted. Merge and Cedara are working to complete the transaction as soon as practicable.

Q:    Who will be the directors of the combined company after the transaction?

A:
The combined company will have an eleven (11) member board of directors, of which eight (8) will be current directors of Merge and three (3) will be current directors of Cedara. These three individuals are referred to in this document as the Cedara director designees. See "Merge Proposal #4—Election of Directors" beginning on page 152.

Q:    What is the role of the Canadian courts in the transaction?

A:
In addition to the approval of the Merge shareholders at the Merge annual meeting and the approval of the Cedara securityholders (this term, as used in this document, collectively refers to Cedara shareholders and Cedara option holders) at the Cedara special meeting, under the Business Corporations Act (Ontario) (which we refer to in this document as the OBCA), the Ontario Superior Court of Justice must approve the arrangement set out in the plan of arrangement. Prior to the mailing of this document, Cedara obtained an interim order from the Ontario Superior Court of Justice providing for the calling and holding of the Cedara special meeting and other procedural matters. If the Cedara securityholders approve the arrangement resolution and the Merge shareholders approve the Merge articles of amendment proposal, the Merge share issuance proposal and the Merge equity incentive plan proposal, the Ontario Superior Court of Justice will hold a hearing regarding a final court order. The court will consider, among other things, the fairness and reasonableness of the arrangement. The court may approve the arrangement in any manner the court may direct, subject to compliance with such terms and conditions, if any, as the court deems fit.

Merge Shareholder Questions and Answers

Q:    On what am I being asked to vote?

A:
Merge shareholders are being asked to approve the following proposals:

•
a proposal to approve the issuance of shares of Merge common stock, as contemplated by the merger agreement and the plan of arrangement, including upon exchange of the exchangeable shares (we refer to this proposal in this document as the Merge share issuance proposal);

•
a proposal to approve an amendment to the articles of incorporation, a copy of which is attached as Annex C to this document, to increase the number of authorized shares of common stock of Merge from 30,000,000 to 100,000,000 and to create a class of voting non-participating shares to provide voting rights that may be exercised by holders of exchangeable shares to be used in connection with the merger agreement (we refer to this proposal in this document as the Merge articles of amendment proposal);

•
a proposal to adopt Merge's 2005 equity incentive plan, a copy of which is attached as Annex D to this document (we refer to this proposal in this document as the Merge equity incentive plan proposal); and

•
a proposal to elect eight (8) individuals to serve as directors of Merge (we refer to this proposal in this document as the Merge election of directors proposal).

In this document, we refer to all four of these proposals collectively as the Merge proposals. Shareholder approval of the Merge share issuance proposal and the Merge equity incentive plan proposal is required by the rules of Nasdaq. Shareholder approval of the Merge articles of amendment proposal and the Merge election of directors proposal is required by Wisconsin law.

You should note that approval of the Merge share issuance proposal, the Merge articles of amendment proposal and the Merge equity incentive plan proposal are all conditions to the closing under the merger agreement, and that none of the matters described in such proposals will be effected unless all of them are approved at the annual meeting and the transaction contemplated by the merger agreement is consummated.

Q:    What vote is required to approve the Merge's share issuance proposal, the Merge articles of amendment proposal, the Merge equity incentive plan proposal and the Merge election of directors proposal?

A:
In order to approve each of the Merge share issuance proposal, the Merge articles of amendment proposal and the Merge equity incentive plan proposal, a majority of the shares of Merge common stock present in person or represented by proxy at the Merge annual meeting and entitled to vote must vote in favor of each proposal. With respect to the Merge election of directors proposal, the eight (8) individuals receiving the highest vote totals of the shares of Merge common stock at the Merge annual meeting shall be elected as directors of Merge. Each share of Merge common stock outstanding as of the record date is entitled to one vote on all matters to come before the Merge annual meeting. A majority of the outstanding shares of Merge common stock entitled to vote at the Merge annual meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Merge annual meeting.

Q:    Who can vote?

A:
Only shareholders who hold Merge common stock at the close of business on the record date, which is April 22, 2005, will be entitled to vote at the Merge annual meeting. Merge common stock constitutes the only class of Merge capital stock entitled to vote at the Merge annual meeting.

Q:    How does the Merge board of directors recommend that I vote on the Merge share issuance proposal?

A:
The Merge board of directors unanimously recommends that you vote "FOR" approval of the Merge share issuance proposal.

Q:    How does the Merge board of directors recommend that I vote on the Merge articles of amendment proposal?

A:
The Merge board of directors unanimously recommends that you vote "FOR" approval of the Merge articles of amendment proposal.

Q:    How does the Merge board of directors recommend that I vote on the Merge equity incentive plan proposal?

A:
The Merge board of directors unanimously recommends that you vote "FOR" approval of the Merge equity incentive plan proposal.

Q:    How does the Merge board of directors recommend that I vote on the Merge election of directors proposal?

A:
The Merge board of directors unanimously recommends that you vote "FOR" the election to the board of directors of each of the nominees named in connection with the Merge election of directors proposal.

Q:    How do I vote my shares of Merge common stock?

A:
If you are a registered shareholder of Merge (that is, if you hold your Merge common stock in certificate form), you may vote in any of the following ways:

•
by mail—complete, sign and date the enclosed proxy card and return it in the enclosed postage paid return envelope as soon as possible, but such card must be received no later than 5:00 p.m. (Central Time) on Monday, May 23, 2005, or in the event the Merge annual meeting is adjourned or postponed, by no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time the adjourned meeting is to be reconvened, to the office of Merge's transfer agent at American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, Attention: Merge Technologies Incorporated Annual Meeting; or

•
in person at the Merge annual meeting—complete and sign the enclosed proxy card and bring evidence of your stock ownership with you to the Merge annual meeting.

If your shares of Merge common stock are held in "street name," you may vote in person if you obtain a broker's proxy card in your name from your broker or other nominee and evidence of your stock ownership from your broker or other nominee. Please contact your broker or other nominee to determine how to vote by mail.

Q:    What happens if I don't indicate how to vote my proxy?

A:
If you properly return your proxy card, but do not include instructions on how to vote, your shares of Merge common stock will be voted "FOR" approval of the Merge share issuance proposal, "FOR" approval of the Merge articles of amendment proposal, "FOR" approval of the Merge equity incentive plan proposal and "FOR" approval of the Merge election of directors proposal. Merge's management does not currently intend to bring any other proposals to the Merge annual meeting other than the Merge share issuance proposal, Merge articles of amendment proposal, the Merge equity incentive plan proposal and the Merge election of directors proposal and does not expect any shareholder proposals. If other proposals requiring a vote of shareholders are brought before the Merge annual meeting in a proper manner, the persons named in the enclosed proxy card intend to vote the shares represented by them in accordance with their best judgment.

Q:    What happens if I abstain from voting on a proposal?

A:
If you return your proxy with instructions to abstain from voting on any of the Merge proposals, your shares will be counted for purposes of determining whether a quorum is present at the Merge annual meeting. Except with respect to the election of directors proposal, an abstention with respect to a proposal has the legal effect of a vote "AGAINST" the proposal.

Q:    What happens if I don't return a proxy card or otherwise don't vote?

A:
Your failure to return your proxy card or otherwise vote (1) will mean that your shares will not be counted toward determining whether a quorum is present at the Merge annual meeting, (2) will mean that your shares will not be counted toward determining the plurality of votes required for the Merge election of directors proposal and (3) will have the effect of reducing the number of votes cast at the Merge annual meeting, thereby reducing the number of votes needed to approve the Merge share issuance proposal, the Merge articles of amendment proposal and the Merge equity incentive plan proposal and any other matters that may properly come before the Merge annual meeting.

Q:    What does it mean if I receive more than one Merge proxy card?

A:
This means that you own shares of Merge common stock that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. It is necessary for you to vote, sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards you receive in order to vote all of the shares you own. Each proxy card you received came with its own prepaid return envelope. If you vote by mail, please make sure you return each proxy card in the return envelope that accompanied that proxy card.

Q:    Can I change my vote after I have voted by mailing in my signed proxy card?

A:
Yes. You can change your vote at any time before your shares are voted at the Merge annual meeting. If you are a registered Merge shareholder, you can do this in any of the following ways:

•
by sending a written notice to the secretary of Merge at the address specified below stating that you would like to revoke your proxy;

•
by completing and submitting a new, later-dated proxy card by mail at the address specified below; or

•
by attending the Merge annual meeting and voting in person. Your attendance at the Merge annual meeting alone will not revoke your proxy. You must also vote at the Merge annual meeting in order to revoke your previously submitted proxy.

You should send any notice of revocation or your completed new proxy card, as the case may be, to Merge's transfer agent at the following address:

    American Stock Transfer & Trust Company
    59 Maiden Lane
    New York, New York 10038
    Attention: Merge Technologies Incorporated Annual Meeting

If your shares are held in "street name," you must contact your broker to revoke your proxy.

Q:    Can I vote by telephone or over the Internet?

A:
No.

Q:    If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
No. Your broker will not be able to vote your shares unless you have properly instructed your broker on how to vote. If you do not provide your broker with voting instructions, your shares may be considered present at the Merge annual meeting for purposes of determining a quorum, but will not be considered to have been voted with respect to the Merge proposals. Therefore it will make it less likely that the requirement will be met that more than 50% of the shares of Merge common stock entitled to vote on the Merge share issuance proposal, the Merge articles of amendment and the Merge equity incentive plan proposal shall vote on such matter. With respect to the election of directors, shares not voted by brokers due to the absence of instructions from street name holders will have no effect on the outcome of the election of directors.

Q:    Am I entitled to dissenters' or appraisal rights?

A:
No. Holders of Merge common stock do not have dissenters' or appraisal rights under Wisconsin corporate law in connection with the actions to be taken at the Merge annual meeting. See "The Transaction—Dissenting Shareholder Rights" beginning on page 74.

Q:    Are there risks I should consider in deciding whether to vote for the Merge proposals?

A:
Yes. A number of risk factors that you should consider in connection with the transaction are described in the section of this document entitled "Risk Factors" beginning on page 31.

Q:    What are the U.S. and Canadian federal income tax consequences of the transaction to a holder of shares of Merge common stock?

A:
There are none. For a more detailed description of the U.S. and Canadian federal income tax consequences of the transaction, see "Taxation" beginning on page 106.

Q:    Who can help answer my questions about the transaction and the Merge annual meeting?

A:
You may call Scott Veech at (414) 977-4000 with any questions you may have about the transaction or the Merge annual meeting.

Cedara Securityholder Questions and Answers

Q:    On what am I being asked to vote?

A:
Cedara securityholders are being asked to consider and pass, if deemed advisable, with or without variation, a special resolution to approve an arrangement under Section 182 of the OBCA involving the acquisition by Merge of all of the outstanding common shares of Cedara and the replacement of Cedara options with Merge options. This special resolution is referred to in this document as the arrangement resolution. The full text of the arrangement resolution is set forth in Annex E to this document. For a more detailed description of the steps involved in the arrangement, see "Transaction Mechanics" beginning on page 80.

Q:    What vote is required to approve the arrangement resolution?

A:
Pursuant to the interim order issued by the Ontario Superior Court of Justice, in order to approve the arrangement resolution, at least two-thirds of the votes cast in person or represented by proxy on the resolution at the Cedara special meeting by Cedara securityholders, voting together as a single class, and a simple majority of the votes cast in person or represented by proxy by holders of Cedara common shares, excluding Cedara options, must be in favor of the arrangement resolution, as long as a quorum is present at the Cedara special meeting. Each holder of Cedara common shares outstanding as of the record date is entitled to one vote per share held on all matters to come before the Cedara special meeting including the arrangement resolution; each holder of Cedara options is entitled to one vote on the arrangement resolution for each Cedara common share that would be received on a valid exercise of that holder's Cedara options regardless of whether they are presently exercisable. Persons representing at least one-third of the outstanding common shares of Cedara must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Cedara special meeting.

Q:    Who can vote?

A:
Only Cedara securityholders at the close of business on April 22, 2005, the record date for the Cedara special meeting, will be entitled to vote at the Cedara special meeting. Under the OBCA, only those Cedara shareholders whose names have been entered on the register of Cedara at the close of business on the record date will be entitled to receive notice of and vote at the Cedara special meeting. Beneficial owners of Cedara common shares as of the record date who hold their shares in "street name" will receive instructions from their bank, broker or other nominee describing how to vote their shares.

The Cedara common shares and Cedara options constitute the only securities entitled to vote at the Cedara special meeting.

Q:    How does the Cedara board of directors recommend that I vote on the arrangement resolution?

A:
The Cedara board of directors unanimously recommends that you vote "FOR" approval of the arrangement resolution.

Q:    How do I vote on the arrangement resolution?

A:
You should carefully read and consider the information contained in this document, including the annexes. You should also determine whether you hold your Cedara common shares directly in your name as a registered shareholder or through a broker or other intermediary, since this will determine the procedure that you must follow in order to vote. If you are a registered shareholder or an option holder, please respond by completing, signing and dating your proxy form and returning it in the enclosed postage paid return envelope as soon as possible to the Toronto office of Cedara's transfer agent, Computershare Trust Company of Canada at 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 or forward it by facsimile to (416) 263-9524 or (866) 249-7775 so that your securities may be voted at the Cedara special meeting. The form of proxy must be received by no later than 5:00 p.m. (Eastern Time) on Friday, May 20, 2005, or in the event the Cedara special meeting is adjourned or postponed, by no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time the adjourned meeting is to be reconvened. You may also attend the Cedara special meeting in person and vote at the Cedara special meeting. If you are a non registered holder of Cedara common shares (which for purposes of this document means that your Cedara common shares are held in "street name"), you should read the instructions that your broker or other intermediary sent you regarding how to vote with respect to your Cedara common shares.

There are two forms of proxy, a yellow proxy applicable to Cedara shareholders and a green proxy applicable to Cedara option holders.

Q:    What happens if I don't indicate how to vote my proxy?

A:
If you properly return your form of proxy, but do not include instructions on how to vote, your securities will be voted "FOR" approval of the arrangement resolution and in accordance with management's recommendation with respect to amendments or variations of the matters described in the notice of the Cedara special meeting and any other matters that may properly come before the Cedara special meeting.

Q:    What happens if I don't return a form of proxy or otherwise don't vote?

A:
Your failure to return your form of proxy or otherwise vote (1) will mean that your shares will not be counted toward determining whether a quorum is present at the Cedara special meeting and (2) will have the effect of reducing the number of votes cast at the Cedara special meeting, thereby reducing the number of votes needed to approve the arrangement resolution and any other matters that may properly come before the Cedara special meeting.

Q:    What does it mean if I receive more than one Cedara proxy form?

A:
If you receive more than one yellow proxy form, it means that you own Cedara common shares that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker, or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials.

If you receive proxy forms of different colors, it means that you hold Cedara common shares and/or Cedara options. Yellow proxies are for use by holders of Cedara common shares and green proxies are for use by holders of Cedara options.

It is necessary for you to vote, sign and return all of the proxy forms or follow the instructions for any alternative voting procedure on each of the proxy forms you receive in order to vote all of the securities you own. Each proxy form you received came with its own prepaid return envelope. If you vote by mail, please make sure you return each proxy form in the return envelope that accompanied that proxy form.

Q:    Can I change my vote after I have mailed my signed proxy form?

A:
Yes. You can change your vote at any time before your securities are voted at the Cedara special meeting. If you are a registered Cedara securityholder, you can do this in any of the following ways:

•
by sending a written notice, signed by you or your attorney authorized in writing, to the secretary of Cedara at the address specified below or to Cedara's transfer agent, Computershare Trust, stating that you would like to revoke your proxy;

•
by completing and submitting a new, later-dated proxy form; or

•
by attending the Cedara special meeting and voting in person. To do so, complete and sign the enclosed proxy card and bring evidence of your common share or option ownership with you to the Cedara special meeting. Your attendance at the Cedara special meeting alone will not revoke your proxy. You must also vote at the Cedara special meeting in order to revoke your previously submitted proxy.

You should send any notice of revocation no later than Friday, May 20, 2005, 5:00 p.m. (Eastern Time), to Cedara at the following address:

    Cedara Software Corp.
    6509 Airport Road
    Mississauga, Ontario L4V 1S7
    Attention: Brian Pedlar, Chief Financial Officer
    Facsimile: (905) 671-7972

You should send any completed new proxy form to Cedara at the following address:

    Cedara Software Corp.
    c/o Computershare Trust Company of Canada
    9th Floor, 100 University Avenue
    Toronto, Ontario M5J 2Y1, Canada

If your Cedara common shares are held in "street name," you must contact your broker or other intermediary to revoke your proxy.

Q:    Can I vote by telephone or over the Internet?

A:
No.

Q:    If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
No. Your broker or other intermediary will not be able to vote your Cedara common shares without instructions from you. If you have received this document from your broker or another intermediary, please complete and return the proxy or other authorization form provided to you by your broker or other intermediary in accordance with the instructions provided to you in order to have your shares properly voted. If you have instructed a broker to vote your shares and wish to change your vote, you must follow directions received from your broker to change those instructions.

Q:    Should I send in my share certificates now?

A:
Yes. Enclosed with this circular is a letter of transmittal and election form containing instructions for exchanging your Cedara share certificates for ExchangeCo share certificates or Merge stock certificates.

Q:    Am I entitled to dissent rights?

A:
Yes, if you are a registered holder of Cedara common shares. No, if you are a holder of Cedara options. If the transaction is completed, registered Cedara shareholders who properly exercise their dissent rights pursuant to the interim order of the Ontario Superior Court of Justice dated April     , 2005, which is attached to this document as Annex F, and Section 185 of the OBCA, which is attached to this document as Annex G, will be entitled to be paid the fair value of their Cedara common shares. The dissent procedures require, among other things, that a registered Cedara shareholder who wishes to dissent must provide to Cedara a dissent notice prior to 5:00 p.m. (Eastern Time) on the last business day preceding the Cedara special meeting. It is important that you strictly comply with this requirement, otherwise your dissent notice may not be recognized. You must also strictly comply with the other requirements of the dissent procedure. For information on how non-registered shareholders may effectively exercise dissent rights, see "The Transaction—Dissenting Shareholder Rights" beginning on page 74.

Q:    Are there risks I should consider in deciding whether to vote for the arrangement resolution?

A:
Yes. A number of risk factors that you should consider in connection with the transaction are described in the section of this document entitled "Risk Factors" beginning on page 31.

Q:    What are the Canadian and U.S. federal income tax consequences of the transaction to a holder of Cedara common shares?

A:
Under the Income Tax Act (Canada), which we refer to in this document as the "Canadian Tax Act," the exchange of Cedara common shares for exchangeable shares (and ancillary rights) and/or shares of Merge common stock will generally be a taxable event to a Canadian resident holder of Cedara common shares. However, an eligible Canadian resident who exchanges his or her Cedara common shares for exchangeable shares (and ancillary rights) and who makes a valid tax election with ExchangeCo, may obtain a full or partial tax deferral (rollover) of any capital gain otherwise arising upon the exchange of those shares.

Subject to certain conditions being satisfied, exchangeable shares will be "qualified investments" for registered retirement savings plans and other similar tax deferred plans, and will not be "foreign property" for such tax deferred plans or for registered pension plans and for other Canadian taxpayers who are subject to restrictions on the amount of foreign property that they may hold. Shares of Merge common stock will be qualified investments, but will be foreign property for Canadian income tax purposes. On February 23, 2005, the Minister of Finance of

  Canada released a budget which proposes to eliminate the foreign property limits for 2005 and subsequent calendar years. No assurance can be given that this proposal will be enacted.

Generally, a holder of Cedara common shares who is not resident in Canada will not be subject to Canadian income tax on any gain realized on such shares as a result of the transaction unless those shares constitute "taxable Canadian property" to the holder within the meaning of the Canadian Tax Act and that gain is not otherwise exempt from Canadian federal tax pursuant to an exemption contained in an applicable income tax treaty.

For U.S. federal income tax purposes, the transactions contemplated by the plan of arrangement will be treated as a taxable exchange regardless of whether Merge common stock, exchangeable shares, cash or a combination thereof is received. As such, gain or loss will be recognized for U.S. federal income tax purposes. Persons who are subject to U.S. federal income taxation on their worldwide income (generally, U.S. citizens and residents, U.S. corporations, and certain trusts and estates), and certain other persons with sufficient contact with the U.S., will have to report this gain or loss on their annual U.S. income tax returns. Persons who are not in one of these categories, will not be subject to U.S. income tax on any gain on the exchange, nor will they receive any U.S. income tax benefit from any loss on the exchange.

For a more detailed discussion of the Canadian and U.S. federal income tax consequences to holders of Cedara common shares of the transaction and of owning exchangeable shares or shares of Merge common stock received in the transaction, see "Taxation" beginning on page 106.

Holders of Cedara common shares are urged to consult their tax advisors as to the specific tax consequences to them of the transaction, including the consequences of owning exchangeable shares or shares of Merge common stock received in the transaction.

Q:    What are the Canadian and U.S. federal income tax consequences of the transaction to holders of Cedara options?

A:
Generally, the holders of Cedara options who received their options in connection with their employment with Cedara or a subsidiary of Cedara will not be required to report any income or gain for either Canadian or U.S. federal income tax purposes as a result of the exchange of their Cedara options for options to acquire shares of Merge common stock.

For a more detailed discussion of the Canadian and U.S. federal income tax consequences of the transaction to holders of options to acquire Cedara common shares, see "Taxation" beginning on page 106.

Q:    Who can help answer my questions about the transaction and the Cedara special meeting?

A:
You may call Brian Pedlar at (905) 672-2100, with any questions you may have about the transaction or the Cedara special meeting.

SUMMARY

        The following is only a summary of material information contained in this document. To understand the Merge proposals and the Cedara arrangement resolution fully, you must review all the information in this document, along with the annexes and the information incorporated by reference. The merger agreement and plan of arrangement, copies of which are attached as Annexes A and B, respectively, to this document, form a part of this document. You should refer to the merger agreement and plan of arrangement for a complete statement of the terms and conditions of the transaction.

  The Companies Involved in the Proposed Transaction (page 40)

Merge Technologies Incorporated
1126 South 70th Street
Suite 107B
Milwaukee, Wisconsin 53214
(414) 977-4000
Internet address: www.merge.com

        Merge is a global healthcare software and services company focused on accelerating the productivity of imaging centers, hospitals and clinics with a suite of radiology information systems and picture archiving communications systems products that Merge believes fuse business and clinical workflow by intelligently managing and distributing diagnostic images and information throughout the healthcare enterprise. Since 1987, Merge has leveraged its healthcare integration experience to create workflow solutions that improve Merge's customers' productivity and enhance the quality of care they provide. Merge's direct customers are made up of radiologists, technologists, administrators, clinicians, and referring physicians. Merge sells its products directly to imaging centers, hospitals and clinics in North America and throughout the world through original equipment manufacturers (which we refer to in this document as OEM) and value added resellers.

Cedara Software Corp.
6509 Airport Road
Mississauga, Ontario L4V 1S7
Canada
(905) 672-2100
Internet address: www.cedara.com

        Cedara is a leading independent provider of medical imaging software for many of the world's leading medical devices and healthcare information technology companies, hospitals, imaging centers and medical clinics. Cedara has been helping patients benefit from new advances in digital imaging and workflow. Cedara has developed software for all major digital modalities including MRI, CT, X-ray, ultrasound, mammography and fluoroscopy. Cedara markets its products through OEM and value added resellers who rely on Cedara to develop some of the most sophisticated medical imaging solutions on the market. Cedara recently acquired eMed Technologies Corporation (which we refer to in this document as eMed) of Burlington, Massachusetts, a provider of innovative picture archiving communication systems (PACS) and teleradiology solutions sold directly to hospitals and imaging centers.

Merge Cedara ExchangeCo Limited
199 Bay Street
Commerce Court West
Suite 2800
Toronto, Ontario
Canada M5L 1A9

        Merge Cedara ExchangeCo Limited, which was initially known as Corrida, Ltd., is a newly incorporated, indirect wholly-owned Canadian subsidiary of Merge. It will be issuing the exchangeable shares in connection with the proposed transaction.

Merge Technologies Holdings Co.
Summit Place
1601 Lower Water Street
P.O. Box 730
Halifax, Nova Scotia
Canada B3J 2V1

        Merge Technologies Holdings Co. is a wholly-owned Nova Scotia subsidiary of Merge and is referred to in this document as "Merge Holdings." Merge Holdings is an unlimited liability company incorporated under the Companies Act (Nova Scotia) on September 1, 1999. Merge Holdings will hold certain call rights related to the exchangeable shares. Following the effective date of the transaction, Merge Holdings will not carry on any business except in connection with its role with respect to exchangeable shares issued in connection with the transaction.

  The Proposed Transaction (page 54)

        Merge and Cedara entered into a merger agreement dated January 17, 2005, under which the businesses of the two companies will be combined. Pursuant to the transaction, Merge will indirectly acquire all of Cedara's outstanding common shares and Cedara will become an indirect, wholly owned subsidiary of Merge. The transaction will be carried out pursuant to the merger agreement and a plan of arrangement involving Cedara and Merge. The merger agreement and plan of arrangement provide that each Cedara common share will be exchanged for 0.587 shares of Merge common stock or, at the option of Canadian resident shareholders of Cedara, for 0.587 exchangeable shares in the capital of ExchangeCo, and each Cedara option will be exchanged for an option to purchase 0.587 shares of Merge common stock, with the exercise price to be adjusted by dividing the applicable exercise price by the 0.587 exchange ratio and, if the Cedara option exercise price was denominated in Canadian dollars, by the currency exchange rate for U.S. dollars expressed in Canadian dollars on the effective date of the transaction.

        The merger agreement and the plan of arrangement are attached as Annexes A and B to this document, respectively. We encourage you to carefully read the merger agreement and the plan of arrangement in their entirety because they are the legal documents that govern the transaction.

  Merge Shareholders Will be Asked to Approve the Merge Proposals at Merge's Annual Meeting of Shareholders (page 43)

        Merge will hold its annual meeting of shareholders on Tuesday, May 24, 2005 at 10:00 a.m., local time at Embassy Suites Hotel Milwaukee-West, 1200 S. Moorland Road, Brookfield, Wisconsin. At the Merge annual meeting, Merge shareholders will be asked to consider and vote on the Merge share issuance proposal, the Merge articles of amendment proposal, the Merge equity incentive plan proposal and the Merge election of directors proposal.

  Cedara Will Hold a Special Meeting of Its Securityholders to Approve the Arrangement Resolution (page 48)

        Cedara will hold a special meeting of securityholders on Tuesday, May 24, 2005 at 10:00 a.m., local time at The Toronto Stock Exchange, The Exchange Tower, 130 King Street West, Toronto, Ontario. At the Cedara special meeting, Cedara securityholders will be asked to consider pursuant to an order of the Ontario Superior Court of Justice dated April     , 2005 and, if deemed advisable, to pass, with or without variation, the arrangement resolution.

  Merge Shareholder and Cedara Securityholder Approvals Will Be Required to Complete the Transaction (pages 43 and 48)

For Merge Shareholders:

        Each holder of Merge common stock as of the close of business on April 22, 2005 is entitled to one vote per share on any matter to be considered at the Merge annual meeting. In order to approve each of the Merge share issuance proposal, the Merge articles of amendment proposal and the Merge equity incentive plan proposal, a majority of the shares of Merge common stock present in person or represented by proxy at the Merge annual meeting and entitled to vote must vote in favor of each proposal. With respect to the Merge election of directors proposal, the eight (8) individuals receiving the highest vote totals of the shares of Merge common stock at the Merge annual meeting shall be elected as directors of Merge. Approval of each of the Merge share issuance proposal, the Merge articles of amendment proposal and the Merge equity incentive plan proposal is a condition to the completion of the transaction, and none of the matters described in those proposals will be effected unless all of them are approved at the annual meeting and the transaction contemplated by the merger agreement is consummated.

        On April 22, 2005, which is the record date for determining those Merge shareholders who are entitled to notice of, and to vote at, the Merge annual meeting, directors and executive officers of Merge and their affiliates beneficially owned and had the right to vote    •    shares of Merge common stock, representing less than     •    % of the shares of Merge common stock outstanding on the record date. Although none of the members of the board of directors of Merge or its executive officers has executed voting agreements, based solely on discussions with its board of directors and executive officers, to Merge's knowledge, directors and executive officers of Merge intend to vote their common stock in favor of each of the Merge proposals.

For Cedara Securityholders:

        Pursuant to the interim order issued by the Ontario Superior Court of Justice, in order to approve the arrangement resolution, at least two-thirds of the votes cast in person or by proxy on the resolution at the Cedara special meeting by Cedara shareholders and option holders, voting together as a single class, and a simple majority of the votes cast in person or by proxy by holders of Cedara common shares, excluding Cedara options, must be in favor of the resolution, as long as a quorum is present at the Cedara special meeting. Each holder of Cedara common shares as of April 22, 2005 is entitled to one vote per share held on all matters to come before the Cedara special meeting; and each holder of options to purchase Cedara common shares as of April 22, 2005 is entitled to one vote on the arrangement resolution for each Cedara common share that would be received upon a valid exercise of that holder's Cedara options regardless of whether they are presently exercisable. Persons representing at least one-third of the outstanding voting shares of Cedara must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Cedara special meeting. Approval of the arrangement resolution is a condition to the completion of the transaction.

        On April 22, 2005, which is the record date for determining those Cedara securityholders who are entitled to vote at the Cedara special meeting, directors and executive officers of Cedara and their

affiliates beneficially owned and had the right to vote    •    Cedara securities, representing less than    •    % of the Cedara securities outstanding on the record date. This includes    •    Cedara common shares underlying options beneficially owned by Cedara directors and executive officers. Although none of the members of the board of directors of Cedara or its executive officers has executed voting agreements, based solely on discussions with its board of directors and executive officers, to Cedara's knowledge, directors and executive officers of Cedara intend to vote their Cedara securities in favor of the arrangement resolution.

        Under the OBCA, a Canadian court must approve the arrangement set out in the plan of arrangement. Prior to the mailing of this document, Cedara obtained an interim order from the Ontario Superior Court of Justice providing for the calling and holding of the Cedara special meeting and other procedural matters. If the Cedara securityholders approve the arrangement resolution and the Merge shareholders approve the Merge proposals, the Ontario Superior Court of Justice will hold a hearing regarding a final court order. The court will consider, among other things, the fairness and reasonableness of the arrangement. The court may approve the arrangement in any manner the court may direct, subject to compliance with such terms and conditions, if any, as the court deems fit.

  Cedara Shareholders Will Receive 0.587 of a Share of Merge Common Stock or 0.587 of an Exchangeable Share for Each Cedara Common Share They Hold (page 81)

        A holder of Cedara common shares who is a Canadian resident or a partnership of which any member is a Canadian resident for Canadian income tax purposes may elect to receive for each of those shares: (i) 0.587 of an exchangeable share of ExchangeCo, (ii) 0.587 of a share of common stock of Merge or (iii) a combination of exchangeable shares of ExchangeCo and common stock of Merge. A holder of Cedara common shares with an address in Canada, as recorded on Cedara's share register, who does not make any election will receive exchangeable shares. Exchangeable shares will be issued together with certain ancillary rights described in this document.

        A holder of Cedara common shares who is not a Canadian resident and is not a partnership of which any member is a Canadian resident will receive for each of these shares 0.587 of a share of Merge common stock. A holder of Cedara common shares with an address outside of Canada, as recorded on Cedara's share register, who does not return completed documents to the depository, will receive, for each of those shares, 0.587 of a share of Merge common stock.

        The exchange ratio is fixed and neither Merge nor Cedara has the right to terminate the merger agreement based solely on changes in either party's stock price.

        Neither ExchangeCo nor Merge will issue fractional shares pursuant to the transaction. As a result, the total number of shares of ExchangeCo or of Merge common stock that each Cedara shareholder will receive pursuant to the transaction will be rounded down to the nearest whole number, and each Cedara shareholder will receive a cash payment in U.S. dollars for the remaining fraction of a share of ExchangeCo or of Merge common stock that the Cedara shareholder would otherwise receive, if any, based on the average of the closing prices of Merge common stock on Nasdaq during a period of 20 consecutive trading days ending on the business day immediately preceding the date of completion of the transaction (which we refer to in this document as the effective date).

        Example: Assuming that the effective date is April     , 2005, based on the 20-day trailing average of the closing prices of shares of Merge common stock on Nasdaq of US$    •    , if you currently own 100 Cedara common shares, you will be entitled to receive 58 shares of ExchangeCo or of Merge common stock and a check for US$    •    .

  Cedara Shareholders Who are Canadian Residents May Elect to Receive Exchangeable Shares (page 81)

        Cedara shareholders who are Canadian residents or who hold Cedara shares on behalf of Canadian residents may elect to receive an equivalent number of exchangeable shares of ExchangeCo in lieu of Merge common stock. Exchangeable shares will be exchangeable at the option of the holder at any time on a one-for-one basis for Merge common stock. Holders of the exchangeable shares will be entitled to dividends and other rights that are substantially economically equivalent to those of holders of Merge common stock. Through a voting trust arrangement, holders of the exchangeable shares will be entitled to vote at meetings of holders of Merge common stock.

        The exchangeable share structure, which is frequently used in transactions between U.S. and Canadian companies, provides the opportunity for eligible Canadian resident shareholders of Cedara to make a valid tax election to defer Canadian income tax on any capital gain that would otherwise arise on the exchange of their Cedara shares.

  Certain Terms of the Exchangeable Shares (page 82)

        Exchangeable shares will be securities of ExchangeCo that, together with the ancillary rights described in this document, are substantially economically equivalent to shares of Merge common stock. The holders of exchangeable shares will have the following rights:

  •
  the right to exchange those shares, at the holders' option, for shares of Merge common stock on a one-for-one basis;

  •
  the right to receive dividends, on a per share basis, in amounts (or property in the case of non-cash dividends), which are the same as, or economically equivalent to, and which are payable at the same time as, dividends declared on the Merge common stock;

  •
  the right to vote, through the trustee holder of the Merge special voting shares, at all stockholder meetings at which holders of the Merge common stock are entitled to vote; and

  •
  the right to participate on a pro rata basis with the Merge common stock in the distribution of assets of Merge, upon specified events relating to the voluntary or involuntary liquidation, dissolution, winding-up or other distribution of the assets of Merge through the mandatory exchange of exchangeable shares for shares of Merge common stock.

        Holders of exchangeable shares will be entitled generally to require ExchangeCo to redeem any of their exchangeable shares for a corresponding number of shares of Merge common stock plus declared but unpaid dividends on each redeemed share. However, if a holder of exchangeable shares delivers notice of exercise of its redemption right, Merge Holdings will have the right to purchase, in lieu of ExchangeCo redeeming, the holder's shares on payment of the redemption price. However, no shares of Merge common stock will be issued upon exchange of exchangeable shares until a registration statement (which Merge will file with the SEC promptly, but in no event more than 30 days after the effective date of the transaction) has been declared effective by the SEC.

        Subject to applicable law, ExchangeCo has the right to require a redemption of all of the outstanding exchangeable shares (other than those held by Merge or its affiliates) on or after April 30, 2010 for a redemption price per share of one share of Merge common stock plus declared but unpaid dividends on the redeemed share. In certain circumstances, ExchangeCo has the right to require redemption of the exchangeable shares prior to April 30, 2010. See "Transaction Mechanics—The Exchangeable Shares" beginning on page 82.

  Cedara Options will be Exchanged for Merge Options (page 91)

        Options to purchase Cedara common shares will be exchanged for options to purchase Merge common stock. The number of shares issuable upon the exercise of these options, and their applicable exercise prices, will be adjusted to take into account the 0.587 exchange ratio applicable to the transaction and the currency exchange rate on the effective date of the transaction.

  Pro Forma Economic Ownership of Merge Common Stock (page 81)

        Assuming that all Cedara common shares are exchanged for shares of Merge common stock and based upon the number of Cedara common shares and shares of Merge common stock outstanding as of April     , 2005, immediately following completion of the transaction, existing Cedara shareholders will hold approximately 59% of the outstanding shares of Merge common stock.

  Recommendation to Merge Shareholders (page 59)

        After careful consideration, the Merge board of directors has unanimously determined that it is advisable and in the best interests of Merge shareholders to enter into the transaction with Cedara provided for in the merger agreement, has unanimously approved the Merge share issuance proposal, the Merge articles of amendment proposal, the Merge equity incentive plan proposal and the Merge election of directors proposal, and unanimously recommends that Merge shareholders vote "FOR" approval of each of the Merge proposals at the Merge annual meeting.

  Opinion of Merge's Financial Advisor (page 62)

        William Blair & Company, L.L.C., which we refer to in this document as William Blair, delivered its opinion to the Merge board of directors to the effect that, as of January 17, 2005 and based upon and subject to the assumptions, qualifications and limitations set forth in its written opinion, the exchange ratio of 0.587 of a share of Merge common stock to be received for each Cedara common share pursuant to the merger agreement was fair, from a financial point of view, to Merge. The full text of the written opinion of William Blair, dated January 17, 2005, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in connection with its opinion, is attached to this document as Annex H. Merge shareholders are urged to read the William Blair opinion in its entirety.

        The William Blair opinion is directed to the Merge board of directors and addresses only the fairness, from a financial point of view, of the exchange ratio pursuant to the merger agreement to Merge as of the date of the opinion. The William Blair opinion does not address the relative merits of the proposed transaction as compared to other business strategies or transactions that might be available with respect to Merge or Merge's underlying business decision to effect the proposed transaction, and does not constitute a recommendation to any shareholder as to how to vote with respect to any of the Merge proposals or any other matter.

  Recommendation to Cedara Securityholders (page 69)

        Cedara's board of directors concluded that the arrangement is in the best interest of Cedara and is fair to the Cedara securityholders. After careful consideration, the Cedara board of directors has unanimously approved the arrangement resolution and unanimously recommends that Cedara securityholders vote "FOR" approval of the arrangement resolution at the Cedara special meeting.

  Opinion of Cedara's Financial Advisor (page 71)

        On January 17, 2005, Genuity Capital Markets (which we refer to in this document as Genuity), financial advisor to Cedara, delivered to the Cedara board of directors its oral opinion, subsequently confirmed in writing, that, as of the date of the opinion, and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio of 0.587 of a share of Merge common stock to be received for each Cedara common share pursuant to the merger agreement was fair, from a financial point of view, to the holders of Cedara common shares. The full text of the written opinion of Genuity, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this document as Annex I. Cedara securityholders are urged to read the opinion in its entirety.

        Genuity provided its opinion for the information and assistance of the Cedara board of directors in connection with its consideration of the transaction. Genuity's opinion is not a recommendation as to how any Cedara securityholder should vote with respect to the arrangement resolution.

  The Transaction and the Future Performance of Merge after the Completion of the Transaction are Subject to a Number of Risks (page 31)

        There are a number of risks related to the transaction, including the following:

  •
  we may be unable to integrate the operations of Merge and Cedara successfully and may not achieve the increased revenues and cost savings anticipated for the combined company;

  •
  we will incur significant transaction-related and restructuring costs in connection with the transaction, including an estimated US$7.25 million of transaction costs;

  •
  Cedara may be unable to obtain the court approvals required to complete the transaction;

  •
  because the exchange ratio is fixed and the market price of Merge common stock may fluctuate, you cannot be certain of the dollar value of the consideration that Cedara securityholders will receive in the transaction;

  •
  the market prices of Merge common stock and Cedara common shares may be affected by different factors;

  •
  we may lose employees due to uncertainties associated with the transaction;

  •
  the rights of Cedara shareholders will change when they become holders of common stock of Merge or holders of exchangeable shares of ExchangeCo in connection with the transaction; and

  •
  Cedara's directors and executive officers and Merge's executive officers have interests that may have influenced their decision to pursue and approve the transaction.

        Furthermore, there are a number of risks relating to the businesses of Merge, Cedara and the combined company, including the following:

  •
  the business of the combined company will be subject to risks currently affecting the businesses of Merge and Cedara;

  •
  there are risks associated with operations outside the United States and Canada;

  •
  the combined company will be exposed to risks related to potential adverse changes in currency exchange rates;

  •
  the highly competitive market for the combined company's products and consolidation within the healthcare information technology industry will likely create adverse pricing pressures; and

  •
  provisions of Wisconsin law may make an unwelcome takeover of Merge difficult.

        For a more complete discussion of these and other risk factors please see "Risk Factors" beginning on page 31.

  A Number of Conditions Must Be Satisfied or Waived to Complete the Transaction (page 101)

        Merge and Cedara are obligated to complete the transaction only if several conditions are satisfied or waived. Some of these conditions include:

  •
  obtaining the approval of Merge shareholders of the Merge proposals and Cedara securityholders of the arrangement resolution;

  •
  obtaining the approval of Nasdaq for the issuance and listing of the shares of Merge common stock issuable pursuant to the transaction and obtaining the approval of The Toronto Stock Exchange for the listing of the exchangeable shares of ExchangeCo issuable pursuant to the transaction;

  •
  obtaining the interim order and the final order from the Ontario Superior Court of Justice in respect of the arrangement;

  •
  holders of no more than 5% of the outstanding Cedara common shares having exercised and not withdrawn their rights of dissent in connection with the transaction;

  •
  obtaining all material governmental consents or approvals required to complete the transaction;

  •
  no judicial or governmental order being in effect that would prevent or prohibit the completion of the transaction;

  •
  the representations and warranties of Merge and Cedara being true and correct as of the date of closing;

  •
  Merge and Cedara performing in all material respects all of their respective obligations required by the merger agreement at or prior to the closing date;

  •
  there not having been any effect, that is, or would reasonably be expected to be material and adverse to the business, operations or financial condition of Merge or Cedara; and

  •
  Merge having taken all action required of it to effect the matters with respect to vesting and extended exercise period rights for certain Cedara officers and directors, and with respect to certain severance rights of Mr. Abe Schwartz and Mr. Mark Smith, in accordance with the merger agreement.

        See "The Merger Agreement—Conditions to Completion of the Transaction" beginning on page 101.

  Agreements Not to Solicit Competing Proposals (page 98)

        The merger agreement contains a covenant with respect to acquisition proposals that prohibits each of Merge and Cedara from, directly or indirectly, initiating, soliciting or encouraging proposals involving certain significant transactions. The covenant also prohibits (i) Merge and Cedara from participating in any negotiations or discussions with any third party relating to such an acquisition proposal; (ii) the Cedara board of directors withdrawing or modifying in a manner adverse to Merge its approval of the transaction; and (iii) the Merge board of directors withdrawing or modifying in a manner adverse to Cedara its approval of the transaction. However, if the Merge board or the Cedara board, as the case may be, determines in good faith after consultation with outside legal counsel that to do so would be consistent with its fiduciary duties, it may, prior to the entry of the final order under the plan of arrangement, consider and participate in negotiations or discussions, enter into a confidentiality agreement with, and provide information to, any third party who has made an unsolicited bona fide written proposal which meets certain standards, if it determines in good faith after consultation with its financial advisor and outside counsel that such acquisition proposal, if accepted, is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal, and is reasonably likely to result in a transaction more favorable to Merge shareholders or Cedara shareholders, as the case may be, from a financial point of view than the transaction and have a per-share value greater than that provided for in the transaction. Neither Cedara nor Merge shall be able to consider, negotiate, accept, approve or recommend any such acquisition proposal after the date of the issuance of the final order under the plan of arrangement. For a more detailed description of these matters, see "The Merger Agreement—Acquisition Proposals" beginning on page 98.

  How the Merger Agreement May Be Terminated by Merge and Cedara (page 103)

        The merger agreement will terminate if the effective time does not occur on or prior to June 30, 2005, or such later date as the parties may mutually agree. In addition, Merge and Cedara may mutually agree to terminate the merger agreement and abandon the transaction at any time before the effective time of the transaction, whether before or after the approval of Merge shareholders or Cedara securityholders.

        In addition, either party may decide, without the consent of the other, to terminate the merger agreement in a number of situations, including:

  •
  by either Cedara or Merge if Cedara or Merge shareholder approval shall not have been obtained by reason of the failure to obtain the required vote at either the Cedara special meeting or the Merge annual meeting;

  •
  by Merge, if through the fault of Cedara, the Cedara special meeting is not held prior to June 16, 2005;

  •
  by Cedara, if through the fault of Merge, the Merge annual meeting is not held prior to June 16, 2005;

  •
  by either Merge or Cedara, whether before or after the approval of the Merge shareholders or Cedara securityholders has been obtained, if any order or decree enjoining the completion of the transaction becomes final and non-appealable;

  •
  by Cedara, whether before or after the approval of the Merge shareholders or the Cedara securityholders has been obtained, in order to enter into a definitive written agreement concerning a transaction that constitutes a superior proposal, subject to the payment of a termination fee;

  •
  by Cedara, if the Merge board withdraws or adversely modifies its approval or recommendation of the merger agreement or the transaction, or if the Merge board recommends a competing acquisition proposal;

  •
  by Merge, whether before or after the approval of the Merge shareholders or the Cedara securityholders has been obtained, in order to enter into a definitive written agreement concerning a transaction that constitutes a superior proposal, subject to the payment of a termination fee; or

  •
  by Merge, if the Cedara board withdraws or adversely modifies its approval or recommendation of the merger agreement or the arrangement or if the Cedara board recommends a competing acquisition proposal.

        For a more detailed description of termination of the merger agreement, see "The Merger Agreement—Termination" beginning on page 103.

  Termination Fees and Expenses May Be Payable in Some Circumstances (page 104)

        If the merger agreement is terminated by either party in some circumstances, either Merge or Cedara may be required to pay to the other party a termination fee of US$7.0 million. If the merger agreement is terminated by either party in certain other circumstances, either Merge or Cedara may be required to reimburse the other party for its out-of-pocket costs and expenses incurred in connection with the transaction up to a maximum amount of US$1.5 million. The termination fee and expenses are required to be paid at different times, depending on the basis for the termination of the merger agreement.

        For a more detailed description of the termination fees and expenses reimbursement, see "The Merger Agreement—Termination Fees and Expense Reimbursement" beginning on page 104.

  Cedara Executive Officers and Directors Have Interests in the Transaction that May Be Different from, or in Addition to, the Interests of Cedara Securityholders, Including Interests with Respect to Stock Options and Employment Agreements (page 77)

        When Cedara securityholders consider the recommendation of the Cedara board of directors that Cedara securityholders vote in favor of the arrangement resolution, Cedara securityholders should keep in mind that a number of Cedara directors and executive officers have interests in the transaction that may present them with actual or potential conflicts of interests in connection with the transaction. Those interests include:

  •
  the entitlement of Mr. Abe Schwartz and Mr. Mark Smith to severance benefits following termination of their employment as a result of the transaction;

  •
  accelerated vesting of options held by some directors and officers of Cedara upon certain circumstances;

  •
  extended post-termination exercise periods for options held by some directors and officers of Cedara; and

  •
  offers of directorships at Merge.

  Merge Officers Have Interests in the Transaction that May Be Different from, or in Addition to, the Interests of Merge Shareholders (page 79)

        When Merge shareholders consider the recommendation of the Merge board of directors that Merge shareholders vote in favor of the Merge proposals, Merge shareholders should keep in mind that a number of Merge officers, including all of its executive officers, have interests in the transaction that may present them with actual or potential conflicts of interests in connection with the transaction. Those interests include:

  •
  accelerated vesting of options held by some officers of Merge upon certain circumstances; and

  •
  extended post-termination exercise periods for options held by such officers of Merge.

  Merge Shareholders Will Not Have Dissenters' or Appraisal Rights; Cedara Shareholders Will Have Dissent Rights; Cedara Option Holders Will Not Have Dissent Rights (page 74)

        Merge Shareholders.    Holders of Merge common stock do not have dissenters' or appraisal rights in connection with the transaction under Wisconsin law.

        Cedara Securityholders.    Cedara shareholders who properly exercise their dissent rights pursuant to the interim order issued by the Ontario Superior Court of Justice, which is attached to this document as Annex F, and Section 185 of the OBCA, which is attached to this document as Annex G, will be entitled to be paid the fair value of their Cedara common shares. The interim order and plan of arrangement require that a registered Cedara shareholder who wishes to dissent must provide Cedara a dissent notice prior to 5:00 p.m. (Eastern Time) on the last business day preceding the Cedara special meeting. It is important that Cedara shareholders strictly comply with this requirement and the other requirements of dissent procedure in order for their dissent right to be recognized.

        Cedara option holders are not entitled to dissent rights in connection with the arrangement.

  The Purchase Method of Accounting Will Be Used to Account for the Transaction (page 77)

        Merge will account for the transaction under the purchase method of accounting for business combinations under United States generally accepted accounting principles (which we refer to in this document as U.S. GAAP).

  Canadian Federal Tax Considerations for Cedara Shareholders (page 106)

        Exchange of Cedara Common Shares.    The exchange of Cedara common shares for exchangeable shares (and ancillary rights) and/or shares of Merge common stock will generally be a taxable event to a Canadian resident holder of Cedara common shares. However, an eligible Canadian resident who exchanges his or her Cedara common shares for exchangeable shares (and ancillary rights) and who makes a valid tax election with ExchangeCo, may obtain a full or partial tax deferral (rollover) of any capital gain otherwise arising upon the exchange of those shares. A non-resident shareholder for whom Cedara common shares are not "taxable Canadian property" will not be subject to tax under the Canadian Tax Act on the exchange of those shares.

        Eligibility for Investment.    Subject to certain conditions being met, the exchangeable shares will be "qualified investments" and will not be "foreign property" for registered retirement savings plans and other similar tax deferred plans for Canadian income tax purposes. Shares of Merge common stock will be "qualified investments", but will be "foreign property" for Canadian income tax purposes. On February 23, 2005, the Minister of Finance of Canada released a budget which proposes to eliminate the foreign property limits for 2005 and subsequent calendar years. On March 24, 2005, Bill C-43 was tabled in the House of Commons of Canada, which, among other things, contains proposed amendments to the Income Tax Act (Canada) to implement such proposal. No assurance can be given that this proposal will be enacted.

        For a discussion of the Canadian federal income tax consequences to holders of Cedara common shares of the transaction and owning exchangeable shares and shares of Merge common stock received in the transaction, see "Taxation—Material Canadian Federal Income Tax Considerations" beginning on page 106.

  U.S. Federal Tax Considerations for Cedara Shareholders (page 118)

        For U.S. federal income tax purposes, the transactions contemplated by the plan of arrangement will be treated as a taxable exchange, regardless of whether Merge common stock, exchangeable shares, cash or a combination thereof is received. As such, gain or loss will be recognized for U.S. federal income tax purposes. Persons who are subject to U.S. federal income taxation on their worldwide income (generally, U.S. citizens and residents, U.S. corporations, and certain trusts and estates), and certain other persons with sufficient contacts with the U.S., will have to report this gain or loss on their annual U.S. income tax returns. Persons who are not in one of these categories, will not be subject to U.S. income tax on any gain on the exchange, nor will they receive any U.S. income tax benefit from any loss on the exchange.

  Canadian Tax Considerations for Canadian Holders of Cedara Options (page 116)

        Generally, Canadian holders of Cedara options who received their options in connection with their employment with Cedara or a subsidiary of Cedara will not be required to report any income or gain for Canadian federal income tax purposes as a result of the exchange of their Cedara options for options to acquire shares of Merge common stock.

        For a discussion of the Canadian federal income tax consequences to Cedara option holders, see "Taxation—Material Canadian Federal Income Tax Considerations" beginning on page 106.

  U.S. Tax Considerations for U.S. Holders of Cedara Options (page 122)

        Generally, U.S. holders of Cedara options who received their options in connection with their employment with Cedara or a subsidiary of Cedara will not be required to report any income or gain for U.S. federal income tax purposes as a result of the exchange of their Cedara options for options to acquire shares of Merge common stock.

        For a discussion of the U.S. federal income tax consequences to Cedara option holders, see "Taxation—Material U.S. Federal Income Tax Considerations" beginning on page 118.

  Per Share Equivalent Share Prices (page 170)

        The table below shows the closing prices of the Merge common stock and Cedara common shares as quoted on the Nasdaq Stock Market and the pro forma equivalent per share value of Cedara common shares at the close of the regular trading session on January 14, 2005, the last Nasdaq trading day before the public announcement of the transaction, and April     , 2005, the most recent day for which that information was available prior to the mailing of this document.

Date	Merge Common Stock			Cedara Common Share			Cedara Share Price Pro Forma Equivalent(1)
January 14, 2005	US$ Cdn$	19.55 23.84	(2)	US$ Cdn$	11.35 13.83	(2)	US$ Cdn$	11.48 13.99	(2)
April , 2005	US$ Cdn$	• •	(3)	US$ Cdn$	• •	(3)	US$ Cdn$	• •	(3)

(1)
The pro forma equivalent per share value of Cedara shares is calculated by multiplying the Merge common stock closing price by the 0.587 exchange ratio.

(2)
Using the Federal Reserve Bank of New York noon exchange rate on January 14, 2005 of US$0.82 for one Canadian dollar.

(3)
Using the Federal Reserve Bank of New York noon exchange rate on April     , 2005 of US$    •    for one Canadian dollar.

MERGE SELECTED HISTORICAL FINANCIAL INFORMATION

        We are providing the following financial information to assist you in your analysis of the financial aspects of the transaction. We derived the annual Merge historical financial information from the audited consolidated financial statements of Merge as of and for each of the years ended December 31, 2000 through 2004, which are based on U.S. GAAP.

        The information below is only a summary and should be read in conjunction with Merge's audited historical consolidated financial statements and related notes contained in Merge's Annual Report on Form 10-K for the year ended December 31, 2004, which are incorporated by reference into this document, as well as other information that has been filed with the United States Securities and Exchange Commission (which we refer to in this document as the SEC). See "Where You Can Find More Information" beginning on page 179. The historical results included below and elsewhere in this document are not indicative of the future performance of Merge or the combined company.

	As of and for the Year Ended December 31,
	2004	2003	2002	2001	2000
	(in thousands of US$, except for share and per share data)
Statement of operations data:
Net sales	$37,005	$28,677	$20,786	$15,741	$12,613
Operating income (loss)	9,336	7,001	3,644	1,296	(5,505)
Income (loss) before income taxes	9,805	6,899	3,708	1,358	(5,644)
Income tax expense	2,338	660	79	87	63
Net income (loss)	7,467	6,239	3,639	1,271	(5,707)
Earnings (loss) per share:
Basic	$0.57	$0.53	$0.38	$0.17	$(1.01)
Diluted	0.54	0.49	0.33	0.15	(1.01)
Weighted average shares outstanding:
Basic	13,013,927	11,566,054	8,840,059	6,178,821	5,792,945
Diluted	13,827,522	12,586,900	10,383,651	7,310,731	5,792,945
Balance sheet data:
Working capital	$31,923	$21,723	$7,822	$2,628	$262
Total assets	78,943	63,895	27,246	10,056	9,526
Long-term obligations	—	—	167	159	180
Shareholders' equity	63,567	53,523	21,683	6,169	3,753

CEDARA SELECTED HISTORICAL FINANCIAL INFORMATION

        We are providing the following financial information to assist you in your analysis of the financial aspects of the transaction. The financial information under the heading "Cedara Selected Historical Financial Information" includes historical information for Cedara as of and for each of the years ended June 30, 2000 through 2004 and for the six (6) months ended December 31, 2003, none of which gives effect to Cedara's October 8, 2004 acquisition of eMed. Also included under the heading "Cedara Selected Historical Financial Information" is financial information for the six months ended December 31, 2004, which includes the combined financial information of Cedara and eMed since the date of the acquisition. We derived the annual Cedara historical information from the audited consolidated financial statements of Cedara as of and for each of the years ended June 30, 2000 through 2004. Cedara prepares its financial statements in accordance with Canadian generally accepted accounting principles (which we refer to in this document as Canadian GAAP). The data as of and for the six months ended December 31, 2003 and 2004 was derived from unaudited interim financial statements of Cedara and, in the opinion of Cedara's management, includes all adjustments, consisting solely of normal and recurring adjustments, that are considered necessary for the fair presentation of the results for the interim periods.

        The information below is only a summary and should be read in conjunction with Cedara's audited historical consolidated financial statements and related notes contained in Cedara's Annual Report on Form 40-F for the year ended June 30, 2004, Cedara's unaudited financial statements and related notes contained in its reports on Form 6-K filed on November 16, 2004 and February 14, 2005, eMed's audited historical financial statements and related notes contained in Cedara's report on Form 6-K filed January 13, 2005, all of which are incorporated by reference into this document, as well as other information that has been filed with the SEC. See "Where You Can Find More Information" beginning on page 179. The historical results included below and elsewhere in this document are not indicative of the future performance of Cedara or the combined company.

	As of and for the
	Six Months Ended December 31,		Year Ended June 30,
	2004(2)	2003(1)	2004(1)	2003(1)	2002(1)	2001(1)	2000(1)
	(in thousands Cdn$, except share and per share data)
Statement of operations data:
Net sales	$35,314	$22,251	$50,386	$30,148	$45,497	$46,740	$44,121
Operating income (loss) from continuing operations	8,082	5,578	15,566	(13,312)	(3,551)	(26,359)	3,335
Net income (loss) from discontinued operations	35	—	—	—	5,002	(41,442)	(10,003)
Net income (loss)	8,117	5,578	15,566	(13,312)	1,451	(67,801)	(6,668)
Earnings (loss) per share from continuing operations:
Basic	$0.26	$0.23	$0.59	$(0.55)	$(0.17)	$(1.60)	$0.23
Diluted	0.24	0.20	0.54	(0.55)	(0.17)	(1.60)	0.22
Earnings (loss) per share:
Basic	$0.26	$0.23	$0.59	$(0.55)	$0.07	$(4.10)	$(0.47)
Diluted	0.24	0.20	0.54	(0.55)	0.07	(4.10)	(0.47)
Weighted average shares outstanding:
Basic	31,440,646	24,071,507	26,295,237	24,157,621	21,365,303	16,522,465	14,238,754
Diluted	33,282,965	27,548,191	29,183,507	24,157,621	21,365,303	16,522,465	14,238,754
Balance sheet data:
Working capital (deficiency)(3)	$24,645	$(4,954)	$53,956	$(11,864)	$(257)	$(30,170)	$31,144
Total assets	106,245	22,811	72,147	19,869	28,475	42,622	78,356
Long-term obligations	251	64	44	108	—	—	4,400
Long-term obligations of discontinued operations	—	—	—	—	379	—	288
Convertible subordinated debentures	—	1,975	—	2,851	2,788	—	—
Shareholders' equity (deficit)	73,380	5,486	66,049	(1,853)	11,459	(9,005)	56,246
	For the
	Six Months Ended December 31,		Year Ended June 30,
	2004	2003	2004	2003	2002
	(in thousands Cdn$, except per share data)
Selected Financial Data Adjusted for U.S. GAAP(1)
Income (loss) from continuing operations	$8,082	$4,675	$14,667	$(11,914)	$(1,048)
Income from discontinued operations	35	—	—	—	5,002
Net income (loss)	8,117	4,675	14,667	(11,914)	3,954
Per common share—basic	0.26	0.19	0.56	(0.49)	0.19
Per common share—diluted	0.24	0.17	0.50	(0.49)	0.19

(1)
Cedara prepares its financial statements in accordance with Canadian GAAP. The description of the relevant differences between Canadian GAAP and U.S. GAAP are described in Note 22 to the audited consolidated financial statements and related notes included in Cedara's Annual Report on Form 40-F for the year ended June 30, 2004, which is incorporated by reference into this document.

(2)
Included in Cedara's results of operations for the six months ended December 31, 2004 are the results of operations of eMed since its acquisition date of October 8, 2004.

(3)
Includes deferred revenue of $890, $740 and $2,124 for years 2002, 2001 and 2000, respectively, that was disclosed in the financial statements after "Current liabilities."

SELECTED UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION

        The unaudited pro forma combined balance sheet data is presented as if the transaction had been completed on December 31, 2004. The unaudited pro forma combined statement of operations data for the year ended December 31, 2004 is presented as if the transaction had been completed on January 1, 2004. The transaction will be accounted for under the purchase method of accounting.

        You should read the selected unaudited pro forma combined financial information together with the "Unaudited Pro Forma Condensed Combined Financial Information" and related notes thereto beginning on page 171 and the respective consolidated financial statements and accompanying notes of Merge and Cedara, which are incorporated by reference into this document. The unaudited pro forma data is presented for informational purposes only and is not necessarily indicative of what the actual combined results of operations of the combined company would have been for the period presented, nor does this data purport to represent the results of future periods.

        Cedara's consolidated financial statements are prepared in Canadian dollars and in accordance with Canadian GAAP, which differs in some respects from U.S. GAAP. Note 22 to the consolidated financial statements in Cedara's Annual Report on Form 40-F for the year ended June 30, 2004 provides a description of the material differences between Canadian GAAP and U.S. GAAP. For purposes of presenting the selected unaudited pro forma combined financial information, Cedara amounts were translated into U.S. dollars using the exchange rate in effect at that time, and no adjustments were necessary to be made to Cedara's historical financial information to conform to U.S. GAAP, except as discussed in Note 2 on page 174. Please refer to the unaudited condensed combined pro forma financial statements beginning on page 174 for descriptions of the adjustments required to conform Cedara's financial statements to U.S. GAAP.

Year Ended December 31, 2004
(in thousands of US$, except per share data)
Selected Pro Forma Statement of Operations Data:
Revenue	$105,751
Gross Margin	$ 63,428
Net income from continuing operations	$ 11,499
Earnings Per Common Share Data (From Continuing Operations):
Basic	$ 0.37
Diluted	$ 0.34

As of December 31, 2004
(US$ in thousands)
Selected Pro Forma Balance Sheet Data:
Cash and cash equivalents	$ 33,580
Goodwill	$313,550
Total assets	$459,840
Total long-term liabilities	$ 2,271
Total shareholders' equity	$431,822

COMPARATIVE PER SHARE DATA

        The following table sets forth for the shares of Merge common stock, Cedara common shares, certain historical, pro forma combined and pro forma equivalent per share financial information. The pro forma combined and pro forma equivalent per share information gives effect to the transaction as if the transaction had been effective at the beginning of the periods presented, in the case of the net earnings data. The pro forma data in the table is derived from, and should be read in conjunction with, the "Unaudited Pro Forma Condensed Combined Financial Information" and related notes thereto beginning on page 171. Merge's historical per share information is derived from the audited consolidated financial statements for the year ended December 31, 2004 contained in Merge's Annual Report on Form 10-K for the year ended December 31, 2004, which are incorporated by reference into this document. Cedara's historical per share information is derived from the audited consolidated financial statements for the year ended June 30, 2004 contained in Cedara's Annual Report on Form 40-F for the year ended June 30, 2004 and the unaudited consolidated interim financial statements for the six months ended December 31, 2004 contained in Cedara's Report on Form 6-K filed on February 14, 2005, both of which are incorporated by reference into this document.

        The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of the combined company would have been had the transaction been in effect for the periods described below or to project the future results of the combined company after the transaction. All amounts are reflected in United States dollars.

Per Common Share Data	Merge Historical	Cedara Historical(1)	Unaudited Pro Forma Combined	Pro Forma Equivalent Per Cedara Share(2)
As of and for the twelve months ended December 31, 2004:
Net earnings
Basic	$0.57	$0.44	$0.37	$0.63
Diluted	0.54	0.42	0.34	0.60
Book value(3)	4.82	1.89	13.56	23.10

(1)
Cedara historical information includes the results of eMed since the consummation of the acquisition on October 8, 2004.

(2)
The pro forma equivalent per Cedara share was calculated by dividing the unaudited pro forma combined per share data by 0.587 in order to equate the pro forma combined amounts to the value of one Cedara common share.

(3)
The unaudited pro forma combined book value per share was calculated by dividing the unaudited pro forma combined shareholders' equity at December 31, 2004 by the total number of shares of Merge common stock outstanding at December 31, 2004 plus the number of additional shares of Merge common stock that would have been issued to Cedara common shareholders had the transaction been completed on December 31, 2004.

        The table below presents the closing market prices for shares of Merge common stock and Cedara common shares as quoted on Nasdaq. These prices are presented as of:

  •
  January 14, 2005, the last Nasdaq trading day before the public announcement of the execution of the merger agreement; and

  •
  April     , 2005, the latest practicable date before the printing of this document.

        The table also presents implied equivalent per share values for Cedara common shares by multiplying the price per share of Merge common stock as traded on Nasdaq on the two dates by the exchange ratio of 0.587. All amounts are reflected in United States dollars.

	Merge Common Stock Price		Cedara Common Share Price		Share Price Equivalent (Merge Share Per Share of Cedara)
January 14, 2005		$19.55		$11.35		$11.48
April , 2005	$	•	$	•	$	•

        CEDARA SECURITYHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SHARES OF MERGE COMMON STOCK AND FOR CEDARA COMMON SHARES BEFORE MAKING A DECISION WITH RESPECT TO THE TRANSACTION.

RISK FACTORS

        The proposed transaction and the future performance of Merge common stock involves a number of risks, some of which could be substantial and are inherent in Merge's and/or Cedara's business. You should carefully consider the following information about these risks, together with the other information in this document, including the annexes to this document, and incorporated by reference in this document, in considering the proposed transaction.

Risks Relating to the Transaction

We may be unable to integrate the operations of Merge and Cedara successfully and may not achieve the cost savings and increased revenues anticipated for the combined company.

        Achieving the anticipated benefits of the transaction will depend in part upon our ability to integrate the two companies' businesses in an efficient and effective manner. Our attempt to integrate two companies that have previously operated independently may result in significant challenges, and we may be unable to accomplish the integration smoothly or successfully. In particular, the necessity of coordinating geographically dispersed organizations and addressing possible differences in corporate cultures and management philosophies may increase the difficulties of integration. The integration will require the dedication of significant management resources, which may temporarily distract management's attention from the day-to-day operations of the businesses of the combined company. The process of integrating operations after the transaction could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company's businesses and the loss of key personnel. Employee uncertainty and lack of focus during the integration process may also disrupt the businesses of the combined company. Any inability of management to integrate the operations of Merge and Cedara successfully could have a material adverse effect on the business and financial condition of the combined company.

        In addition to integrating the two companies' businesses, the combined company will need to complete the integration of eMed's business, which was acquired by Cedara for US$48,000,000 on October 8, 2004. The combined company will also need to integrate the business of AccuImage, which was acquired by Merge for US$6,000,000 on January 28, 2005. The management of the combined company may be presented with significant challenges in being required to integrate the operations of four businesses at one time. There can be no assurance that management of the combined company will be able to integrate the operations of each of the businesses successfully or that the anticipated synergies between the companies will be realized. Moreover, the timing of synergies realized, if any, is uncertain.

        Our rationale for the transaction is, in part, predicated on our ability to realize certain operating and administrative cost savings and to increase revenues through the combination of two complementary companies. Achieving these cost savings and revenue increases is dependent upon a number of factors, many of which are beyond our control. We may not be able to achieve the anticipated cross-selling opportunities, the development and marketing of more comprehensive image and information management solution sets, cost savings or revenue growth. An inability to realize the full extent of, or any of, the anticipated benefits of the transaction, as well as any delays encountered in the transition process, could have an adverse effect upon the revenues, level of expenses, operating results and financial condition of the combined company, which may affect the value of Merge common stock after the effective time of the transaction. See "The Transaction—Merge's Reasons for the Transaction; Recommendation of the Merge Board of Directors" and "The Transaction—Cedara's Reasons for the Transaction; Recommendation of the Cedara Board of Directors" beginning on pages 59 and 69, respectively.

We will incur significant transaction-related and restructuring costs in connection with the transaction.

        We will be obligated to pay transaction fees and other expenses related to the transaction of approximately US$7.25 million, including financial advisors' fees, filing fees, legal and accounting fees, soliciting fees, regulatory fees and mailing costs. Furthermore, we expect to incur significant costs associated with combining the operations of the two companies, and it will be difficult to predict the specific size of those charges before we begin the integration process. The combined company may incur additional unanticipated costs as a consequence of difficulties arising from our efforts to integrate the operations of the two companies. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, can offset incremental transaction-related and restructuring costs over time, we cannot give any assurance that this net benefit will be achieved in the near future, or at all.

Because the exchange ratio is fixed and the market price of Merge common stock may fluctuate, you cannot be certain of the dollar value of the consideration that Cedara securityholders will receive in the transaction.

        Upon completion of the transaction, each Cedara common share issued and outstanding immediately prior to the effective time of the transaction (other than shares held by Cedara shareholders who properly exercise their dissent rights and are entitled to be paid in cash the fair value of their Cedara common shares and shares owned by Merge or its subsidiaries) will be exchanged for 0.587 of a share of Merge common stock or, in the case of resident Canadian shareholders, at their option, for 0.587 of an exchangeable share of ExchangeCo, which is the economic equivalent of, and exchangeable for, a share of Merge common stock. Each option to purchase a Cedara common share will be exchanged for a replacement option to purchase Merge common stock, using the same exchange ratio. Because the exchange ratio of 0.587 is fixed, the value of the shares of Merge common stock issued in the transaction will depend on the price of shares of Merge common stock at the time they are issued.

        The market prices of Merge common stock and Cedara common shares when the transaction is completed may vary from and be less than their respective market prices on the date the merger agreement was executed, on the date of this document and on the date of the Merge annual meeting and the Cedara special meeting. See "Comparative Market Prices and Dividends" beginning on page 170 for more detailed share price information.

        These variations may be the result of various factors, including:

  •
  changes in the business, operations or prospects of Merge or Cedara;

  •
  general market and economic conditions and the outlook for market and economic conditions; and

  •
  the timing of consummation of the transaction.

        The transaction will not be completed until a period of time has passed after the Merge annual meeting and the Cedara special meeting. At the time of their respective meetings, Merge shareholders and Cedara securityholders will not know the exact value of the Merge common stock that will be issued in connection with the transaction.

        Merge shareholders and Cedara securityholders are urged to obtain current market quotations for Merge common stock and Cedara common shares.

The market prices of Merge common stock and Cedara common shares may be affected by different factors.

        Upon completion of the transaction, the holders of Cedara common shares will become holders of Merge common stock and exchangeable shares, the value of which will depend on the value of Merge common stock. Merge's businesses and common stock differ, in some respects, from the businesses and common shares of Cedara, and Merge's results of operations, as well as the trading price of Merge common stock, may be affected by factors different from those affecting Cedara's results of operations and the trading price of Cedara common shares as a separate company. Therefore, events or circumstances that might not have caused Cedara common shares to decline in value might result in a decline in value of Merge common stock. Moreover, events or circumstances that might have caused an increase in the value of Cedara common shares might not result in an increase in the value of Merge common stock. For a description of the differences between Cedara common shares and Merge common stock, see "Comparison of Shareholder Rights" beginning on page 128. For a discussion of the businesses of Merge and Cedara and of factors to consider in connection with those businesses, see the documents incorporated by reference in this document and referred to under "Where You Can Find More Information" beginning on page 179.

We may not be able to retain employees due to uncertainties associated with the transaction.

        The success of the combined company after the transaction will depend in part upon our ability to retain key employees of both companies. Competition for qualified personnel can be very intense. In addition, key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company. Accordingly, no assurance can be given that we will be able to retain key employees to the same extent that we have been able to do so in the past.

The rights of Cedara shareholders will change when they become shareholders of Merge or ExchangeCo in connection with the transaction.

        In connection with the transaction, Cedara shareholders will receive shares of Merge common stock or exchangeable shares of ExchangeCo exchangeable for Merge common stock. There are numerous differences between the rights of a shareholder in Cedara, a corporation incorporated under the laws of the Province of Ontario and governed by the OBCA, and the rights of a shareholder in Merge, a Wisconsin corporation. For a detailed discussion of these differences, see "Comparison of Shareholder Rights" beginning on page 128.

A number of directors and executive officers of the parties have interests that may have influenced their decision to pursue and approve the transaction.

        You should be aware of interests and benefits to be received by directors and executive officers of Cedara and by executive officers of Merge when considering the recommendations of the Cedara board of directors and the Merge board of directors described in this document. The directors and executive officers of Cedara have interests in the transaction that are different from, or in addition to, the interests of Cedara shareholders generally. These interests include:

  •
  termination benefits pursuant to the merger agreement for Abe Schwartz and Mark Smith;

  •
  accelerated vesting of options held by some directors and executive officers of Cedara;

  •
  extended option exercise periods for options held by some directors and executive officers of Cedara; and

  •
  nomination for Merge directorship to Abe Schwartz, Peter J. Cooper and R. Ian Lennox.

See "The Transaction—Interests of Cedara Directors and Executive Officers in the Transaction" beginning on page 77.

        A number of Merge officers, including all of its executive officers, have interests in the transaction that may present them with actual or potential conflicts of interests in connection with the transaction. These interests include:

  •
  accelerated vesting of options upon certain circumstances; and

  •
  extended post-termination exercise periods for options held by such officers of Merge.

See "The Transaction—Interests of Merge Officers in the Transaction" beginning on page 79.

The transaction is subject to the receipt of approvals from Nasdaq and The Toronto Stock Exchange.

        A condition to the completion of the transaction is that the issuance of shares of Merge common stock to the holders of Cedara common shares in connection with the transaction (including those issuable upon exchange of exchangeable shares and those issuable upon exercise of replacement options) be approved for listing on Nasdaq, subject only to official notice of issuance and other customary conditions. Also, the exchangeable shares must be approved for listing on The Toronto Stock Exchange, subject only to customary conditions. A substantial delay in obtaining satisfactory approvals or the imposition of unfavorable terms or conditions in the approvals could have an adverse effect on the business, financial condition or results of operations of the combined company.

Cedara shareholders who receive exchangeable shares will experience a delay in receiving shares of Merge common stock from the date that they request an exchange, which may affect the value of the shares the holder receives in an exchange.

        Cedara shareholders who receive exchangeable shares in the arrangement and later request to receive Merge common stock in exchange for their exchangeable shares will not receive Merge common stock until 10 to 15 business days after the request is received. In addition, no shares of Merge common stock will be issued upon exchange of exchangeable shares until a registration statement (which Merge will file with the SEC promptly, but in no event more than 30 days, after the effective date of the transaction) has been declared effective by the SEC. Until that time, and during the 10 to 15 business day period referenced above, the market price of Merge common stock may increase or decrease. Any such increase or decrease would affect the value of the consideration to be received by the holder of exchangeable shares on the effective date of the exchange.

The trading prices of the exchangeable shares and Merge common stock may not reflect equivalent values.

        Holders of exchangeable shares will have rights that are economically equivalent to the rights of holders of shares of Merge common stock. The exchangeable shares will be listed on The Toronto Stock Exchange and shares of Merge common stock will continue to be listed on Nasdaq.

        Because these are separate listings on different exchanges, the trading prices of the exchangeable shares on The Toronto Stock Exchange and the Merge common stock on Nasdaq may not reflect equivalent values after taking into account the exchange rate between the Canadian dollar and U.S. dollar. This may result in holders of exchangeable shares having to exchange their exchangeable shares for Merge common stock in order to maximize the value of their investment prior to a sale.

If the proposed transaction is not completed, Merge and Cedara will have incurred substantial costs that may adversely affect Merge's and Cedara's financial results and operations and the market price of Merge's common stock and Cedara's common shares.

        Merge and Cedara have incurred and will continue to incur substantial costs in connection with the proposed transaction. These costs are primarily associated with the fees of attorneys, accountants and Merge's and Cedara's financial advisors. In addition, each of Merge and Cedara has diverted significant management resources in an effort to complete the transaction and is subject to restrictions contained in the merger agreement on the conduct of its business. If the transaction is not completed, each of Merge and Cedara will have incurred significant costs, including the diversion of management resources, for which it will have received little or no benefit.

        In addition, if the transaction is not completed, Merge and Cedara may experience negative reactions from the financial markets and Merge's and Cedara's suppliers, customers and employees. Each of these factors may adversely affect the trading price of Merge's common stock and/or Cedara's common shares and Merge's and Cedara's financial results and operations.

Risks Relating to the Businesses of Merge, Cedara and the Combined Company

The business of the combined company will be subject to risks currently affecting the businesses of Merge and Cedara.

        After the completion of the transaction, the business of the combined company, as well as the price of Merge common stock, will be subject to numerous risks currently affecting the businesses of Merge and Cedara, including:

  •
  competition with other healthcare-related software companies;

  •
  changes in customer demand;

  •
  our ability to continue to obtain improved operating efficiencies;

  •
  our ability to continue to develop new solutions for our customers;

  •
  the general condition of the U.S. economy and the economies of other countries in which we operate;

  •
  our ability to manage any impact from slowing economic conditions or consumer spending;

  •
  war or acts of terrorism affecting the overall business climate;

  •
  changes in law, rules, regulations or industry standards to which we are subject that would require significant product redevelopment efforts, reduce the market for or value of our products or render products obsolete and the cost of complying with such laws, rules, regulations and industry standards, including health regulations;

  •
  unanticipated developments relating to previously disclosed lawsuits or similar matters;

  •
  changes in the costs of healthcare and other benefits provided to our employees; and

  •
  changes in the rules and regulations to which our customers are subject, particularly those affecting privacy.

For a discussion of Merge's business and Cedara's business, together with factors to consider in connection with those businesses, see Merge's and Cedara's Annual Reports on Form 10-K and Form 40-F, respectively, for the fiscal years ended December 31, 2004 and June 30, 2004, respectively, and Merge's and Cedara's other filings with the SEC and Canadian securities regulators that are incorporated by reference into this document. See "Where You Can Find More Information" beginning on page 179.

There are risks associated with operations outside the United States and Canada.

        The combined company will have significant operations outside the United States and Canada. As a result, the combined company will be subject to the risks inherent in conducting business outside the United States and Canada.

The combined company will be exposed to significant risks related to potential adverse changes in currency exchange rates.

        The combined company will be exposed to market risks resulting from changes in the currency exchange rates of the Canadian dollar and other currencies. Although operating in local currencies may limit the impact of currency rate fluctuations on the operating results of our non-U.S. subsidiaries and business units, fluctuations in such rates may affect the translation of these results into the combined company's consolidated financial statements. To the extent revenues and expenses are not in the applicable local currency, the combined company may enter into foreign currency forward contracts to hedge the currency risk. We cannot be sure, however, that the combined company's efforts at hedging will be successful. There is always a possibility that attempts to hedge currency risks will lead to even greater losses than predicted. In addition, because of the combined company's international operations, significant revenues and expenses will be denominated in local currencies. Changes in exchange rates may have a significant effect on our cash flow and profitability.

The highly competitive market for the combined company's products and industry consolidation will create adverse pricing pressures.

        Although both Merge and Cedara are diversified healthcare-related software companies, the markets for the majority of each company's product categories is fragmented, and both companies have a number of competitors. The combined company will operate in these markets after the completion of the transaction and will therefore face these market risks as well. In addition, consolidation in the markets in which Merge and Cedara compete has in the past, and could in the future, experience increased competitive pricing pressures.

Changes in tax, healthcare or other regulations or failure to comply with existing licensing, trade and other regulations could have a material adverse effect on the combined company's financial condition.

        Merge's and Cedara's businesses are regulated by federal, state, provincial and local laws and regulations in various countries regarding such matters as licensing requirements, trade and pricing practices, labeling, advertising, promotion and marketing practices, relationships with distributors, healthcare matters and other matters. Failure to comply with these laws and regulations could result in the loss, revocation or suspension of required licenses, permits or approvals. In addition, changes in tax, healthcare or any other laws or regulations which affect Merge's and Cedara's products or their production, handling or distribution could have a material adverse effect on the combined company's business, financial condition and results of operations.

Provisions of Wisconsin law may make an unwelcome takeover of Merge difficult.

        Provisions of Wisconsin corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by Merge's board of directors. Public shareholders who might desire to participate in such a transaction may not have an opportunity to do so. These anti-takeover provisions could substantially impede the ability of shareholders to benefit from a change in control or change in Merge's board of directors. See "Comparison of Shareholders' Rights" beginning on page 128.

FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this document, and in documents that are incorporated by reference into this document, that are subject to risks and uncertainties. These statements are not historical facts and are based on the beliefs and assumptions of each company's management, including expectations of financial results for the combined companies (e.g., projections regarding revenue, earnings, cash flow, cost savings and further growth). Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of Merge, Cedara or the combined company. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. In addition, the ability of Merge and Cedara to achieve the expected revenues, accretion and synergy savings also will be affected by the effects of competition (in particular the response to the proposed transaction in the marketplace), the effects of general economic and other factors beyond the control of Merge or Cedara, and other risks and uncertainties described from time to time in the public filings of Merge and Cedara with the SEC and Canadian securities regulatory authorities. Forward-looking statements include, among other things, the information in this document and in documents that are incorporated by reference into this document, regarding:

  •
  management forecasts;

  •
  efficiencies and cost avoidance;

  •
  cost savings;

  •
  sales;

  •
  revenues;

  •
  income and margins;

  •
  earnings per share;

  •
  growth;

  •
  economies of scale;

  •
  combined operations;

  •
  the economy;

  •
  future economic performance;

  •
  conditions to, and the timetable for, completing the transaction;

  •
  future acquisitions and dispositions;

  •
  litigation;

  •
  potential and contingent liabilities;

  •
  management's plans;

  •
  business portfolios;

  •
  taxes; and

  •
  transaction and integration-related expenses.

        These statements may include, or be preceded or followed by, the words "may," "will," "should," "potential," "possible," "believe," "expect," "anticipate," "intend," "plan," "estimate," "hope" or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

        Forward-looking statements are not guarantees of performance and there are no assurances that the plans, intentions or expectations upon which forward-looking statements are based will occur. You should not place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to these cautionary statements. Merge and Cedara undertake no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future event or circumstances. You should understand that the following important factors, in addition to those discussed in "Risk Factors" above and elsewhere in this document, and in the documents that are incorporated by reference into this document, could affect the future results of Merge, Cedara and the combined company after the completion of the transaction and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

  •
  the ability of Merge and Cedara to integrate their operations successfully;

  •
  the receipt of court, regulatory and shareholder/securityholder approvals without unexpected delays or conditions;

  •
  the timing of the integration of Merge and Cedara to achieve enhanced earnings or effect cost savings;

  •
  the effect of economic and political conditions on a regional, national or international basis;

  •
  the effect of inflation, slowing economic conditions or consumer spending or changes in currency exchange rates and changes in interest rates;

  •
  the effect of changes in laws, rules, regulations and industry standards, including changes in accounting standards, trade, tax, price controls and other regulatory matters, which may require significant product redevelopment efforts, reduce the market for or value of its products, or render products obsolete;

  •
  the performance of the combined company;

  •
  the ability to implement comprehensive plans for asset rationalization;

  •
  the financial resources of, and products available to, the combined company's competitors;

  •
  competitive pressures in the healthcare information technology industry;

  •
  the continued growth at rates approximating recent levels for imaging information systems and other product markets;

  •
  the ability to secure and defend intellectual property rights in the context of a rapidly developing legal framework for expansive software patent protection and, when appropriate, license required technology;

  •
  the successful integration of the information technology systems and elimination of duplicative overhead and information technology costs without unexpected costs or delays;

  •
  customers' budgetary constraints;

  •
  customer changes in short-range and long-range plans;

  •
  the ability to gain customer acceptance of the combined company's comprehensive product offering and technologies;

  •
  product performance and customer expectations;

  •
  the ability to generate cash flow or obtain financing to fund growth;

  •
  the retention of existing, and continued attraction of additional customers;

  •
  the retention of key employees, and the recruitment of additional key employees;

  •
  the effect of a material breach of security of any of Merge's or Cedara's systems;

  •
  the possibility of future terrorist activities or the possibility of a future escalation of hostilities in the Middle East or elsewhere;

  •
  catastrophic events that could impact Merge, Cedara or its major customers' operating facilities, communication systems and technology or that have a material negative impact on current economic conditions or levels of consumer spending;

  •
  adverse outcomes of litigation; and

  •
  opportunities that may be presented to and pursued by the combined company following the transaction.

        Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date of this document or the date of any document incorporated by reference into this document.

        All subsequent written and oral forward-looking statements concerning the transaction or other matters addressed in this document and attributable to Merge or Cedara or any person acting on either company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, neither Merge nor Cedara undertakes any obligation to release any revisions to such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

INFORMATION ABOUT THE COMPANIES

Merge Technologies Incorporated
1126 South 70th Street
Milwaukee, Wisconsin 53214-3151
(414) 977-4000
Internet address: www.merge.com

        Merge Technologies Incorporated is a global healthcare software and services company focused on accelerating the productivity of imaging centers, hospitals and clinics. Merge was founded in 1987 and has built a reputation as a global company that enabled the transformation of legacy radiology (film-based) images into modern (film-less) digitized images for distribution and diagnostic interpretation. Merge acquired eFilm Medical, Inc. ("eFilm") in June 2002 and began doing business under the name of Merge eFilm in order to leverage eFilm's international name recognition for diagnostic medical image workstation software, with thousands of users worldwide.

        Merge's products fall into three distinct categories: diagnostic imaging workflow software applications, connectivity and component solutions and professional services. Its diagnostic imaging workflow applications are commonly categorized as picture archiving and communication systems ("PACS") and radiology information systems ("RIS"). Merge believes that the combination of PACS and RIS define the breadth and depth of integrated diagnostic imaging workflow, with the added value of enterprise image and information access.

        Merge's products fuse business and clinical workflow by intelligently managing and distributing diagnostic images and information throughout the healthcare enterprise. Merge believes that utilizing Merge's products, its customers enhance the quality of healthcare provided to patients because they improve radiology workflow efficiencies, improving clinical decision-making processes. In addition, Merge's products reduce the film, paper and labor costs involved in managing and distributing medical images and information, thereby contributing to the profitability of its customers' businesses.

        Merge has consistently maintained a commitment to industry standards designed to benefit both healthcare providers and technology vendors. Hospital radiology departments, diagnostic imaging centers, specialty clinics and their patients benefit from Merge's workflow solutions in a variety of ways including:

  •
  Accelerated productivity gained by utilizing a single integrated software solution for all mission-critical business and clinical workflow tools designed to automate operations, including digital dictation, billing, registration and scheduling, productivity analysis, image and report management and storage and distribution.

  •
  Increased accuracy through real-time patient demographics matching across all business and clinical workflow tools.

  •
  More accountability and convenience in working with one vendor that develops, installs and supports the entire spectrum of radiology workflow tools and integration services.

  •
  The creation of permanent electronic archives of diagnostic-quality images to enable the retrieval of prior and current images and reports.

  •
  Modular, flexible and cost effective systems that grow in conjunction with the growth of the imaging center, hospital or clinic.

  •
  Networking of multiple image producing and image using devices to eliminate redundancies and reduce the need for capital equipment expenditures.

        Merge's original equipment manufacturers and value-added reseller partners utilize Merge's connectivity, workflow and professional services, benefiting from them in a number of ways, including:

  •
  Using Merge's solutions to enhance the workflow of their solutions, expanding the depth and breadth of the digital solutions and product lines they offer their particular target market.

  •
  Speeding the time to market in the development of new solutions.

  •
  Transitioning their product portfolios from film and paper based products to digital solutions.

  •
  Leveraging Merge's technical and deployment skills, allowing Merge's partners to focus on their core product competencies.

        In addition, Merge's value-added reseller partners market Merge's workflow solutions in international markets, where language and local representation are key to building long term relationships with customers and generating revenues.

Cedara Software Corp.
6509 Airport Road
Mississauga, Ontario L4V 1S7
Canada
(905) 672-2100
Internet address: www.cedara.com

        Established in 1982, Cedara Software Corp. is a leading independent provider of medical technologies used worldwide by key medical device manufacturers, healthcare information technology companies, hospitals, imaging centers and medical clinics.

        Many of Cedara' s innovative medical technologies are sold through major healthcare device manufacturers and information technology providers, including GE, Siemens, Philips, Toshiba, Hitachi and Cerner. Cedara also has one of the largest radiology group, mid-sized hospital and imaging center customer bases in the United States as a result of the acquisition of eMed Technologies Corporation, a privately-held provider of picture archiving and communications systems (PACS) and web-based medical imaging radiology solutions, completed on October 8, 2004.

        Cedara's advanced medical imaging technologies are used in all aspects of clinical workflow including:

  •
  The operator consoles of many medical imaging devices.

  •
  PACS.

  •
  Sophisticated clinical applications that further analyze and manipulate images.

  •
  The use of imaging in computer-assisted therapy.

        Its expertise and technologies span the major digital imaging modalities and related subspecialties, including magnetic resonance imaging (MRI), computed tomography (CT), positron emission tomography (PET), nuclear medicine, digital X-ray, ultrasound, mammography, cardiology, angiography, and fluoroscopy.

        Cedara also develops and licenses its software technology and through its Technology Partnership Program, Cedara provides support and assistance to technology partners such as hospitals, research institutions, medical universities, start-up companies, doctors and inventors, by providing them access to the Cedara's research laboratory, marketing department and global sales channel.

        eMed, now a wholly-owned subsidiary of Cedara, has a sizable installed base of hospitals and imaging centers across the United States. The integration of eMed into Cedara's business provides an opportunity for the eMed sales force to promote Cedara's clinical applications and image management technologies while Cedara uses its extensive global channel to promote eMed solutions worldwide. The eMed acquisition has provided Cedara with an opportunity to capture greater market share and develop better product capabilities by leveraging the strengths of two leading solution providers in the medical information management market.

Merge Cedara ExchangeCo Limited
199 Bay Street
Commerce Court West
Suite 2800
Toronto, Ontario
Canada M5L 1A9

        Merge Cedara ExchangeCo Limited, formerly named Corrida, Ltd., is a newly incorporated indirect wholly-owned Canadian subsidiary of Merge. It will be issuing the exchangeable shares in connection with the proposed transaction.

Merge Technologies Holdings Co.
Summit Place
1601 Lower Water Street
P.O. Box 730
Halifax, Nova Scotia
Canada B3J 2V1

        Merge Technologies Holdings Co. is a wholly-owned subsidiary of Merge and is referred to in this document as "Merge Holdings." Merge Holdings is an unlimited liability company incorporated under the Companies Act (Nova Scotia) on September 1, 1999. Merge Holdings will hold certain call rights related to the exchangeable shares. Following the effective date of the transaction, Merge Holdings will not carry on any business except in connection with its role with respect to exchangeable shares issued in connection with the transaction.

THE MERGE ANNUAL MEETING

        The Merge board of directors is using this document to solicit proxies from the holders of Merge common stock for use at the annual meeting of Merge shareholders to be held on Tuesday, May 24, 2005.

Date, Time and Place

        The Merge annual meeting of shareholders will be held on Tuesday, May 24, 2005 at 10:00 a.m., local time at Embassy Suites Hotel Milwaukee-West, 1200 S. Moorland Road, Brookfield, Wisconsin.

Purpose of the Annual Meeting

        The purpose of the Merge annual meeting is:

  1.
  to consider and vote on the Merge share issuance proposal;

  2.
  to consider and vote on the Merge articles of amendment proposal;

  3.
  to consider and vote on the Merge equity incentive plan proposal;

  4.
  to consider and vote on the election of eight (8) individuals to the Merge board of directors; and

  5.
  to transact any other business that may properly come before the meeting.

        Copies of the merger agreement, the plan of arrangement, the proposed amendment to Merge's articles of incorporation and the proposed amended and restated equity incentive plan are attached to this document as Annexes A, B, C and D, respectively. Merge shareholders should review all of the attached documents and this document carefully and in their entirety before deciding how to vote.

        The rules of Nasdaq require that a listed issuer obtain the consent of its shareholders prior to completing any transaction that would result in the issuance of more than 20% of the issuer's outstanding common stock. If the transaction is completed and assuming the exchange of all exchangeable shares issued in the transaction, Merge will issue shares of common stock representing, in the aggregate, in excess of 20% of its outstanding shares of common stock. If Merge were to complete the transaction without shareholder approval of the share issuance proposal, shares of Merge common stock could not remain listed on Nasdaq. In addition, shareholder approval of each of the Merge proposals other than the Merge election of directors proposal is a condition to the obligations of the parties to consummate the transaction. See "The Merger Agreement—Conditions to Completion of the Transaction," beginning on page 101.

Record Date

        The Merge board of directors has fixed the close of business on April 22, 2005 as the record date for determining shareholders entitled to notice of and to vote at the Merge annual meeting.

Outstanding Shares

        As of April 22, 2005, the record date for the Merge annual meeting, there were shares of Merge common stock outstanding and entitled to vote.

Shareholders Entitled to Vote

        Only holders of record of Merge common stock as of the close of business on the record date, April 22, 2005, are entitled to vote such shares at the Merge annual meeting. Each such shareholder is entitled to one vote at the Merge annual meeting for each share of Merge common stock held by that shareholder at the close of business on the record date.

Vote Required

        In order to approve each of the Merge share issuance proposal, the Merge articles of amendment proposal and the Merge equity incentive plan proposal, holders of a majority of the shares of Merge common stock present in person or represented by proxy at the Merge annual meeting and entitled to vote must vote in favor of such proposal.

        With respect to the Merge election of directors proposal, the eight (8) individuals receiving the highest vote totals of the shares of Merge common stock at the Merge annual meeting shall be elected as directors of Merge. A majority of the outstanding shares of Merge common stock entitled to vote at the Merge annual meeting, present in person or represented by proxy, will constitute a quorum for the transaction of any other business at the Merge annual meeting.

        A failure to vote by proxy or in person, although not constituting a vote for or against the approval of the Merge proposals, will reduce the aggregate number of shares voting at the Merge annual meeting and will reduce the number of shares of Merge common stock required to approve the Merge share issuance proposal, the Merge articles of amendment proposal and the Merge equity incentive plan proposal. The Merge board of directors urges Merge shareholders to complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope.

        Although Merge shareholders are not being asked to vote on the arrangement resolution, approval of each of the Merge share issuance proposal, the Merge articles of amendment proposal and the Merge equity incentive plan proposal is necessary in order to complete the transaction.

Recommendation of Merge Board of Directors

        The Merge board of directors recommends that Merge shareholders vote "FOR" approval of the Merge share issuance proposal, "FOR" approval of the Merge articles of amendment proposal, "FOR" approval of the Merge equity incentive plan proposal and "FOR" the election to the board of directors of each of the individual nominees named in connection with the election of directors proposal.

Shares Beneficially Owned by Merge Directors and Executive Officers

        Merge directors and executive officers beneficially owned     shares of Merge common stock on the record date, including options to purchase shares of Merge common stock exercisable within 60 days after the record date. These shares represent, in the aggregate,    % of the total voting power of Merge's outstanding shares of common stock entitled to vote at the Merge annual meeting.

        For more information regarding beneficial ownership of shares of Merge common stock by each current Merge director, certain executive officers of Merge and all directors and executive officers of Merge as a group, see "Security Ownership of Certain Beneficial Owners and Management—Merge" beginning on page 124.

Quorum, Abstentions and Broker Non-Votes

        A quorum of shareholders is necessary to hold a valid meeting. The presence in person or representation by proxy at any meeting of Merge shareholders of a majority of the outstanding shares of Merge common stock entitled to vote at the meeting constitutes a quorum. If a quorum is not present, the Merge annual meeting may be postponed or adjourned, without notice other than announcement at the annual meeting, until a quorum is present or represented. At any subsequent reconvening of the Merge annual meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Merge annual meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent meeting.

        Abstentions count as present for establishing a quorum. If any Merge shareholder submits a proxy that indicates an abstention from voting in all matters, that shareholder's shares will be counted as present in determining the existence of a quorum at the Merge annual meeting, but they will not be voted on any matter at the Merge annual meeting. Abstentions are included in determining the number of shares voted on the proposals submitted to shareholders, however, and will therefore have the same effect as a vote against such proposals.

        Under Wisconsin law, broker non-votes are counted for purposes of determining whether a quorum is present at the annual meeting, but are not counted for purposes of determining whether a proposal has been approved. A broker non-vote occurs on an item when a broker does not have discretionary voting authority to vote on a proposal and has not received instructions from the beneficial owner of the shares as to how to vote on the proposal.

Voting by Proxy

        Your vote is very important. Whether or not you plan to attend the Merge annual meeting, please take the time to vote by completing and mailing the enclosed proxy card according to the instructions on the proxy card. A signed and completed proxy card received by Merge prior to or at the Merge annual meeting will be voted as instructed. If your broker or other nominee holds your shares in its name, carefully follow the instructions given to you by your broker or other intermediary to ensure that your shares are properly voted.

Proxies without Instructions

        If a proxy card is signed and dated by an Merge shareholder but does not include instructions on how to vote, the proxy will follow the respective Merge board of director recommendations and vote the shares represented by the proxy card as follows:

  •
  "FOR" approval of the Merge share issuance proposal;

  •
  "FOR" approval of the Merge articles of amendment proposal;

  •
  "FOR" approval of the Merge equity incentive plan proposal;

  •
  "FOR" the election to the Merge board of directors of each of the individuals nominated for election; and

  •
  "FOR" any proposal by the Merge board of directors to adjourn the Merge annual meeting.

Broker Instructions

        Under Nasdaq rules, if your broker holds your shares in its name, your broker may not vote your shares on the Merge share issuance proposal, the Merge articles of amendment proposal or the Merge equity incentive plan proposal, absent instructions from you. If you are the beneficial owner of shares held in street name by a broker, please give instructions to your broker on how to vote your shares. Without voting instructions from you, a broker non-vote will occur.

Solicitation of Proxies

        This document is being furnished in connection with the solicitation of proxies by the Merge board of directors for use at the Merge annual meeting on Tuesday, May 24, 2005. Merge will pay the costs of soliciting proxies from Merge shareholders. In addition to sending this document and accompanying proxy card by mail, Merge directors, officers or employees may solicit proxies in person, by telephone or by electronic transmission. Merge does not reimburse its directors, officers or employees for soliciting proxies. Merge also reimburses brokers and other nominees for their expenses in sending these materials to and obtaining voting instructions from their principals.

        The extent to which these proxy-soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should submit your proxy without delay.

Return of Proxies

        You may return your proxy card by mail. Complete, sign and date the enclosed proxy card and return it in the enclosed postage paid return envelope as soon as possible, but no later than Monday, May 23, 2005, to the office of Merge's transfer agent at American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, Attention: Merge Technologies Incorporated Annual Meeting.

        If your shares of Merge common stock are held in "street name," you may vote in person if you obtain a broker's proxy card in your name from your broker or other nominee and evidence of your stock ownership from your broker or other nominee. Please contact your broker or other nominee to determine how to vote by mail.

Revocation of Proxies

        A Merge shareholder can change such shareholder's vote at any time before such shareholder's proxy is voted at the Merge annual meeting. A Merge shareholder may revoke such shareholder's proxy in several ways:

  •
  by sending a written notice stating that such shareholder would like to revoke such shareholder's proxy to the secretary of Merge;

  •
  by completing and submitting a later-dated proxy card by mail; or

  •
  by attending the Merge annual meeting and voting in person. Attendance at the Merge annual meeting alone will not revoke a proxy. The Merge shareholder must also vote at the Merge annual meeting in order to revoke the previously submitted proxy.

        Merge shareholders whose shares are held in street name must contact their brokers to revoke their proxies.

Dissenters' Appraisal Rights

        Under the Wisconsin corporate law, holders of shares of Merge common stock will not be entitled to demand appraisal of, or to receive payment for, their shares of Merge common stock in connection with the actions to be taken at the Merge annual meeting.

Other Matters

        Merge does not expect that any matters other than the Merge share issuance proposal, the Merge articles of amendment proposal, the Merge equity incentive plan proposal and the Merge election of directors proposal will be raised at the Merge annual meeting. However, if other matters are properly raised at the Merge annual meeting, the persons named as proxies will vote in accordance with the recommendations of the Merge board of directors.

Presence of Accountants

        Representatives of KPMG LLP, Merge's independent public accountants, are expected to attend the Merge annual meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Merge Shareholder Account Maintenance

        Merge's transfer agent is American Stock Transfer & Trust Company. All communications concerning accounts of Merge shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common stock and similar issues may be handled by calling American Stock Transfer & Trust Company toll-free, at (877) 777-0800, ext. 6820 or by writing to American Stock Transfer & Trust Company, at 59 Maiden Lane, New York, New York 10038, Attention: Merge Technologies Incorporated Annual Meeting. For other information about Merge, you may visit Merge's web site at www.merge.com.

THE CEDARA SPECIAL MEETING

        Cedara management is using this document to solicit proxies from Cedara securityholders for use at the special meeting of Cedara securityholders to be held on Tuesday, May 24, 2005.

Date, Time and Place

        The Cedara special meeting of securityholders will be held on Tuesday, May 24, 2005 at 10:00 a.m. (local time) at The Toronto Stock Exchange, The Exchange Tower, 130 King Street West, Toronto, Ontario.

Purpose of the Special Meeting

        The purpose of the Cedara special meeting is:

  1.
  for shareholders and option holders to consider pursuant to an interim order of the Ontario Superior Court of Justice dated April     , 2005 and, if deemed advisable, to pass, with or without variation, a special resolution to approve an arrangement under Section 182 of the OBCA involving the indirect acquisition by Merge of all the outstanding common shares of Cedara, the full text of which is set forth in Annex E hereof; and

  2.
  for shareholders to transact any other business as may properly come before the Cedara special meeting or any adjournment or postponement of the Cedara special meeting.

        Copies of the arrangement resolution, the merger agreement and the form of plan of arrangement are attached to this document as Annexes E, A and B, respectively. Certain other documents referred to in the merger agreement and attached thereto are also attached as annexes to this document. Cedara securityholders are encouraged to review the arrangement resolution, the merger agreement and related exhibits, the form of plan of arrangement and this document carefully and in their entirety before deciding how to vote.

Record Date

        Pursuant to the interim order issued by the Ontario Superior Court of Justice, the record date for determining the Cedara securityholders entitled to notice of and to vote at the Cedara special meeting is April 22, 2005.

Outstanding Securities

        As of the record date for the Cedara special meeting, [31,842,973] Cedara common shares were outstanding and options to purchase [3,451,517] Cedara common shares were outstanding.

Securityholders Entitled to Vote

        Holders of record of Cedara common shares or options at the close of business on the record date for the Cedara special meeting will be entitled to vote at the Cedara special meeting.

        Voting rights are as follows:

  •
  each holder of Cedara common shares outstanding as of the record date is entitled to one vote per share held on all matters to come before the Cedara special meeting, including the arrangement resolution; and

  •
  each holder of Cedara options as of the record date is entitled to one vote on the arrangement resolution for each Cedara common share that would be received on a valid exercise of that holder's Cedara options regardless of whether they are presently exercisable as of the record date.

Vote Required

        In accordance with the interim order issued by the Ontario Superior Court of Justice, in order to approve the arrangement resolution, at least two-thirds of the votes cast, in person or represented by proxy, on the arrangement resolution at the Cedara special meeting by Cedara shareholders and option holders, voting together as a single class, and a simple majority of the votes cast, in person or represented by proxy, by holders of Cedara common shares, excluding Cedara options, must be in favor of the arrangement resolution.

        Cedara's management urges shareholders to complete, date and sign the accompanying proxy form or forms and return it or them promptly in the enclosed postage-paid envelope. Your vote is important—approval of the arrangement resolution is necessary in order to complete the transaction.

Recommendation of the Cedara Board of Directors

        The Cedara board of directors recommends that Cedara securityholders vote "FOR" approval of the resolution set out in Annex E attached to this document to approve the arrangement under Section 182 of the OBCA.

        In arriving at its recommendation, Cedara's board of directors concluded that the arrangement is in the best interest of Cedara and is fair to the Cedara securityholders. In considering the recommendation of the Cedara board of directors regarding the arrangement resolution, Cedara shareholders should be aware that some Cedara directors and executive officers have interests in the transaction that may be different from, or in addition to, the interests of Cedara shareholders generally. For more information about these interests, see "The Transaction—Interests of Cedara Directors and Executive Officers in the Transaction" beginning on page 77.

Securities Beneficially Owned by Principal Holders and Cedara Directors and Executive Officers

        To the knowledge of Cedara management, as of the record date there is no shareholder that owned beneficially, or exercised control or direction over, more than 10% of the total outstanding Cedara common shares.

        On the record date, April 22, 2005, directors and executive officers of Cedara and their affiliates beneficially owned and had the right to vote [484,428] Cedara common shares and options to purchase [1,928,506] Cedara common shares. These securities represent, in the aggregate, approximately [7.6]% of the total voting power of Cedara's outstanding securities entitled to vote on the arrangement resolution at the Cedara special meeting. Although none of the members of the board of directors of Cedara or its executive officers has executed voting agreements, based solely on discussions with its board of directors and executive officers, to Cedara's knowledge, the directors and executive officers of Cedara and their affiliates intend to vote their Cedara securities in favor of the arrangement resolution.

        For more information regarding beneficial ownership of Cedara securities by each current Cedara director, certain executive officers of Cedara and all directors and executive officers of Cedara as a group, see "Security Ownership of Certain Beneficial Owners and Management—Cedara" beginning on page 125.

Quorum

        A quorum of shareholders is necessary to hold a valid meeting. Under Cedara's bylaws, persons representing at least one third of the outstanding voting shares of Cedara must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Cedara special meeting. Under the OBCA, if a quorum is not present, the Cedara special meeting may be adjourned to a fixed time and place.

Non-Registered Shareholders

        Holders of Cedara common shares who do not hold their Cedara common shares in their own name (to whom we refer in this document as non-registered shareholders) should note that only proxies deposited by holders of Cedara common shares whose names appear on the records of Cedara as the registered holders of Cedara common shares can be recognized and acted upon at the Cedara special meeting. If Cedara common shares are listed in an account statement provided to a shareholder by a broker or other intermediary, then in almost all cases those Cedara common shares will not be registered under the name of the holder on the records of Cedara. Such Cedara common shares will more likely be registered under the name of the non-registered shareholder's broker or other intermediary or an agent or nominee of that broker or other intermediary. Cedara common shares held by brokers, other intermediaries or agents or nominees of brokers or other intermediaries can only be voted (for or against any resolution) or withheld from voting upon the instructions of the non-registered shareholder. Without specific instructions, brokers, other intermediaries and agents or nominees of brokers and other intermediaries are prohibited from voting Cedara common shares for their clients.

        National Instrument 54-101 adopted by the Canadian securities administrators entitled "Communication with Beneficial Owners of Securities of a Reporting Issuer" requires brokers and other intermediaries to seek voting instructions from non-registered shareholders in advance of the Cedara special meeting. Every broker and intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by non-registered shareholders in order to ensure that their Cedara common shares are voted at the Cedara special meeting. The voting instructions form or proxy supplied to a non-registered shareholder by or on behalf of the non-registered shareholder's broker or other intermediary is limited to instructing the broker or other intermediary on how to vote on behalf of the non-registered shareholder. A non-registered shareholder receiving a voting instruction form or proxy from a broker, other intermediary or an agent or nominee of a broker or other intermediary cannot use that document to vote Cedara common shares directly at the Cedara special meeting. Instead, the proxy must be returned to the broker or other intermediary pursuant to the instructions accompanying it well in advance of the deadline for the receipt of proxies in order to have such Cedara common shares voted.

Voting by Proxy

        The management of Cedara is soliciting proxies for use at the Cedara special meeting and has designated the individuals listed on the enclosed form of proxy, who are officers of Cedara, as persons whom Cedara securityholders may appoint as their proxyholders. If you are a Cedara securityholder and wish to appoint an individual not listed on the enclosed form of proxy to represent you at the Cedara special meeting, you may do so either by crossing out the names on the enclosed form of proxy and inserting the name of that other individual in the blank space provided on the enclosed form of proxy or by completing another acceptable form of proxy. A proxy nominee need not be a Cedara securityholder. If the Cedara securityholder is a corporation, it must execute the proxy by an officer or properly appointed attorney.

        Each form of proxy accompanying this document confers discretionary authority upon the proxy nominees named in the form of proxy with respect to any amendments or variations as to the matter identified in the notice of the Cedara special meeting and any other matter that may properly come before the Cedara special meeting or any adjournment or postponement thereof. As of the date of this document, Cedara's management is not aware of any such amendments or variations or of other matters to be presented for action at the Cedara special meeting.

        If a proxy is signed and returned, the securities represented by the proxy will be voted in accordance with those instructions marked on the proxy. If no instructions are marked, the securities represented by the proxy will be voted "FOR" the arrangement resolution and at the proxy holder's discretion with respect to amendments or variations of the matters described in the Cedara notice of special meeting and any other matter which may properly come before the Cedara special meeting or any adjournment or postponement thereof.

        Securityholders who do not expect to attend the Cedara special meeting in person are requested to complete, sign, date and return the enclosed form of proxy in the enclosed addressed envelope to Cedara Incorporated, c/o Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1, Canada. The form of proxy must be received by no later than 5:00 p.m. (Eastern Time) on Friday, May 20, 2005, or in the event the Cedara special meeting is adjourned or postponed, by no later than 48 hours (excluding Saturdays, Sundays and holidays) before the time the adjourned meeting is to be reconvened.

        There are two forms of proxy: a yellow proxy applicable to holders of Cedara common shares and a green proxy applicable to holders of Cedara options. If you have received the wrong form of proxy, please contact Computershare Trust Company of Canada for the correct form at the address and phone number provided below under "Solicitation of Proxies."

Revocation of Proxies

        A registered holder of Cedara common shares or a holder of Cedara options executing the enclosed form of proxy has the power to revoke it:

  •
  by attending the Cedara special meeting and voting in person. To do so, complete and sign the enclosed proxy card and bring evidence of your common share or option ownership with you to the Cedara special meeting. The shareholder's attendance at the Cedara special meeting alone will not revoke the shareholder's proxy. The shareholder must also vote at the Cedara special meeting in order to revoke the shareholder's previously submitted proxy;

  •
  by written notice stating that the shareholder would like to revoke the shareholder's proxy, signed by the shareholder or the shareholder's attorney authorized in writing or, where the shareholder is a corporation, by a duly authorized officer or attorney of the corporation. The written notice of revocation must be delivered to Cedara at the address specified below no later than 5:00 p.m. (Eastern Time) on Friday, May 20, 2005 or, in the event that the Cedara special meeting is adjourned or postponed, by no later than 5:00 p.m. (Eastern Time) on the business day preceding the date fixed for the adjourned or postponed special meeting, or be delivered to the chairman of the Cedara special meeting at the Cedara special meeting; or

  •
  by completing and submitting a new, later-dated proxy form by mail to the address specified below no later than 5:00 p.m. (Eastern Time) on Friday, May 20, 2005.

  Securityholders should send any notice of revocation to Cedara at the following address:

    Cedara Software Corp.
    6509 Airport Road
    Mississauga, Ontario
    L4V 1S7
    Attention: Secretary
    (905) 671-7972 (facsimile)

        Securityholders should send any completed new proxy form to Cedara at the following address:

    Cedara Software Corp.
    c/o Computershare Trust Company of Canada
    9th Floor, 100 University Avenue
    Toronto, Ontario M5J 2Y1, Canada

        A proxy may also be revoked in any other manner permitted by law. Cedara shareholders whose shares are held in "street name" must contact their brokers or other intermediaries and follow the instructions provided to them in order to revoke their proxies.

Solicitation of Proxies

        This document is being furnished in connection with the solicitation of proxies by the management of Cedara for use at the Cedara special meeting on Tuesday, May 24, 2005. Cedara will pay the costs of soliciting proxies from Cedara securityholders. In addition to sending this document and accompanying proxy form by mail, Cedara directors, officers or employees may solicit proxies in person, by telephone or by electronic transmission. Cedara does not reimburse its directors, officers or employees for soliciting proxies. Cedara reimburses brokers and other intermediaries for their expenses in sending these materials to and obtaining voting instructions from their principals.

        The extent to which these proxy soliciting efforts will be necessary depends entirely upon how promptly proxies are submitted. You should submit your proxy without delay.

        If you have received the wrong form of proxy, please contact Computershare Trust Company of Canada for the correct form at the following address and phone number:

    Computershare Trust Company of Canada
    9th Floor, 100 University Avenue
    Toronto, Ontario MJ5 2Y1, Canada
    (800) 564-6253

Dissent Rights

        Pursuant to the interim order issued by the Ontario Superior Court of Justice, registered holders of Cedara common shares have been granted the right to dissent with respect to the arrangement resolution.

        If the arrangement becomes effective, a registered holder of Cedara common shares who properly dissents will be entitled to be paid the fair value of such holder's Cedara common shares by ExchangeCo, a subsidiary of Merge. This right to dissent is described in this document and in the plan of arrangement, which is attached to this document as Annex B, and in Section 185 of the OBCA, which is attached to this document as Annex G. The dissent procedures require that a registered holder of Cedara common shares who wishes to dissent must provide to Cedara Software Corp., 6509 Airport Road, Mississauga, Ontario, L4V 1S7, Attention: Secretary, a dissent notice prior to 5:00 p.m. (Eastern Time) on the last business day immediately preceding the Cedara special meeting (or any adjournment or postponement of the Cedara special meeting). It is important that holders of Cedara common shares strictly comply with this requirement, which is different from the statutory dissent procedures under the OBCA that would permit a dissent notice to be provided at or any time prior to the Cedara special meeting. Failure to comply strictly with the dissent procedures may result in the loss or unavailability of any right of dissent. See "The Transaction—Dissenting Shareholder Rights" beginning on page 74.

Other Matters

        Cedara does not expect that any matter other than the arrangement resolution will be raised at the Cedara special meeting. If, however, other matters are properly raised at the Cedara special meeting, the persons named as proxies will vote in accordance with the recommendations of the Cedara board of directors.

Presence of Accountants

        Representatives of KPMG LLP, Cedara's independent accountants, are expected to attend the Cedara special meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

Cedara Shareholder Account Maintenance

        Cedara's transfer agent is Computershare Trust Company of Canada. All communications concerning accounts of Cedara shareholders of record, including address changes, name changes, inquiries as to requirements to transfer common shares and similar issues can be handled by calling Computershare Trust Company of Canada, toll-free, at (800) 564-6253 or by writing to Computershare Trust Company of Canada at 9th Floor, 100 University Avenue, Toronto, Ontario MJ5 2Y1, Canada. For other information about Cedara, shareholders may visit Cedara's web site at www.cedara.com.

THE TRANSACTION

        The following discussion contains material information pertaining to the transaction, including the merger agreement and the plan of arrangement. This discussion is subject, and qualified in its entirety by reference, to the merger agreement and plan of arrangement, which are attached to this document as Annex A and Annex B, respectively. We urge you to read and review the merger agreement and plan of arrangement in their entirety as well as the discussion in this document.

General

        This section provides material information about the combination of Merge and Cedara and the circumstances surrounding the transaction. The next sections of this document, entitled "Transaction Mechanics" and "The Merger Agreement" beginning on page 80 and 97, respectively, contain additional and more detailed information regarding the legal documents that govern the transaction, including information about the conditions to completion of the transaction and the provisions for terminating the merger agreement.

        Both the Merge board of directors and the Cedara board of directors have approved the merger agreement. The merger agreement and the plan of arrangement provide that Merge, indirectly through its Canadian subsidiaries (which we refer to in this document as ExchangeCo and Merge Holdings) will acquire all of the outstanding Cedara common shares (other than those held by Cedara shareholders who properly exercise their dissent rights and are entitled to be paid the fair value of their Cedara common shares and those held by Merge and its affiliates), subject to, among other things:

  •
  approval of the Merge share issuance proposal, the Merge articles of amendment proposal and the Merge equity incentive plan proposal by Merge shareholders;

  •
  approval of the arrangement resolution by Cedara securityholders; and

  •
  approval of the plan of arrangement by the Ontario Superior Court of Justice.

        As a consequence of the transaction, Cedara will become an indirect, controlled subsidiary of Merge. Pursuant to the transaction, Merge will, through ExchangeCo and Merge Holdings, acquire all of the outstanding common shares of Cedara (other than those held by Cedara shareholders who properly exercise their dissent rights and are entitled to be paid the fair value of their Cedara common shares and those held by Merge or its affiliates), and Cedara shareholders (other than those who properly exercise their dissent rights and are entitled to be paid the fair value of their Cedara common shares, and Merge and its affiliates) will receive for each Cedara common share held, 0.587 of a share of Merge common stock or, in the case of Canadian resident shareholders of Cedara, at their option, 0.587 of an exchangeable share of ExchangeCo, along with certain ancillary rights including voting rights under the voting and exchange trust agreement, described below, with respect to shares of Merge common stock. Cedara shareholders (other than a clearing agency) whose address on Cedara's share register is in Canada (or in the case of Cedara shareholders who hold Cedara common shares indirectly through an intermediary who is a participant of a clearing agency, if such intermediary's address on the register of the clearing agency is in Canada) will receive exchangeable shares unless they elect otherwise.

        All outstanding Cedara options will be exchanged for replacement options to purchase a number of shares of Merge common stock equal to the product of the exchange ratio of 0.587 multiplied by the number of Cedara common shares subject to the Cedara option, rounded down to the next whole number of shares of Merge common stock. The applicable exercise price will be adjusted by dividing the applicable exercise price by the 0.587 exchange ratio (rounded up to the next whole cent) and, if the Cedara option exercise price was denominated in Canadian dollars, the currency exchange rate for U.S. dollars expressed in Canadian dollars on the effective date of the transaction.

        Cedara shareholders who properly exercise their dissent rights will be entitled to be paid in cash the fair value of their Cedara common shares. Cedara option holders are not entitled to dissent rights. Dissenters' appraisal rights under the Wisconsin corporate law are not available to Merge shareholders in connection with the transaction. See "—Dissenting Shareholder Rights" beginning on page 74.

Background of the Transaction

        At meetings held in January and February 2004, the executive committee of Merge's board determined that it is in the best interest of Merge and its shareholders to evaluate and consider pursuing various strategic initiatives. Toward this end, Merge interviewed several investment banks and, on March 25, 2004, engaged William Blair to render investment banking activities in connection with Merge's analysis of various strategic and financial alternatives and to act as its advisor in connection with such alternatives.

        Following its engagement, representatives of William Blair met with senior management (Mr. Linden, Mr. Veech and Mr. Mortimore) and the executive committee of Merge's board several times in conducting its initial analysis. William Blair used various market and shareholder value tools to assist Merge in evaluating strategic initiatives. Representatives of William Blair met with the full board at meetings held on April 5, 2004 and May 20, 2004. With advice from William Blair, the Merge board narrowed the range of strategic initiatives designed to enhance shareholder value. One of these alternatives was a larger merger transaction. Although Cedara was not identified at this time as the most likely candidate for such a transaction, it was included on a broader list of candidates. The Merge board considered Merge's then-current strategy of organic growth, and concluded that it might not be the best strategy to maximize shareholder value in light of market consolidation, market opportunity and the demand by the market for Merge's products. The Merge board also endorsed the strategy of pursuing smaller acquisitions of companies in clinical areas where Merge does not currently have product or distribution. The board of Merge authorized senior management to continue to work with William Blair to pursue these strategic initiatives to maximize shareholder value.

        The Merge executive committee met on June 18, 2004. Consistent with guidance from the full Merge board of directors on evaluating and pursuing appropriate strategic initiatives, the discussion focused on progress being made by William Blair with respect to the strategic initiatives that focused on small acquisitions and larger mergers. Several possible merger and acquisition candidates were discussed.

        During the third quarter of 2004, the Merge executive committee met three times. At its July 14, 2004 meeting, the committee met with senior management and discussed various strategic initiatives with focus on acquisition targets. At its August 11, 2004 meeting, the executive committee met with representatives of William Blair and senior management and discussed possible acquisitions, consistent with the strategic initiatives presented and supported by the full board of directors. The executive committee concluded two of the possible acquisitions were valued at levels unacceptable to Merge. At its September 7, 2004 meeting, the executive committee approved investigating the possible acquisition of AccuImage Diagnostics Corp., a small publicly traded company, which specialized in advanced visualization technology. This acquisition aligned with the small acquisitions alternative as designed, presented and endorsed by the Merge board.

        On October 12, 2004, representatives of William Blair met with Mr. Abe Schwartz and Mr. Brian Pedlar, the Chief Executive Officer and Chief Financial Officer of Cedara, respectively, to explore whether there was an interest in a possible meeting with representatives of Merge. This was part of a process in which William Blair approached a small number of companies approved by Merge to evaluate the value proposition of a larger merger transaction.

        On October 24, 2004, representatives of William Blair contacted Mr. Schwartz to arrange a meeting between Mr. Schwartz and Mr. Richard Linden, President and Chief Executive Officer of Merge.

        At its October 25, 2004 meeting, the Merge executive committee received further updates from senior management on strategic initiatives and formally approved a letter of intent with AccuImage. Merge closed the acquisition of AccuImage for US$6 million on January 28, 2005.

        On November 3, 2004, Mr. Linden and Mr. Schwartz met in Milwaukee, Wisconsin to explore on a conceptual basis whether there may be an opportunity for a possible strategic relationship.

        Merge's executive committee met again on November 9, 2004. At this meeting, Mr. Linden first discussed Cedara as a potential strategic merger candidate due to its attractive strategic and financial characteristics and indicated that he had met with Mr. Schwartz. The executive committee at this meeting gave general authority to senior management and William Blair to explore a possible merger with Cedara in further detail including delivery of an expression of interest.

        On November 10, 2004, the parties entered into a mutual confidentiality agreement.

        The full board of directors of Merge met on November 18, 2004. At this meeting, Mr. Linden informed the board of his meeting with Cedara's representatives.

        On November 18, 2004, Mr. Linden telephoned Mr. Schwartz and inquired as to Cedara's interest in a share-for-share combination transaction between Merge and Cedara. On November 19, 2004, Mr. Linden, on Merge's behalf, sent an expression of interest setting out proposed terms for a transaction.

        On November 24, 2004, the Cedara board met by telephone with outside legal counsel in attendance. At this meeting, Mr. Schwartz briefed the Cedara board on the preliminary contacts with Merge and the terms of the proposed expression of interest, a copy of which had been previously provided to the Cedara board. After discussing the strategic rationale for a possible transaction, the Cedara board authorized Cedara management to engage in further contacts with Merge with a view to determining whether a strategic transaction with Merge was in Cedara's interest.

        On November 30, 2004 and December 1, 2004, representatives of Merge and Cedara met at the Radiology Society of North America ("RSNA") tradeshow in Chicago, Illinois. The parties discussed, at a conceptual level, whether there was a basis for a possible strategic relationship.

        Merge's executive committee met on December 3, 2004. The primary purpose of the meeting was a discussion of Cedara. Mr. Linden and Mr. Mortimore updated the executive committee on their meetings at the RSNA show on November 30 and December 1 with representatives of Cedara and the strategic rationale for a transaction with Cedara. Merge's executive committee met again on December 10, 2004 to receive an update on financial due diligence conducted on Cedara and timing for a possible transaction. Representatives of William Blair also discussed the meetings which had taken place among William Blair, Merge, and Cedara representatives in Toronto on December 7 and December 8. The status of key financial due diligence issues was also reviewed.

        William Blair and Merge's senior management updated the Merge board at a meeting held on December 12, 2004 concerning the progress of the Cedara transaction. With legal counsel present, the directors revisited fiduciary duties in a transaction of the type proposed. William Blair representatives described for the full board the meetings which had taken place at RSNA and in Toronto, and discussed the status of financial due diligence. The board gave direction to senior management and William Blair to continue financial due diligence and discussions, as it continued to view the transaction as highly strategic.

        The Cedara board met again on December 13, 2004 with legal counsel in attendance. Cedara management summarized for the Cedara board the contacts to date with Merge. The Cedara board discussed the strategic rationale for a possible business combination, as well as the possible deal structure. It was noted that the deal structure was fluid and that all of the essential terms of the transaction remained to be discussed. At this meeting, Cedara's legal counsel reviewed with the members of the Cedara board their legal responsibilities in considering a possible transaction. The independent members of the Cedara board met separately to discuss the desirability of a possible strategic transaction at this time and the transaction process and unanimously agreed to authorize management to continue Cedara's contacts with Merge. The Cedara board agreed that it was now appropriate to retain a financial advisor and that any competitively sensitive information should not be exchanged until later in the process once further progress has been achieved.

        On December 15, 2004, representatives of Merge and William Blair met at Cedara's headquarters with representatives of Cedara to further discuss Cedara's business model and corporate strategy.

        On December 15, 2004, legal counsel for Cedara and Merge met by telephone to discuss, on a conceptual basis, the legal structure for a possible transaction and any threshold regulatory and tax considerations raised by a possible transaction. It was noted that it remained premature to fix a timeline for a possible transaction.

        On December 16, 2004, Mr. Linden sent Mr. Schwartz a list of proposed deal terms in connection with the possible transaction, indicating that these had been provided to Merge's legal counsel to guide them in the drafting of transaction documentation. On December 16, 2004, legal counsel for Merge distributed a first draft of a merger agreement for the transaction and on December 21, 2004, Canadian legal counsel to Merge distributed a first draft of the plan of arrangement and other ancillary documentation.

        On December 18, 2004, two of the independent members of Cedara's board met with a number of investment banks. At its meeting of December 19, 2004, the Cedara board determined to engage Genuity Capital Markets as financial advisor to Cedara, and Genuity was formally engaged on December 20, 2004.

        On December 22, 2004, the Cedara board met by telephone to review the status of the possible transaction. Cedara management and Cedara's legal counsel led the Cedara board in a discussion of legal counsel's proposed mark-up of the first draft of the merger agreement, together with a list of initial issues prepared by legal counsel, both of which had been provided to the Cedara board on the previous day.

        The Cedara board authorized Cedara's legal counsel to deliver a preliminary mark-up of the draft merger agreement to legal counsel to Merge, incorporating the comments given by the Cedara board.

        Merge's executive committee met on December 19, 2004, December 23, 2004 and December 27, 2004 to discuss with representatives of William Blair and Merge senior management the status of the materials necessary for it to make a recommendation to the board with respect to the proposed Cedara transaction. The terms of the proposed transaction were discussed in detail at these meetings. Merge's full board met on December 28, 2004 and was again updated in detail, including a discussion with representatives of William Blair. Financial projections, financial due diligence and the terms of the merger agreement were reviewed. All Merge directors confirmed their support at this meeting for continuing to proceed toward a definitive merger agreement.

        Between December 23, 2004 and January 14, 2005, legal counsel to Merge and Cedara exchanged preliminary drafts and comments on the draft merger agreement and other draft legal documentation.

        The Cedara board met again by telephone on December 29, 2004 and January 5, 2005 and received updates on the possible transaction from Cedara management. At these meetings, Cedara management and Cedara's legal counsel briefed the Cedara board on the drafts of the proposed legal documentation and open issues and obtained the benefit of the Cedara board's comments.

        On January 5, 2005 and January 6, 2005, representatives of Cedara management and representatives of Merge management, together with the respective financial advisors, met in Milwaukee, Wisconsin to discuss Merge's business model and corporate strategy. On the afternoon of January 6, 2005, the discussions progressed to valuation issues and other threshold business issues, in order to determine whether there was a basis to continue negotiations on a possible transaction and to justify commencement of the legal due diligence process. Legal counsel for each side participated by telephone in the late afternoon of January 6th to facilitate the discussion of threshold legal issues. At the conclusion of these sessions, the parties determined that there was a sufficient basis to continue discussions and that it would be appropriate to commence the reciprocal legal due diligence the following week.

        Reciprocal legal due diligence in Toronto and Milwaukee by each of Merge and Cedara, respectively, commenced on January 10, 2005.

        Merge's full board met on January 10, 2005 with representatives of senior management and William Blair. The exchange ratio for the transaction was discussed in considerable detail. Merge senior management provided the board with an update concerning negotiations regarding replacement stock options. The board agreed that negotiations should continue.

        At the Cedara board meeting of January 11, 2005, Cedara management provided a status update and summary of negotiations to the independent members of Cedara's board. A thorough discussion took place on a number of the open issues including exchange ratio, lock-up arrangements, treatment of option holders, break fees, expense reimbursement, exchangeable share provisions, employment matters, post-closing directorships, dissent rights, third party consents, and timing. Cedara's legal counsel was instructed to communicate to Merge's counsel the views of the independent members of Cedara's board on a number of open points, which legal counsel did later that day.

        On January 12, 2005, the independent members of the Cedara board met in person with representatives of Genuity and Cedara's legal counsel. Based on materials that had been provided in advance, Genuity described its preliminary financial analysis. Following Genuity's presentation, the Cedara board members discussed the strategic rationale for the transaction and valuation issues in connection with the possible transaction. The independent board members also discussed the proposed treatment of Cedara management and other employees in connection with the transaction, as well as other transaction terms and open issues.

        The executive committee of Merge met on the morning of January 14, 2005 to discuss various aspects of the transaction, including accounting due diligence, purchase accounting, due diligence regarding Cedara's projected financial results and the proposed exchange ratio. The executive committee gave William Blair and Merge's senior management guidelines for finalizing the exchange ratio and the timeline for signing a definitive merger agreement.

        On January 14, 2005, the Cedara board met again by telephone to discuss the possible transaction. It was noted that there were a number of critical outstanding issues, including the exchange ratio, and that the outcome of negotiations remained uncertain. Genuity then updated Cedara's board on its financial analysis and discussed the form of the proposed fairness letter. Cedara's legal counsel then led the Cedara board through a summary of the draft merger agreement and a list of open legal issues, each of which had been provided to the Cedara board the previous day. Legal counsel also discussed the due diligence findings set forth in the legal due diligence report provided to the Cedara board.

        In the afternoon of January 14, 2005, Messrs. Schwartz and Linden discussed valuation matters and other open issues and concluded that a resumption of negotiations that day and over the upcoming weekend was justified. Between January 14, 2005 and January 17, 2005, the parties and their advisors continued the negotiation of the open issues, which included the exchange ratio, termination events, exchangeable share terms and conditions, consents of third parties, expense reimbursement amounts, corporate governance, management roles, and treatment of outstanding stock options, resolved outstanding due diligence matters and finalized the terms of the definitive transaction documents. During this period, the proposed treatment of Cedara management and other employees was also finalized.

        On the morning of January 17, 2005, the Cedara board met with its legal and financial advisors to be updated on the terms of the possible transaction and developments in the negotiations since January 14, 2005. At this meeting, Genuity led the Cedara board through a detailed review of Genuity's financial analysis of the possible transaction. The Cedara board determined to adjourn to permit its members the opportunity to ask further questions during the course of the day.

        Merge's executive committee met in the morning of January 17, 2005 to review the proposed final terms of the merger agreement, including employment-related issues for various officers of the two companies, and following a discussion with representatives of William Blair, approved resolutions recommending the proposed merger to the Merge board of directors pending delivery of an opinion regarding the fairness, from a financial point of view, to Merge of the proposed exchange ratio from William Blair. The full board of Merge met on the afternoon of January 17, 2005 and reviewed the proposed merger agreement, schedules to the merger agreement, the presentation of William Blair to support its proposed opinion regarding the fairness, from a financial point of view, to Merge of the proposed exchange ratio and draft resolutions. Outside legal counsel for Merge also reviewed the terms of the transaction for the board and discussed key differences in effecting a transaction with a Canadian public company. Following a review of the formal written and oral reports of senior management and its financial and legal advisors with respect to the merger, including the opinion of William Blair regarding the fairness, from a financial point of view, to Merge of the proposed exchange ratio, the board approved the transaction. The Merge board also approved the issuance of replacement stock options, the amendment of Merge's articles of incorporation to increase the number of authorized shares from 30 million shares of common stock to 100 million shares of common stock and other matters related to the proposed transaction.

        The Cedara board met again later in the day on January 17, 2005 with representatives of its legal counsel and financial advisor present. Genuity provided its oral opinion, subsequently confirmed in writing, that the 0.587 exchange ratio provided for in the transaction was fair to the Cedara shareholders from a financial point of view. See "The Transaction—Opinion of Cedara's Financial Advisor" for a description of this opinion and see Annex I for the text of the opinion. After additional questions, the members of the board unanimously approved the entering into of the merger agreement and related documentation.

        The merger agreement was executed later that evening by Cedara, Merge and ExchangeCo (then named Corrida, Ltd.). On January 18, 2005, Cedara and Merge publicly announced the transaction.

Merge's Reasons for the Transaction; Recommendation of the Merge Board of Directors

        At its meeting on January 17, 2005, the Merge board of directors determined that the merger agreement and the arrangement are fair to and in the best interests of Merge and its shareholders and unanimously recommended that holders of Merge common stock vote in favor of the Merge proposals. This meeting followed four earlier formal board meetings, on November 18, 2004, December 12, 2004, December 28, 2004 and January 10, 2004, at which the proposed transaction was addressed.

        In its deliberations and in making its determination, with the assistance of its legal and financial advisors, the Merge board considered a number of factors including, without limitation, the following:

        Strategic Rationale.    Merge and Cedara have complementary businesses with diversified product and service portfolios presenting opportunities for enhanced revenue growth. In addition, both Merge and Cedara have a strong customer base from which to grow. The combined company will have a more comprehensive product offering for both the current healthcare markets the companies target, and new markets it is able to enter more rapidly as a combined organization. Finally, the combined company will have significant scale, scope and strength of operations. Specially, the product innovation depth of the combined company will provide for an acceleration of new product development to enhance the solutions for both the OEM and end-user customer markets. In this connection, the Merge board considered developments relating to the healthcare information technology industry, the needs for the combined company's target markets to move more rapidly to digital imagining solutions, the combined company's position in such industry and the track record of management of both Merge and Cedara of successfully integrating acquisitions in the past.

        Financial Rationale.    The transaction is expected to be accretive to Merge's earnings in the first full year of operations, excluding the impact of one-time transaction-related charges. The combined company is expected to generate cost savings of at least US$3.0 million on an annualized basis in the first 12 to 24 months after the closing of the transaction. The combined company is also expected to generate substantial cash flow in the first year of consolidated operations.

        Corporate Governance Structure.    Merge will contribute eight (8) directors and Cedara will contribute three (3) directors to the combined company's board of directors, providing Merge with a majority of directors of the combined company. See "—Interests of Cedara Directors and Executive Officers in the Transaction" beginning on page 77 and "Merge Proposal #4—Merge Election of Directors" beginning on page 152.

        Name and Headquarters of Combined Company.    The combined company will retain the Merge Technologies Incorporated name and be headquartered in Milwaukee, Wisconsin.

        Strategic Alternatives Previously Considered by the Board.    The Merge board of directors noted its history of discussions concerning strategic initiatives, including certain potential acquisitions and business combinations with third parties. The board observed that the board of directors of Merge and management had investigated and discussed strategic alternatives over a several year period, with a more formal process of evaluating strategic alternatives in partnership with Merge's financial advisors beginning in January 2004.

        Merger Agreement.    The Merge board of directors considered the terms and conditions of the merger agreement, including provisions that allow each of Cedara and Merge to pursue unsolicited superior proposals and related termination fee and right-to-match provisions. See "The Merger Agreement" beginning on page 97.

        Historical and Recent Share Prices.    In connection with its review, the Merge board of directors reviewed the historical and current market prices of Merge common stock and Cedara common shares, including that the exchange ratio represented a small premium over the closing price of Cedara common shares based on the closing share prices of both companies as reported on Nasdaq on Friday, January 14, 2005, the last Nasdaq trading day before the day on which the transaction was publicly announced.

        Due Diligence.    The Merge board of directors noted the positive results of the due diligence review conducted by Merge's management and Merge's financial and legal advisors.

        Regulatory Approvals Required in Connection with Transaction.    The Merge board of directors expected that regulatory approvals, if any, needed to complete the transaction would be obtained.

        Likelihood of Completion of the Transaction.    The Merge board of directors considered the likelihood that the transaction would be completed given the conditions and regulatory approvals necessary to complete the transaction.

        Risks of Remaining Independent.    The Merge board of directors along with its financial advisors assessed various strategic initiatives with respect to both healthcare and financial market conditions in order to enable Merge to maximize shareholder value. One of those strategic initiatives was to continue organic growth in combination with smaller acquisitions or partnerships. The Merge board evaluated the risks of this strategy, including an inability to innovate rapidly enough to serve the evolving needs of the healthcare market, to maintain the distribution capabilities to effectively serve the market, to provide the product breadth and depth necessary to ensure a one-stop-shop offering for Merge's customers, and to maintain the financial scale and depth of resources to continue its historical growth. The Merge board concluded, based on a review of healthcare market trends, financial market conditions, the needs of Merge's current and future target markets and the rapid movement of healthcare towards digital operations, that the strategic initiative best aligned with maximizing shareholder value was the proposed business combination with Cedara.

        Opinion of Financial Advisor.    On January 17, 2005, William Blair delivered its written opinion to the Merge board of directors to the effect that, as of January 17, 2005, and based upon and subject to the assumptions, qualifications and limitations set forth in its written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to Merge. See "—Opinion of Merge's Financial Advisor—William Blair & Company, L.L.C." beginning on page 62.

        Recommendation of Management.    The Merge board of directors noted the positive recommendation of Merge's senior management with respect to the proposed transaction.

        The Merge board of directors weighed these advantages and opportunities while considering the following:

        Transaction Integration Issues.    The Merge board of directors considered the challenges inherent in the combination of two enterprises of the size and scope of Merge and Cedara and the possible resulting diversion of management attention for an extended period of time; the risk that anticipated benefits, long-term as well as short-term, of the transaction for the Merge shareholders might not be realized; the fact that Merge would also have to integrate the AccuImage business which Merge had previously agreed to acquire; and the fact that Cedara is still in the process of integrating the Cedara and eMed businesses which were combined in October 2004.

        Dissent Rights and Approval by Cedara Securityholders.    The Merge board of directors noted the availability of dissent rights to the Cedara shareholders and that the merger agreement contains a condition that the arrangement resolution must be approved by not less than two-thirds (2/3) of the votes cast, in person or represented by proxy, by the Cedara securityholders voting as a single class.

        Dilution of Merge Shareholders' Ownership Interest in the Combined Company; Ownership Interest by Cedara Shareholders in the Combined Company.    As a result of the issuance of shares of Merge common stock and exchangeable shares in the transaction, Merge's existing shareholders will experience a significant degree of dilution in their ownership of Merge. Upon completion of the transaction and based on the number of shares of Merge common stock and Cedara common shares outstanding as of April     , 2005, Merge and Cedara shareholders will own or have the right to acquire, respectively, approximately 41% and 59% of the combined company.

        The Merge board of directors recognized that there can be no assurance about future results, including results expected or considered in the factors listed above. The Merge board of directors concluded, however, that the potential positive factors outweighed the potential risks of completing the transaction.

        The foregoing discussion of the information and factors considered by the Merge board of directors is not exhaustive, but includes all material factors considered by the Merge board of directors. In view of the wide variety of factors considered by the Merge board in connection with its evaluation of the transaction and the complexity of such matters, the Merge board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of the Merge board of directors may have given different weight to different factors and may have applied different analyses to each of the material factors considered by the Merge board of directors.

        The Merge board of directors has unanimously approved the merger agreement and the transaction and believes that the terms of the transaction are in the best interests of Merge and its shareholders. The Merge board of directors unanimously recommends a vote FOR each of the Merge proposals.

Opinion of Merge's Financial Advisor—William Blair & Company, L.L.C.

        William Blair was engaged by the Merge board of directors to act as a financial advisor to Merge with respect to pursuing the arrangement with Cedara. As part of its engagement, Merge requested that William Blair render its opinion as to whether the exchange ratio in the proposed arrangement was fair to Merge from a financial point of view. On January 17, 2005, William Blair delivered its oral opinion, subsequently confirmed in writing, to the effect that, as of that date and based upon and subject to the assumptions and qualifications stated in its opinion, the exchange ratio in the proposed arrangement was fair, from a financial point of view, to Merge.

        William Blair provided the opinion described above for the information and assistance of the Merge board of directors in connection with its consideration of the arrangement. William Blair's opinion was one of many factors taken into consideration by the Merge board of directors in making its determination to approve the merger agreement and should not be viewed as determinative of the views of the Merge board of directors with respect to the arrangement or the exchange ratio. The terms of the merger agreement, including the exchange ratio, were determined through negotiations between Merge and Cedara. William Blair provided advice to the Merge board of directors during these negotiations, however, William Blair did not recommend to the Merge board of directors that the exchange ratio or other form of consideration constituted the only appropriate consideration for the combination.

        The full text of William Blair's written opinion, dated January 17, 2005, is attached as Annex H to this proxy statement and incorporated herein by reference. You are urged to read the entire opinion of William Blair carefully to learn about the assumptions made, procedures followed, matters considered and limits on the scope of the review undertaken by William Blair in rendering its opinion. William Blair's opinion relates only to the fairness, from a financial point of view, of the exchange ratio in the arrangement pursuant to the merger agreement, does not address any other aspect of the proposed arrangement or any related transaction, and does not constitute a recommendation to any shareholder as to how that shareholder should vote with respect to the arrangement. William Blair did not address the merits of the underlying decision by Merge to enter into the combination. The following summary of William Blair's opinion is qualified in its entirety by reference to the full text of the opinion of William Blair. The opinion of William Blair was directed to the board of directors of Merge for its benefit and use in evaluating the fairness of the exchange ratio to Merge. We urge you to read the opinion of William Blair carefully and in its entirety.

        In connection with its opinion, William Blair examined or discussed:

  •
  a draft of the merger agreement dated January 17, 2005;

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  certain audited historical financial statements of Merge and of Cedara for the three years ended December 31, 2003 and June 30, 2004, respectively;

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  certain unaudited financial statements of Merge and of Cedara for the nine months ended and for the three months ended, September 30, 2004, respectively;

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  certain internal business, operating and financial information provided by Merge and Cedara, forecasts of Merge prepared by the senior management of Merge and forecasts of Cedara prepared by the senior management of Merge and Cedara;

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  information regarding the strategic, financial and operational benefits anticipated from the arrangement, the prospects of Merge (with the arrangement) prepared by the senior managements of Merge and Cedara, and the prospects of Merge (without the arrangement) prepared by the senior management of Merge, which William Blair referred to as the expected synergies;

  •
  the pro forma impact of the arrangement on the financial results and condition of Merge, based on certain pro forma financial information prepared by the senior management of Merge;

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  financial and stock market information regarding selected public companies;

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  information regarding publicly available financial terms of certain recently-completed business combinations; and

  •
  certain other publicly available information on Merge and Cedara.

        William Blair also held discussions with members of the senior management of each of Merge and Cedara, respectively, to discuss the foregoing, considered other matters which William Blair deemed relevant to its inquiry and took into account such accepted financial and investment banking procedures and considerations that it deemed relevant.

        In rendering its opinion, William Blair has assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with William Blair for purposes of its opinion, including, without limitation, the forecasts provided by the senior managements of Merge and Cedara, and William Blair did not assume any responsibility or liability therefor. William Blair was not asked to make or obtain, nor did William Blair make or obtain an independent valuation or appraisal of the assets, liabilities or solvency of Merge or Cedara. William Blair was advised by the senior management of each of Merge and Cedara, respectively, that the forecasts and the expected synergies examined by William Blair have been reasonably prepared on good faith bases reflecting the best currently available estimates and judgments of the senior management of each of Merge and Cedara, respectively. In that regard, William Blair has assumed, with Merge's consent, that (i) the forecasts will be achieved and the expected synergies will be realized in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of Merge and Cedara are as set forth in the financial statements of Merge or Cedara, respectively, or other information made available to William Blair. William Blair expressed no opinion with respect to the forecasts or the expected synergies or the estimates and judgments on which they are based.

        William Blair's opinion was based upon economic, market, financial and other conditions existing on, and other information disclosed to William Blair, as of the date of its opinion. It should be understood that, although subsequent developments may affect its opinion, William Blair does not have any obligation to update, revise or reaffirm its opinion. William Blair also assumed, with the consent of Merge, that the definitive merger agreement would not differ in any material respect from the draft thereof furnished to William Blair. William Blair relied as to all legal matters on advice of counsel to Merge, and assumed, with the consent of Merge, that the arrangement will be consummated on the terms described in the merger agreement, without any material delay, waiver, amendment or modification of any material term, condition or agreement therein. William Blair further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the arrangement would be obtained without any adverse effect on Merge or Cedara or the contemplated benefits of the arrangement.

        William Blair did not express any opinion as to the price at which the equity or debt of Merge or Cedara will trade at any future time or as to the effect of the arrangement on the trading price of the equity or debt of Merge or Cedara. Such trading prices may be affected by a number of factors, including, but not limited to:

  •
  dispositions of the equity or debt of Merge by shareholders of Merge within a short period of time after the effective date of the arrangement;

  •
  changes in prevailing interest rates and other factors which generally influence the price of securities;

  •
  adverse changes in the current capital markets;

  •
  the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of Merge or of Cedara or in the healthcare image and information management software and services industry;

  •
  any necessary actions mandated by or restrictions of federal, state or other governmental agencies or regulatory authorities; and

  •
  timely completion of the arrangement on the terms and conditions that are acceptable to all parties at interest.

        The following is a summary of the material financial analyses performed and material factors considered by William Blair to arrive at its opinion. William Blair performed certain procedures, including each of the financial analyses described below, and reviewed with the Merge board of directors the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by William Blair in this regard, it does set forth those considered by William Blair to be material in arriving at its opinion. Certain of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by William Blair, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying William Blair's opinion. In performing its analyses, William Blair made numerous assumptions with respect to financial conditions and other matters, many of which are beyond the control of William Blair or Merge. Any estimates contained in the analyses performed by William Blair are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. In addition, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the process at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are subject to substantial uncertainty.

        Contribution Analysis.    William Blair performed an analysis comparing the relative contributions of Merge and Cedara to the combined pro forma company's last twelve months, commonly referred to as LTM; projected 2004 and projected 2005 revenue; earnings before interest, taxes, depreciation and amortization, commonly referred to as EBITDA; earnings before interest and taxes, commonly referred to as EBIT; Net Income; net income plus or minus change in working capital, less capital expenditures and capitalized software, referred to as Operating Cash Flow; and Net Tangible Book Value. The LTM data for Merge was based on publicly available information. The LTM data for Cedara was pro forma to reflect (i) a full year of eMed financial results given that the acquisition closed on October 8, 2004, and (ii) a 35% tax rate. 2004 and 2005 projections for Merge and Cedara were based on the forecasts. No synergies were assumed. Information regarding the relative contributions of Merge and Cedara from William Blair's contribution analysis is set forth in the following table:

	Merge	Cedara
Revenue:
LTM	35.2%	64.8%
2004 Projected	35.0%	65.0%
2005 Projected	36.2%	63.8%
EBITDA:
LTM	40.5%	59.5%
2004 Projected	40.3%	59.7%
2005 Projected	39.6%	60.4%
EBIT:
LTM	34.7%	65.3%
2004 Projected	36.7%	63.3%
2005 Projected	37.0%	63.0%
Operating Cash Flow:
2004 Projected	44.0%	56.0%
2005 Projected	40.6%	59.4%
Net Income:
LTM	39.8%	60.2%
2004 Projected	39.8%	60.2%
2005 Projected	38.0%	62.0%
Net Tangible Book Value:
2004 Projected	48.8%	51.2%
Relative Equity Ownership Implied by the Arrangement	41.7%	58.3%

        Selected Public Company Analysis.    William Blair reviewed and compared certain financial information relating to each of Cedara and Merge to corresponding financial information, ratios and public market multiples for certain publicly traded companies with operations in the healthcare information technology industry with either a radiology focus or a focus in another healthcare specialty that William Blair deemed relevant. The companies selected by William Blair with a radiology focus were:

  •
  iCAD, Inc.; and

  •
  Vital Images, Inc.

        The companies selected by William Blair with a focus in another healthcare specialty were:

  •
  IMPAC Medical Systems, Inc.

  •
  Mediware Information Systems, Inc.

  •
  Netsmart Technologies, Inc.; and

  •
  Quality Systems, Inc.

        Among the information William Blair considered was projected 2004 revenue and EBITDA for Merge, projected 2004 revenue and EBITDA for Cedara, pro forma to reflect a full year of eMed financial results, along with projected 2005 net income for each company. The operating results and the corresponding derived multiples for each of the selected companies were based on each company's most recent available publicly disclosed financial information and closing share prices as of January 14, 2005. The total value of the transaction is based on the equity value implied by the purchase price plus total debt and minority interests, less cash and cash equivalents.

        William Blair then compared the implied transaction multiples for each of Cedara and Merge based on their respective projected 2004 revenue and EBITDA as well as their respective projected 2005 net income to the range of trading multiples for the selected companies. Information regarding the multiples from William Blair's analysis of selected publicly traded companies is set forth in the following table:

Selected Public Company LTM Valuation Multiples
Multiple	Implied Transaction Multiples for Cedara	Implied Transaction Multiples for Merge	Min	Mean	Median	Max
Total Value/2004 Projected Revenue	5.3x	6.8x	1.1x	3.7x	3.4x	7.5x
Total Value/2004 Projected EBITDA	18.7x	19.2x	7.4x	11.4x	11.8x	14.4x
Equity Value/2005 Projected Net Income	23.9x	27.8x	19.6x	34.6x	30.4x	65.0x

        None of the selected companies is identical to either Cedara or Merge. Accordingly, any analysis of the selected publicly traded companies necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

        Selected M&A Transactions Analysis.    William Blair performed an analysis of selected recent business combinations consisting of transactions announced subsequent to January 1, 2000 and primarily involving healthcare information technology companies with total values in excess of $50 million based on publicly available information. The selected transactions were not intended to be representative of the entire range of possible transactions in the healthcare industry as a whole. The nine transactions examined were (target/acquirer):

  •
  GWI AG / The Agfa-Gevaert Group

  •
  AMICAS, Inc., formerly known as VitalWorks Inc. (medical division) / Cerner Corporation

  •
  Torex Retail plc / iSoft Group plc

  •
  PracticeWorks, Inc. / Eastman Kodak Corporation

  •
  ALI Technologies, Inc. / McKesson Corporation

  •
  SunQuest Information Systems, Inc. / Misys plc

  •
  Healthcare Communications, Inc. (Healthcare.com) / Quovadx, Inc. (Xcare.net)

  •
  Shared Medical Systems Corporation / Siemens AG (Medical Engineering Group)

  •
  Medical Manager Health Systems, Inc. / Healtheon, Inc. (WebMD Corporation)

        William Blair reviewed the consideration paid in the selected transactions in terms of the total value of such transactions as a multiple of LTM sales and EBITDA prior to the effective date of these transactions. William Blair compared the resulting range of transaction multiples of sales and EBITDA for the selected transactions to the implied transaction multiples for Cedara based on the projected 2004 revenue and EBITDA for Cedara, pro forma to reflect a full year of eMed Technologies financial results. Information regarding the multiples from William Blair's analysis of selected transactions is set forth in the following table:

Selected Transaction Valuation Multiples
Multiple	Implied Transaction Multiples	Min	Mean	Median	Max
Total Value/2004 Projected Revenue	5.3x	1.4x	3.3x	2.3x	9.6x
Total Value/2004 Projected EBITDA	18.7x	10.7x	23.3x	13.8x	55.7x

        Although William Blair analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of Cedara, none of these transactions or associated companies is identical to the arrangement or Cedara. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of Cedara versus the values of the companies in the selected transactions.

        Discounted Cash Flow Analysis.    The discounted cash flow methodology is appropriate for companies that exhibit relatively steady or somewhat predictable streams of future cash flow. For a company with limited intermediate and long-term cash flow visibility the preponderance of the value can be in the terminal value, which is extremely sensitive to assumptions about the sustainable long-term growth of the company. William Blair took the foregoing limitation into account in using this discounted cash flow methodology in the context of its overall analysis of the transaction.

        William Blair utilized the forecasts of Cedara to perform a discounted cash flow analysis of the projected future cash flows of Cedara for the period commencing January 1, 2005 and ending December 31, 2009. Using discounted cash flow methodology, William Blair calculated the present values of the projected free cash flows for Cedara using two different methods, assuming discount rates of 15% to 19% in both cases. Under the first method, William Blair assumed terminal value multiples ranging from 8.5x to 10.5x the projected 2009 EBITDA and under the second method, William Blair assumed growth rates in perpetuity following 2009 ranging from 3.0% to 5.0%. William Blair aggregated (i) the present value of the free cash flows over the applicable forecast period with (ii) the present value of the range of terminal values. The aggregate present value of these items represented the enterprise value range. The implied range of enterprise values for Cedara implied by the discounted cash flow analysis under the first method ranged from approximately $333 million to $448 million, and under the second method ranged from approximately $202 million to $299 million.

        Premiums Paid Analysis.    William Blair reviewed data from 265 domestic publicly available transactions, in which 100% of the target was acquired, occurring since January 1, 2001 and with transaction values between $100 million and $500 million. Specifically, William Blair analyzed the acquisition price per share as a premium to the closing share price one day, one week and four weeks prior to the announcement of the transaction, for all 265 transactions and for the 85 of those transactions that were common stock transactions. William Blair compared the range of resulting per share stock price premiums for the reviewed transactions to the premiums implied by the arrangement based on Cedara's stock prices one day, one week, and four weeks prior to January 18, 2004.

Information regarding the premiums from William Blair's analysis of all selected transactions and for the subset of 85 common stock transactions is set forth in the following tables, respectively:

All Transactions		Premium Paid Data Percentile
Premium Period	Implied Transaction Premium	20th	50th	80th
1 Day Prior	0.8%	8.4%	23.4%	51.3%
1 Week Prior	2.9%	9.5%	28.7%	55.0%
4 Weeks Prior	18.8%	10.9%	33.1%	68.3%
Common Stock Transactions		Premium Paid Data Percentile
Premium Period	Implied Transaction Premium	20th	50th	80th
1 Day Prior	0.8%	7.0%	25.3%	47.7%
1 Week Prior	2.9%	9.5%	27.5%	49.2%
4 Weeks Prior	18.8%	3.7%	30.5%	64.5%

        General.    The preparation of an opinion regarding fairness is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness from a financial point of view does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires William Blair to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by William Blair was carried out in order to provide a different perspective on the financial terms of the proposed arrangement and add to the total mix of information available. William Blair did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the exchange ratio to Merge. Rather, in reaching its conclusion, William Blair considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. William Blair did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, William Blair believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete or misleading view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to Merge, Cedara or the arrangement. In performing its analyses, William Blair made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by William Blair are not necessarily indicative of future actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

        William Blair has been engaged in the investment banking business since 1935. William Blair is regularly engaged in the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of its business, William Blair and its affiliates may beneficially own or trade securities of Merge or Cedara for its own account and/or for the accounts of its customers, and, accordingly, may at any time hold a long or short position in these securities. William Blair has provided various investment banking services to Merge in the past, for which William Blair received customary compensation, including having acted as financial advisor to Merge in its acquisition of AccuImage

Diagnostics Corp. in January 2005. Merge hired William Blair based on its qualifications to act as the investment banker to Merge in connection with the arrangement, and William Blair may continue to provide various investment banking services to Merge in the future. William Blair will receive a fee for rendering its opinion. In addition, pursuant to an engagement letter between William Blair and Merge, upon the consummation of the transaction, William Blair will receive an aggregate fee of US$3.3 million for its services. Merge has also agreed to reimburse William Blair for its expenses incurred in performing its services. In addition, Merge has agreed to indemnify William Blair and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling William Blair or any of its affiliates against specified liabilities and expenses, including liabilities under federal securities laws, related to or arising out of William Blair's engagement.

Cedara's Reasons for the Transaction; Recommendation of the Cedara Board of Directors

        Cedara's board of directors concluded that the arrangement is in the best interest of Cedara and is fair to the Cedara securityholders and unanimously approved the entering of the merger agreement and related documentation. In the course of making its decision to approve the transaction, the Cedara board of directors consulted with Cedara's management as well as its financial advisor and outside legal counsel and considered a number of factors, including the following:

        Global OEM Supplier.    The transaction will combine Cedara's existing position in the OEM market with Merge's growing OEM business to create a global OEM supplier in an increasingly competitive and consolidating industry. The transaction positions the combined entities to leverage each company's market leading innovation of OEM technologies for clinical specialties such as orthopedics, cardiology, gastroenterology, virtual colonoscopy and mammography.

        Software Innovation.    The transaction provides significant opportunities for the combined entity to accelerate the development and deployment of new imaging products and services for both the OEM markets and growing business interests in RIS/PACS offerings beyond radiology.

        Direct Sales and Marketing Team.    The transaction provides the opportunity for the combined entity to benefit from combining established and experienced direct sales and professional services teams. The combined entity will be better positioned to introduce innovative medical solutions for both global OEM partners and end user customers.

        Platform for Revenue Growth.    The combined entity will benefit from growth opportunities arising from cross-selling and marketing products and services to each other's established client relationships. The combined entity will also benefit from the opportunities of selling and marketing products produced by OEM customers and based on Cedara's technology to end user customers.

        Lower Key Customer Concentration Risk.    The transaction will lower the risks associated with dependence on major customers and reliance on individual contracts by diversifying revenue sources and customer base through the addition of more direct sales customers.

        Financial Stability.    The transaction adds greater financial credibility and stability to the combined entity through strengthened operating cash flows and working capital.

        Shareholder Base.    The prospect of a more diverse shareholder base for the combined entity, by number of shareholders, geographic location and type of shareholder, contributing to reduced volatility, increased market following, and improved financing opportunities.

        Cost Savings.    Management has identified synergies that can be realized in the first year after the transaction and on a permanent basis thereafter to be achieved through a combination of a reduction of on-going public company costs, operating savings and corporate staff consolidation.

        Transaction Consideration.    The Cedara board of directors considered the exchange ratio, which was based on a 17.5% premium to Cedara's 20-day volume weighted average price relative to Merge's 20-day volume weighted average price, and that the holders of Cedara common shares will own approximately 59% of the combined company following the transaction.

        Continued Participation of Cedara Shareholders.    The ability of the shareholders of Cedara to continue to participate in future earnings and growth of the combined company after completion of the transaction through their ownership of shares of the combined company's stock or exchangeable shares of ExchangeCo.

        Combination Agreement.    The Cedara board of directors considered the terms and conditions of the merger agreement, including provisions that allow each of Cedara and Merge to pursue unsolicited superior proposals and the related break-up fee and right-to-match provisions.

        Likelihood of Completion of the Transaction.    The Cedara board of directors considered the likelihood that the transaction would be completed, given the conditions and regulatory approvals necessary to complete the transaction.

        Exchangeable Share Structure.    The structure of the transaction, which effectively permits Cedara shareholders who are Canadian residents to elect to receive exchangeable shares and make a valid tax election to defer Canadian income tax at the time of the transaction.

        Fairness Opinion of Financial Advisor.    The Cedara board considered the opinion of Genuity that, as of January 17, 2005, and based upon and subject to the factors and assumptions set forth in the opinion, the exchange ratio was fair to the holders of Cedara shares from a financial point of view. See "—Opinion of Cedara's Financial Advisor" beginning on page 71.

        The Cedara directors weighed the advantages discussed above against a number of risks and other potentially negative factors concerning the transaction, including:

  •
  the potential rewards associated with Cedara continuing as a stand-alone entity and pursuing its existing business plan;

  •
  the risk that the transaction may not be completed if shareholders of Cedara holding 5% or more of the outstanding common shares of Cedara exercise dissent rights, unless such rights are waived;

  •
  the potential challenges of integrating the two businesses and the risk that anticipated long-term and short-term benefits of the combination for Cedara shareholders might not be realized;

  •
  the risk that the estimated cost savings will not be achieved;

  •
  the risks associated with reduced participation in Cedara's business of Cedara's current chief executive officer and the risks inherent in combining the two management teams;

  •
  the challenges that the three current directors of Cedara who become directors of Merge following the closing could face from a board of directors, a majority of which is comprised of current directors of Merge, in effecting cost reduction and other operating initiatives that would enable the combined company to realize certain aspects of the strategic rationale of the combination;

  •
  the risk that customer, employee, and investor confidence in Cedara may be adversely affected if the transaction is not completed once it has been announced;

  •
  the fact that the combined entity will be headquartered in Milwaukee, Wisconsin rather than in Toronto, Ontario, where Cedara's head office is currently located; and

  •
  the fact that the transaction would constitute a taxable event for U.S. federal income tax purposes for U.S. resident shareholders of Cedara.

        The Cedara board recognized that there can be no assurance about future results, including results expected or considered in the factors listed above. The Cedara board of directors concluded, however, that the potential advantages outweighed the potential risks of completing the transaction.

        The foregoing discussion of the information and factors considered by the Cedara board of directors is not exhaustive, but includes all material factors considered by the Cedara board of directors. In view of the wide variety of factors considered by the Cedara board in connection with its evaluation of the transaction and the complexity of such matters, the Cedara board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of the Cedara board may have given different weight to different factors and may have applied different analysis to each of the material factors considered by the Cedara board. The Cedara board is, however, unanimous in its recommendation to the Cedara securityholders that the arrangement resolution be approved at the Cedara meeting.

Opinion of Cedara's Financial Advisor

        Cedara retained Genuity Capital Markets to act as its financial advisor in connection with the transaction. Genuity is a Canadian investment banking firm, with operations including corporate finance, mergers and acquisitions, equity sales and trading and investment research.

        On January 17, 2005, at a meeting of the Cedara board of directors held to evaluate the proposed transaction, Genuity delivered its oral opinion to the Cedara board of directors, subsequently confirmed in writing as of January 17, 2005, to the effect that, as of that date and based on and subject to the matters described in its opinion, the 0.587 exchange ratio was fair, from a financial point of view, to the holders of Cedara common shares.

        The full text of Genuity's written opinion to Cedara's board of directors dated January 17, 2005, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this document as Annex I and is incorporated into this document by reference. You should read the full text of Genuity's opinion in conjunction with the following summary of the opinion. Genuity's opinion to the Cedara board of directors does not constitute a recommendation to any securityholder as to how to vote in respect of the arrangement resolution or any related matter.

        In connection with delivering its opinion, Genuity reviewed and relied upon or carried out, among other things, the following:

  1.
  a draft of the merger agreement dated January 16, 2005 and accompanying and related documentation;

  2.
  audited financial statements of Cedara for each of the three years ended June 30, 2002, 2003 and 2004;

  3.
  interim unaudited financial reports of Cedara for the period ending September 30, 2004;

  4.
  the annual report of Cedara for each of the three years ended June 30, 2002, 2003 and 2004;

  5.
  the notice of annual meeting and management proxy circulars of Cedara for each of the two years ended June 30, 2003 and 2004;

  6.
  the annual information form of Cedara for each of the two years ended June 30, 2003 and 2004;

  7.
  the final short form prospectus dated March 17, 2004 for Cedara's offering of its common shares;

  8.
  internal monthly management reports for Cedara for each month to date in fiscal 2005;

  9.
  financial projections provided by management of Cedara for the years ending June 30, 2005 through June 30, 2008;

  10.
  detailed revenue estimates for the year ending June 30, 2005 as prepared by management of Cedara;

  11.
  audited financial statements of Merge for each of the three years ended December 31, 2001, 2002 and 2003;

  12.
  interim unaudited financial reports of Merge for the periods ending March 31, 2004, June 30, 2004 and September 30, 2004;

  13.
  the annual report to securityholders of Merge for each of the three years ended December 31, 2001, 2002 and 2003;

  14.
  the proxy statements of Merge for each of its 2003 and 2004 annual shareholder meetings;

  15.
  the annual reports of Merge on Form 10-K for each of the two years ended December 31, 2002 and 2003;

  16.
  financial projections provided by management of Merge for the years ending December 31, 2004 to December 31, 2009;

  17.
  detailed revenue estimates for the year ending December 31, 2005 as prepared by management of Merge;

  18.
  site due diligence at Cedara's head office;

  19.
  discussions with Cedara's legal counsel;

  20.
  discussions with senior management of Cedara;

  21.
  site due diligence at Merge's head office;

  22.
  discussions with senior management of Merge;

  23.
  public information relating to the business, operations, financial performance and stock trading history of selected public companies considered by Genuity to be relevant;

  24.
  public information with respect to other transactions of a comparable nature considered by Genuity to be relevant;

  25.
  public information regarding the medical technology industry;

  26.
  representations contained in certificates addressed to Genuity, dated as of the date hereof, from senior officers of Cedara as to the completeness and accuracy of the information upon which the opinion is based;

  27.
  certain other corporate, industry and financial market information, investigations and analyses as Genuity considered necessary or appropriate in the circumstances.

        In rendering its opinion, Genuity relied, without independent verification, upon the completeness, accuracy and fair presentation of all of the financial and other information, data, advice, opinions or representations obtained by it from public sources, senior management of Cedara and Merge, and their respective associates, affiliates, consultants and advisors or otherwise and Genuity assumed that this information did not omit to state any material fact or any fact necessary to be stated to make this information not misleading. Genuity's opinion is conditional upon such completeness, accuracy and fair presentation of this information. Subject to the exercise of professional judgment and except as expressly described herein, Genuity did not attempt to verify independently the completeness, accuracy or fair presentation of any of the information. With respect to the financial forecasts and budgets provided to Genuity and used in the analysis supporting the opinion, Genuity assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Cedara and Merge, as the case may be, as to the matters covered thereby and in rendering its opinion Genuity expressed no view as to the reasonableness of such forecasts or budgets or the assumptions on which they are based.

        Genuity's opinion was rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the date of the opinion and the condition and prospects, financial and otherwise, of Cedara, Merge and their respective associates and affiliates, as they were reflected in the information obtained by Genuity and as they were represented to Genuity in discussions with management of Cedara and Merge. In its analyses and in preparing the opinion, Genuity made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Genuity or any party involved in the transaction.

        The terms of Genuity's engagement provide that it is to be paid a fee for its services as financial advisor, including fees on delivery of the opinion and fees that are contingent on the completion of the transaction. In addition, Genuity is to be reimbursed for its reasonable out-of-pocket expenses and to be indemnified by Cedara in certain circumstances.

        Genuity acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have positions in the securities of Cedara, Merge or any of their respective associates or affiliates and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it received or may receive compensation. As an investment dealer, Genuity conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to Cedara, Merge or the transaction.

Regulatory and Other Approvals Required for the Transaction

        Under the merger agreement, Merge and Cedara have both agreed to use reasonable efforts to prepare and file as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any governmental entity in order to complete the transaction. In addition, Merge and Cedara have both agreed to use reasonable efforts to obtain all necessary waivers, consents and approvals required from other parties to loan agreements, leases and other contracts.

        Securities Laws.    The shares of Merge common stock and the exchangeable shares to be issued in connection with the transaction will be issued pursuant to exemptions from the prospectus and registration requirements under United States securities laws and the securities laws of all provinces of Canada except Quebec, and pursuant to a discretionary relief order of the Financial Markets Authority in Quebec. Merge has applied for an order from the Financial Markets Authority in Quebec.

        Stock Exchange Listings.    It is a condition to closing the transaction that the shares of Merge common stock to be issued to the holders of Cedara common shares in connection with the transaction (including upon exchange of exchangeable shares and upon exercise of replacement of Merge options) be approved by Nasdaq, subject only to official notice of issuance and other customary conditions.

        It is also a condition to closing that the exchangeable shares be approved for listing on The Toronto Stock Exchange, subject only to customary conditions. On February 10, 2005, ExchangeCo filed a listing application with The Toronto Stock Exchange. On                        , 2005, The Toronto Stock Exchange conditionally approved for listing the exchangeable shares, subject to the fulfillment of its customary listing conditions by                        , 2005.

Dissenting Shareholder Rights

  Merge

        Under Wisconsin law, holders of Merge common stock will not be entitled to demand appraisal of, or to receive payment for, their shares of Merge common stock in connection with the actions to be taken at the Merge annual meeting.

  Cedara

        Under the interim order issued by the Ontario Superior Court of Justice, registered holders of Cedara common shares have been granted the right to dissent from the arrangement resolution. Any registered holder of Cedara common shares who properly dissents from the arrangement resolution will be entitled, in the event the transaction becomes effective, to be paid by ExchangeCo the fair value of the Cedara common shares held by the dissenting shareholder determined as of the close of business on the day before the arrangement resolution is approved.

        A shareholder may only exercise the right to dissent with respect to all the shares of a class held by the shareholder on behalf of any one beneficial owner and registered in the shareholder's name. As a consequence, a Cedara shareholder may only exercise the right to dissent in respect of Cedara common shares that are registered in that shareholder's name. In many cases, shares beneficially owned by a person (whom we refer to in this document as a non-registered shareholder) are registered either: (a) in the name of an intermediary that the non-registered shareholder deals with in respect of the shares (such as banks, trust companies, securities dealers and brokers, trustees or administrators of self-administered registered retirement savings plans (as defined under the Canadian Tax Act), registered retirement income funds (as defined under the Canadian Tax Act), registered education savings plans and similar plans, and their nominees) or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited, which we refer to in this document as CDS) of which the intermediary is a participant. Accordingly, a non-registered shareholder will not be entitled to exercise the right to dissent directly (unless the Cedara common shares are re-registered in the non-registered shareholder's name). A non-registered shareholder who wishes to exercise the right to dissent should immediately contact the broker or other intermediary with whom the non-registered shareholder deals in respect of the shares and either:

  •
  instruct the intermediary to exercise the right to dissent on the non-registered shareholder's behalf (which, if the shares are registered in the name of CDS or other clearing agency, would require that the share first be re-registered in the name of the intermediary); or

  •
  instruct the intermediary to re-register the shares in the name of the non-registered shareholder, in which case the non-registered shareholder would have to exercise the right to dissent directly.

        A registered holder of Cedara common shares who wishes to dissent in respect of the arrangement resolution must provide a written objection to the arrangement resolution (which we refer to in this document as a dissent notice) to Cedara Software Corp., 6509 Airport Road, Mississauga, Ontario L4V 1S7, Attention: Secretary, facsimile number (905) 671-7972, not later than 5:00 p.m. (Eastern Time) on the business day immediately preceding the Cedara special meeting (or any adjournment or postponement thereof). It is important that Cedara registered shareholders strictly comply with this requirement, as it is different from the statutory dissent procedures of the OBCA that would permit a dissent notice to be provided at or prior to the Cedara special meeting. The filing of a dissent notice does not deprive a Cedara registered shareholder of the right to vote at the Cedara special meeting. However, a Cedara registered shareholder who has submitted a dissent notice and who votes in favor of the arrangement resolution will no longer be considered a dissenting shareholder. A vote against the arrangement resolution will not constitute a dissent notice, but a Cedara registered shareholder need not vote such shareholder's Cedara common shares against the arrangement resolution in order to dissent. Similarly, the revocation of a proxy conferring authority on the proxy holder to vote in favor of the arrangement resolution does not constitute a dissent notice. However, any proxy granted by a Cedara registered shareholder who intends to dissent, other than a proxy that instructs the proxy holder to vote against the arrangement resolution, should be validly revoked in order to prevent the proxy holder from voting such Cedara common shares in favor of the arrangement resolution and thereby causing the Cedara registered shareholder to forfeit such shareholder's right to dissent. See "The Cedara Special Meeting—Revocation of Proxies" beginning on page 51.

        Within 10 days after the Cedara shareholders approve the arrangement resolution, Cedara is required to notify each dissenting shareholder that the arrangement resolution has been approved. Such notice is not required to be sent to any Cedara shareholder who voted for the arrangement resolution or who has withdrawn such shareholder's dissent notice.

        A dissenting shareholder who has not withdrawn such shareholder's dissent notice must within 20 (twenty) days after receipt of notice that the arrangement resolution has been approved or, if the dissenting shareholder does not receive such notice, within 20 days after such shareholder learns that the arrangement resolution has been approved, send to Cedara a written demand containing such shareholder's name and address, the number of Cedara common shares in respect of which such shareholder dissents and a demand for payment of the fair value of those Cedara common shares. Within 30 days after sending a demand for payment, the dissenting shareholder must send to Cedara or its transfer agent the certificates representing the Cedara common shares in respect of which such shareholder dissents. A dissenting shareholder who fails to send certificates representing the Cedara common shares in respect of which such shareholder dissents forfeits such shareholder's right to dissent. Cedara or its transfer agent will endorse on share certificates received from a dissenting shareholder a notice that the holder is a dissenting shareholder and will promptly return the share certificates to the dissenting shareholder.

        After sending a demand for payment, a dissenting shareholder ceases to have any rights as a holder of the Cedara common shares in respect of which the shareholder has dissented other than the right to be paid the fair value of such shares as determined under Section 185 of the OBCA, unless:

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  the dissenting shareholder withdraws the demand for payment before Cedara makes a written offer to pay;

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  ExchangeCo fails to make a timely offer to pay to the dissenting shareholder and the dissenting shareholder withdraws such shareholder's demand for payment; or

  •
  the board of directors of Cedara revokes the arrangement resolution;

in all of which cases the dissenting shareholder's rights as a shareholder will be reinstated and such shares will be subject to the transaction if it has been completed.

        In addition, pursuant to the plan of arrangement, Cedara registered shareholders who duly exercise their right of dissent and who: (i) are ultimately determined to be entitled to be paid fair value for their Cedara common shares shall be deemed to have transferred such Cedara common shares as of the effective time, without any further act or formality and free and clear of all liens, claims and encumbrances, to ExchangeCo, in consideration for a payment of cash from ExchangeCo equal to such fair value; or (ii) are not entitled, for any reason, to be paid fair value for their Cedara common shares will be deemed to have participated in the transaction on the same basis as any non-dissenting holder of Cedara common shares and will receive Merge common stock or exchangeable shares in accordance with the plan of arrangement.

        Cedara is required, not later than seven days after the later of the effective date and the date on which Cedara received the demand for payment from a dissenting shareholder, to send to each dissenting shareholder who has sent a demand for payment an offer to pay for such shareholder's Cedara common shares in an amount considered by the Cedara board of directors to be the fair value of those shares, accompanied by a statement showing the manner in which the fair value was determined. Every offer to pay must be on the same terms. ExchangeCo must pay for the Cedara common shares of a dissenting shareholder within 10 days after an offer to pay has been accepted by a dissenting shareholder, but any such offer lapses if Cedara does not receive an acceptance of that offer within 30 days after the offer to pay has been made.

        If Cedara fails to make an offer to pay for a dissenting shareholder's Cedara common shares, or if a dissenting shareholder fails to accept an offer which has been made, Cedara may, within 50 days after the effective date or within such further period as a court may allow, apply to a court to fix a fair value for the Cedara common shares of dissenting shareholders. If Cedara fails to apply to a court, a dissenting shareholder may apply to a court for the same purpose within a further period of 20 days or within such further period as a court may allow. A dissenting shareholder is not required to give security for costs in such an application. An application to the court by either Cedara or a dissenting shareholder must be made in Ontario.

        Before making an application to the court, or not later than seven days after receiving notice of an application to the court brought by a dissenting shareholder, as the case may be, Cedara shall give to each dissenting shareholder who, at the date upon which the notice is given, (a) has sent to Cedara a demand for payment, and (b) has not accepted the offer to pay made by Cedara, notice of the date, place and consequences of the application and of such dissenting shareholder's right to appear and be heard in person or by counsel. A similar notice shall be given to each dissenting shareholder who, after the date of such first-mentioned notice and before the termination of the proceedings commenced by the application, satisfies the conditions in (a) and (b) above within three days after such dissenting shareholder satisfies such conditions. All dissenting shareholders who satisfy the conditions in (a) and (b) above shall be deemed to be joined in the application on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and such dissenting shareholders are bound by the decision rendered by the court in the proceedings commenced by the application. Upon an application to the court, the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court is to fix a fair value for the Cedara common shares of all dissenting shareholders.

        The final order of the court will be rendered against Cedara in favor of each dissenting shareholder and for the amount of the fair value of such shareholder's Cedara common shares as fixed by the court. The amount of the fair value fixed by the court may be more or less than the amount specified in Cedara's offer to pay. The court may, in its discretion, allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the effective date until the date of payment of the amount ordered by the court.

        The description above is only a summary of the dissenting shareholder provisions of the OBCA and the plan of arrangement, which are technical and complex. A copy of the plan of arrangement is attached to this document as Annex B and a copy of Section 185 of the OBCA is attached to this document as Annex G. It is recommended that any Cedara shareholder wishing to exercise a right to dissent seek legal advice as failure to comply strictly with the provisions of the interim order, the OBCA and the plan of arrangement may result in the loss or unavailability of the right of dissent.

        The Canadian federal income tax consequences to a holder of Cedara common shares who exercises dissent rights and who is paid fair value for such shares by ExchangeCo are discussed below under the heading "Taxation—Material Canadian Federal Income Tax Considerations" beginning on page 106.

Accounting Treatment

        The transaction will be accounted for as a purchase by Merge under U.S. GAAP. Under the purchase method of accounting, the assets and liabilities of Cedara will be recorded, as of the completion of the transaction, at their respective fair values and added to those of Merge. The reported financial condition and results of operations of Merge issued after completion of the transaction will reflect Cedara's balances and results after completion of the transaction but will not be restated retroactively to reflect the historical financial position or results of operations of Cedara. Following the completion of the transaction, the earnings of the combined company will reflect purchase accounting adjustments, including increased amortization and depreciation expense for acquired assets.

Expenses

        The combined estimated fees, costs and expenses of Merge and Cedara in connection with the transaction including financial advisors' fees, filing fees, legal and accounting fees, soliciting fees, regulatory fees and mailing costs are anticipated to be approximately US$7.25 million.

Interests of Cedara Directors and Executive Officers in the Transaction

        You should be aware that members of the management and board of directors of Cedara have interests in the transaction that may be different from, or in addition to, the interests of Cedara shareholders generally. These interests include the following:

  Arrangements Relating to Abe Schwartz

        Abe Schwartz, who is currently the chief executive officer and a director of Cedara, has agreed to continue to serve as chief executive officer of Cedara for a period of three months following the date of closing of the transaction. His employment will be terminated on this date, unless the parties mutually agree to a longer term.

        Upon termination of Mr. Schwartz's employment with Cedara, Mr. Schwartz will receive the following:

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  a lump sum payment reflecting accrued but unused vacation up to the date of termination plus Cdn$285,000 which amount represents a bonus in respect of Cedara's 2005 fiscal year;

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  for a period of two years after the date Mr. Schwartz's employment is terminated, continued salary payments at Cdn$375,000 per year plus all benefits described in his current employment agreement with Cedara payable monthly;

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  a bonus in the amount of Cdn$285,000 for each of Cedara's 2006 and 2007 fiscal years; and

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  a monthly payment of Cdn$10,000 for a period of 12 months following the date of closing.

        Mr. Schwartz's arrangements also include the following terms:

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  Upon termination of Mr. Schwartz's employment, Mr. Schwartz has agreed to extend his current non-competition agreement from a period of one year to a period of two years. In the event that Mr. Schwartz becomes employed during the severance period following the date of termination of his employment and provided that this employment does not violate the non-competition agreement, Cedara will not be entitled to clawback any severance amounts paid to Mr. Schwartz.

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  Pursuant to the terms of the merger agreement, Mr. Schwartz will be appointed to the Merge board of directors.

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  Mr. Schwartz has agreed to waive his contractual right to have all of his options vested immediately upon the closing of the transaction. Instead, unvested replacement options held by Mr. Schwartz will vest on the same schedule as his existing options provided that all of his unvested replacement options will vest on the earlier of the death of Mr. Schwartz or a change of control of Merge. All of Mr. Schwartz's unvested replacement options will eventually vest and may not be taken away. Mr. Schwartz will be entitled to exercise all of his replacement options for a period of three years following termination of employment.

  Arrangements Relating to Mark Smith

        Mark Smith, who is currently the chief executive officer of eMed, has agreed to continue to serve as chief executive officer of eMed until the date of closing of the transaction, at which point, his employment with eMed will be terminated, unless the parties mutually agree to a longer term.

        Upon termination of Mr. Smith's employment, Mr. Smith will receive the following:

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  a lump sum payment reflecting accrued but unused vacation up to the date of termination;

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  for a period of two years after the date Mr. Smith's employment is terminated, continued salary payments at existing per annum salary (US$350,000) plus all benefits described in his current employment agreement with Cedara, payable monthly.

        Mr. Smith's unvested replacement options will vest on the date of closing of the transaction and Mr. Smith may exercise all the replacement options he holds within a period of 6 months following the termination date of his employment.

  Compensation Received by Management Level Employees of Cedara and Subsidiaries of Cedara Generally

        Eleven (11) management employees employed by Cedara or a subsidiary of Cedara will, immediately following the closing of the transaction, hold replacement options, which will be subject to the following terms. If at any time before 18 months following the date of closing of the transaction, the management employee's employment is terminated by Merge or a Merge subsidiary for a reason other than for "cause" (defined in a customary sense) or is terminated by the management employee for "good reason" (defined as including only constructive termination, a reduction in base salary or a material reduction in responsibilities), all replacement options held by the management employee will immediately vest, notwithstanding any vesting schedule to which such options are otherwise subject. Such options will be exercisable for a period of six months following the date of the management employee's termination. As described below, a number of Merge officers who hold options to purchase Merge common stock will have these same rights. See "—Interests of Merge Officers in the Transaction" beginning on page 79.

  Compensation of Directors of Cedara

        On the closing date of the transaction, as is consistent with past practice of Cedara, all current directors of Cedara will receive a payment equal to all amounts owing to such directors in connection with Cedara board meetings held prior to the date of closing. As well, pursuant to the merger agreement, all current directors will receive replacement options, which options will immediately vest (except in the case of Mr. Schwartz) and such directors will have three years from the date of closing to exercise them.

  Replacement Options

        Pursuant to the merger agreement, each outstanding Cedara option that has not been exercised prior to the effective time will, at the effective time, be exchanged for a replacement option to purchase shares of Merge common stock equal to the number of Cedara common shares that would be deliverable upon exercise of the Cedara option multiplied by the exchange ratio of 0.587, rounded down to the next whole number of shares of Merge common stock. The exercise price will be adjusted by dividing the exercise price of the Cedara option by 0.587, rounded up to the nearest whole cent and then multiplying the result by the noon spot exchange rate on the effective date for Canadian dollars to United States dollars as reported by the Bank of Canada. Except as described under each of the preceding headings under "Interests of Cedara Directors and Executive Officers in the Transaction", the term to expiration, conditions to and manner of exercising and all other terms and conditions of the replacement options will otherwise be unchanged from those of the Cedara options in exchange for which they are issued. See "Transaction Mechanics—Replacement Options" beginning on page 91. As of April 22, 2005, Cedara had outstanding options to purchase [3,451,517] Cedara common shares in the aggregate.

  Indemnification and Insurance

        The merger agreement requires Merge to honor all rights to indemnification or exculpation existing in favor of officers and directors of Cedara or any of its subsidiaries as provided in Cedara's articles of incorporation, Cedara's bylaws, any indemnification agreement and applicable laws, in each case, in effect on the effective time and Merge agrees that such rights will survive the transaction and continue in full force and effect for a period of six years from the effective time. Upon the consummation of the transaction, Merge agrees to assume all such liability with respect to any matters arising prior to the effective time.

        The merger agreement also provides that for a period of six years after the effective time, Merge will maintain directors' and officers' liability insurance coverage equivalent to that in effect under existing directors' and officers' liability insurance maintained by Cedara. The insurance coverage to be maintained may not be less advantageous than that currently maintained by Cedara and cannot contain gaps or lapses in coverage relating to matters occurring prior to the effective time.

  Appointments to the Merge Board of Directors

        Immediately following the closing of the transaction, the Merge board will appoint Abe Schwartz, the current chief executive officer of Cedara, and two additional directors who currently serve on the Cedara board of directors, to join the Merge board of directors. See "Merge Proposal #4—Merge Election of Directors" beginning on page 152.

Interests of Merge Officers in the Transaction

        Fourteen (14) officers of Merge who hold options to purchase Merge common stock at the effective time of the transaction will be subject to the following terms. If at any time before 18 months following the date of closing of the transaction, the officer's employment is terminated by Merge or a Merge subsidiary for a reason other than for "cause" (defined in a customary sense) or is terminated by the officer for "good reason" (defined as including only constructive termination, a reduction in base salary or a material reduction in responsibilities), all options which the officer held immediately following the closing of the transaction will immediately vest, notwithstanding any vesting schedule to which such options are otherwise subject. Such options will be exercisable for a period of six months following the date of the officer's termination.

TRANSACTION MECHANICS

        This section describes the material provisions of the plan of arrangement. The following description of the plan of arrangement is subject to, and qualified in its entirety by reference to, the plan of arrangement, the form of which is attached as Annex B to this document and forms a part of this document. We urge you to read the entire form of plan of arrangement carefully.

Information Concerning ExchangeCo and Merge Holdings

        ExchangeCo.    Merge Cedara ExchangeCo Limited, is a direct wholly-owned subsidiary of Merge Holdings (and an indirect wholly-owned subsidiary of Merge). ExchangeCo was incorporated under the OBCA on January 12, 2005 for the purpose of implementing the transaction. ExchangeCo's only material assets upon completion of the transaction will be issued and outstanding Cedara common shares. ExchangeCo's registered office is located at 199 Bay Street, Commerce Court West, Suite 2800, Toronto, Ontario, Canada M5L 1A9.

        ExchangeCo Share Capital.    The following summary of certain provisions of ExchangeCo's share capital describes all material provisions of ExchangeCo's share capital, but does not purport to be complete and is subject to, and qualified in its entirety by, ExchangeCo's articles and by the provisions of applicable law. See the exchangeable share provisions attached to the plan of arrangement, which is attached as Annex B.

        ExchangeCo's authorized capital includes an unlimited number of common shares. All outstanding common shares of ExchangeCo are held by Merge Holdings. The holders of common shares of ExchangeCo are entitled to receive notice of and to attend all meetings of the shareholders and are entitled to one vote for each share held of record on all matters submitted to a vote of holders of common shares of ExchangeCo. Subject to the prior rights of the holders of the exchangeable shares or any other shares ranking senior to the common shares of ExchangeCo with respect to priority in the payment of dividends, the holders of common shares of ExchangeCo are entitled to receive such dividends as may be declared by the board of directors of ExchangeCo out of funds legally available therefor. Holders of common shares of ExchangeCo are entitled upon any liquidation, dissolution or winding-up of ExchangeCo, subject to the prior rights of the holders of the exchangeable shares or any other shares ranking senior to the ExchangeCo common shares, to receive the remaining property and assets of ExchangeCo.

        At the closing of the transaction, ExchangeCo's capital will also include an unlimited number of non-voting preference shares. Subject to the prior rights of the holders of any shares ranking senior to the preference shares, the registered holders of the preference shares are entitled to receive, and ExchangeCo shall pay to such holders as and when declared by the directors out of the moneys of ExchangeCo properly applicable to the payment of dividends, non-cumulative preferential cash dividends at the rate of 6% per year (less any tax required to be withheld by ExchangeCo) per share in each fiscal year. On a liquidation, dissolution or winding-up of ExchangeCo the holders of the preference shares are entitled to receive, an amount equal to $1,000 per share plus any accrued and unpaid dividends. Any outstanding preference shares will be issued to Merge Holdings on or prior to completion of the arrangement. From time to time after completion of the arrangement, exchangeable shares held by Merge Holdings will be exchanged into preference shares of ExchangeCo.

        Exchangeable Shares of ExchangeCo.    The exchangeable shares will be issued by ExchangeCo. The exchangeable shares will be substantially the economic equivalent of the corresponding shares of Merge common stock that a Cedara shareholder would have received if the holder had elected to receive shares of Merge common stock. Holders of exchangeable shares will also receive, through a voting trust, the benefit of Merge voting rights, entitling the holder to one vote in respect of each exchangeable share on the same basis and in the same circumstances as one share of Merge common stock.

        The exchangeable shares will be redeemable at any time, at the option of the holder, on a one-for-one basis for shares of Merge common stock. As part of the arrangement, Merge, ExchangeCo and a trustee will enter into the voting and exchange trust agreement under which the trustee will be granted specified rights and will agree to specified obligations for the benefit of the holders of exchangeable shares. In addition, Merge, Merge Holdings and ExchangeCo will enter into the exchangeable share support agreement attached to this document as Annex K, under which, among other things, Merge will agree to support the obligations of ExchangeCo and Merge Holdings with respect to the exchangeable shares. The tax consequences of receiving or holding exchangeable shares may differ significantly from the tax consequences of receiving or holding shares of Merge common stock depending upon your particular circumstances. If you are a Canadian resident for purposes of the Canadian Tax Act or a partnership any member of which is a Canadian resident, you should consider carefully the tax consequences to you in determining whether to elect to receive exchangeable shares. In addition, holders of Cedara common shares who do not provide properly completed documents to the depository on or prior to May 20, 2005 and whose address shown on the register of Cedara common shares is in Canada will receive exchangeable shares. See "Taxation—Material Canadian Federal Income Tax Considerations" beginning on page 106.

        See "—The Exchangeable Shares" beginning on page 82 for a more detailed summary of certain provisions regarding the exchangeable shares.

        Merge Holdings.    Merge Technologies Holdings Co. is a wholly-owned subsidiary of Merge and is referred to in this document as "Merge Holdings." Merge Holdings is an unlimited liability company incorporated under the Companies Act (Nova Scotia) on September 1, 1999, and has its registered office located at Summit Place, 1601 Lower Water Street, P.O. Box 730, Halifax, Nova Scotia, Canada B3J 2V1. Merge Holdings will hold certain call rights related to the exchangeable shares. Following the effective date of the transaction, Merge Holdings will not carry on any business except in connection with its role with respect to exchangeable shares issued in connection with the transaction.

The Transaction

        Pursuant to the terms of the plan of arrangement, commencing at the effective time of the transaction, the following events will occur and be deemed to occur in the following order:

          (1)   each outstanding Cedara common share (other than a Cedara common share held by Merge or its affiliates) in respect of which properly completed documents (including the certificate for such share), as described under "—Procedures for Election and Exchange by Cedara Shareholders" beginning on page 93, have been received by the depositary on or prior to May 20, 2005 that is held by a Cedara shareholder who is:

            (a)   a Canadian resident or a partnership of which any member is a Canadian resident will be exchanged by the holder thereof, at the holder's election, (i) for 0.587 fully paid and non-assessable ExchangeCo exchangeable shares, or (ii) for 0.587 fully paid and non-assessable shares of Merge common stock;

            (b)   not a Canadian resident or a partnership of which any member is a Canadian resident will be exchanged by the holder thereof for 0.587 fully paid and non-assessable shares of Merge common stock;

          (2)   each outstanding Cedara common share (other than a Cedara common share held by Merge or its affiliates or held by a dissenting shareholder who is ultimately entitled to be paid the fair value of its Cedara common shares as described herein) in respect of which properly completed documents (including the certificate for such share), as described under "—Procedures for Election and Exchange by Cedara Shareholders" beginning on page 93, have not been received by the depositary on or prior to May 20, 2005 that is held by a Cedara shareholder (other than a clearing agency) whose address shown in the register of Cedara common shares (or, in the case of a Cedara shareholder who holds Cedara common shares indirectly through an intermediary which is a participant of a clearing agency, if such intermediary's address on the register of the clearing agency) as of the close of business (Eastern Time) on the day preceding the effective date of the transaction is:

            (a)   in Canada will be exchanged by the holder thereof, without any act or formality on its part, for 0.587 fully paid and non-assessable exchangeable shares;

            (b)   not in Canada will be exchanged by the holder thereof, without any act or formality on its part, for 0.587 fully paid and non-assessable shares of Merge common stock;

          (3)   each Cedara option will be exchanged for a replacement option to purchase a number of shares of Merge common stock equal to the product of 0.587 multiplied by the number of Cedara common shares subject to the Cedara option; and

          (4)   Merge will issue and deposit with Computershare Trust Company of Canada, which we refer to in this document as Computershare, a special voting share.

        Cedara common shares held by Merge or its affiliates will not be exchanged under the arrangement. As a result, assuming no exercise of Cedara options after April     , 2005, immediately following the effective time of the transaction, Cedara's outstanding share capital will consist of    •    Cedara common shares, all of which will be held by Merge and its affiliates. Assuming all Cedara common shares are exchanged for Merge common stock, based upon the number of shares of Merge common stock outstanding as of April     , 2005 and those issued pursuant to the arrangement, existing holders of Cedara common shares will ultimately hold approximately 59% of the outstanding shares of Merge common stock.

        Cedara common shares for which exchangeable shares are issued will be acquired by ExchangeCo and all other Cedara common shares will be acquired by Merge Holdings.

        See "—Procedures for Election and Exchange by Cedara Shareholders" beginning at page 93 for procedures to be followed in order to obtain certificates representing the exchangeable shares and the Merge common stock issuable in the arrangement.

Fractional Shares

        No certificates representing fractional exchangeable shares or fractional Merge common stock will be delivered in exchange for Cedara common shares pursuant to the arrangement. In lieu of any such fractional securities, each person otherwise entitled to a fractional interest in an exchangeable share or to a fractional interest in a share of Merge common stock will receive a cash payment from the depositary equal to the product of such fractional interest and the average of the closing prices of Merge common stock on Nasdaq during the 20 trading day period ending on the business day immediately preceding the effective date of the arrangement. Merge and its affiliates shall from time to time as necessary provide the depositary with funds sufficient to satisfy those obligations.

The Exchangeable Shares

        The exchangeable shares will be issued by ExchangeCo, which is a newly incorporated indirect wholly owned Canadian subsidiary of Merge.

        Retraction of Exchangeable Shares.    Subject to the overriding right of Merge Holdings to purchase the exchangeable shares, as described herein, holders of exchangeable shares will be entitled at any time following the effective time of the transaction to retract (i.e., require redemption by ExchangeCo, the issuer of the exchangeable shares) any or all of the exchangeable shares held by such holder for an amount per share equal to the sum of (i) the current market price of a share of Merge common stock on the last business day prior to the date of redemption, to be satisfied by the delivery of one share of Merge common stock (subject to adjustment in certain circumstances), and (ii) all declared and unpaid dividends, if any. The current market price is defined as the Canadian dollar equivalent of the average of the closing bid and asked prices of Merge common stock for the 20-day trading period ending not more than three trading days before such date on Nasdaq. Holders of exchangeable shares may effect such retraction by presenting properly completed documents (including the certificate for such shares) to ExchangeCo or Computershare.

        When a holder requests ExchangeCo to redeem retracted exchangeable shares, Merge Holdings will have an overriding right to purchase on the date of retraction all but not less than all of the retracted exchangeable shares, at a purchase price per share equal to the current market price, as defined, of a share of Merge common stock on the last business day prior to the date of redemption, to be satisfied by the delivery of one share of Merge common stock, plus, on the designated payment date therefor, to the extent not paid by ExchangeCo, all declared and unpaid dividends, if any. To the extent that Merge Holdings pays such declared and unpaid dividends, ExchangeCo shall no longer be obligated to pay such declared and unpaid dividends on such retracted exchangeable shares. Upon receipt of a retraction request, ExchangeCo will immediately notify Merge Holdings. Merge Holdings must then advise ExchangeCo within five business days as to whether it will exercise its right to purchase the retracted exchangeable shares. If Merge Holdings does not so advise ExchangeCo, ExchangeCo will notify the holder as soon as possible thereafter that Merge Holdings will not exercise its right to purchase. If Merge Holdings advises ExchangeCo that it will exercise its right to purchase the retracted exchangeable shares, then, provided the holder does not revoke its request for retraction in the manner described below, the retraction request shall be considered to be an offer by the holder to sell its exchangeable shares to Merge Holdings.

        Cedara shareholders who receive exchangeable shares in the arrangement and later request to receive Merge common stock in exchange for their exchangeable shares will not receive Merge common stock until 10 to 15 business days after the request is received. In addition, no shares of Merge common stock will be issued upon exchange of exchangeable shares until a registration statement (which Merge will file with the SEC promptly, but in no event more than 30 days, after the effective date of the transaction) has been declared effective by the SEC. Until that time, and during the 10 to 15 business day period referenced above, the market price of Merge common stock may increase or decrease. Any such increase or decrease would affect the value of the consideration to be received by the holder of exchangeable shares on the effective date of the exchange.

        A holder may revoke its request for retraction, in writing, at any time prior to the close of business on the business day immediately preceding the date of retraction, in which case the retracted exchangeable shares will neither be purchased by Merge Holdings nor be redeemed by ExchangeCo. If the holder does not revoke its retraction request, on the date of retraction, the retracted exchangeable shares will be purchased by Merge Holdings or redeemed by ExchangeCo, as the case may be, in each case as set out above. ExchangeCo or Merge Holdings, as the case may be, will deliver or cause Computershare to deliver:

          (1)   the certificates, representing the aggregate number of shares of Merge common stock calculated as described above, registered in the name of the holder or in such other name as the holder may request, and

          (2)   if applicable, a check for the aggregate declared and unpaid dividends to the holder at the address recorded in the securities register or at the address specified in the holder's retraction request or by holding the same for pick up by the holder at the registered office of ExchangeCo or the office of Computershare as specified by ExchangeCo, in each case less any amounts withheld on account of tax required to be deducted and withheld.

        If, as a result of solvency requirements or applicable law, ExchangeCo is not permitted to redeem all retracted exchangeable shares tendered by a holder, and provided Merge Holdings has not exercised its right to purchase such exchangeable shares, ExchangeCo will redeem only those retracted exchangeable shares tendered by the holder (rounded down to a whole number of shares) as would not be contrary to such provisions or applicable law and Computershare, on behalf of the holder of any retracted exchangeable shares not so redeemed by ExchangeCo, will require Merge to purchase such retracted exchangeable shares on the date of retraction for a purchase price per share of one share of Merge common stock plus, to the extent not paid by ExchangeCo, all declared and unpaid dividends on each exchangeable share on any dividend record date which occurred prior to the date of such purchase.

        Redemption of Exchangeable Shares.    Subject to applicable law and the overriding right of Merge Holdings to purchase the exchangeable shares, ExchangeCo will redeem on the date established by the board of directors of ExchangeCo, which date shall be no earlier than April 30, 2010, all but not less than all of the then outstanding exchangeable shares for an amount per share equal to the sum of (i) the current market price of a share of Merge common stock on the last business day prior to the date of redemption, to be satisfied by the delivery of one share of Merge common stock, and (ii) all declared and unpaid dividends on each exchangeable share held by a holder on any dividend record date which occurred prior to the date of redemption. ExchangeCo will provide written notice of the proposed redemption of the exchangeable shares by ExchangeCo or the purchase of the exchangeable shares by Merge Holdings pursuant to its overriding right to purchase, at least 60 days prior to the date of redemption, or such number of days as the board of directors of ExchangeCo may determine to be reasonably practicable under the circumstances in respect of a date of redemption arising in connection with:

          (1)   a Merge control transaction, which is any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or similar transactions involving Merge, or any proposal to do so;

          (2)   an exchangeable share voting event, which is any matter in respect of which holders of exchangeable shares are entitled to vote as shareholders of ExchangeCo, other than as outlined in (3), and, for greater certainty, excluding any matter in respect of which holders of exchangeable shares are entitled to vote (or instruct Computershare to vote) under the voting and exchange trust agreement; or

          (3)   an exempt exchangeable share voting event, which is any matter in respect of which holders of exchangeable shares are entitled to vote, in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the exchangeable shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the exchangeable shares and the Merge common stock.

        On or after the date of redemption and provided Merge Holdings has not exercised its right to purchase the exchangeable shares, upon receipt at the office of Computershare or the registered office of ExchangeCo of the certificates representing the exchangeable shares and such other documents as may be required, ExchangeCo will deliver to holders of exchangeable shares an amount per share equal to the current market price, as defined, of a share of Merge common stock on the last business day prior to the date of redemption, to be satisfied by the delivery of one share of Merge common stock, plus all declared and unpaid dividends, if any. ExchangeCo will mail certificates for the applicable number of shares of Merge common stock registered in the name of the holder or such other name as the holder may request and, if applicable, a check for the aggregate amount of such declared and unpaid dividends to the holder at the address of the holder recorded in the securities register or hold the same for pick up by the holder at the registered office of ExchangeCo or the office of Computershare as specified in the written notice of redemption, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom.

        Merge Holdings will have an overriding right to purchase on the date of redemption all but not less than all of the exchangeable shares then outstanding (other than exchangeable shares held by Merge and its affiliates) for an amount per share equal to the current market price of a share of Merge common stock on the last business day prior to the date of redemption, to be satisfied by the delivery of one share of Merge common stock, plus declared and unpaid dividends, if any. Upon the exercise of such right by Merge Holdings, holders will be obligated to sell their exchangeable shares to Merge Holdings. If Merge Holdings exercises such right, ExchangeCo's right and obligation to pay any declared and unpaid dividends on the exchangeable shares so purchased by Merge Holdings will be fully satisfied.

        Early Redemption.    In certain circumstances, ExchangeCo has the right to require a redemption of the exchangeable shares prior to April 30, 2010. An early redemption may occur upon:

          (1)   there being outstanding fewer than the greater of (a) 1,000,000 exchangeable shares; and (b) 10% of the number of exchangeable shares issued on the effective date of the transaction (in each case, other than exchangeable shares held by Merge and its affiliates);

          (2)   the occurrence of a Merge control transaction;

          (3)   a proposal for an exchangeable share voting event; or

          (4)   the failure to approve or disapprove, as applicable, an exempt exchangeable share voting event.

        The accidental failure or omission to give any notice of redemption under clauses (1) to (4) will not affect the validity of any such redemption.

        If, prior to April 30, 2010, a Merge control transaction occurs, provided that the board of directors of ExchangeCo determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the exchangeable shares in connection with such control transaction and that the redemption of all but not less than all of the outstanding exchangeable shares is necessary to enable the completion of such control transaction in accordance with its terms, the board of directors of ExchangeCo may accelerate the date of redemption to such date prior to April 30, 2010 as the board of directors of ExchangeCo may determine, upon such number of days' prior written notice to the holders of exchangeable shares as the board of directors of ExchangeCo may determine to be reasonably practicable in such circumstances.

        If, prior to April 30, 2010, an exchangeable share voting event is proposed, provided that the board of directors of ExchangeCo has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the exchangeable share voting event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a date of redemption, in any other commercially reasonable manner that does not result in an exchangeable share voting event, the date of redemption shall be the business day prior to the record date for any meeting or vote of the holders of exchangeable shares to consider the exchangeable share voting event and the board of directors of ExchangeCo shall give such number of days' prior written notice of such redemption to the holders of exchangeable shares as the board of directors of ExchangeCo may determine to be reasonably practicable in such circumstances.

        If, prior to April 30, 2010, an exempt exchangeable share voting event is proposed and the holders of exchangeable shares fail to take the necessary action at a meeting or other vote of holders of exchangeable shares, to approve or disapprove, as applicable, the exempt exchangeable share voting event, the date of redemption shall be the business day following the day on which the holders of exchangeable shares failed to take such action. See "Taxation—Material Canadian Federal Income Tax Considerations" beginning on page 106.

        Purchase for Cancellation.    Subject to applicable law, ExchangeCo may at any time and from time to time purchase for cancellation all or any part of the outstanding exchangeable shares at any price by tender to all the holders of record of exchangeable shares then outstanding or through the facilities of any stock exchange on which the exchangeable shares are listed or quoted at any price per share.

        In addition, subject to applicable law, ExchangeCo may at any time and from time to time purchase for cancellation all or any part of the exchangeable shares by private agreement with any holder of exchangeable shares for consideration consisting of shares of Merge common stock.

        Voting, Dividend and Liquidation Rights of Holders of Exchangeable Shares; Withholding Rights.    On the effective date, Merge, ExchangeCo and Computershare will enter into the voting and exchange trust agreement in substantially the form attached hereto as Annex J. This summary is qualified in its entirety by reference to the voting and exchange trust agreement.

        Voting Rights with Respect to ExchangeCo.    Except as required by law and by Article 10 of the provisions attaching to the exchangeable shares, the holders of exchangeable shares are not entitled as such to receive notice of or attend any meeting of shareholders of ExchangeCo or to vote at any such meeting. See "—Amendment and Approval" below.

        Voting Rights with Respect to Merge.    Pursuant to the voting and exchange trust agreement, and pursuant to the articles of amendment to Merge's articles of incorporation to be adopted pursuant to the Merge articles of amendment proposal, attached to this document as Annex C, Merge will issue a special voting share to Computershare for the benefit of the holders of exchangeable shares (other than Merge and its affiliates). The special voting share will have the number of votes, which may be cast at any meeting at which Merge shareholders are entitled to vote, equal to the number of outstanding exchangeable shares (other than exchangeable shares held by Merge and its affiliates).

        Each holder of exchangeable shares on the record date for any meeting at which Merge shareholders are entitled to vote will be entitled to instruct Computershare to exercise one of the votes attached to the special voting share of Merge for each exchangeable share held by such holder. Computershare will exercise (either by proxy or in person) each vote attached to the special voting share only as directed by the relevant holder and, in the absence of instructions from a holder as to voting, will not exercise such votes. A holder of exchangeable shares may, upon instructing Computershare, obtain a proxy from Computershare entitling the holder to vote directly at the relevant meeting the votes attached to the special voting share to which the holder is entitled.

        Computershare will use reasonable efforts to send to the holders of exchangeable shares the notice of each meeting at which the Merge shareholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the holder may instruct Computershare to exercise the votes attaching to the special voting share, such sending to commence on the same day as Merge mails or otherwise sends such notice and materials to the Merge shareholders. Computershare will also send to the holders of exchangeable shares copies of all information statements, interim and annual financial statements, reports and other materials sent by Merge to the Merge shareholders at the same time as such materials are sent to the Merge shareholders. To the extent such materials are provided to Computershare by Merge, Computershare will also send to the holders of exchangeable shares all materials sent by third parties to Merge shareholders, including dissident proxy circulars and tender and exchange offer circulars, as soon as possible after such materials are delivered to Computershare.

        All rights of a holder of exchangeable shares to exercise votes attached to the special voting share will cease upon the exchange (whether by redemption, retraction or liquidation, or through the exercise of the related rights of Merge Holdings to purchase) of such exchangeable shares for Merge common stock.

        Dividend Rights.    Holders of exchangeable shares will be entitled to receive, subject to applicable law, dividends (i) in the case of a cash dividend declared on the Merge common stock, in an amount in cash for each exchangeable share corresponding to the cash dividend declared on each share of Merge common stock, (ii) in the case of a stock dividend declared on the Merge common stock to be paid in Merge common stock, in such number of exchangeable shares for each exchangeable share as is equal to the number of shares of Merge common stock to be paid on each share of Merge common stock, or

(iii) in the case of a dividend declared on the Merge common stock in property other than cash or Merge common stock, in such type and amount of property as is the same as, or economically equivalent to (as determined by ExchangeCo's board of directors in good faith and in its sole discretion) the type and amount of property declared as a dividend on each share of Merge common stock. Cash dividends on the exchangeable shares are payable in U.S. dollars or the Canadian dollar equivalent thereof, at the option of ExchangeCo. The declaration date, record date and payment date for dividends on the exchangeable shares will be the same as the relevant date for the corresponding dividends on the Merge common stock.

        Liquidation Rights with Respect to ExchangeCo.    In the event of the liquidation, dissolution or winding-up of ExchangeCo or any other proposed distribution of the assets of ExchangeCo among its shareholders for the purpose of winding-up its affairs, each holder of exchangeable shares will have, subject to applicable law, preferential rights to receive from ExchangeCo for each exchangeable share held by such holder an amount equal to the current market price, as defined, of a share of Merge common stock on the last business day prior to the date of liquidation, dissolution or winding-up, to be satisfied by the delivery of one share of Merge common stock, plus all declared and unpaid dividends on each such exchangeable share held by such holder on any dividend record date which occurred prior to the effective date of such liquidation, dissolution or winding-up. Upon the occurrence of such liquidation, dissolution or winding-up, Merge Holdings will have an overriding right to purchase all of the outstanding exchangeable shares (other than exchangeable shares held by Merge and its affiliates) from the holders thereof on the effective date of such liquidation, dissolution or winding-up for an amount per share equal to the current market price of a share of Merge common stock on the last business day prior to the date of liquidation, dissolution or winding-up to be satisfied by the delivery of one share of Merge common stock, plus all declared and unpaid dividends on each such exchangeable share held by such holder on any dividend record date which occurred prior to the effective date of such liquidation, dissolution or winding-up. In the event that Merge Holdings exercises such right and pays the declared and unpaid dividends owing, if any, the right of the holder of the exchangeable shares so purchased to receive declared and unpaid dividends from ExchangeCo shall be fully satisfied.

        Upon the occurrence or during the continuance of the liquidation, dissolution or winding-up of ExchangeCo or any other proposed distribution of the assets of ExchangeCo among its shareholders for the purpose of winding-up its affairs, a holder of exchangeable shares will be entitled to instruct Computershare to exercise its right to require Merge to purchase all or any part of the exchangeable shares held by such holder for a purchase price per share of one share of Merge common stock plus, to the extent not paid by ExchangeCo, all declared and unpaid dividends on each exchangeable share held by such holder on any dividend record date which occurred prior to the date of such purchase. As soon as practicable following the occurrence of such an insolvency event or any event which would, with the passage of time and/or the giving of notice, become an insolvency event, ExchangeCo and Merge will give written notice thereof to Computershare. As soon as practicable thereafter, Computershare will notify each holder of exchangeable shares of such event and will advise the holder of the right of Computershare, on behalf of the holders, to require Merge to purchase such exchangeable shares. Upon receipt of all declared and unpaid dividends from Merge, the holder shall no longer be entitled to receive any declared and unpaid dividends from ExchangeCo.

        Liquidation Rights with Respect to Merge.    In order for the holders of exchangeable shares to participate on a pro rata basis with the holders of Merge common stock on the fifth business day prior to the effective date of:

          (1)   any determination by the board of directors of Merge to institute voluntary liquidation, dissolution, or winding-up proceedings with respect to Merge or to effect any other distribution of its assets among its shareholders for the purpose of winding up its affairs; or

          (2)   the earlier of (a) receipt by Merge of notice of, and (b) Merge becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Merge or to effect any other distribution of assets of Merge among its shareholders for the purpose of winding up its affairs, in each case where Merge has failed to contest in good faith any such proceeding commenced in respect of Merge within 30 days of becoming aware thereof, each exchangeable share will automatically be exchanged for an equivalent number of shares of Merge common stock plus, to the extent not paid by ExchangeCo on the designated payment date therefor, all declared and unpaid dividends on each such exchangeable share held by such holder on any dividend record date which occurred prior to the date of such exchange. Upon receipt of such declared and unpaid dividends, the right of the holder of the exchangeable share to receive declared and unpaid dividends from ExchangeCo shall be fully satisfied. Upon a holder's request and surrender of exchangeable share certificates, duly endorsed in blank and accompanied by such instruments of transfer as Merge may reasonably require, Merge will deliver to such holder certificates representing an equivalent number of shares of Merge common stock, plus a check for the amount of such dividends, if any, for the exchangeable shares exchanged by such holder. For a description of certain Merge obligations with respect to the dividend and liquidation rights of the holders of exchangeable shares, see "—Exchangeable Share Support Agreement" beginning on page 89.

        Withholding Rights.    Merge, ExchangeCo, Merge Holdings and Computershare will be entitled to deduct and withhold from any dividends or consideration otherwise payable to any holder of exchangeable shares or Merge common stock such amounts as Merge, ExchangeCo, Merge Holdings or Computershare is required to deduct and withhold with respect to such payment under the Canadian Tax Act, the Code or any provision of provincial, state, local or foreign tax law. Any amounts withheld will be treated as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the amount otherwise payable to the holder, Merge, ExchangeCo, Merge Holdings and Computershare may sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Merge, ExchangeCo, Merge Holdings or Computershare, as the case may be, to enable it to comply with such deduction or withholding requirement. Merge, ExchangeCo, Merge Holdings or Computershare must notify the holder of any such sale and remit to such holder any unapplied balance of the net proceeds of such sale. In the voting and exchange trust agreement, Merge will represent that, based upon facts known to it, it has no current intention to deduct or withhold from any dividend paid to holders of exchangeable shares any amounts under the Code.

        Ranking.    The exchangeable shares will be entitled to a preference over the common shares and any other shares ranking junior to the exchangeable shares with respect to the payment of dividends and the distribution of assets in the event of a liquidation, dissolution or winding-up of ExchangeCo; whether voluntary or involuntary, or any other distribution of the assets of ExchangeCo among its members for the purpose of winding-up its affairs. The exchangeable shares will rank junior to the non-voting preference shares of ExchangeCo. See "—Information Concerning ExchangeCo and Merge Holdings—ExchangeCo Share Capital" beginning on page 80.

        Certain Restrictions.    ExchangeCo will not without the approval of the holders of exchangeable shares as set forth below under "—Amendment and Approval":

          (1)   pay any dividends on the common shares of ExchangeCo, or any other shares ranking junior to the exchangeable shares, other than stock dividends payable in common shares of ExchangeCo or any such other shares ranking junior to the exchangeable shares, as the case may be;

          (2)   redeem, purchase or make any capital distribution in respect of common shares of ExchangeCo or any other shares ranking junior to the exchangeable shares;

          (3)   redeem or purchase any other shares of ExchangeCo ranking equally with the exchangeable shares with respect to the payment of dividends or on any liquidation distribution; or

          (4)   issue any exchangeable shares or any other shares of ExchangeCo ranking equally with, or superior to, the exchangeable shares other than by way of stock dividends to the holders of such exchangeable shares.

        The restrictions in paragraphs (1), (2), (3) and (4) above will not apply at any time when the dividends on the outstanding exchangeable shares corresponding to dividends declared and paid on the Merge common stock have been declared and paid in full.

        Amendment and Approval.    The rights, privileges, restrictions and conditions attaching to the exchangeable shares may be added to, changed or removed only with the approval of the holders thereof. Any such approval or any other approval or consent to be given by the holders of exchangeable shares will be sufficiently given if given in accordance with applicable law subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by not less than three-fourths of the votes cast on such resolution at a meeting of the holders of exchangeable shares duly called and held at which holders of at least 25% of the then outstanding exchangeable shares are present or represented by proxy. If no such quorum is present at such meeting within one-half hour after the time appointed therefor, then the meeting will be adjourned to such place and time (not less than 5 days later) as may be designated by the chair of such meeting. At such adjourned meeting, the holders of exchangeable shares present or represented by proxy may transact the business for which the meeting was originally called and a resolution passed by the affirmative vote of not less than three-fourths of the votes cast on such resolution will constitute the approval or consent of the holders of exchangeable shares.

Exchangeable Share Support Agreement

        This section of the document describes the material provisions of the exchangeable share support agreement but does not describe all of the terms of this agreement. The following summary is qualified in its entirety by reference to the complete text of the exchangeable share support agreement, which is attached as Annex K to this document and is incorporated into this document by reference. We urge you to read the full text of the exchangeable share support agreement. The exchangeable share support agreement will provide that for so long as any exchangeable shares (other than exchangeable shares owned by Merge or its affiliates) remain outstanding:

  •
  Merge will not declare or pay dividends on the Merge common stock unless Merge ensures that ExchangeCo is able to declare and pay and simultaneously declares or pays, as the case may be, an equivalent dividend on the exchangeable shares;

  •
  Merge will advise ExchangeCo sufficiently in advance of the declaration of any dividend on the Merge common stock and take all action reasonably necessary, in cooperation with ExchangeCo, to ensure that the declaration date, record date and payment date for dividends on the exchangeable shares are the same as that for the dividend on the Merge common stock;

  •
  Merge will ensure that the record date for any dividend declared on the Merge common stock is not less than 10 business days after the declaration date of that dividend;

  •
  Merge will take all actions and do all things reasonably necessary or desirable, in accordance with applicable law:

  •
  to enable and permit ExchangeCo to perform its obligations arising upon the liquidation, dissolution or winding-up or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding-up its affairs or in the event of a retraction demand by a holder of exchangeable shares or a redemption of exchangeable shares on the redemption date, as the case may be, including all actions and things that are reasonably necessary or desirable to enable and permit ExchangeCo to deliver Merge common stock to the holders of exchangeable shares and cash in respect of declared and unpaid dividends where obligated to do so;

    •
    to enable and permit Merge Holdings, in accordance with applicable law, to perform its obligations arising upon the exercise by it of its overriding call rights, including all actions and things as are necessary or desirable to enable Merge Holdings to deliver Merge common stock to the holders of exchangeable shares and cash in respect of declared and unpaid dividends where obligated to do so; and

    •
    to ensure that Merge, Merge Holdings and their affiliates will not, exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding-up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding-up its affairs nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of Merge or any other distribution of the assets of Merge among its shareholders for the purpose of winding-up its affairs.

        The exchangeable share support agreement will provide that Merge will take all necessary or desirable action to ensure that Merge common stock delivered for exchangeable shares will be freely tradeable, including, if necessary, registering the Merge common stock under applicable securities laws and maintaining the listing or quotation of the Merge common stock for trading on all stock exchanges and quotation systems where the outstanding Merge common stock are then listed and quoted.

        The exchangeable share support agreement will also provide that, so long as any exchangeable shares (other than those held by Merge or its affiliates) are outstanding, Merge will not, without the prior approval of ExchangeCo and the holders of the exchangeable shares:

  •
  issue or distribute to all or substantially all the holders of Merge common stock:

  •
  Merge common stock (or securities exchangeable for or convertible into or carrying rights to acquire Merge common stock) by way of stock dividend or other distribution (other than to holders of Merge common stock who exercise an option to receive those securities in lieu of receiving a cash dividend);

  •
  rights, options or warrants to subscribe for or purchase any Merge common stock (or securities exchangeable for or convertible into or carrying rights to acquire Merge common stock);

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  other securities of Merge;

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  evidences of indebtedness of Merge; or

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  assets of Merge;

  •
  subdivide, redivide, reduce, consolidate, combine or otherwise change the then outstanding Merge common stock into a different number of shares of Merge common stock; or

  •
  reclassify or otherwise change the Merge common stock or effect an amalgamation, merger, reorganization or other transaction affecting Merge common stock,

unless the same or an economically equivalent distribution on or change to, or in the rights of the holders of, exchangeable shares is made simultaneously. Merge will ensure that the record date for any of the foregoing events (or the effective date if there is no record date) is not less than five business days after the date that Merge announces the event. The board of directors of ExchangeCo will determine, in good faith and in its sole discretion, "economic equivalence" for these purposes, and its determination, based upon the factors specified in the exchangeable share support agreement, will be conclusive and binding.

        Under the exchangeable share support agreement, so long as any exchangeable shares (other than those held by Merge or its affiliates) are outstanding, Merge and its board of directors will be prohibited from proposing or recommending or otherwise effecting with the consent or approval of its board of directors any tender or share exchange offer, issuer bid, take-over bid or similar transaction with respect to Merge common stock, unless the holders of exchangeable shares (other than Merge and its affiliates) participate in the transaction to the same extent on an economically equivalent basis as the holders of Merge common stock, without discrimination. In addition, Merge will use its reasonable efforts expeditiously and in good faith to ensure the holders of the exchangeable share may participate without being required to retract their exchangeable shares or, if so required, to ensure any such retraction shall be effective only upon, and shall be conditional upon, the closing of such transaction and only to the extent necessary to tender or deposit to the transaction.

        In addition, subject to limited exceptions, Merge will not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation unless the rights of the holders of exchangeable shares are substantially preserved and not impaired in any material respect.

        Merge will also agree that without the prior approval of ExchangeCo and the holders of the exchangeable shares so long as any exchangeable shares are owned by any person other than Merge or its affiliates, Merge will remain the direct or indirect beneficial owner of all of the outstanding voting shares of ExchangeCo and Merge Holdings.

        Merge will agree under the exchangeable share support agreement not to exercise any voting rights attached to the exchangeable shares owned by it or any of its affiliates on any matter considered at meetings of holders of exchangeable shares. Merge will also agree to use its reasonable efforts to ensure that ExchangeCo:

  •
  maintains a "substantial Canadian presence" within the meaning of the Income Tax Act (Canada) if required to cause the exchangeable shares not to be "foreign property" for purposes of the Income Tax Act (Canada), but only to the extent that the Canadian Tax Act provides limits on the level of foreign property which may be held without penalty. See "Taxation—Material Canadian Federal Income Tax Considerations" beginning on page 106; and

  •
  maintains a listing for the exchangeable shares on The Toronto Stock Exchange.

        With the exception of administrative changes for the purpose of adding covenants that are not prejudicial to the rights and interests of the holders of exchangeable shares, making certain necessary amendments or curing ambiguities or clerical errors (in each case provided that the board of directors of each of Merge, ExchangeCo and Merge Holdings are of the opinion that the amendments are not prejudicial to the rights or interests of the holders of Exchangeable Shares), the exchangeable share support agreement may not be amended without the approval of the holders of exchangeable shares as set forth under "—The Exchangeable Shares—Amendment and Approval" beginning on page 89.

Replacement Options

        On April     , 2005, there were approximately    •    Cedara options outstanding which, when vested, would be exercisable to acquire a total of approximately    •    Cedara common shares at prices between Cdn$    •    and Cdn$    •    with various expiration dates to    •    .

        At the effective time of the transaction, each Cedara option will be exchanged for an option to purchase a number of shares of Merge common stock equal to 0.587 multiplied by the number of Cedara common shares subject to such Cedara option. Such replacement option will provide for an exercise price per share of Merge common stock equal to the exercise price per share of such Cedara option immediately prior to the effective time of the transaction divided by 0.587 and, if the Cedara option exercise price was denominated in Canadian dollars, by the currency exchange rate for U.S. dollars expressed in Canadian dollars on the effective date of the transaction. If the foregoing calculation results in a replacement option being exercisable for a fraction of a share of Merge common stock, then the number of shares of Merge common stock subject to such replacement option will be rounded down to the next whole share of Merge common stock and the total exercise price for the replacement option will be reduced by the exercise price of the fractional share of Merge common stock. If the foregoing calculation results in the exercise price for a replacement option being an exercise price per share of Merge common stock including a fraction of a cent, the exercise price shall be rounded up to the next whole cent.

        Except as set out in the preceding paragraphs, or as described under "The Transaction—Interests of Cedara Directors and Executive Officers in the Transaction" beginning on page 77, the term to expiry, conditions to and manner of exercising, vesting schedule and all other terms and conditions of each replacement option will be unchanged from those of the relevant Cedara option, and any document or agreement previously evidencing a Cedara option will thereafter evidence such replacement option. The Cedara option plan will terminate on the effective date of the transaction.

Court Approval and Completion of the Arrangement

        An arrangement under the OBCA requires court approval. Prior to the mailing of this circular, Cedara obtained the interim order providing for the calling and holding of the special meeting of Cedara securityholders and other procedural matters. A copy of the interim order is attached hereto in Annex F.

        Subject to the approval of the arrangement by the Cedara securityholders at the special meeting, the hearing in respect of the final order is scheduled to take place on May     , 2005 at    •    (Eastern Time) in the court at 393 University Avenue, Toronto, Ontario. Any Cedara shareholder who wishes to present evidence or argument at that hearing must file and deliver a notice of appearance, and all materials on which it relies, in accordance with the rules of the court and the provisions of the interim order. The court will consider, among other things, the fairness and reasonableness of the arrangement. The court may approve the arrangement in any manner the court may direct, subject to compliance with such terms and conditions, if any, as the court deems fit.

        Assuming the final order is granted and the other conditions to closing contained in the merger agreement are satisfied or waived, it is anticipated that the following will occur: the steps set forth in the plan of arrangement will be completed; articles of arrangement for Cedara will be filed with the Director under the OBCA to give effect to the arrangement; the voting and exchange trust agreement and the support agreement will be executed and delivered; and the various other documents necessary to consummate the transactions contemplated under the merger agreement will be executed and delivered.

        Subject to the foregoing, it is expected that the effective time of the transaction will occur as soon as practicable after the final order has been obtained.

Accounting Treatment

        Merge has informed Cedara that it will account for the transaction as a purchase of Cedara for financial reporting and accounting purposes, in accordance with U.S. GAAP. Under the purchase method of accounting, the total cost of the transaction is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective date of the transaction, with any residual amount reported as goodwill.

Affiliate's Letter

        Cedara has agreed to use its reasonable efforts to ensure that on or before the effective date of the transaction each Cedara affiliate executes and delivers a letter which provides that the Cedara affiliate agrees not to sell, assign or transfer any of the exchangeable shares or Merge common stock received by it in exchange for Cedara common shares in connection with the arrangement except: (i) pursuant to an effective registration statement under the Securities Act; (ii) in conformity with Rule 145 promulgated under the Securities Act; or (iii) in a transaction which, in the opinion of the general counsel of Merge or other counsel reasonably satisfactory to Merge or as described in a "no-action" or interpretative letter from the staff of the SEC specifically issued with respect to a transaction to be engaged in by such Cedara affiliate, is not required to be registered under the Securities Act.

        The letters signed by Cedara affiliates and accepted by Merge will also provide that Merge will take all such actions as may be reasonably available to it to permit the sale or other disposition of exchangeable shares or Merge common stock by Cedara affiliates under Rule 145 in accordance with the terms thereof. Each affiliate's letter will provide that execution by a Cedara affiliate will not be deemed to be an admission by that Cedara affiliate that it is in fact an "affiliate" of Merge or Cedara, within the meaning of United States securities laws and the applicable rules and regulations made thereunder.

Procedures for Election and Exchange by Cedara Shareholders

        Enclosed with this circular is a letter of transmittal and election form which is being delivered to Cedara shareholders. The letter of transmittal and election form, when properly completed and signed and returned together with a certificate or certificates for Cedara common shares and all other required documents, will enable each holder of Cedara common shares to obtain a certificate for that number of exchangeable shares or shares of Merge common stock, or a combination thereof, as described below (in each case, rounded down to the nearest whole share if such calculation results in a fractional share). See "—Fractional Shares" beginning on page 82.

        Any use of the mail to transmit a certificate for Cedara common shares and a related letter of transmittal and election form is at the risk of the holder thereof. If these documents are mailed, it is recommended that registered mail, with return receipt requested, properly insured, be used.

        A Cedara shareholder who is a Canadian resident or a partnership of which at least one member is a Canadian resident may elect under the arrangement to receive on exchange of its Cedara common shares either Merge common stock or exchangeable shares by arranging for a properly completed and signed letter of transmittal and election form, together with certificates representing its Cedara common shares and all other required documents, to be received by the depositary, Computershare, at one of the addresses set out on the last page of the letter of transmittal and election form no later than the election deadline which is 5:00 p.m. (local time) at the place of deposit of the letter of transmittal and election form on the date which is one business day prior to the date of the Cedara special meeting or, if the meeting is adjourned or postponed, 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed meeting. A Cedara shareholder who is not a Canadian resident or a partnership of which at least one member is a Canadian resident is entitled under the arrangement to receive on exchange of its Cedara common shares Merge common stock by arranging for a properly completed and signed letter of transmittal and election form, together with certificates representing its Cedara common shares and all other required documents, to be received by the depositary at one of the addresses set out on the last page of the letter of transmittal and election form no later than the election deadline.

        If the depositary has not received a properly completed and signed letter of transmittal and election form together with certificates representing Cedara common shares and all other required documents by the election deadline in respect of particular Cedara common shares, then those shares will be treated under the arrangement as follows:

  •
  each Cedara shareholder whose address on the register for Cedara common shares as at the close of business (Eastern Time) on the day immediately preceding the effective date of the transaction is in Canada will be entitled to receive after the closing of the transaction only exchangeable shares upon receipt by the depositary of a properly completed and signed letter of transmittal and election form, together with certificates representing its Cedara common shares and all other required documents; and

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  each Cedara shareholder whose address on the register for Cedara common shares at such time is not in Canada will be entitled to receive after the closing of the transaction only Merge common stock upon receipt by the depositary of a properly completed and signed letter of transmittal and election form, together with certificates representing its Cedara common shares and all other required documents.

        Certificates representing the appropriate number of exchangeable shares and/or shares of Merge common stock issuable to a former holder of Cedara common shares who has complied with the procedures set out above, together with a check in the amount, if any, payable in lieu of fractional exchangeable shares and/or shares of Merge common stock will, as soon as practicable after the effective date of the transaction (i) be forwarded to the holder at the address specified in the letter of transmittal and election form, by insured first class mail, or (ii) be made available for pick up by the holder as requested by the holder in the letter of transmittal and election form at the office of Computershare specified by the holder in the letter of transmittal and election form.

        Where a certificate for Cedara common shares has been destroyed, lost or mislaid, the holder of that certificate for Cedara common shares should contact Computershare Trust Company of Canada, toll-free, at (800) 564-6253, regarding the issuance of a replacement certificate upon the holder satisfying such requirements as may be imposed by Cedara in connection with issuance of the replacement certificate.

Stock Exchange Listing

  Exchangeable Shares

        The Toronto Stock Exchange has been notified of the proposed arrangement and has conditionally approved the listing of the exchangeable shares, subject to the satisfaction of customary requirements of The Toronto Stock Exchange. Cedara has been advised by Merge that it has no current intention to list the exchangeable shares on any other stock exchange.

  Merge Common Stock

        Shares of Merge common stock are traded on the Nasdaq National Market. Applications will be made, as required, by Merge to Nasdaq to list the shares of Merge common stock issued pursuant to the arrangement or issuable from time to time in exchange for the exchangeable shares or upon exercise of the Merge options replacing Cedara options.

Resale of Exchangeable Shares and Merge Common Stock Received in the Transaction

  United States

        The issuance of exchangeable shares and Merge common stock to shareholders will not be registered under the Securities Act. Such shares will instead be issued in reliance upon the exemption provided by Section 3(a)(10) of the Securities Act. Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the registration requirement under the Securities Act where the terms and conditions of the issuance and exchange of such securities have been approved by a court, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have the right to appear. The court is authorized to conduct a hearing to determine the fairness of the terms and conditions of the arrangement, including the proposed issuance of securities in exchange for other outstanding securities. The court entered the interim order on April     , 2005 and, subject to the approval of the arrangement by the Cedara shareholders, a hearing on the fairness of the arrangement will be held on May     , 2005 by the court. See "—Court Approval and Completion of the Arrangement" beginning on page 92.

        The exchangeable shares and Merge common stock received in exchange for Cedara common shares in the arrangement will be freely transferable under United States federal securities laws, except for exchangeable shares or Merge common stock held by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Cedara at the time of the transaction which may be resold by them only in transactions permitted by the resale provisions of Rule 145(d)(1), (2), or (3) promulgated under the Securities Act or as otherwise permitted under the Securities Act. Rule 145(d) provides a safe harbour for resales of securities received by certain persons in transactions such as the arrangement. Rule 145(d)(1) generally provides that such "affiliates" of Cedara may sell securities of Merge received in the arrangement if such sale is effected pursuant to the volume, current public information and manner of sale limitations of Rule 144 promulgated under the Securities Act. These limitations generally require that there be available adequate current public information with respect to Merge, that any sales made by such an affiliate in any 3 month period shall not exceed the greater of 1% of the outstanding shares of the securities being sold or the average weekly trading volume over the 4 calendar weeks preceding the placement of the sell order and that such sales be made in unsolicited "brokers transactions," or in transactions directly with a "market maker" (as such term is defined under the Exchange Act). Rule 145(d)(2) generally provides that non-affiliates of Merge may sell securities of Merge received in the arrangement after a period of 1 year has elapsed since the transaction, provided that certain public information continues to be available with respect to Merge. Rule 145(d)(3) generally provides that non-affiliates of Merge may sell securities of Merge received in the arrangement after a period of 2 years has elapsed since the transaction, provided that such persons have not been affiliates of Merge during the three months preceding the resale. Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that control, are controlled by, or are under common control with, such issuer and may include certain officers and directors of such issuer as well as principal shareholders of such issuer.

        In addition, under Rule 904 of Regulations S, persons who are not "affiliates" of Merge (or who are affiliates of Merge solely by virtue of holding a position as an officer or director of Merge) may offer or sell exchangeable shares if no "directed selling efforts" (as defined in Rule 902 of Regulation S) are made by the seller or any of its affiliates or any person on their behalf, no offer is made to a person in the United States, and either (i) at the time the buy order is originated, the buyer is outside the United States, or the seller and any person acting on behalf of the seller reasonably believes the buyer is outside the United States, or (ii) the transaction is executed in, on or through the facilities of The Toronto Stock Exchange and neither the seller nor any person acting on behalf of the seller knows that the transaction has been pre-arranged with a buyer in the United States. In the case of offers or sales by a person who is an officer or director of Merge and is an affiliate of Merge solely by virtue of holding that position, no selling concession, fee or other remuneration may be paid in connection with the offer or sale other than the usual and customary broker's commission that would be received by a person executing the transaction as agent. Additional conditions apply to resales by persons who are affiliates of Merge other than by virtue of holding a position as an officer or director of Merge.

        Merge has agreed that the issuance of Merge common stock from time to time in exchange for the exchangeable shares will be registered under the Securities Act pursuant to a registration statement which Merge will file as promptly as practicable (but no later than 30 days) after the effective date of the transaction. No shares of Merge common stock will be issued upon exchange of exchangeable shares until such registration statement has been declared effective by the SEC.

  Canada

        Merge has advised Cedara that under securities legislation of each jurisdiction of Canada other than Quebec, exchangeable shares and Merge common stock that are issuable under the arrangement, upon exchange of exchangeable shares and upon exercise of the Merge options replacing Cedara options may be resold without restriction by persons other than a "control person", provided that no unusual effort is made to prepare the market or create a demand for the security that is the subject of the trade, no extraordinary commission or consideration is paid in respect thereof and, if the selling securityholder is an insider or officer of the issuer, the selling securityholder has no reasonable grounds to believe that the issuer is in default of securities legislation.

        Merge has also advised Cedara that Merge has applied for a decision of the securities regulatory authority in Quebec to permit the issuance of the exchangeable shares and the Merge common stock that are issuable under the arrangement, upon exchange of exchangeable shares and upon exercise of the Merge options replacing Cedara options. Application has also been made to permit resale of those shares without restriction by persons other than a "control person," provided that no unusual effort is made to prepare the market for any such resale or to create a demand for the securities which are the subject of any such resale and no extraordinary commission or consideration is paid in respect thereof.

Ongoing Canadian Reporting Obligations

        Merge has advised Cedara that after the effective date of the transaction, ExchangeCo will be a reporting issuer in the provinces of Ontario, Alberta and British Columbia. Under securities legislation in Canada, ExchangeCo will be exempt from continuous disclosure obligations, including financial statement and reporting requirements, provided that Merge files with the relevant securities regulatory authorities copies of all documents required to be filed by it with the SEC under the Exchange Act, that holders of exchangeable shares receive all disclosure materials that are sent to holders of Merge common stock resident in the United States, including the annual and interim reports of Merge and all proxy solicitation materials and ExchangeCo issues in Canada a news release and files a material change report for all material changes in the affairs of ExchangeCo that are not also material changes in the affairs of Merge. Insiders of ExchangeCo will be exempt from the requirements of filing reports with respect to trades of ExchangeCo securities, under securities legislation in Canada under certain conditions, including that the insider does not receive, in the ordinary course, information as to material facts or material changes concerning Merge before the material facts or material changes are generally disclosed and that the insider is not an insider of Merge in any capacity other than by virtue of being an insider of ExchangeCo.

THE MERGER AGREEMENT

        This section describes the material provisions of the merger agreement, but does not purport to describe all of the terms thereof. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached as Annex A to this document and is incorporated by reference into this document. We urge you to read the entire merger agreement carefully.

The Transaction

        Under the terms of the merger agreement, Merge will indirectly acquire all of Cedara's outstanding common shares and Cedara will become an indirect, wholly owned subsidiary of Merge. The transaction will be carried out pursuant to the plan of arrangement, which is attached as Annex B to this document. The merger agreement and plan of arrangement provide that (i) each Cedara common share will be exchanged for 0.587 of a share of Merge common stock or, in the case of Canadian residents who elect to receive exchangeable shares, 0.587 of an exchangeable share of ExchangeCo, and (ii) each Cedara option will be exchanged for an option to purchase 0.587 of a share of Merge common stock, with the exercise price to be adjusted by the US$/Cdn$ exchange rate on the date on which the transaction is completed. Cedara shareholders (other than a clearing agency) whose address on Cedara's share register is in Canada (or in the case of Cedara shareholders who hold Cedara common shares indirectly through an intermediary who is a participant of a clearing agency, if such intermediary's address on the register of the clearing agency is in Canada) will receive exchangeable shares unless they elect otherwise.

Effective Time of the Transaction

        The transaction will be effective at 12:01 a.m. (Eastern Time) on the date shown on the certificate of arrangement giving effect to the arrangement, issued pursuant to subsection 183(2) of the OBCA after the articles of arrangement have been filed. We currently expect to complete the transaction in the second quarter of calendar year 2005.

Representations and Warranties

        The merger agreement contains a number of customary representations and warranties of Merge and Cedara relating to, among other things:

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  proper organization, good standing and qualification of each party and its respective material subsidiaries;

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  each party's capital structure;

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  the corporate authorization and enforceability of the merger agreement;

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  board approval;

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  receipt of the opinion of each party's financial advisor;

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  absence of required governmental approvals;

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  no violations of organizational documents and material contracts;

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  the accuracy of each party's recent reports filed with or furnished to the SEC since July 1, 2002 (in the case of Cedara) or January 1, 2001 (in the case of Merge) and the accuracy of the financial statements included in such reports;

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  maintenance of the books and records of each party;

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  absence of any material adverse effect and certain other changes or events since September 30, 2004;

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  litigation and other liabilities;

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  employee benefits and other employment matters;

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  compliance with laws, licenses and permits;

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  environmental matters;

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  tax matters;

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  labor matters;

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  insurance;

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  intellectual property;

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  material suppliers and customers;

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  title to real property;

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  the securityholder vote required to approve the arrangement resolution, in the case of Cedara, and the shareholder vote required to approve the Merge proposals, in the case of Merge; and

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  brokers and finders.

        Many of the representations and warranties of Merge and Cedara are qualified by a material adverse effect standard. A material adverse effect, with respect to either Merge or Cedara, as applicable, means an effect that is, or would reasonably be expected to be, material and adverse to the financial condition, business or operations of such company and its subsidiaries, taken as a whole.

        The representations and warranties of Merge and Cedara set forth in the merger agreement are qualified by information in confidential disclosure letters that we exchanged in connection with signing the merger agreement. While we do not believe that they contain information securities laws require us to publicly disclose other than information that has already been so disclosed, the disclosure letters do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure letters. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in the public disclosures of Merge and Cedara.

Acquisition Proposals

        The merger agreement contains a covenant with respect to acquisition proposals that prohibits each of Merge and Cedara from, directly or indirectly, initiating, soliciting or encouraging any inquiry or the making by any third party of any proposal or offer with respect to a purchase, merger, amalgamation, arrangement or similar transaction involving 25% of the book value (on a consolidated basis) of the total assets of Merge or Cedara or the sale of 25% or more of the common stock of Merge or the common shares of Cedara then outstanding or any similar transaction (which we refer to in this document as an acquisition proposal). The covenant also prohibits (i) Merge and Cedara from participating in any negotiations or discussions with any third party relating to an acquisition proposal; (ii) the Cedara board of directors withdrawing or modifying in a manner adverse to Merge its approval of the transaction; and (iii) the Merge board of directors withdrawing or modifying in a manner adverse to Cedara its approval of the transaction. However, if the Merge board or the Cedara board, as the case may be, determines in good faith after consultation with outside legal counsel that to do so would be consistent with its fiduciary duties, it may, prior to the entry of the final order under the plan of arrangement, consider and participate in negotiations or discussions, enter into a confidentiality agreement with, and provide information to, any third party who has made an unsolicited bona fide written acquisition proposal to acquire more than 50% of the book value (on a consolidated basis) of the total assets of such party or 50% or more of the common stock of Merge or the common shares of Cedara, as the case may be, if it determines in good faith after consultation with its financial advisor and outside counsel that such acquisition proposal, if accepted, is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal, and is reasonably likely to result in a transaction more favorable to Merge shareholders or Cedara shareholders, as the case may be, from a financial point of view than the transaction and have a per-share value greater than that provided for in the transaction. Neither Cedara nor Merge shall be able to consider, negotiate, accept, approve or recommend any acquisition proposal after the date of the issuance of the final order under the plan of arrangement.

        In this document we refer to an acquisition proposal meeting such qualifications as a superior proposal.

        Notwithstanding the foregoing, the merger agreement provides that Merge and Cedara may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of a superior proposal if, and only if it provides the other party with a copy of the superior proposal document, and five business days elapse from the date the other party has received both that copy and notice that Merge or Cedara intends to take such action with respect to the superior proposal. During that five business day period, the other party will have the right to offer to amend the terms of the merger agreement, and if the board of directors of Merge or Cedara, as the case may be, following a good faith review of such an offer, determines, in its discretion in the exercise of its fiduciary duties, that the superior proposal no longer constitutes a superior proposal, the parties will enter into an amended agreement reflecting the proposed amendment. In any event, as described below, if Merge or Cedara terminates the merger agreement in order to accept a superior proposal, it must pay US$7,000,000 to the other party. See "—Termination Fees and Expense Reimbursement" beginning on page 104.

        Merge and Cedara have agreed to cease any existing discussions or negotiations with any parties with respect to an acquisition proposal. In addition, Merge and Cedara have agreed to notify the other promptly of any unsolicited acquisition proposal that it receives.

Conduct of the Business of Merge and Cedara Prior to the Transaction

        In the merger agreement, each of Merge and Cedara has agreed, as to itself and its subsidiaries, that, prior to the completion of the transaction, except as expressly contemplated by the merger agreement or consented to in writing by the other party, which consent will not be unreasonably withheld or delayed, it will:

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  carry on its businesses in the ordinary and regular course and use its reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill;

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  not commence to undertake a substantial expansion of its business facilities or an expansion that is out of the ordinary and regular course of business consistent with prior practice in light of current market and economic conditions;

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  not amend its organizational documents;

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  not split, combine or reclassify its outstanding shares of capital stock;

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  not declare, set aside or pay any dividend other than from its direct or indirect, wholly owned subsidiaries;

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  not repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

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  not issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants or rights of any kind to acquire, any shares of its capital stock or of any subsidiary (other than shares issuable under its existing benefit plans);

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  not accelerate the vesting of any unvested options or otherwise amend, vary or modify an option plan;

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  not reorganize, amalgamate or merge with any other person, nor acquire or agree to acquire any business, which would be material to its business or financial condition on a consolidated basis or which would reasonably be expected to materially delay the consummation of the transaction (other than Merge's consummation of its acquisition of AccuImage Diagnostics Corp., which was closed on January 28, 2005);

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  not transfer, lease, sell, pledge, dispose of or encumber any material assets other than the sale of assets in the ordinary and regular course of business consistent with past practice;

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  not guarantee the payment of material indebtedness or incur material indebtedness for money borrowed or issue or sell any debt securities, except in the ordinary and regular course of business consistent with past practice;

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  not make or authorize or commit for any aggregate capital expenditures in excess of US$1,500,000;

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  not, except in the ordinary course of business consistent with past practice, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify any of its benefit plans, or make any loan to any officer or director, except as required by the terms of any existing agreement;

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  not increase the compensation of any employee, other than in the ordinary and usual course of business consistent with past practice or except as required by the terms of any existing agreement;

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  not settle or compromise any claims or litigation (except to the extent reserved against in the financial statements) or modify, amend or terminate any material contracts or waive, release or assign any material rights or claims, except in the ordinary and usual course of business;

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  not make any changes to existing accounting or business practices, except as required by applicable law or required by generally accepted accounting principles, or make any material tax election inconsistent with past practice;

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  carry out the terms of the interim order and the final order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable laws may impose on it with respect to the transaction and the arrangement;

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  use its reasonable commercial efforts to cause its current insurance policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless replacement policies are in full force and effect;

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  promptly advise the other party of any event that would render any of its representations or warranties untrue or inaccurate in any material respect; of any material adverse change in respect such party, and of any material breach by such party of any covenant or agreement contained in the merger agreement;

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  not take any action or omit to take any action that it reasonably expects would cause any of its representations and warranties in the merger agreement to become untrue in any material respect; and

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  not authorize or enter into an agreement to do any of the actions described above.

Expenses

        In general, each party will be responsible for all out-of-pocket expenses incurred by it in connection with the transaction. In some circumstances in connection with the termination of the merger agreement, Merge and Cedara will be responsible for the out-of-pocket costs and expenses incurred by the other party in connection with the merger agreement and the transaction up to a maximum of US$1,500,000. See "—Termination Fees and Expense Reimbursement" beginning on page 104.

Employment Matters

        On the effective date and for a period not less than one (1) year after the effective date, the employees of Cedara and its subsidiaries will be provided employee benefits, plans and programs that are no less favorable in the aggregate than those employee benefits, plans and programs available to such employees as provided by Cedara.

Conditions to Completion of the Transaction

        The obligation of each of Merge and Cedara to complete the transaction is subject to the satisfaction or waiver of conditions as described in this section.

        Conditions to Each Party's Obligation to Complete the Transaction.    The respective obligations of Merge and Cedara to complete the transaction are subject to the satisfaction or waiver, at or prior to the effective time, of the following conditions:

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  Approval of Cedara Shareholders.  The arrangement resolution must be approved by not less than two-thirds (2/3) of the votes cast in person or represented by proxy by the Cedara shareholders and option holders, voting as a single class, and by a simple majority of the votes cast in person or represented by proxy by holders of Cedara common shares, excluding Cedara options, and otherwise in accordance with the terms of the interim order.

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  Approval of Merge Shareholders.  The Merge proposals (other than the election of directors proposal) must be approved by holders of Merge common stock in accordance with applicable law and the organizational documents of Merge.

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  Stock Exchange Listing.  The issuance of shares of Merge common stock to holders of Cedara common shares in the transaction (including those issuable upon exchange of exchangeable shares and those issuable upon exercise of replacement options) must be approved by Nasdaq and the exchangeable shares must be conditionally approved for listing on The Toronto Stock Exchange, subject in each case only to customary conditions.

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  Interim and Final Orders.  The interim order and the final order must be obtained in form and on terms satisfactory to each of Merge and Cedara, acting reasonably, and must not have been set aside or modified in a manner unacceptable to Merge or Cedara, on appeal or otherwise.

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  Regulatory Consents.  All material governmental consents or approvals required to complete the transaction must be obtained.

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  No Injunctions or Restraints.  No order or decree may be in effect that would preclude the completion of the transaction and no proceeding by a governmental authority may be instituted and pending for that purpose.

        Additional Conditions to the Obligation of Merge.    The obligation of Merge to effect the transaction is further subject to the satisfaction by Cedara or waiver by Merge, at or prior to the effective time of the transaction, of the following conditions:

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  Representations and Warranties.  Cedara's representations and warranties in the merger agreement (without giving effect to any materiality qualifications) must be true and correct as of the effective date as though made on and as of such date (except to the extent any such representation and warranty is made as of a specified date, which shall be true and correct as of such date), except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Cedara, and Merge must receive a certificate signed on behalf of Cedara by two senior executive officers of Cedara to that effect.

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  Performance of Obligations.  Cedara must have performed in all material respects all covenants required to be performed by it under the merger agreement on or before the effective date.

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  Dissent Rights.  Holders of Cedara common shares representing more than 5% of the outstanding Cedara common shares must not have exercised (and not withdrawn such exercise as of the effective date) rights of dissent in connection with the arrangement.

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  All Corporate Action.  Cedara's board of directors shall have adopted all necessary resolutions and Cedara and its subsidiaries shall have taken all necessary corporate action to permit the consummation of the arrangement.

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  Material Adverse Change.  Between the date of the merger agreement and the effective date, there must not have been any effect, change, event or occurrence with respect to Cedara's condition, properties, assets, liabilities, obligations, businesses, operations, results of operations or those of any of its subsidiaries that is, or would reasonably be expected to be, material and adverse to the business, operations or financial condition of Cedara and its subsidiaries, taken as a whole, other than any effect, change, event or occurrence (i) relating to the Canadian or United States economy or securities markets in general, (ii) affecting the Canadian or United States health care industry in general or (iii) resulting directly from the announcement of the execution of the merger agreement or the transactions contemplated by the merger agreement; provided that in no event is a change in the trading prices of Cedara's equity securities, by itself, deemed to constitute such a material adverse change.

        Additional Conditions to the Obligation of Cedara.    The obligation of Cedara to effect the transaction is further subject to the satisfaction by Merge or waiver by Cedara, at or prior to the effective time of the transaction, of the following conditions:

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  Representations and Warranties.  Merge's representations and warranties in the merger agreement (without giving effect to any materiality qualifications) must be true and correct as of the effective date as though made on and as of such date (except to the extent any such representation and warranty is made as of a specified date, which shall be true and correct as of such date), except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Merge, and Cedara must receive a certificate signed on behalf of Merge by two senior executive officers of Merge to that effect as of the effective date.

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  Performance of Obligations.  Merge must have performed in all material respects all covenants required to be performed by it under the merger agreement on or before the effective date.

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  All Corporate Action.  Merge's board of directors shall have adopted all necessary resolutions and Merge shall have taken all necessary corporate action to permit the consummation of the transaction.

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  Certain Employment Matters.  Merge shall have taken all action required of it to effect various employment-related matters in connection with the transaction and the appointment to Merge's board of directors of Abe Schwartz and two other current Cedara directors.

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  Material Adverse Change.  Between the date of the merger agreement and the effective date, there must not have been any effect, change, event or occurrence with respect to Merge's condition, properties, assets, liabilities, obligations, businesses, operations or results of operations or those of any of its subsidiaries that is, or would reasonably be expected to be, material and adverse to the business, operations, or financial condition of Merge and its subsidiaries, taken as a whole, other than any effect, change, event or occurrence (i) relating to the Canadian or United States economy or securities markets in general, (ii) affecting the Canadian or United States health care industry in general or (iii) resulting directly from the announcement of the execution of the merger agreement or the transactions contemplated by the merger agreement; provided that in no event is a change in the trading prices of Merge's equity securities, by itself, deemed to constitute such a material adverse change.

Termination

        The merger agreement will terminate if the effective time does not occur on or prior to June 30, 2005, or such later date as the parties may mutually agree. In addition, the merger agreement may be terminated and the transaction may be abandoned at any time before the effective time:

  •
  by the mutual written consent of Merge and Cedara, whether before or after the approval of the Merge shareholders or the Cedara securityholders has been obtained;

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  by either Cedara or Merge if Cedara securityholders or Merge shareholder approval shall not have been obtained by reason of the failure to obtain the required vote at either the Cedara special meeting or the Merge annual meeting;

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  by Merge, if through the fault of Cedara, the Cedara special meeting is not held prior to June 16, 2005;

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  by Cedara, if through the fault of Merge, the Merge annual meeting is not held prior to June 16, 2005;

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  by either Merge or Cedara, whether before or after the approval of the Merge shareholders or Cedara securityholders has been obtained, if any order or decree permanently restraining, enjoining or otherwise prohibiting completion of the transaction becomes final and non-appealable;

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  by Cedara, whether before or after the approval of the Merge shareholders or the Cedara securityholders has been obtained, in order to enter into a definitive written agreement concerning a transaction that constitutes a superior proposal, subject to the payment of a termination fee (see "—Termination Fees and Expense Reimbursement" beginning on page 104);

  •
  by Cedara, if the Merge board withdraws or adversely modifies its approval or recommendation of the merger agreement or the transaction or if the Merge board recommends a competing acquisition proposal;

  •
  by Merge, whether before or after the approval of the Merge shareholders or the Cedara securityholders has been obtained in order to enter into a definitive written agreement concerning a transaction that constitutes a superior proposal, subject to the payment of a termination fee (see "—Termination Fees and Expense Reimbursement" beginning on page 104); or

  •
  by Merge, if the Cedara board withdraws or adversely modifies its approval or recommendation of the merger agreement or the arrangement or if the Cedara board recommends a competing acquisition proposal.

Effect of Termination

        In the event of termination of the merger agreement in accordance with the foregoing provisions, the obligations of Merge and Cedara will terminate, except for the provisions relating to expenses and the parties' obligation to pay a termination fee under the circumstances described in the merger agreement, as described below. There will be no liability on the part of either Merge or Cedara upon termination except those liabilities or damages arising from a material breach of the merger agreement.

Termination Fees and Expense Reimbursement

        In the merger agreement, Cedara has agreed to pay Merge a termination fee under the following circumstances:

  If:

  (1)
  Cedara terminates the merger agreement in order to enter into a definitive written agreement with respect to a superior proposal;

  (2)
  Merge terminates the merger agreement because

  (a)
  the board of directors of Cedara has withdrawn or adversely modified its approval or recommendation of the merger agreement or the arrangement;

  (b)
  the board of directors of Cedara has recommended an acquisition proposal; or

  (c)
  through the fault of Cedara, the Cedara special meeting is not held before June 16, 2005; or

  (3)
  Either Cedara or Merge terminates the merger agreement because Cedara securityholder approval was not obtained at the Cedara special meeting, and:

  (a)
  an acquisition proposal with respect to Cedara had been made prior to the Cedara special meeting and not withdrawn more than five days before the Cedara special meeting; and

  (b)
  before the date which is twelve months after the termination of the merger agreement, Cedara shall enter into an agreement with respect to an acquisition proposal or shall consummate an acquisition proposal, then, Cedara will be obligated to pay Merge a cash fee of US$7,000,000. Such payment shall be due:

  •
  in the case of a termination specified in clause (1), prior to the termination of the merger agreement;

  •
  in the case of a termination specified in clause (2), within five business days after written notice of termination by Merge; or

  •
  in the case of a termination specified in clause (3), at or prior to the earlier of the entering into of the agreement and the consummation of the acquisition proposal referred to therein.

        In the merger agreement, Merge has agreed to pay Cedara a termination fee under the following circumstances:

  If:

  (1)
  Merge terminates the merger agreement in order to enter into a definitive written agreement with respect to a superior proposal;

  (2)
  Cedara terminates the merger agreement because

  (a)
  the board of directors of Merge has withdrawn or adversely modified its approval or recommendation of the Merge proposals;

  (b)
  the board of directors of Merge has recommended an acquisition proposal; or

  (c)
  through the fault of Merge, the Merge annual meeting is not held before June 16, 2005; or

  (3)
  Either Cedara or Merge terminates the merger agreement because Merge shareholder approval was not obtained at the Merge annual meeting, and:

  (a)
  an acquisition proposal with respect to Merge had been made prior to the Merge annual meeting and not withdrawn more than five days before the Merge annual meeting; and

  (b)
  before the date which is twelve months after the termination of the merger agreement, Merge shall enter into an agreement with respect to an acquisition proposal or shall consummate an acquisition proposal, then, Merge will be obligated to pay Cedara a cash fee of US$7,000,000. Such payment shall be due:

  •
  in the case of a termination specified in clause (1), prior to the termination of the merger agreement;

  •
  in the case of a termination specified in clause (2), within five business days after written notice of termination by Cedara; or

  •
  in the case of a termination specified in clause (3), at or prior to the earlier of the entering into of the agreement and the consummation of the acquisition proposal referred to therein.

        In addition, if the Merge shareholders or the Cedara securityholders fail to approve the Merge proposals or the arrangement resolution, as the case may be, at the Merge annual meeting or the Cedara special meeting, as the case may be, then such party will reimburse the other party for its out-of-pocket cash and expenses in connection with this transaction, not to exceed US$1,500,000.

Amendment, Waiver and Assignment

        Subject to applicable law, at any time prior to the effective time of the transaction, Merge and Cedara may amend the merger agreement or waive compliance with any conditions in the merger agreement by written instrument.

        The merger agreement may not be assigned by operation of law or otherwise.

TAXATION

Material Canadian Federal Income Tax Considerations

        In the opinion of Stikeman Elliott LLP, Canadian counsel for Cedara, the following is a summary of the material Canadian federal income tax considerations under the Income Tax Act (Canada), which we refer to in this section as the "Canadian Tax Act", relating to the transaction that are applicable to (i) holders of Cedara common shares who, for purposes of the Canadian Tax Act and at all relevant times, hold their Cedara common shares and will hold their exchangeable shares and/or Merge common stock as capital property and deal at arm's length and are not and will not be affiliated with Cedara, Merge, Merge Holdings or ExchangeCo, and (ii) holders of options to acquire Cedara common shares who are current or former employees of Cedara (or any subsidiary), deal at arm's length with such corporations, and received their options to acquire Cedara common shares in respect of, in the course of, or by virtue of, such employment.

        This summary does not apply to a holder of Cedara common shares that acquired such shares on the exercise of an employee stock option or to a holder of Cedara common shares with respect to whom Merge is or will be a foreign affiliate within the meaning of the Canadian Tax Act. In addition, this summary does not take into account the potential application to certain "financial institutions" (as that term is defined in section 142.2 of the Canadian Tax Act) of the "mark-to-market" rules.

        Cedara common shares, exchangeable shares, and Merge common stock will generally be considered to be capital property to a shareholder unless held in the course of carrying on a business, in an adventure in the nature of trade or as "mark-to-market property" for purposes of the Canadian Tax Act. Cedara shareholders who are residents of Canada for the purposes of the Canadian Tax Act and whose Cedara common shares might not otherwise qualify as capital property may be able to make an irrevocable election in accordance with subsection 39(4) of the Canadian Tax Act to have their Cedara common shares and every "Canadian security" (as defined in the Canadian Tax Act) owned by such shareholder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Where a holder of Cedara common shares makes an election under section 85 of the Canadian Tax Act in respect of an exchange of Cedara common shares for exchangeable shares, as described below, the exchangeable shares received on the exchange may not be Canadian securities for this purpose. Cedara shareholders should consult their own tax advisors for advice with respect to whether an election under subsection 39(4) of the Canadian Tax Act is available in their particular circumstances.

        Shareholders who do not hold their Cedara common shares or who will not hold their Merge common stock and/or exchangeable shares as capital property should consult their own tax advisors regarding their particular circumstances as this summary does not apply to such holders.

        This summary is based on the Canadian Tax Act, the regulations thereunder and counsel's understanding of published administrative practices and policies of the Canada Revenue Agency, which we refer to in this section as the "CRA", all in effect as of the date of this circular. This summary takes into account all specific proposals to amend the Canadian Tax Act or the regulations thereto publicly announced by or on behalf of the Department of Finance (Canada) prior to the date of this circular. No assurances can be given that such proposed amendments will be enacted in the form proposed, or at all. This summary does not take into account or anticipate any other changes in law or administrative practices, whether by judicial, governmental or legislative action or decision, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein. No advance income tax ruling has been sought or obtained from the CRA to confirm the tax consequences of any of the transactions described herein.

        THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO ANY PARTICULAR CEDARA SHAREHOLDER. THEREFORE, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE DESCRIBED TRANSACTIONS IN YOUR PARTICULAR CIRCUMSTANCES.

        For the purposes of the Canadian Tax Act, all amounts must be expressed in Canadian dollars, including dividends, adjusted cost base and proceeds of disposition. Amounts denominated in United States dollars must be converted into Canadian dollars based on the prevailing United States dollar exchange rate generally at the time such amounts arise.

Cedara Shareholders Resident in Canada

        The following portion of the summary is applicable to a holder of Cedara common shares who, at all relevant times, is or is deemed to be resident in Canada for purposes of the Canadian Tax Act. Such a shareholder is hereinafter referred to as a Canadian resident shareholder or a Canadian resident holder.

Exchange of Cedara Common Shares for Exchangeable Shares and Ancillary Rights

        Non-Rollover Transaction.    A Canadian resident shareholder who exchanges Cedara common shares for exchangeable shares and ancillary rights (e.g., the voting rights and exchange rights described above under "Transaction Mechanics—The Exchangeable Shares" beginning on page 82) will, unless such holder makes a joint election under subsection 85(1) or 85(2) of the Canadian Tax Act as discussed below, be considered to have disposed of the Cedara common shares exchanged for proceeds of disposition equal to the sum of (i) the fair market value at the effective time of the exchange of exchangeable shares acquired by such holder on the exchange, (ii) the fair market value at the effective time of the exchange of the ancillary rights acquired by such holder on the exchange, and (iii) any cash received by such holder in respect of a fractional exchangeable share. As a result, such holder will, in general, realize a capital gain (or capital loss) in the amount by which the proceeds of disposition exceed (or are less than) (i) the adjusted cost base to such holder of the Cedara common shares immediately before the exchange, and (ii) any reasonable costs of disposition. See "Taxation of Capital Gain or Capital Loss" below for a description of the tax treatment of capital gains and losses. The cost to such holder of exchangeable shares acquired on the exchange of Cedara common shares will be equal to the fair market value of the exchangeable shares at the effective time of the exchange. The cost to such holder of the ancillary rights acquired on the exchange of Cedara common shares will be equal to the fair market value of such rights at the effective time of the exchange. For these purposes, the holder will be required to determine the fair market value of the ancillary rights received on the exchange on a reasonable basis. Cedara is of the view, and has advised counsel, that such rights will have only nominal value. Such determination of value is not binding on the CRA and it is possible that the CRA could take a contrary view.

        The cost of exchangeable shares and the cost of ancillary rights received by a Canadian resident shareholder on the exchange of Cedara common shares will be averaged with the adjusted cost base to such holder of other exchangeable shares and the adjusted cost base to such holder of other ancillary rights, respectively, that are held at that time by such holder as capital property.

        Rollover Transaction.    A Canadian resident holder of Cedara common shares (i) who elects to exchange Cedara common shares for exchangeable shares and ancillary rights (e.g., the voting rights and exchange rights described above under "Transaction Mechanics—The Exchangeable Shares" beginning on page 82), (ii) who is eligible to make an election (a "rollover election") pursuant to subsection 85(1) of the Canadian Tax Act (or, in the case of a holder that is a partnership, subsection 85(2) of the Canadian Tax Act) in respect of the exchange (an "eligible holder", as defined below), and (iii) who makes a valid rollover election in respect of an exchange of Cedara common shares for exchangeable shares, may obtain a full or partial tax deferred "rollover" of any capital gain otherwise arising on the exchange for Canadian tax purposes, depending on the amount elected by the eligible holder for the purposes of the rollover election and the adjusted cost base to the eligible holder of such holder's Cedara common shares at the time of the exchange. Provided that, at the effective time of the exchange, the adjusted cost base to the eligible holder of such holder's Cedara common shares equals or exceeds the sum of (i) any cash received in respect of a fractional exchangeable share, and (ii) the fair market value at the effective time of the exchange of the ancillary rights acquired by the holder on the exchange, the holder may elect so as to not realize a capital gain for the purposes of the Canadian Tax Act on the exchange.

        Eligible holders are referred to Information Circular 76-19R3 and Interpretation Bulletin IT-291R3 issued by the CRA for further information with respect to making an election under section 85 of the Canadian Tax Act. The comments herein with respect to such elections are provided for general assistance only. The law in this area is complex and contains numerous technical requirements. Canadian resident holders of Cedara common shares should consult their own tax advisors regarding this "rollover" treatment and as to corresponding provincial "rollover" rules applicable for provincial income tax purposes.

        ExchangeCo will only make a rollover election with an "eligible holder." For this purpose, an eligible holder must (i) be the beneficial owner of Cedara common shares, (ii) be a resident of Canada for the purposes of the Canadian Tax Act, including a partnership any member of which is a resident of Canada for purposes of the Canadian Tax Act, (iii) not be exempt from tax under the Canadian Tax Act, (iv) not be a partnership, all the members of which are residents of Canada exempt from tax under the Canadian Tax Act, and (v) have represented in the letter of transmittal and election form that such holder meets the conditions set out in (i) through (iv).

        In order to make a rollover election under section 85 of the Canadian Tax Act, an eligible holder must provide to Computershare Trust (at the address indicated in the tax election package) two signed copies of the necessary prescribed election form within 90 days following the effective date of the exchange, properly completed with the details of the number of Cedara common shares transferred and in respect of which the eligible holder is making a rollover election, the consideration received on the exchange and the applicable elected amount(s) for the purposes of the election. Subject to the election form being in apparent compliance with the provisions of the Canadian Tax Act (or applicable provincial income tax law), the election form will be returned to the holder who has submitted the election form, signed by ExchangeCo, for filing by the holder with the CRA (or the applicable provincial tax authority). Certain provincial jurisdictions may require that a separate joint election be filed for provincial income tax purposes. ExchangeCo will also make a provincial joint election with an eligible holder under the provisions of any relevant provincial income tax legislation with similar effect to subsection 85(1) or subsection 85(2) of the Canadian Tax Act, subject to the same limitations and conditions described in this circular. Eligible holders should consult their own advisors to determine whether separate election forms must be filed with any provincial or territorial tax authority. It will be the responsibility of each eligible holder who wishes to make such an election to obtain any necessary provincial election forms (that are not provided in the election package) and to submit the forms to Computershare Trust for execution by ExchangeCo.

        The relevant tax election form is CRA Form T2057 (or, in the event that the Cedara common shares are held as partnership property, CRA Form T2058). For eligible holders required to file in Quebec, Quebec form TP-518-V (or, in the event that the Cedara common shares are held as partnership property, Quebec form TP-529-V) will also be required. An eligible holder interested in making a rollover election under section 85 should so indicate on the letter of transmittal and election form accompanying this circular in the space provided therein, and a tax election package, consisting of the relevant federal and, where requested, Quebec forms and a letter of instructions, will be sent to the eligible holder.

        Where Cedara common shares are held in joint ownership and two or more of the co-owners wish to elect, one of the co-owners designated for such purpose should file the designation and a copy of the CRA Form T2057 (and where applicable, the corresponding Quebec form with the Quebec tax authorities) for each co-owner along with a list of all co-owners electing, which list should contain the address and social insurance number or tax account number of each co-owner. Where Cedara common shares are held as partnership property, a partner designated by the partnership must file a copy of the CRA Form T2058 on behalf of all members of the partnership (and where applicable, the corresponding form in duplicate with the Quebec taxation authorities). The CRA Form T2058 (and Quebec form, if applicable) must be accompanied by a list containing the name, address, social insurance number or tax account number of each partner as well as the letter signed by each partner authorizing the designated partner to complete and file the form.

        In general, where a joint election under section 85 of the Canadian Tax Act is made by ExchangeCo and an eligible holder in respect of the exchange of the eligible holder's Cedara common shares for exchangeable shares, the amount elected in the tax election, which we refer to in this section as the "elected amount," must comply with the following rules:

  •
  The elected amount may not be less than the sum of (i) any cash received by the eligible holder in respect of a fractional exchangeable share, and (ii) the fair market value at the effective time of the exchange of the ancillary rights acquired by the eligible holder on the exchange (as partial consideration for the Cedara common shares to which the election applies).

  •
  The elected amount may not be less than the lesser of (i) the adjusted cost base to the eligible holder of the Cedara common shares to which the election applies, determined immediately before the effective time of the exchange, and (ii) the fair market value of such Cedara common shares at that time.

  •
  The elected amount may not exceed the fair market value, at the effective time of the exchange, of the Cedara common shares to which the election applies.

        For the purposes of the rollover election, an eligible holder will be required to determine the fair market value of the ancillary rights received on the exchange of Cedara common shares. Cedara is of the view, and has advised counsel, that such rights will have only nominal value. This determination of value is not binding on the CRA and it is possible that the CRA could take a contrary view. The tax election forms will be executed by ExchangeCo on the basis that the fair market value of the ancillary rights is a nominal amount per exchangeable share issued on the exchange. Such amount will be provided to eligible holders in the letter of instructions included in the tax election package.

        Where such a rollover election is made, the tax treatment to the eligible holder (in respect of such holder's Cedara common shares to which the election applies) will, in general, be as follows:

  •
  The eligible holder will be deemed to have disposed of the Cedara common shares for proceeds of disposition equal to the elected amount.

  •
  If the deemed proceeds of disposition of the Cedara common shares are equal to the sum of (i) the adjusted cost base to the eligible holder of such shares, determined immediately before the effective time of the exchange, and (ii) any reasonable costs of disposition, no capital gain or capital loss will be realized by the eligible holder.

  •
  To the extent that the deemed proceeds of disposition of the Cedara common shares exceed (or are less than) the sum of (i) the adjusted cost base to the eligible holder of such shares, determined immediately before the effective time, and (ii) any reasonable costs of disposition, the eligible holder will, in general, realize a capital gain (or capital loss). See "Taxation of

    Capital Gain or Capital Loss" below for a description of the tax treatment of capital gains and losses.

  •
  The cost to the eligible holder of exchangeable shares received on the exchange will be equal to the elected amount minus the sum of (i) any cash received in respect of a fractional exchangeable share, and (ii) the fair market value at the effective time of the exchange of the ancillary rights received on the exchange.

  •
  The cost to the eligible holder of the ancillary rights received on the exchange will be equal to their fair market value at the effective time of the exchange.

        ExchangeCo will make a rollover election pursuant to section 85 of the Canadian Tax Act (and the corresponding provisions of any provincial income tax legislation) only at the elected amount selected by the eligible holder, subject to the limitations set out in the Canadian Tax Act. Neither ExchangeCo nor Computershare Trust will be responsible for the proper completion or filing of any election form. ExchangeCo will sign properly completed election forms submitted by an eligible holder which are received by Computershare Trust within 90 days of the effective date of the exchange. ExchangeCo will return such election forms to the eligible holder within 30 days after their receipt by Computershare Trust. In its sole discretion, ExchangeCo may choose to execute and return an election form received more than 90 days following the effective date of the exchange, but ExchangeCo will have no obligation to do so. The eligible holder, and not ExchangeCo, Merge, Merge Holdings or Computershare Trust, will be responsible or liable for any taxes, interest, penalties, damages or expenses resulting from the failure by the eligible holder to properly complete or file an election form in the form and manner and within the time prescribed by the Canadian Tax Act (or the corresponding provisions of any applicable provincial tax legislation). With the exception of execution of the election form by ExchangeCo and returning the properly completed election forms it receives, compliance with the requirements for a valid election will be the sole responsibility of the eligible holder making the election.

        In order for the CRA (and where applicable the Ministère du Revenu du Québec) to accept a tax election form without a late filing penalty being paid by an eligible holder, the election form, duly completed and executed by both the eligible holder and ExchangeCo, must be received by such revenue authorities on or before the day that is the earliest due date for the filing of either ExchangeCo's or the eligible holder's income tax return for the taxation year in which the effective date of the exchange occurs. ExchangeCo's taxation year is scheduled to end December 31, 2005. Thus, the tax election form will, in the case of an eligible holder who is an individual, generally have to be received by the CRA (and any applicable provincial revenue authorities) by April 30, 2006 (being generally the deadline by which individuals are required to file tax returns for the 2005 taxation year). Eligible holders are urged to consult their own advisors as soon as possible respecting the deadlines applicable to their own particular circumstances. However, regardless of such deadline, the tax election forms of eligible holders must be received by Computershare Trust no later than the 90th day after the effective date of the exchange.

        Any eligible holder who does not ensure that Computershare Trust has received a properly completed election form on or before the 90th day after the effective date of the exchange, will not be able to benefit from the rollover provisions of the Canadian Tax Act (unless ExchangeCo, in its sole discretion, chooses to execute an election form received after such time). Accordingly, all eligible holders who wish to enter into an election with ExchangeCo should give their immediate attention to this matter. The instructions for requesting a tax election package are set out in the letter of transmittal and election form. Eligible holders wishing to make the election should consult their own tax advisors.

  Exchange of Cedara Common Shares for Merge Common Stock

        A Canadian resident holder who exchanges Cedara common shares for shares of Merge common stock will be considered to have disposed of the Cedara common shares for proceeds of disposition equal to the sum of (i) the fair market value, at the effective time of the exchange, of the shares of Merge common stock acquired by the holder on the exchange, and (ii) any cash received by the holder in respect of a fractional share of Merge common stock. As a result, the holder will, in general, realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition exceed (or are less than) (i) the adjusted cost base to the holder of the Cedara common shares immediately before the effective time of the exchange, and (ii) any reasonable costs of disposition. See "Taxation of Capital Gain or Capital Loss" below for a description of the tax treatment of capital gains and losses. The cost to the holder of the shares of Merge common stock acquired on the exchange of Cedara common shares will be equal to the fair market value of the shares of Merge common stock at the effective time of the exchange. The cost of the shares of Merge common stock received by a Canadian resident shareholder on the exchange of Cedara common shares will be averaged with the adjusted cost base to the holder of other shares of Merge common stock held at that time by such holder as capital property.

  Call Rights

        Cedara is of the view, and has advised counsel, that the liquidation call right, the redemption call right and the retraction call right granted by Cedara shareholders who acquire the exchangeable shares have only a nominal value. Accordingly, no amount should be allocated to these rights. On this basis, the granting of the call rights will not result in any material adverse income tax consequences to a Canadian resident holder of Cedara common shares who acquires exchangeable shares. These determinations of value are not binding on the CRA and it is possible that the CRA could take a contrary view.

  Dividends

        Dividends on Exchangeable Shares.    In the case of a Canadian resident holder of exchangeable shares who is an individual, dividends received or deemed to be received by the holder on exchangeable shares will be included in computing the holder's income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

        In the case of a Canadian resident holder of exchangeable shares that is a corporation, other than a "specified financial institution", dividends received or deemed to be received by the holder on exchangeable shares will be included in computing the holder's income and, subject to the special rules and limitations described below, will normally be deductible in computing its taxable income.

        A Canadian resident holder of exchangeable shares that is a "private corporation" (as defined in the Canadian Tax Act) or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable under Part IV of the Canadian Tax Act to pay a refundable tax of 33 1/3% on dividends received or deemed to be received on the exchangeable shares to the extent that such dividends are deductible in computing the holder's taxable income. A holder of exchangeable shares that is a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) throughout the relevant taxation year may be liable to pay an additional refundable tax of 6 2/3% on dividends or deemed dividends on exchangeable shares that are not deductible in computing the holder's taxable income.

        In the case of a Canadian resident holder of exchangeable shares that is a "specified financial institution," dividends on such shares will not be deductible in computing its taxable income unless either: (i) the specified financial institution did not acquire the exchangeable shares in the ordinary course of the business carried on by the specified financial institution; or (ii) at the time of the receipt of the dividend by the specified financial institution, the exchangeable shares are listed on a prescribed stock exchange in Canada (which currently includes The Toronto Stock Exchange) and the specified financial institution (together with persons with whom it does not deal at arm's length, and any partnership or trust of which the specified financial institution or such person is a member or beneficiary, respectively), does not receive and is not deemed to receive dividends in respect of more than 10% of the issued and outstanding exchangeable shares. A corporation will, in general, be a specified financial institution for purposes of the Canadian Tax Act if it is a bank, a trust company, a credit union, an insurance corporation or a corporation whose principal business is the lending of money to persons with whom the corporation is dealing at arm's length or the purchasing of debt obligations issued by such persons or a combination thereof, a prescribed corporation, or a corporation controlled by or related to such entities.

        If Merge (or any person with whom Merge does not deal at arm's length) is a specified financial institution at the time a dividend is paid on an exchangeable share, then, subject to the exemption described below, dividends received or deemed to be received by a Canadian resident holder of the exchangeable share that is a corporation will not be deductible in computing its taxable income. This denial of the dividend deduction to a corporate holder will not apply if, at the time a dividend is received or deemed to be received, the exchangeable shares are listed on a prescribed stock exchange (which currently includes The Toronto Stock Exchange), Merge is related to ExchangeCo for the purposes of the Canadian Tax Act, and the recipient of the dividend (together with persons with whom the recipient does not deal at arm's length and any partnership or trust of which the recipient or such person is a member or beneficiary, respectively) does not receive, and is not deemed to receive, dividends on more than 10% of the issued and outstanding exchangeable shares.

        The exchangeable shares are "taxable preferred shares" and "short-term preferred shares" for the purposes of the Canadian Tax Act. A Canadian resident holder of exchangeable shares who receives or is deemed to receive dividends on such shares will not be subject to the 10% tax under Part IV.1 of the Canadian Tax Act.

        Dividends on Merge Common Stock.    In the case of a Canadian resident holder of shares of Merge common stock who is an individual, dividends received or deemed to be received by the holder on such shares will be included in computing the holder's income and will not be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act. In the case of a Canadian resident holder of Merge common stock that is a corporation, dividends received or deemed to be received by the holder on such shares will be included in computing the holder's income and generally will not be deductible in computing the holder's taxable income. A holder of shares of Merge common stock that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6 2/3% on such dividends.

        United States non-resident withholding tax on dividends on shares of Merge common stock generally will be eligible for foreign tax credit or deduction treatment where applicable under the Canadian Tax Act, subject to certain limitations.

  Redemption, Retraction or Exchange of Exchangeable Shares

        A holder of exchangeable shares cannot control whether such holder will receive Merge common stock by way of redemption (or retraction) of the exchangeable shares by ExchangeCo or by way of purchase of the exchangeable shares by Merge Holdings. However, a holder who exercises the right of retraction will be notified if Merge Holdings will not exercise its retraction call right, and if such holder does not wish to proceed, the holder may revoke its retraction request. As described below, the Canadian federal income tax consequences of a redemption (or retraction) differ from those of a purchase.

        Redemption or Retraction by ExchangeCo.    On the redemption (or retraction) of exchangeable shares by ExchangeCo, a Canadian resident holder of the exchangeable shares will be deemed to receive a dividend equal to the amount, if any, by which the redemption (or retraction) proceeds (i.e. the fair market value at that time of the shares of Merge common stock received by the holder of the exchangeable shares from ExchangeCo on the redemption or retraction) exceeds the paid-up capital (for purposes of the Canadian Tax Act) at the time of the redemption (or retraction) of the exchangeable shares. The amount of any such dividend and/or deemed dividend will be subject to the tax treatment described above under "Dividends—Dividends on Exchangeable Shares." On the redemption (or retraction) of exchangeable shares, the holder of the exchangeable shares will also be considered to have disposed of the exchangeable shares for proceeds of disposition equal to the redemption (or retraction) proceeds (determined as described above) less the amount of such deemed dividend. The holder of the exchangeable shares redeemed (or retracted) will, in general, realize a capital gain (or a capital loss) equal to the amount by which the adjusted cost base to the holder of the exchangeable shares immediately before redemption (or retraction) is less than (or exceeds) such proceeds of disposition. See "Taxation of Capital Gain or Capital Loss" below for a description of the tax treatment of capital gains and losses. In the case of a holder of exchangeable shares that is a corporation, in some circumstances, the amount of any deemed dividend arising on redemption (or retraction) may be treated as proceeds of disposition and not as a dividend.

        Exchange with Merge Holdings.    On the exchange of exchangeable shares by a Canadian resident holder with Merge Holdings for Merge common stock, the holder will, in general, realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the exchangeable shares exceed (or are less than) (i) the adjusted cost base to the holder of the exchangeable shares immediately before the exchange, and (ii) any reasonable costs of disposition. For these purposes, the proceeds of disposition will be the fair market value at that time of the shares of Merge common stock received by the holder of the exchangeable shares from Merge Holdings on the exchange. See "Taxation of Capital Gain or Capital Loss" below for a description of the tax treatment of capital gains and losses.

        In the February 23, 2005 budget, the Department of Finance (Canada) indicated that it intended to release a detailed proposal for future amendments to the Canadian Tax Act to allow holders of shares of a Canadian corporation to exchange such shares for shares of a foreign corporation on a tax-deferred basis. This proposal reiterated statements made by the Department of Finance in 2000, 2003 and 2004. It is possible that the proposed amendments, if enacted into law, could, from the time any such change takes effect, allow a Canadian resident holder of exchangeable shares to exchange such shares for Merge common stock on a tax-deferred basis. However, as of the date hereof the Department of Finance has not released any draft legislation or details regarding the requirements for the tax-deferred share exchange, and there are no assurances that the requirements could be satisfied in the circumstances or that the proposed amendments will be enacted.

  Disposition of Exchangeable Shares other than on Redemption or Exchange

        A disposition or deemed disposition of exchangeable shares by a Canadian resident holder, other than on a redemption (or retraction) by ExchangeCo or an exchange of the shares with Merge Holdings, will generally result in a capital gain (or capital loss) in an amount by which the proceeds of disposition exceed (or are less than) (i) the adjusted cost base to the holder of such shares immediately before the disposition, and (ii) any reasonable costs of disposition. See "Taxation of Capital Gain or Capital Loss" below for a description of the tax treatment of capital gains and losses.

  Acquisition and Disposition of Merge Common Stock

        The cost of a share of Merge common stock received by a Canadian resident holder of exchangeable shares on the redemption, retraction or exchange of exchangeable shares will be equal to the fair market value of the share of Merge common stock at the time of such event and will be averaged with the adjusted cost base of any other shares of Merge common stock held at that time by such holder as capital property.

        A disposition or deemed disposition of shares of Merge common stock by a Canadian resident holder will generally result in a capital gain (or capital loss) in an amount by which the proceeds of disposition exceed (or are less than) (i) the adjusted cost base to the holder of such shares immediately before the disposition, and (ii) any reasonable costs of disposition. See "Taxation of Capital Gain or Capital Loss" below for a description of the tax treatment of capital gains and losses.

  Taxation of Capital Gain or Capital Loss

        One-half of any capital gain (the "taxable capital gain") realized by a Canadian resident shareholder will be included in the holder's income for the year of disposition. One-half of any capital loss realized (the "allowable capital loss") may be deducted by the holder against taxable capital gains realized by the holder for the year of disposition. Any excess of allowable capital losses over taxable capital gains for the year of disposition may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years to the extent and in the circumstances prescribed in the Canadian Tax Act.

        Capital gains realized by a Canadian resident holder that is an individual or trust, other than certain trusts, may give rise to alternative minimum tax under the Canadian Tax Act. A holder that is a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on taxable capital gains.

        If the Canadian resident holder of a Cedara common share or an exchangeable share is a corporation, the amount of any capital loss realized on a disposition or deemed disposition of any such share may be reduced by the amount of dividends received or deemed to have been received by it on such share to the extent and under circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns a Cedara common share or an exchangeable share, or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such share.

  Foreign Property Information Reporting

        In general, a "specified Canadian entity", as defined in the Canadian Tax Act, for a taxation year or fiscal period whose total cost amount of "specified foreign property", as defined in the Canadian Tax Act, at any time in the year or fiscal period exceeds Cdn$100,000, is required to file an information return for the year or period disclosing prescribed information, including the cost amount, any dividends received in the year, and any gains or losses realized in the year, in respect of such property. With some exceptions, a taxpayer resident in Canada in the year will be a specified Canadian entity. Exchangeable shares, shares of Merge common stock and options to acquire shares of Merge common stock will be specified foreign property to a holder. Accordingly, holders of exchangeable shares, shares of Merge common stock or options to acquire shares of Merge common stock should consult their own advisors regarding compliance with these rules.

  Proposed Tax Amendments Regarding Foreign Investment Entities

        On October 30, 2003, the Minister of Finance released proposed amendments to the Canadian Tax Act generally applicable for taxation years commencing after 2002, regarding the taxation of certain interests in non-resident entities that are "foreign investment entities." To the extent that these new rules apply and are enacted as proposed, unless exemptions are available, a Canadian resident that holds certain interests in a foreign investment entity will be required to include in income for each taxation year an amount of income or gains computed in accordance with the new rules, regardless of whether or not the taxpayer actually receives any income or realizes any gains. A corporation is not a foreign investment entity if the "carrying value" of all of its "investment property" is not greater than one-half of the "carrying value" of all its property or if its principal business is not an "investment business" within the meaning of those terms in the proposed tax amendments.

        The determination of whether or not Merge is a foreign investment entity must be made on an annual basis at the end of each taxation year-end of Merge and no assurances can be given that Merge will not be a foreign investment entity at the end of any of its taxation years.

        Even if Merge were a foreign investment entity at the end of one of its taxation years, the new rules will not apply in respect of a Canadian resident holder of exchangeable shares or shares of Merge common stock to whom such securities are an "exempt interest" within the meaning of the proposed tax amendments. It is expected (although no assurance can be given in this regard) that an exchangeable share or share of Merge common stock will be an exempt interest to a Canadian resident holder for the purposes for a particular taxation year of Merge provided that during such taxation year: (i) Merge is resident in the United States for the purposes of the Canadian Tax Act (as it is now); (ii) shares of Merge common stock are listed on a prescribed stock exchange (which currently includes Nasdaq); and (iii) shares of Merge common stock constitute an "arm's length interest" of the holder (as defined for the purposes of the proposed tax amendments). It is expected that the shares of Merge common stock will be "arm's length interests" of a Canadian resident holder for the purposes of the proposed tax amendments provided that such holder (together with entities and individuals with whom the holder does not deal at arm's length) does not hold or have the right to acquire upon exchange of the exchangeable shares of such holder, in the aggregate, more than 10% of the shares of Merge common stock, based on the fair market value of Merge common stock. In addition, an exchangeable share or share of Merge common stock of a holder will only constitute an exempt interest at the end of Merge's taxation year if, at that time, it is reasonable to conclude that the holder has no "tax avoidance motive" (within the meaning of the proposed tax amendments) in respect of such exchangeable share or share of Merge common stock. The determination of whether or not exchangeable shares or shares of Merge common stock constitute an exempt interest must be made on an annual basis at the end of the taxation year of Merge and no assurances can be given that the exchangeable shares or shares of Merge common stock will constitute an exempt interest at any taxation year-end of Merge. These rules are complex and have been subject to extensive commentary and amendment. No assurances can be given that the new rules will be enacted in the form anticipated. Canadian resident holders should consult their own tax advisors regarding the application of the new rules in their particular circumstances.

  Dissenting Cedara Shareholders

        A dissenting Cedara shareholder is entitled, if the arrangement becomes effective, to receive from ExchangeCo the fair value of Cedara common shares held by the dissenting shareholder. The dissenting shareholder will be considered to have disposed of the Cedara common shares for proceeds of disposition equal to the amount received by the dissenting shareholder less the amount of any interest awarded by the court. As a result, a dissenting Canadian resident shareholder will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition exceed (or are less than) (i) the adjusted cost base to the holder of such shares immediately before the disposition, and (ii) any reasonable costs of disposition. See "Taxation of Capital Gain or Capital Loss" above for a description of the tax treatment of capital gains and losses. Any interest awarded to a dissenting Canadian resident shareholder by the court will be included in the dissenting shareholder's income for the purposes of the Canadian Tax Act.

  Eligibility for Investment

        Qualified Investments.    Provided the exchangeable shares are listed on a prescribed stock exchange in Canada (which currently includes The Toronto Stock Exchange), the exchangeable shares will be "qualified investments" under the Canadian Tax Act for trusts governed by registered retirement savings plans (RRSPs), registered retirement income funds (RRIFs), deferred profit sharing plans (DPSPs) and registered education savings plans (RESPs), as defined in the Canadian Tax Act.

        Shares of Merge common stock will be qualified investments under the Canadian Tax Act for RRSPs, RRIFs, DPSPs and RESPs provided such shares remain listed on NASDAQ (or are listed on another prescribed stock exchange).

        The ancillary rights received by holders of exchangeable shares will not be qualified investments under the Canadian Tax Act for RRSPs, RRIFs, DPSPs and RESPs. Cedara is of the view that the fair market value of these rights is nominal. This determination is not binding on the CRA and it is possible that the CRA could take a contrary view. On the basis that the fair market value of the ancillary rights is nominal, there should be no material adverse tax consequences to RRSPs, RRIFs and DPSPs as a result of acquiring or holding ancillary rights. However, any RESPs holding ancillary rights may realize material adverse tax consequences and should contact their own tax advisors regarding this matter.

        Foreign Property.    Provided the exchangeable shares are listed on a prescribed stock exchange in Canada (which currently includes The Toronto Stock Exchange) and that ExchangeCo maintains a "substantial Canadian presence" as defined in the Canadian Tax Act, the exchangeable shares will not be foreign property under the Canadian Tax Act for RRSPs, RRIFs or DPSPs, or for certain other persons to whom Part XI of the Canadian Tax Act applies.

        The ancillary rights received by holders of exchangeable shares will be foreign property under the Canadian Tax Act. As described above, Cedara is of the view that the fair market value of these rights is nominal. This determination is not binding on the CRA and it is possible that the CRA could take a contrary view. On the basis that the fair market value of the ancillary rights is nominal, there should be no material adverse tax consequences to holders of ancillary rights of holding the ancillary rights as foreign property.

        Shares of Merge common stock will be foreign property under the Canadian Tax Act.

        On February 23, 2005, the Minister of Finance released the budget, which proposes to eliminate the foreign property limits for 2005 and subsequent calendar years. On March 24, 2005, Bill C-43 was tabled in the House of Commons of Canada, which among other things, contains proposed amendments to the Canadian Tax Act to implement such proposal. No assurance can be given that this proposal will be enacted.

Cedara Option Holders Resident in Canada

        The following portion of the summary is applicable to a holder of options to acquire Cedara common shares, which we refer to in this section as Cedara options, who, at all relevant times, is or is deemed to be resident in Canada for purposes of the Canadian Tax Act. Such a holder is hereinafter referred to as a Canadian resident option holder.

  Exercise of Cedara Options to Acquire Cedara Common Shares

        Canadian resident option holders who exercise their Cedara options prior to the effective time of the arrangement will be subject to income tax consequences arising on such exercise which are not addressed in this summary and which may be relevant to the option holder's decision whether to exercise his or her Cedara options prior to such time. Canadian resident option holders who are considering the exercise of their Cedara options should consult their own tax advisors to determine the tax consequences to them of the exercise.

  Exchange of Cedara Options for Merge Options

        The terms of the arrangement provide that Cedara options not exercised prior to the effective time of the arrangement will be exchanged for options to acquire shares of Merge common stock (which are referred to in this section as "Merge options"). A Canadian resident option holder who exchanges such option for a Merge option will not be considered to have disposed of the Cedara option, and the Merge option will be deemed to be the same as, and a continuation of, the Cedara option, provided that the only consideration received by the holder on the exchange is a Merge option, and (i) the difference between the total value of the shares of Merge common stock the holder is entitled to acquire under the Merge option immediately after the exchange and the total amount payable by the holder under the Merge option to acquire the shares of Merge common stock, is not greater than (ii) the difference between the total value of the Cedara common shares the holder was entitled to acquire under the Cedara option immediately before the exchange and the amount payable by the holder under the Cedara option to acquire the Cedara common shares. As the only consideration a Canadian resident option holder will receive on the exchange of such option will be a Merge option, and as Cedara has advised counsel that the amounts referred to in (i) and (ii) above will be equal to each other, no disposition should arise on the exchange of a Cedara option for a Merge option, and the Merge option should be deemed to be the same as, and a continuation of, the Cedara option.

Cedara Shareholders Not Resident in Canada

        The following portion of the summary is applicable to a holder of Cedara common shares who, for purposes of the Canadian Tax Act and any applicable income tax convention (i) has not been and will not be resident (or deemed resident) in Canada at any time while such holder has held Cedara common shares, (ii) does not use or hold, and is not deemed to use or hold, Cedara common shares in connection with carrying on a business in Canada. Such a holder will be referred to in this section as a "non-resident shareholder".

        Special rules, which are not addressed in this summary, may apply to a holder that is an insurer carrying on business in Canada and elsewhere.

  Exchange of Cedara Common Shares for Merge Common Stock

        A non-resident shareholder for whom Cedara common shares are not "taxable Canadian property" will not be subject to tax under the Canadian Tax Act on the exchange of Cedara common shares for shares of Merge common stock pursuant to the arrangement. Generally, Cedara common shares will not be "taxable Canadian property" to a non-resident shareholder at a particular time provided that (i) the shares are listed on a prescribed stock exchange (which currently includes The Toronto Stock Exchange), and (ii) the holder, persons with whom the holder does not deal at arm's length, or the holder together with all such persons has not owned 25% or more of the issued shares of any class or series of the capital stock of Cedara at any time during the 60-month period that ends at the particular time. Even if the Cedara common shares are taxable Canadian property of a non-resident shareholder, the holder nonetheless may be exempt from tax under an applicable income tax convention.

  Dissenting Non-Resident Shareholders

        A dissenting non-resident shareholder is entitled, if the arrangement becomes effective, to receive from ExchangeCo the fair value of Cedara common shares held by such holder. Upon the receipt of a payment by ExchangeCo, a dissenting non-resident shareholder will be considered to have disposed of the Cedara common shares for proceeds of disposition equal to the amount received from ExchangeCo

(other than in respect of interest awarded by the court). A dissenting non-resident shareholder for whom Cedara common shares are not "taxable Canadian property," as described above under "Exchange of Cedara Common Shares for Merge Common Stock," will not be subject to tax under the Canadian Tax Act on the disposition of such shares.

        Any interest paid to a dissenting non-resident shareholder will be subject to Canadian withholding tax at the rate of 25% unless the rate is reduced under the provisions of an applicable tax convention.

Cedara Option Holders Not Resident in Canada

        The following portion of the summary is applicable to a holder of Cedara options who, for purposes of the Canadian Tax Act and any applicable income tax convention (i) has not been and will not be resident (or deemed resident) in Canada at any time while such holder has held Cedara options, (ii) did not acquire their Cedara options in respect of employment duties performed in Canada, and (iii) does not use or hold, and is not deemed to use or hold, Cedara options in connection with carrying on a business in Canada. Such a holder will be hereinafter referred to as a "non-resident option holder".

  Exchange of Cedara Options for Merge Options

        A non-resident option holder for whom the Cedara options are not "taxable Canadian property" within the meaning of the Canadian Tax Act, will not be required to report any income or gain for Canadian federal income tax purposes as a result of the exchange of Cedara options for Merge options. Generally, Cedara options will not be "taxable Canadian property" to a non-resident option holder at a particular time provided that (i) the Cedara common shares are listed on a prescribed stock exchange (which currently includes The Toronto Stock Exchange), and (ii) the holder, persons with whom the holder does not deal at arm's length, or the holder together with all such persons has not owned 25% or more of the issued shares of any class or series of the capital stock of Cedara at any time during the 60-month period that ends at the particular time. Even if the Cedara options are taxable Canadian property of a non-resident option holder, the holder nonetheless may be exempt from tax under an applicable income tax convention.

Material United States Federal Income Tax Considerations

        The following discussion is a summary of the material United States federal income tax considerations generally applicable to U.S. holders (as defined below) who receive Merge common stock and non-U.S. holders (as defined below) who receive exchangeable shares or Merge common stock pursuant to the plan of arrangement. We also discuss material United States federal income tax consequences for Cedara option holders. For purposes of this discussion, a "U.S. holder" is a beneficial owner of Cedara common shares that is (i) a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation organized under the laws of the United States or any state thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of source, or (iv) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust (or an electing trust that was in existence on August 19, 1996 and was treated as a domestic trust on that date). If a partnership or other entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds Cedara common shares, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. This discussion does not generally discuss the U.S. federal income tax considerations applicable to partners of a partnership holding Cedara common shares. If you are a partner of a partnership holding Cedara common shares, we urge you to consult your own tax advisor. A "non-U.S. holder" is a beneficial owner of Cedara common shares that is not a U.S. holder and not an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes.

        This summary does not address all aspects of United States federal income taxation that may be applicable to U.S. holders and non-U.S. holders (collectively, "holders") or Cedara option holders in light of their particular circumstances (including, without limitation, alternative minimum tax) or to holders subject to special treatment under United States federal income tax laws (including, without limitation, certain financial institutions, insurance companies, mutual funds, tax-exempt entities, dealers in securities or foreign currencies, certain United States expatriates, persons who hold Cedara common shares as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. holders whose functional currency is not the U.S. dollar, holders who mark their securities to market for U.S. federal income tax purposes and holders who acquired Cedara common shares through exercise of employee stock options or otherwise as compensation). This discussion is limited to holders who hold their Cedara common shares as capital assets. In addition, this summary does not address any aspect of U.S. state or local taxation or non-U.S. taxation.

        This discussion is based on current law, which is subject to change, possibly with retroactive effect. No advance income tax ruling has been or will be sought or obtained from the U.S. Internal Revenue Service (the "IRS") regarding the U.S. federal income tax consequences of the plan of arrangement. In addition, no statutory, judicial or administrative authority directly addresses the U.S. federal income tax treatment of securities similar to the exchangeable shares.

        EACH HOLDER AND CEDARA OPTION HOLDER IS ADVISED TO CONSULT ITS TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE ARRANGEMENT.

U.S. Holders

        The following discussion applies only to U.S. holders who receive Merge common stock in exchange for their Cedara common shares. This discussion does not address U.S. holders who are Canadian residents and who elect to receive exchangeable shares pursuant to the plan of arrangement. Such U.S. holders should consult their tax advisors concerning the U.S. federal income tax consequences of the plan of arrangement.

        Exchange of Cedara Common Shares for Merge Common Stock.    Subject to the discussion below, the exchange of Cedara common shares for Merge common stock pursuant to the plan of arrangement will be a taxable event for United States federal income tax purposes. Consequently, a U.S. holder will recognize gain or loss equal to the difference between (i) the sum of (a) the fair market value on the date of the exchange of the Merge common stock received in the exchange and (b) any cash received in lieu of fractional shares and (ii) such U.S. holder's tax basis in his Cedara common shares. In the case of a U.S. holder who dissents from the plan of arrangement, such gain or loss will be equal to the difference between the amount of cash as fair market value of any other property received and such U.S. holder's tax basis in his Cedara common shares surrendered in the exchange. Gain or loss on the exchange of Cedara common shares will be capital gain or loss, and will generally be long-term capital gain or loss if the U.S. holder held its Cedara common shares for more than one year at the time of the exchange. In the case of a non-corporate U.S. holder, the maximum marginal United States federal income tax rate applicable to such gain will be 15% provided such U.S. holder's holding period for such Cedara common shares exceeds one year. If the Cedara common shares have not been held for more than one year, normal marginal United States federal income tax rates apply. The deductibility of capital losses is subject to limitations. The tax basis of Merge common stock received by a U.S. holder will be equal to the fair market value of such shares on the date of the exchange. The holding period for such shares will begin on the day after the date of the exchange.

        It is possible to argue that the plan of arrangement constitutes a tax-free reorganization for U.S. federal income tax purposes based upon the fact that the exchangeable shares might be characterized as being in substance the economic equivalent of Merge common stock. Neither Merge nor Cedara believes that this argument is persuasive for U.S. federal income tax purposes. If the IRS were, nevertheless, to prevail in characterizing the plan of arrangement as a tax-free reorganization, U.S. holders would not recognize gain or loss in connection with the exchange of Cedara common shares for Merge common stock, except for gain or loss on cash received in lieu of fractional shares.

        Passive Foreign Investment Company Considerations.    For United States federal income tax purposes, a foreign corporation is classified as a passive foreign investment company, or a PFIC, for each taxable year in which either (i) 75% or more of its income is passive income (as defined for United States federal income tax purposes) or (ii) on average for such taxable year, 50% or more in value of its assets produce passive income or are held for the production of passive income. Cedara believes that it is not, and has not in any relevant period been, a PFIC. If Cedara were nevertheless to be determined to be a PFIC, certain U.S. holders may be subject to ordinary, rather than capital gain, income tax treatment and may be subject to an interest charge as well.

        Dividends on Merge Stock.    A U.S. holder of Merge common stock generally will be required to include in gross income as ordinary dividend income distributions paid on Merge common stock to the extent such distributions are made out of Merge's current or accumulated earnings and profits, as determined under United States federal income tax principles. Under current law "qualified dividend income" received by a non-corporate U.S. holder prior to January 1, 2009 will be taxed at a maximum rate of 15% if certain conditions are satisfied. Distributions on Merge common stock to a U.S. holder in excess of such earnings and profits will be treated as a tax-free return of capital to the extent of the U.S. holder's adjusted tax basis for such shares and, to the extent in excess of such adjusted basis, as capital gain. Dividends on Merge common stock received by corporate U.S. holders generally should qualify for the dividends received deduction applicable to U.S. corporations.

        Sale or Exchange of Shares of Merge Common Stock.    A U.S. holder generally will recognize gain or loss on the sale or exchange of Merge common stock equal to the difference between the amount realized on such sale or exchange and the U.S. holder's adjusted tax basis in its Merge common stock. Such gain or loss will be capital gain or loss. Under current law, in the case of a non-corporate U.S. holder, the maximum marginal United States federal income tax rate applicable to such gain realized prior to January 1, 2009 will generally be 15% if such U.S. holder's holding period for such Merge common stock exceeds one year. If the Merge common shares have not been held for more than one year, normal marginal United States federal income tax rates apply. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

        Exchange of Cedara Common Shares.    Non-U.S. holders will not be subject to United States federal income tax as a result of an exchange of Cedara common shares for exchangeable shares, Merge common stock, cash or a combination thereof pursuant to the plan of arrangement, unless such gain is effectively connected with a United States trade or business of the non-U.S. holder (or, if a tax treaty applies, is attributable to a permanent establishment of the non-U.S. holder in the United States) or, in the case of gain recognized by an individual non-U.S. holder, such individual is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are satisfied. In the case of a corporate non-U.S. holder whose gain is effectively connected income or attributable to a permanent establishment, an additional "branch profits" tax may apply.

Exchangeable Shares

        Dividends on Exchangeable Shares.    No statutory, judicial or administrative authority exists that directly addresses the United States federal income tax treatment of the exchangeable shares and, therefore, such treatment is subject to some uncertainty. Merge and ExchangeCo have advised Cedara that, based on the fact that the exchangeable shares will be issued by ExchangeCo (a Canadian corporation), and dividends on the exchangeable shares are expected to be paid from the cash flow and earnings generated by ExchangeCo and its subsidiaries, they intend to treat dividends (if any) received by non-U.S. holders of exchangeable shares as dividends distributed by ExchangeCo and, therefore, not subject to United States withholding tax. If, contrary to this position, the IRS were to prevail in a possible claim that the exchangeable shares should be treated as shares of Merge, non-U.S. holders of exchangeable shares would likely be subject to United States withholding tax at a rate of 30%, or any lower rate specified by any applicable income tax treaty between the United States and the country of residence of the non-U.S. holder. If dividends paid by ExchangeCo are "effectively connected" or attributable to a permanent establishment, rules similar to those applicable to dividends from Merge will apply. See "—Merge Common Stock—Dividends on Merge Common Stock" below.

        Sale or Exchange of Exchangeable Shares.    A non-U.S. holder generally will not be subject to United States federal income tax on any gain realized on the sale or other taxable disposition of exchangeable shares, including the exchange of exchangeable shares for Merge common stock, unless such gain is effectively connected with a United States trade or business of the non-U.S. holder (or, if a tax treaty applies, is attributable to a permanent establishment of the non-U.S. holder in the United States) or, in the case of gain recognized by an individual non-U.S. holder, such individual is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are satisfied. In the case of a corporate non-U.S. holder whose gain is effectively connected income or attributable to a permanent establishment, an additional "branch profits" tax may apply. See the discussion under "—Merge Common Stock—Sale or Exchange of Merge Common Stock" below for a description of the consequences if Merge is a "USRPHC" as defined below.

Merge Common Stock

        Dividends on Merge Common Stock.    Dividends paid to a non-U.S. holder of Merge common stock will generally be subject to withholding of United States federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) unless the dividend is (a) effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States or (b) if a tax treaty applies, attributable to a United States permanent establishment of the non-U.S. holder, in which case the dividend will be taxed at ordinary United States federal income tax rates. A non-U.S. holder may be required to satisfy certain certification requirements to claim treaty benefits or otherwise claim a reduction of, or exemption from, the United States withholding tax described above. Generally, the right to treaty benefits is established by filing an IRS Form W-8 BEN (or an appropriate substitute), and an exemption from withholding attributable to a U.S. business situs is obtained by filing an IRS Form W-8 ECI (or an appropriate substitute). Under the Canada United States Income Tax Convention, a maximum rate of 15% applies to dividends from United States sources distributed to residents of Canada entitled to benefits of such tax convention. If the non-U.S. holder is a corporation, any effectively connected income or income attributable to a permanent establishment may be subject to an additional "branch profits tax."

        Sale or Exchange of Merge Common Stock.    A non-U.S. holder generally will not be subject to United States federal income or withholding tax in respect of any gain recognized on the sale or other disposition of Merge common stock unless (a) the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States, or if a tax treaty applies, is attributable to a permanent establishment of the non-U.S. holder in the United States; (b) in the case of a non-U.S. holder who is an individual, the non-U.S. holder is present in the United States for 183 (one hundred eighty three) or more days during the taxable year of the sale or other disposition and certain other conditions are satisfied; or (c) Merge is or has been a "U.S. real property holding corporation" ("USRPHC") for United States federal income tax purposes during the five year period preceding such sale or other disposition (or if shorter, the period that the non-U.S. holder held such shares) (the "USRPHC Period"), as discussed below. A non-U.S. holder that is a corporation may be subject to an additional branch profits tax in the case of (a) above.

        A USRPHC is a corporation organized under the laws of the United States or any state thereof 50% or more of the assets of which (including assets held indirectly through subsidiaries) consist of United States real property interests. Merge has advised Cedara that it does not believe that it is a USRPHC for United States federal income tax purposes, and that it does not presently anticipate becoming one. If Merge were determined to be a USRPHC at any time during the USRPHC Period, a non-U.S. holder who owned (actually or constructively) more than 5% of the Merge common stock at any time during such period would generally be subject to United States federal income tax on any gain recognized on the sale or other disposition of the Merge common stock as if such gain were effectively connected with the conduct of a United States trade or business (although the branch profits tax would not apply). Furthermore, if Merge were a USRPHC at any time during the USRPHC Period, a non-U.S. holder who owned (actually or constructively), during such period, exchangeable shares with a fair market value in excess of 5% of the fair market value of the outstanding Merge common stock (determined at the time that the non-U.S. holder first acquired such exchangeable shares) would generally be subject to United States federal income tax on any gain recognized on such sale or other disposition as if such gain were effectively connected with the conduct of a United States trade or business (although the branch profits tax would not apply). A non-U.S. holder who meets the 5% ownership criteria set forth above should consult its tax advisor concerning the United States federal income tax consequences to it if Merge were determined to be a USRPHC.

        United States Federal Estate Tax.    Merge common stock held by (or deemed held by) an individual non-U.S. holder at the time of death will be included in that holder's gross estate for U.S. federal estate tax purposes

Backup Withholding and Information Reporting

        In general, information reporting requirements may apply to the amount of dividends paid to a holder of Merge common stock or exchangeable shares or to the proceeds received by a holder from the sale or exchange of Merge common stock, exchangeable shares or Cedara common shares. Backup withholding may be imposed (currently at 28% on the above payments or proceeds) unless the holder is eligible for an exemption. A holder that is not otherwise exempt from backup withholding generally can avoid backup withholding by providing an IRS Form W-9 (in the case of a U.S. holder) or applicable IRS Form W-8 (in the case of a non-U.S. holder). Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

        In addition, the American Jobs Creation Act of 2004 added new Section 6043A to the United States Internal Revenue Code which, when implemented by regulations, will require the issuance of informational reports which will include the identities of persons whose Cedara common shares were acquired together with the value of the consideration received by each. Until regulations are issued, it is impossible to determine the scope of the reporting obligation that will be imposed under this new provision.

Cedara Option Holders

        Generally, the holders of Cedara options who received their options in connection with their employment with Cedara or a subsidiary of Cedara will not be required to report any income or gain for U.S. federal income tax purposes as a result of the exchange of their Cedara options for options to acquire shares of Merge common stock. The U.S. federal income tax consequences of exercising Merge options received in exchange for Cedara options will generally be the same as those that would have applied upon the exercise of the Cedara options for which such Merge options were exchanged.

        For holders of Cedara options who are citizens or residents of the United States, see "—U.S. Holders—Sale or Exchange of Shares of Merge Common Stock" beginning on page 120 for a discussion of the U.S. federal income tax consequences of ownership and disposition of shares of Merge common stock acquired upon exercise of Merge options to U.S. holders.

        For holders of Cedara options who are neither citizens nor residents of the United States, see "—Merge Common Stock—Sale or Exchange of Shares of Merge Common Stock" beginning on page 121 for a discussion of the U.S. federal income tax consequences of ownership and disposition of shares of Merge common stock acquired upon exercise of Merge options to non-U.S. holders.

        The discussion of United States federal income tax consequences set forth above is for general information only and does not purport to be a complete analysis or listing of all potential tax effects that may apply to a holder or Cedara option holder. Each holder and Cedara option holder is strongly urged to consult its tax advisor to determine the particular tax consequences to it of the arrangement, including the application and effect of United States federal, state local and foreign tax laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Merge

        The following table shows, as of April 22, 2005, the ownership of shares of Merge common stock and options to purchase shares of Merge common stock exercisable prior to June 23, 2005 of each person who is known to Merge to own beneficially more than 5% of Merge's outstanding common stock, of each Merge director, of each Cedara director who is expected to be appointed as a Merge director in connection with the transaction, of each Merge executive officer named in the summary compensation table on page 163 and by all of Merge's directors, director nominees and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the persons named below have sole voting and investment power with respect to the shares beneficially owned by such persons. In general, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire the beneficial ownership within sixty (60) days. The address of each beneficial owner who is also a director, a director nominee or executive officer of Merge is c/o Merge Technologies Incorporated, 6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin 53214-5650.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned(2)	Stock Options Exercisable Prior to June 23, 2005	Total Shares Beneficially Owned	Percentage of Total Outstanding
Arbor Capital Management(3)	867,100	—	867,100	6.5%
RS Investment Management(4)	783,835	—	783,835	5.9%
FMR Corp.(5)	714,400	—	714,400	5.4%
Robert A. Barish, M.D.	89,181	20,000	109,181	(*	)
Dennis Brown	—	15,000	15,000	(*	)
Peter J. Cooper	—	—	—	(*	)
Michael D. Dunham	7,412	42,500	49,912	(*	)
Robert T. Geras(6)	630,680	37,500	668,180	5.0%
Anna M. Hajek	7,983	21,000	28,983	(*	)
Ronald Ian Lennox	—	—	—	(*	)
Richard A. Linden	141,850	242,500	384,350	2.9%
William C. Mortimore	168,669	142,278	310,947	2.3%
David M. Noshay	32,306	20,500	52,806	(*	)
Daniel H. Quigg(7)	116,578	10,000	126,578	(*	)
Richard A. Reck	3,028	15,411	18,439	(*	)
Abe Schwartz	—	—	—	(*	)
Frank Seidelmann, D. O.(8)	129,118	13,716	142,834	1.1%
Scott T. Veech	41,000	21,250	62,250	(*	)
All Directors, Director Nominees and Executive Officers as a Group (15 persons)	1,367,805	601,655	1,969,460	14.9%

(*)
Less than 1% of outstanding Merge common stock.

(1)
The business address for Arbor Capital Management is One Financial Plaza, 120 South Sixth Street, Suite 1000, Minneapolis, Minnesota 55402. The business address for RS Investment Management is 388 Market Street, Suite 1700, San Francisco, California 94111. The business address for FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(2)
Except pursuant to applicable marital property laws or as indicated in the footnotes to this table, to Merge's knowledge, each shareholder identified in the table possesses sole voting and investment power with respect to all Merge common stock shown as beneficially owned by such shareholder.

(3)
Merge has relied on information as provided in the Schedule 13G filed with the SEC on February 4, 2005, filed jointly pursuant to Rule 13d—1(k)(1) of the Securities Exchange Act of 1934, as amended, by Arbor Capital Management, LLC, a registered investment advisor, and Rick D. Leggott, the Chief Executive Officer and majority shareholder of Arbor Capital Management, LLC (collectively, "Arbor Capital Management") with respect to the number of shares beneficially owned by Arbor Capital Management. Arbor Capital Management has sole voting and dispositive power with respect to the number of shares beneficially owned.

(4)
Merge has relied on information as provided in the Schedule 13G filed with the SEC on February 14, 2005, filed jointly pursuant to Rule 13d—1(f)(1) of the Securities Exchange Act of 1934, as amended, by RS Investment Management Co. LLC, a holding company, and general partner of RS Investment Management, L. P., a registered investment advisor, and George R. Hecht as a control person of each of RS Investment Management Co. LLC and RS Investment Management, L. P. (collectively, "RS Investment Management") with respect to the number of shares beneficially owned by RS Investment Management. RS Investment Management has shared voting and dispositive power with respect to the number of shares beneficially owned.

(5)
Merge has relied on information as provided in the Schedule 13G filed with the SEC on February 14, 2005, filed jointly pursuant to Rule 13d—1(b) or 13d—2(b) of the Securities Exchange Act of 1934, as amended, by FMR Corp., a registered investment advisor, Fidelity Management & Research Company, a wholly owned subsidiary of FRM Corp., Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail Johnson, Director of FMR Corp. (collectively, "FMR Corp.") with respect to the number of shares beneficially owned by FMR Corp. FMR Corp. has sole dispositive power with respect to the number of shares beneficially owned.

(6)
Number of shares of common stock reflects 203,164 shares held by trusts for the benefit of Mr. Geras' adult children, the beneficial ownership of which Mr. Geras disclaims.

(7)
Number of shares of common stock reflects 42,711 shares held in escrow by Marshall & Ilsley Trust Company NA, as Escrow Agent, of which the underlying shareholder is Mr. Quigg.

(8)
Number of shares of common stock reflects 33,917 shares held by trusts for the benefit of Dr. Seidelmann's adult children, as well as 18,317 shares held in escrow by Marshall & Ilsley Trust Company NA, as Escrow Agent, of which the underlying shareholders are the trusts for the benefit of Dr. Seidelmann's adult children, the beneficial ownership of which Dr. Seidelmann disclaims. Reflects 49,047 shares held indirectly in trust by and for the benefit of Dr. Seidelmann's spouse, as well as 27,837 shares held in escrow by Marshall & Ilsley Trust Company NA, as Escrow Agent, of which the underlying shareholder is the trust by and for the benefit of Dr. Seidelmann's spouse.

        Section 16(a) of the Exchange Act, as amended, requires Merge's executive officers and directors, and persons who own more than ten percent (10%) of a registered class of Merge's equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of equity securities of Merge with the SEC and Nasdaq. The SEC requires executive officers, directors and greater than ten percent (10%) shareholders to furnish Merge with copies of all these forms filed with the SEC or Nasdaq.

        To Merge's knowledge, based solely upon its review of the copies of these forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, Merge believes that all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners have been complied with during 2004.

Cedara

        The table below sets forth, as of the record date for the Cedara special meeting, information relating to the ownership of, or control over, Cedara common shares and Cedara options exercisable prior to February 23, 2005 of each person who is known to Cedara to beneficially own more than 10% of Cedara's outstanding common shares, of each Cedara director, of each Cedara named executive officer and by all of Cedara's directors and executive officers as a group. As of April 22, 2005, Cedara had 31,853,398 common shares issued and outstanding. For purposes of this table, beneficial ownership is determined by reference to Rule 13d-3 under the Exchange Act.

Name of Beneficial Owner	Number of Common Shares		Stock Options Exercisable Prior to April 22, 2005	Total Shares	Percentage of Total Outstanding
Abe Schwartz, President and Chief Executive Officer	247,328	(1)	750,000	997,328	3.1%
Brian Pedlar, Chief Financial Officer	—		16,816	16,816	*
Jacques Cornet, Vice President, Marketing and Operations	2,500	(1)	26,666	29,166	*
Manu Mahbubani, Vice President, Engineering	500	(2)	56,799	57,299	*
Loris Sartor, Vice President, Sales	5,100	(1)	71,599	76,699	*
Peter J. Cooper, Director	10,000	(1)	27,250	37,250	*
Myrna Francis, Director	—		—	—	*
R. Ian Lennox, Director	5,000	(3)	—	5,000	*
Dianne Lister, Director	—		—	—	*
Ram Ramkumar, Director	100,000	(4)	10,750	110,750	*
All directors and executive officers as a group (10 persons)	370,428		959,880	1,330,308	4.2%

(*)
Ownership represents less than 1% of the outstanding Cedara common shares

(1)
All common shares are held directly.

(2)
The 500 common shares are owned by Crystal Mahbubani, the spouse of Manu Mahbubani.

(3)
The 5,000 common shares are owned indirectly through Canadian Imperial Bank of Commerce Investor's Edge.

(4)
The 100,000 common shares are owned indirectly through Anur Investments Ltd.

DESCRIPTION OF MERGE CAPITAL STOCK

        The authorized capital stock of Merge consists of 30,000,000 shares of common stock, par value $.01 per share, 4,000,000 shares of preferred stock, par value $.01 per share and 1,000,000 shares of Series A preferred stock, par value $.01 per share. If the articles of amendment proposal is approved, the number of authorized shares of Merge common stock will be increased to 100,000,000. As of April     , 2005,                        shares of common stock were issued and outstanding. No shares of preferred stock and Series A preferred stock are currently outstanding.

        The following summary description of the capital stock of Merge does not purport to be complete and is qualified in its entirety by reference to the articles of incorporation as amended and the amended and restated bylaws of Merge and the Wisconsin corporate law. If you would like more information on the common stock, preferred stock or Series A preferred stock of Merge, you should review those documents, each of which Merge has filed or incorporated by reference as an exhibit to filings incorporated by reference in this document. See "Where You Can Find More Information" beginning on page 179.

Common Stock

        Subject to the prior dividend rights as may be fixed by the board of directors of Merge in creating a new series of preferred stock, holders of Merge common stock are entitled to receive, from funds legally available therefor, dividends when and as declared by the board of directors.

        The holders of Merge common stock are entitled to one vote for each share held, without the right to cumulate votes for the election of directors. Under the Merge bylaws, as amended:

  •
  each director is elected to serve for a one-year term; and

  •
  the number of directors which constitutes the full board of directors shall neither be less than three (3) nor more than eleven (11).

        If Merge liquidates, dissolves or winds up its affairs, the holders of Merge common stock will be entitled to receive, after its creditors have been paid and the holders of any then outstanding series of preferred stock have received their liquidation preferences, all of the remaining assets of Merge in proportion to their share holdings. Holders of Merge common stock do not have pre-emptive rights to acquire any securities of Merge. The outstanding shares of Merge common stock are fully paid and are nonassessable. The outstanding shares of Merge common stock are listed on Nasdaq.

Preferred Stock

        The Merge board of directors is authorized to provide for the issuance from time to time of shares of preferred stock in one or more series and to fix the designation, dividend rate, voting powers, redemption price or prices, voluntary and involuntary liquidation prices, sinking fund provisions, if any, conversion provisions, if any, and any other rights and preferences applicable to the shares of such series. If shares of preferred stock are issued that have been designated to receive cumulative dividends or that include sinking fund requirements, conversion or redemption provisions, such issuance could have an adverse effect on the availability of earnings for distribution to the holders of common stock.

Transfer Agent and Registrar

        American Stock Transfer & Trust Company is the transfer agent and registrar for Merge common stock. American Stock Transfer & Trust Company's address is 59 Maiden Lane, New York, New York 10038.

COMPARISON OF SHAREHOLDERS' RIGHTS

        Upon completion of the transaction, Cedara shareholders will no longer be shareholders of Cedara and instead will hold shares of Merge common stock or corresponding exchangeable shares of ExchangeCo that are substantially economically equivalent to the Merge common stock.

        Ontario law and Cedara's articles of incorporation and bylaws govern Cedara and its relations with its shareholders. Wisconsin law and Merge's articles of incorporation and bylaws govern Merge and its relations with its shareholders. The following is a summary of the material differences in the rights of holders of Cedara common shares and Merge common stock. These differences arise from the differences between Wisconsin law and the OBCA and the differences between Cedara's articles of incorporation and bylaws and Merge's articles of incorporation and bylaws. This summary is not intended to be complete and is qualified in its entirety by reference to Wisconsin law, the OBCA and the governing corporate instruments of Cedara and Merge.

Cedara	Merge
Vote Required for Extraordinary Transactions

Under the OBCA, extraordinary corporate actions are required to be approved by special resolution. Such extraordinary corporate actions include:

 •    court ordered arrangements.

• amalgamations other than amalgamations involving a holding body corporate, one or more wholly-owned subsidiaries and/or one or more sister corporations;
Wisconsin law requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon to authorize any merger, consolidation, dissolution or disposition of substantially all of the assets of a corporation. An affirmative vote of a majority of the outstanding stock entitled to vote thereon is also required to authorize an exchange of shares.
• continuances;
• liquidations;
• dissolutions;
• sales, leases or exchanges of all or substantially all the assets of a corporation other than in the ordinary course of business; and

A special resolution is a resolution passed by not less than two-thirds of the votes cast by the shareholders entitled to vote on the resolution at a meeting at which a quorum is present. A quorum for this purpose is one-third of the outstanding common shares entitled to vote at the meeting.

Dissent Rights

The OBCA provides that shareholders of a corporation entitled to vote on certain matters are entitled to exercise dissent rights and demand payment of the fair value of their shares. For this purpose, there is no distinction between listed and unlisted shares. Dissent rights exist when there is a vote upon matters such as:

 •    any amalgamation with another corporation (other than with certain affiliated corporations);

 •    an amendment to the corporation's articles of incorporation to add, change or remove any provisions restricting the issue, transfer or ownership of shares;

 •    an amendment to the corporation's articles of incorporation to add, change or remove any restriction upon the business or businesses that the corporation may carry on;

 •    a continuance under the laws of another jurisdiction;

 •    a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; and

 •    a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation.

However, a shareholder is not entitled to dissent if an amendment to the articles of incorporation is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.
Under Wisconsin law, holders of record and beneficial owners of voting shares may be entitled to dissenters' rights to object to a merger and demand payment of the "fair value" of their shares in cash, if they properly exercise such rights in connection with the consummation of the merger in accordance with the provisions of the Wisconsin corporate law. Such dissenters' rights will not be available if the shares are registered on a national securities exchange or quoted on Nasdaq on the record date fixed to determine the shareholders of the company entitled to notice of a shareholders' meeting at which shareholders are to vote on the merger, unless the merger would be a "business combination" as defined in Section 180.1130(3) of the Wisconsin corporate law. The transaction contemplated by the merger agreement does not constitute such a business combination. "Fair value" of the shares would be determined immediately before the consummation of the merger, excluding any appreciation or depreciation in anticipation of the merger unless such exclusion would be inequitable; provided, however, that if the merger is a business combination, "fair value" will be determined pursuant to Section 180.1130(9)(a) of the Wisconsin corporate law with reference to the public market price of the shares if available or, if not available, by a good faith determination of the Merge board. The "fair value" as so determined, could be equal to, more or less than the value per share to be paid pursuant to the merger.

Under the OBCA, a shareholder may, in addition to exercising dissent rights, seek an oppression remedy for any act or omission of a corporation which is oppressive or unfairly prejudicial to or that unfairly disregards a shareholder's interests.

Oppression Remedy

Section 248 of the OBCA provides an oppression remedy that enables a court to make any order, both interim and final, to rectify the matters complained of, if the court is satisfied upon application of a complainant (as defined below) that:

 •    any act or omission of the corporation or any of its affiliates effects or threatens to effect a result;

• the business or affairs of the corporation or any of its affiliates are, have been or are threatened to be carried on or conducted in a manner;
Wisconsin law provides for judicial dissolution of a corporation in an action commenced by a shareholder if the court finds that the shareholder has established that the directors or those in control of the corporation have acted, are acting or will act in a manner that is illegal, oppressive or fraudulent. Wisconsin law also provides a variety of legal and equitable remedies to a corporation's shareholders for improper acts or omissions of a corporation, its officers and directors.
• the powers of the directors of the corporation or any of its affiliates are, have been or are threatened to be exercised in a manner; or
• that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the corporation.

A complainant includes a present or former shareholder, a present or former officer or director of the corporation or any of its affiliates, or any other person who in the discretion of the court is a proper person to make such application.

The oppression remedy provides the court with an extremely broad and flexible jurisdiction to intervene in corporate affairs to protect "reasonable expectations" of shareholders and other complainants. While conduct which is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court's jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of such legal and equitable rights. Furthermore, the court may order a corporation to pay the interim costs of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint.
Director Qualifications
Under the OBCA, a majority of the directors and a majority of any committee of directors must be Canadian residents. A director of Cedara must not be:	Wisconsin does not have director qualification requirements.
• under eighteen years of age;
• adjudicated as mentally unsound;
• a person that is not an individual; or
• a person who has the status of a bankrupt.

Number of Directors and Election

Under the OBCA the number of directors of a corporation must be specified in the corporation's articles of incorporation. The articles may provide for a minimum and maximum number of directors and if so, the number shall be fixed by special resolution or by the board of directors, if empowered to do so by special resolution.

A corporation which offers its securities to the public within the meaning of the OBCA must have not fewer than three directors. The articles of incorporation of Cedara provide that the number of directors will not be less than three (3) or more than twenty (20). Cedara's board of directors currently consists of six (6) directors.
Under Wisconsin law, the board of directors of a Wisconsin corporation must consist of one or more directors as specified in accordance with the corporation's articles of incorporation or bylaws.

Merge's bylaws provide that Merge's board of directors may consist of no less than three (3) and no more than eleven (11) directors, as determined by the board of directors. Merge's bylaws provide that the directors need not be shareholders and need not be residents of the State of Wisconsin. The election of directors shall be by written ballot.
Shareholders of a corporation governed by the OBCA elect directors by ordinary resolution at each annual meeting of shareholders at which such an election is required.
Removal of Directors; Staggered Term

Under the OBCA, a corporation's shareholders may remove any director before the expiration of his or her term of office and may elect any qualified person in such director's stead for the remainder of such term by resolution passed by a majority of the votes cast at a meeting of shareholders called for that purpose.

Under the OBCA, directors may be elected for a term expiring not later than the third annual meeting of shareholders following the election. If no term is specified, a director's term expires at the next annual meeting of shareholders. A director may be nominated for re-election to the board of directors at the end of the director's term.
Under Wisconsin law, unless otherwise provided in the articles of incorporation or bylaws, shareholders generally may remove a director with or without cause if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director.

 Merge's articles of incorporation and bylaws provide that any director may be removed from office by the affirmative vote of a majority of the shares outstanding entitled to vote for the election of such director taken at a special meeting of shareholders called for that purpose.

Wisconsin law permits a Wisconsin corporation to provide in its articles of incorporation or in its bylaws for the terms of directors to be staggered by dividing the total number of directors into two or three groups. Merge does not currently have directors with staggered terms.

Vacancies on the Board of Directors

Under the OBCA, vacancies that exist on the board of directors may be filled by the board if the remaining directors constitute a quorum. In the absence of a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy.
Under Wisconsin law, unless a corporation's articles of incorporation provide otherwise, a vacancy occurring on the board of directors may be filled by shareholders or by the directors remaining in office. Under Wisconsin law, if the vacant office was held by a director elected by a voting group of shareholders, only the remaining directors elected by that voting group may vote to fill the vacancy if it is filled by the directors remaining in office, and only the holders of shares of that voting group may vote to fill the vacancy if it is filled by the shareholders.

Merge's articles of incorporation and bylaws provide that the board of directors may fill any vacancy (occurring by resignation, removal or otherwise) in the board happening after any regular annual election or any vacancy created by an increase in the authorized number of directors until the next succeeding election, by the affirmative vote of a majority of the directors then in office, although less than a quorum.
Amendments to the Articles of Incorporation

Under the OBCA, amendments to the articles of incorporation generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution at a meeting at which a quorum is present. As noted below, a corporation's articles may provide for a super majority to amend the articles of incorporation. A quorum for this purpose is one-third of the outstanding shares entitled to vote at the meeting.
Wisconsin law permits the board of directors of a corporation to adopt some types of routine and non-controversial amendments to the articles of incorporation without approval by the shareholders, but the general procedure for amending the articles of incorporation requires the board to propose the amendment and the shareholders to approve it. The board may condition its submission of the proposed amendment to shareholders on any basis, such as requiring a greater shareholder vote for approval than would otherwise be required. Unless Wisconsin law, the articles of incorporation, bylaws adopted under authority granted in the articles of incorporation or the board of directors, in conditioning its submission, requires a greater vote or a vote by voting groups, an amendment is adopted if approved as follows:
• If a voting group would have dissenters' rights with respect to the amendment, then a majority of the votes entitled to be cast by that voting group is required for adoption of the amendment.
• Otherwise, if a quorum exists, the amendment will be adopted if the votes cast within the voting group favoring the action exceed the votes cast opposing the action.

Amendments to the Bylaws

The directors may by resolution make, amend or repeal any bylaw unless the articles of incorporation or bylaws provide otherwise. When the directors make, amend or repeal a bylaw, they are required under the OBCA to submit the change to the shareholders at the next meeting of shareholders. Shareholders may confirm, reject or amend the bylaw, amendment or repeal by a majority of the votes cast by shareholders present in person or by proxy and entitled to vote on the resolution.
Merge's articles of incorporation and bylaws provide that the board of directors may adopt, amend or repeal any and all of the bylaws of Merge from time to time by a vote of a majority of its members, except those bylaws that have been adopted by the subscribers or shareholders of Merge. The shareholders of Merge may from time to time adopt, amend or repeal any and all of the bylaws of the corporation by a vote of a majority.
Quorum

Under the OBCA, unless a corporation's bylaws provide otherwise, a quorum is present at a meeting of the shareholders, irrespective of the number of shareholders actually present at the meeting, if the holders of a majority of the shares entitled to vote at the meeting are present in person or represented by proxy. Cedara's bylaws provide that a quorum shall be holders of not less than one-third of the outstanding shares entitled to vote at the meeting.	Under Merge's articles of incorporation and bylaws, a quorum will be constituted by a majority of the outstanding shares of Merge entitled to vote at the meeting, represented in person or by proxy.
Action by Written Consent
Under the OBCA, shareholders can take action by written resolution and without a meeting only if all shareholders sign the written resolution.
Under Wisconsin law, unless a corporation's articles of incorporation or bylaws permit shareholder action by written consent to be taken by less than unanimous consent, shareholders may take action without a meeting only by a unanimous written consent of all shareholders entitled to vote on the action. Merge's articles of incorporation and bylaws are silent with respect to permitting shareholder action by written consent that is taken by less than unanimous consent.
Ability to Call Special Meetings of the Shareholders

The OBCA provides that the holders of not less than five percent (5%) of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may give notice to the directors requiring them to call and hold a meeting.
Under Wisconsin law, a special meeting of shareholders may be called by the board of directors or by any person authorized by the articles of incorporation or bylaws and must be called upon the receipt of written demand(s) by the holders of 10% of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting describing one or more purposes for which the meeting is to be held.

Merge's articles of incorporation and bylaws provide that a special meeting of the shareholders for any purpose can be called and may held at any time upon the request of the president of Merge, a majority of the members of the board of directors or of the executive committee then in office or upon the written request of the holders of not less than 10% of all the outstanding shares of Merge.
Limitation of Personal Liability of Directors and Officers

Under the OBCA, in exercising their powers and discharging their duties, directors and officers must act honestly and in good faith, with a view to the best interests of the corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. No provision in the corporation's articles, bylaws, resolutions or contracts can relieve a director or officer from the duty to act in accordance with the OBCA or relieve a director from liability for a breach thereof. However, a director will not be liable for breaching his or her duty to act in accordance with the OBCA if the director relied in good faith on:

 •    financial statements represented to him by an officer or in a written report of the auditor to present fairly the financial position of the corporation in accordance with generally accepted accounting principles; or

• a report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by such person.
Wisconsin law provides that, unless a limitation of immunity in the articles of incorporation applies, a director of a Wisconsin corporation is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes:

 •    A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

 •    A violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe it was unlawful;

 •    A transaction from which the director derived an improper personal profit; or

 •    Willful misconduct.

Merge's articles of incorporation do not limit these provisions as they may apply to Merge directors.

Indemnification of Directors and Officers

Under the OBCA and pursuant to Cedara's bylaws, Cedara may indemnify present or former directors or officers and his or her heirs and legal representatives against all expenses and settlement amounts or judgments arising out of actions against such individuals because of their service as directors or officers. In order to qualify for indemnification such director or officers must:

 •    have acted honestly and in good faith with a view to the best interests of the company; and

 •    in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, have had reasonable grounds for believing that his or her conduct was lawful. Indemnification will be provided to an eligible director or officer who meets both these tests and was substantially successful on the merits in his or her defense of the action.

A corporation may, if the person meets the conditions above and it is approved by a court, also indemnify an eligible director or officer in an action by or on behalf of the corporation.
Under Wisconsin law, a Wisconsin corporation must indemnify its directors and officers against liability and reasonable expenses incurred by the director or officer in a proceeding to which the indemnified person was a party because he or she is or was a director or officer (a) to the extent the director or officer has been successful on the merits or otherwise in the defense of the proceeding and (b) in proceedings in which the director or officer is not successful in the defense thereof, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to the corporation and the breach or failure constitutes:

 •    A willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

 •    A violation of criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe it was unlawful;

 •    A transaction from which the director or officer derived an improper personal profit; or

• Willful misconduct.

The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of a director or officer is not required. Wisconsin law provides that a corporation's articles of incorporation may limit its obligation to indemnify directors and officers under Wisconsin law.

Wisconsin law permits a corporation, upon request, to pay or reimburse the reasonable expenses as incurred of a director or officer who is a party to a proceeding, if the director or officer provides the corporation with a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the corporation and a written undertaking to repay the amount advanced, with reasonable interest if so required by the corporation, if it is ultimately determined that the director or officer is not entitled to indemnification.

Under Wisconsin law, a Wisconsin corporation must indemnify an employee who is not a director or officer of the corporation, to the extent that he or she has been successful on the merits or otherwise in defense of a proceeding, for all reasonable expenses incurred in the proceeding if the employee was a party because of his or her employment with the corporation. In addition, a corporation may indemnify and allow reasonable expenses of an employee or agent who is not a director or officer of the corporation to the extent provided by the articles of incorporation or bylaws, by action of the board of directors or by contract.

Wisconsin law permits Merge to purchase and maintain insurance on behalf of an individual who is an employee, agent, director or officer of the corporation against liability asserted against or incurred by the individual in or arising from his or her capacity with the corporation, regardless of whether the corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Wisconsin law.

Wisconsin law provides that it is the public policy of Wisconsin to require or permit indemnification, allowance of expenses and insurance for any liability incurred in connection with a proceeding involving securities regulation to the extent required or permitted with respect to other proceedings under Wisconsin law.

The articles of incorporation and bylaws of Merge provide that Merge will indemnify each officer and director of the corporation to the full extent provided by applicable law and in addition, in accordance with any other rights such person may have under a resolution of the shareholders of the corporation, a resolution of its board of directors or under the corporation's articles of incorporation, or pursuant to any insurance policy, an agreement or otherwise.

Anti-Takeover Statutes

The OBCA does not contain a provision comparable to Wisconsin law with respect to business combinations. However, rules or policies of certain Canadian securities regulatory authorities, including Rule 61-501 of the Ontario Securities Commission contain requirements in connection with "related party transactions." A related party transaction means, generally any transaction by which an issuer, directly or indirectly consummates one or more specified transactions with a related party including purchasing or disposing of an asset, issuing securities and assuming liabilities. A "related party" is defined in OSC Rule 61-501 and includes directors and senior officers of the issuer and holders of voting securities carrying, whether alone or acting jointly or in concert, more than 10% of the voting rights attaching to all issued and outstanding voting securities of the issuer or of a sufficient number of any securities of the issuer to materially affect control of the issuer.

OSC Rule 61-501 requires more detailed disclosure in the proxy material sent to securityholders in connection with a related party transaction, and, subject to certain exceptions, the preparation of a formal valuation with respect to the subject matter of the related party transaction and any non-cash consideration offered in connection therewith, and the inclusion of a summary of the valuation in the proxy material. OSC Rule 61-501 also requires that, subject to certain exceptions, an issuer will not engage in a related party transaction unless the approval of disinterested shareholders for the related party transaction has been obtained.
Wisconsin law regulates a broad range of "business combinations" between a Wisconsin corporation and an "interested shareholder." The Wisconsin Business Combination Statute defines a "business combination" to include a merger or share exchange, sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets equal to at least 5% of the market value of the stock or assets of the company or 10% of its earning power, or issuance of stock or rights to purchase stock with a market value equal to at least 5% of the outstanding stock, adoption of a plan of liquidation and certain other transactions involving an "interested shareholder." An "interested shareholder" is defined as a person who beneficially owns, directly or indirectly, 10% of the voting power of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting power of the then outstanding voting stock within the last three (3) years. The Wisconsin Business Combination Statute prohibits a corporation from engaging in a business combination (other than a business combination of a type specifically excluded from the coverage of the statute) with an interested shareholder for a period of three (3) years following the date such person becomes an interested shareholder, unless the board of directors approved the business combination or the acquisition of the stock that resulted in a person becoming an interested shareholder before such acquisition. Business combinations after the three (3)-year period following the stock acquisition date are permitted only if:

(i) the board of directors approved the acquisition of the stock prior to the acquisition date; (ii) the business combination is approved by a majority of the outstanding voting stock not beneficially owned by the interested stockholder; or (iii) the consideration to be received by shareholders meets certain requirements of the statute with respect to form and amount. The Wisconsin Business Combination Statute's prohibition on business combinations applies for three years after the acquisition of at least ten percent (10%) of the outstanding shares without regard to the percentage of shares owned by the interested shareholder and cannot be avoided by subsequent action of the board of directors or shareholders.

Wisconsin law provides that certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction with a resident domestic corporation involving a "significant shareholder" are subject to a supermajority vote of shareholders (the "Wisconsin Fair Price Statute"), in addition to any approval otherwise required. A "significant shareholder" is defined as a person who beneficially owns, directly or indirectly, 10% or more of the voting stock of a corporation or an affiliate of the corporation which beneficially owned, directly or indirectly, 10% or more of the voting stock of the corporation within the last two years. Such business combination must be approved by 80% of the voting power of the corporation's stock and at least two-thirds of the voting power of the corporation's stock not beneficially held by the significant shareholder who is party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following fair price standards have been met: (i) the aggregate value of the per share consideration is equal to the higher of (a) the highest price paid for any common shares of the corporation by the significant shareholder in the transaction in which it became a significant shareholder or within two years before the date of the business combination; (b) the market value of the corporation's shares on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is higher; or (c) the highest liquidation or dissolution distribution to which holders of the shares would be entitled; and (ii) either cash, or the form of consideration used by the significant shareholder to acquire the largest number of shares, is offered.

Under the "Wisconsin Control Share Statute" of the Wisconsin Statutes, the voting power of shares, including shares issuable upon conversion of convertible securities or exercise of options or warrants, of a "resident domestic corporation" held by any person or persons acting as a group in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares, unless the articles of incorporation otherwise provide. This restriction does not apply to shares acquired directly from the resident domestic corporation, in certain specified transactions, or in a transaction in which the corporation's shareholders have approved restoration of the full voting power of the otherwise restricted shares.

Under the Wisconsin Statutes, "resident domestic corporation" is defined as a Wisconsin corporation that has a class of voting securities that is registered or traded on a national exchange or that is registered under Section 12(g) under the Exchange Act and that as of a relevant date satisfies any of the following four tests:
1. Its principal offices are located in Wisconsin.
2. It has significant business operation located in Wisconsin. ("Significant" is not defined under the Wisconsin Statutes)
3. More than 10% of the holders of record are residents of Wisconsin.
4. More than 10% of its shares are held of record by residents of Wisconsin.

The "Wisconsin Defensive Action Restrictions" of the Wisconsin Statutes provides that in addition to the vote otherwise required by law or the articles of incorporation of an issuing public corporation the approval of the holders of a majority of the shares entitled to vote is required before such a corporation can take certain action while a takeover offer is being made or after the takeover offer has been publicly announced and before it is concluded. Under the Wisconsin Defensive Action Restrictions, shareholder approval is required for the corporation to (i) acquire more than 5% of the outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two (2) years, unless an equal offer is made to acquire all voting shares; or (ii) sell or option assets of the corporation which amount to at least 10% of the market value of the corporation, unless in the case of this clause (ii) the corporation has at least three independent directors and a majority of the independent directors vote to opt out of this provision.
Consideration of Other Constituencies when Evaluating an Offer
Ontario jurisprudence generally requires directors of an Ontario corporation to focus exclusively on the interests of shareholders when evaluating an offer.
Under Wisconsin law, in discharging his or her duties to the corporation and in determining what he or she believes to be in the best interests of the corporation, a director or officer may, in addition to considering the effects of any action on the corporation's shareholders, consider the effects of the action on employees, suppliers, customers and the communities in which the corporation operates and any other factors that the director or officer considers pertinent.

Notice of Shareholder Action

A shareholder entitled to vote at a meeting of shareholders may submit to the corporation notice of a proposal and discuss at the meeting any matter in respect of which the shareholder would have been entitled to submit a proposal. A proposal may include nominations for the election of directors if the proposal is signed by one or more holders of shares representing in the aggregate not less than five percent (5%) of the shares entitled to vote at the meeting to which the proposal is to be presented, but this does not preclude nominations being made at a meeting of shareholders. The proposal must be submitted to the corporation at least 60 days before the anniversary date of the last annual meeting if the matter is proposed to be raised at an annual meeting, or at least 60 days before a meeting other than an annual meeting.	Wisconsin law does not provide for any similar shareholder proposals other than the ability to call special meetings of the shareholders, as described above.
Committees

Under the OBCA, directors of a corporation may appoint from their numbers a committee of directors and delegate to such committee powers of the directors other than powers relating to filling a vacancy among the directors or appointing or removing certain officers or certain matters relating to corporate finance. A majority of the members of the committee must be resident Canadians.
Wisconsin law provides that a board of directors may create one (1) or more committees, each such committee to have two (2) or more members, and, to the extent specified by the board of directors or in the articles of incorporation or bylaws, each committee may exercise the authority of the board of directors with certain enumerated exceptions.

Merge's articles of incorporation and bylaws provide that the board of directors may by resolution adopted by a majority of directors designate an executive committee, a stock option committee and one (1) or more other committees each to consist of two (2) or more directors elected by the board of directors. Each committee will fix its own rules governing the conduct of its activities and will make reports to the board of directors of its activities as the board of directors may request.

Derivative Actions

Under the OBCA, a complainant (as defined below) may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any of its subsidiaries, or to intervene in an existing action to which they are a party for the purpose of prosecuting, defending or discontinuing the action. A complainant includes a present or former shareholder, a present or former officer or director of the corporation or any of its affiliates, or any other person who in the discretion of the court is a proper person to make such an application. Under the OBCA, no action may be brought and no intervention in an action may be made unless the complainant has given 14 days' notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court. The court must be satisfied that:

 •    the directors of the corporation or its subsidiary will not bring, diligently prosecute or defend or discontinue the action;

 •    the complainant is acting in good faith; and

• it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued. Under the OBCA, the court in a derivative action may make any order it thinks fit, including orders pertaining to the conduct of the action or the making of payments to former and present shareholders and payment of reasonable legal fees incurred by the complainant.
Under Wisconsin law, a shareholder or a beneficial owner of shares held in a voting trust or held by a nominee on the person's behalf may commence a derivative proceeding on behalf of, and in the name of, a corporation. The shareholder or beneficial owner must have occupied that position at the time of the act or omission complained of, and no action may be brought unless a written demand has been made upon the corporation to take action and 90 days has expired from the date on which the demand was made unless the shareholder or beneficial owner is notified earlier that the corporation has rejected the demand or unless irreparable injury to the corporation would result by waiting for the expiration of the 90 day period. A court may stay any derivative proceeding if the corporation has commenced an inquiry into the allegations and the court considers a stay appropriate and may dismiss a derivative proceeding if the court finds the corporation acting in good faith after conducting a reasonable inquiry determines that maintenance of the derivative proceeding is not in the best interests of the corporation.

Inspection of Books and Records

Under the OBCA, shareholders and the creditors of the corporation, their agents and legal representatives may examine, free of charge during normal business hours:

 •    the articles, bylaws and all amendments thereto, of the corporation;

 •    the minutes and resolutions of shareholders;

 •    a register of the corporation's directors; and

 •    the securities register of the corporation.

All shareholders of the corporation may request a copy of the articles, bylaws and all amendments thereto free of charge.
Wisconsin law provides shareholders with the right to inspect and copy the corporation's minutes of meetings of its shareholders and board of directors, accounting records and record of shareholders subject to the satisfaction of certain requirements, including that the shareholder be a shareholder for at least six (6) months or hold at least 5% of the outstanding shares of the corporation, that the shareholder deliver proper and timely written notice, and that the shareholder's demand be made in good faith and for a proper purpose.

In addition, any shareholder may, upon written demand, inspect, and subject to the proper purpose requirement, copy the list of shareholders who are entitled to notice of a shareholders' meeting during the period beginning two business days after notice of a shareholder meeting is given and continuing to the date of the meeting. The shareholders' list must be available at the meeting, and any shareholder may inspect the list at any time during the meeting.
Dividends

Cedara's articles of incorporation and bylaws provide that dividends declared payable to holders of Cedara common shares will be payable in cash and will be paid by check to each registered holder of shares in respect of which it has been declared. Any dividends declared payable but unclaimed by a Cedara common shareholder after a period of 6 years from the date the dividends were declared will become forfeited and will revert back to Cedara.
Merge's articles of incorporation and bylaws provide that the board of directors may declare and Merge may pay dividends from time to time on its outstanding stock on the terms and conditions provided by law and its articles of incorporation.
Sources of Dividends

Dividends may be declared at the discretion of the board of directors. Under the OBCA, Cedara may pay dividends unless there are reasonable grounds for believing that (i) Cedara is, or would after such payment be, unable to pay its liabilities as they become due or (ii) the realizable value of Cedara's assets would be less than the aggregate of its liabilities and of its stated capital of all classes of shares.
Under Wisconsin law, dividends may be declared at the discretion of the board of directors. No distribution may be made if, after giving it effect, any of the following would occur: (a) the corporation would not be able to pay its debts as they become due in the usual course of business, or (b) corporation's total assets would be less than the sum of its total liabilities plus the amount necessary to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Notice of Meeting of Shareholders

Notices of the date, time and place of a meeting of shareholders must be sent not less than 21 nor more than 50 days (or such other period as may be prescribed by the regulations under the OBCA) before the meeting to each director, to the auditor and to each holder of shares carrying voting rights at the close of business on the record date for the notice.
Merge's articles of incorporation and bylaws provide that written notice stating the place, day and time of a shareholder meeting and the purpose for which the meeting is called, shall be delivered not less than 10 days nor more than 90 days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting to each shareholder entitled to vote at such meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail.

Under Wisconsin law, at least 20 days' notice must be provided if the purpose of the meeting is to consider a plan of merger or share exchange for which shareholder approval is required by law or the sale, lease, exchange or other disposition of all or substantially all of Merge's property outside the usual course of business.
Record Date for Notice of Meeting of Shareholders

The directors may fix in advance a date as the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders, but such record date shall not precede by more than 50 days or by less than 21 days (or such other period as may be prescribed by the regulations under the OBCA) the date on which the meeting is to be held. If no record date is fixed, the record date for the determination of shareholders entitled to receive notice of a meeting of shareholders shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held. If a record date is fixed, notice thereof shall be given, not less than seven days before the date so fixed (or such other period prescribed by the regulations under the OBCA) by newspaper advertisement in the manner provided by the OBCA and by written notice to each stock exchange in Canada on which the shares of Cedara are listed for trading.
Merge's bylaws provide that the board of directors may fix in advance a record date for one (1) or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action. The record date shall not in any case be more than 70 days prior to the meeting or action nor less than 15 days before the meeting or action. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it will do if the meeting is adjourned by more than 120 days from the date of the original meeting.

Interested Directors Transactions

Under the OBCA, contracts or transactions in which a director or officer has an interest are not invalid because of that interest, provided that the director or officer who is party to a material contract or transaction discloses his or her interest in writing to the corporation or requests to have entered in the minutes of meetings of directors the nature and extent of his or her interest. If the interest exists, the director generally may not vote on any resolution to approve the contract or transaction. The contract is not void or voidable by reason only of the relationship if such interest is properly disclosed, the contract is approved by the other directors or by the shareholders and the contract was fair and reasonable to the corporation at the time it was approved.

Where a director or officer has an interest in a material contract or transaction or a proposed material contract or transaction that, in the ordinary course of the corporation's business, would not require approval by the directors or shareholders, the interested director or officer shall disclose in writing to the corporation or request to have entered in the minutes of meetings of directors, the nature and the extent of the interest forthwith after the director or officer becomes aware of the contract or transaction or proposed contract or transaction.
Under Wisconsin law, a transaction with a Wisconsin corporation in which a director of the corporation has a direct or indirect interest will not be voidable solely because of such interest if:

 •    The material facts of the transaction and the director's interest were disclosed or known to the board of directors or a committee of the board, and the board of directors or committee authorizes the transaction by the affirmative vote of a majority of the disinterested directors on the board or committee (even if the disinterested directors are less than a quorum);

 •    The material facts of the transaction and the director's interest were disclosed or are known to the shareholders entitled to vote thereon, and the transaction is approved by the shareholders by the vote of a majority of the disinterested shares (excluding shares held or controlled by the director or certain affiliates of the director); or

• The contract or transaction was fair to the corporation.
Super-Majority Voting Requirements

Under the OBCA, a corporation's articles shall not require a greater number of votes of shareholders to remove a director than a simple majority. A corporation's articles may provide for a super majority to amend charter documents or bylaws of the corporation.
Under Wisconsin law, except as otherwise provided in the articles of incorporation or bylaws, shareholders generally may remove a director with or without cause if the number of votes cast to remove the director exceeds the number of votes cast not to remove the director. Under Wisconsin law, the articles of incorporation may provide for greater voting requirements than are required by Wisconsin law.

Merge's articles of incorporation and bylaws provide that any director may be removed from office by the affirmative vote of a majority of the shares outstanding entitled to vote for the election of such director.

Form of Proxy and Information Circular

Under the OBCA, every shareholder entitled to vote at a meeting of shareholders may, by means of proxy, appoint a proxyholder or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting on such shareholder's behalf and act in a manner, to the extent and with the authority granted by the proxy. Concurrently with giving notice of a meeting of the shareholders, management must send to each shareholder a form of proxy for use by every shareholder entitled to vote at such meeting. Because Cedara is an "offering corporation" as that term is defined under the OBCA, Cedara is required to send shareholders a prescribed information circular in connection with a proxy solicitation by management.
Under Wisconsin law, a shareholder entitled to vote at a meeting of shareholders may authorize another person to act for the shareholder by appointing the person as proxy in a number of means. There is no requirement of the corporation under Wisconsin law to deliver proxy materials.

MERGE PROPOSAL #1—THE MERGE SHARE ISSUANCE

        In accordance with Wisconsin law and Nasdaq listing requirements, the approval of the issuance of shares of Merge common stock pursuant to the merger agreement and the plan of arrangement (including upon the exchange of the exchangeable shares) requires the affirmative vote of the holders of a majority of the shares of Merge common stock cast on such proposal, in person or by proxy. The approval by Merge's shareholders of this proposal is a condition to the consummation of the transaction. Merge shareholders should carefully read the merger agreement and the plan of arrangement which are attached as Annexes A and B to this document, respectively, before deciding how to vote.

        The Merge board of directors unanimously recommends a vote "FOR" approval of the Merge share issuance proposal.

MERGE PROPOSAL #2—THE MERGE ARTICLES OF AMENDMENT

        The Merge board of directors is proposing for approval by the shareholders of Merge, the amendments to Merge's articles of incorporation which are set forth in proposed articles of amendment, a copy of which the Merge is attached to this document as Annex C. The purpose of the Merge articles of amendment proposal is to amend Merge's articles of incorporation to (i) increase the number of authorized shares of common stock of Merge from 30,000,000 to 100,000,000 and (ii) provide for voting rights that may be exercised by holders of exchangeable shares to be issued in connection with the merger agreement through the authorization and issuance of a special voting share of Merge. See "Transaction Mechanics—The Exchangeable Shares" beginning on page 82.

        Merge intends to file the amendment to the Merge articles of incorporation immediately prior to the completion of the transaction. Merge reserves the right to abandon or modify, upon approval of the Merge board of directors, the proposed amendment to the Merge articles of incorporation at any time prior to the filing of the amendment with the Department of Financial Institutions of the State of Wisconsin, including after approval of the shareholders has been obtained.

        The Merge board of directors believes that it is desirable to authorize additional shares of common stock so that there will be sufficient shares available for issuance in connection with the transaction (including upon exercise of replacement options issued in connection with the transaction) and for other purposes that the Merge board of directors may later determine to be in the best interests of Merge and its shareholders. Such purposes could include the offer of shares for cash, acquisitions, financings, mergers, stock splits, stock dividends, employee benefit programs and other general corporate purposes. Except as described herein, Merge has no current plans, proposals or arrangements with respect to the issuance of any such additional shares. No further action or authorization by Merge shareholders would be necessary prior to the issuance of additional shares of common stock, unless required by applicable law or regulation.

        In order to approve this proposal, a majority of the shares of Merge common stock present in person or represented by proxy at the Merge annual meeting and entitled to vote must vote in favor of the proposal.

        The approval by Merge's shareholders of this proposal is a condition to the consummation of the transaction. Merge shareholders should read the actual articles of amendment, which are attached as Annex C to this document, carefully before deciding how to vote.

        The Merge board of directors unanimously recommends a vote "FOR" approval of the Merge articles of amendment proposal.

MERGE PROPOSAL #3—THE MERGE EQUITY INCENTIVE PLAN

        The Merge board of directors is proposing the Merge Technologies 2005 Equity Incentive Plan Proposal (which we refer to in this document as the equity incentive plan or the plan) for approval by the shareholders of Merge. To allow for equity-based compensation awards to be made by Merge in connection with the business combination with Cedara, the Merge board has adopted the plan contingent upon shareholder approval. The following summary of the material provisions of the equity incentive plan is qualified in its entirety by reference to the full text of the plan which is attached as Annex D to this document.

Administration

        The equity incentive plan is administered by the compensation committee of the Merge board. The compensation committee is composed entirely of independent directors. Subject to the terms of the equity incentive plan, the compensation committee may grant awards under the plan, establish the terms and conditions for those awards, construe and interpret the plan and establish the rules for the plan's administration.

Eligibility

        Awards may be granted to employees of Merge and its subsidiaries and affiliates, as well as non-employee directors and consultants of Merge and its subsidiaries and affiliates. The compensation committee will determine which employees, consultants and non-employee directors should receive awards. The equity incentive plan does not limit the number of employees, directors or consultants who may receive awards. Awards may also be made in the form of replacement stock options to current and former directors of Cedara and its subsidiaries.

Shares Available for Grant

        Awards may be made under the equity incentive plan with respect to 7,500,000 shares of common stock. Of such amount, approximately            shares are intended to be used as replacement options upon the consummation of the transaction. Forfeited and lapsed awards are not counted against the plan limits.

Types of Awards

        The compensation committee may grant non-statutory stock options, incentive stock options, stock grants, stock appreciation rights, performance unit grants and stock unit grants to employees. Non-employee directors and consultants may receive stock grants, non-statutory stock options, stock appreciation rights, performance unit grants and stock unit grants. The maximum number of shares that may be issued under the plan through incentive stock options is 5,000,000 shares of common stock.

Tax Treatment of Stock Options—U.S. Participants

        A stock option is the right to purchase shares of common stock at a specified price as determined by the compensation committee. The exercise price of stock options under the equity incentive plan will not be less than 100% of the fair market value of a share of common stock on the date the option is granted, except in certain corporate acquisitions where options may be issued under the plan in substitution for previously issued options of the acquired entity. Incentive stock options and non-statutory stock options differ primarily in their tax treatment. A U.S. participant receiving an incentive stock option will recognize no income or gain on the grant or the exercise of the incentive stock option (except that the alternative minimum tax may apply). Any gain realized upon the disposition of the underlying common stock will be taxed as long term capital gain if the U.S. participant holds the shares of common stock for at least two years after the date of the grant of the incentive stock option and one year after the date of exercise. Merge will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option by a U.S. employees except where the holding period requirements are not satisfied. A U.S. participant receiving a non-statutory stock option will not be taxed on the grant of the option. Upon exercising the non-statutory stock option, the U.S. participant will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale of the shares acquired pursuant to the non-statutory stock option, the U.S. participant will have taxable capital gain or loss measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). Merge will be entitled to a business expense deduction in the same amount and at the same time as the U.S. participant recognizes ordinary income on the exercise of the non-statutory stock option, subject to limits under Section 162 of the Code (relating to the $1,000,000 cap on compensation).

Tax Treatment of Stock Options—Canadian Participants

        Canadian participants will receive non-statutory stock options. A Canadian participant receiving a non-statutory stock option will not be taxed on the grant of the option. Upon exercising the non-statutory stock option the Canadian participant will recognize income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The Canadian participant will, however, be allowed a deduction equal to 50% of the income recognized. On a subsequent sale of the shares acquired pursuant to the non-statutory stock option by the Canadian participant, the full value of the amount taxed to the Canadian participant is added in computing the Canadian participant's basis in the share. Merge will not be entitled to a business expense deduction with respect to non-statutory options exercised by Canadian participants.

Stock Appreciation Rights

        The compensation committee may also grant stock appreciation rights. A stock appreciation right is the right to receive a cash payment equal to the appreciation of a share of common stock above a specified price determined by the compensation committee. The specified price will not be less than 100% of the fair market value of a share of common stock on the date the stock appreciation right is granted. Upon exercising the stock appreciation rights, the participant will recognize ordinary income in an amount equal to the cash payment received by the participant.

Stock Grants

        The compensation committee may also make stock grants. A stock grant is the award of common stock to a participant. Generally such stock grants will be subject to a vesting requirement or the satisfaction of designated individual or company performance objectives. Restricted stock is taxable to the participant when the stock is vested and performance requirements are satisfied. Merge generally receives a deduction equal to the value of the stock at the time the vesting and performance requirements are satisfied.

Stock Unit Grants and Performance Unit Grants

        A stock unit grant is the award of cash equal to the value of a share of common stock of Merge. A performance unit grant has a value established by the compensation committee. Awards of stock units and performance units will generally be subject to vesting requirements or the satisfaction of performance requirements. The value of stock units or performance units received by a participant is taxable to the participant when the units are vested and performance requirements are satisfied. Merge generally receives a deduction in the year the recipient recognizes income for the value received by the participant, subject to limits under Section 162 of the Code (relating to the $1,000,000 cap on compensation).

Limits on Awards

        An individual recipient may not receive awards with respect to more than 750,000 shares in any calendar year. No participant may be granted an award under the plan in any year which would result in a cash payment which exceeds 500% of the participant's base compensation in the year of grant or the prior year.

Performance Based Compensation

        Incentive stock options, non-statutory stock options and stock appreciation rights are intended to be performance based compensation within the meaning of Section 162(m) of the Code (relating to an exception from the $1,000,000 cap on deductible compensation). The compensation committee may also attempt to qualify stock grants, performance unit grants and stock unit grants as performance based compensation. The performance goals will be based on earnings per share; net income (before or after taxes); net income from continuing operations; return on assets, equity, capital or investment; cash flow; cash flow return on investments; earnings before or after taxes, interest, depreciation and/or amortization; internal rate of return or increase in net present value; dividend payments; gross revenues; gross margins; internal measures generally recognized in the industry; and share price.

Accelerated Vesting

        To the extent that an award is subject to a vesting schedule, vesting may be accelerated at the discretion of the compensation committee, including upon a change in control (as such term is defined below). To the extent an award is subject to performance requirements, such requirements may be deemed satisfied on an early termination of employment, at the discretion of the compensation committee, including upon a termination in connection with a change in control. A change in control includes any of the following: a person obtaining control over 50% of Merge's voting stock, directors who are not approved by the incumbent directors are elected to the board of directors, a merger, consolidation or similar transaction in which the shareholders of Merge do not own a majority of the shares of the surviving entity, or a sale of substantially all of Merge's assets.

Adjustments

        In the event of a change in the outstanding shares of Merge common stock due to a stock split, stock dividend, recapitalization, merger, consolidation, spin off, reorganization or repurchase or exchange of the shares of Merge common stock, the compensation committee may take action to prevent a dilution or enlargement of benefits under the equity incentive plan. These actions include adjusting the number of shares of common stock that may be issued under the equity incentive plan, including the share limitation and (1) the number of shares; (2) the price of shares subject to outstanding awards; and (3) the consideration to be paid upon the exercise of any award.

Amendment and Termination

        The Merge board may amend or terminate the equity incentive plan at any time, but no such amendment or termination may adversely affect the rights of a participant with respect to outstanding awards, except that Merge may, in the event of a change in control of Merge, either: (1) terminate the equity incentive plan and pay participants the value of outstanding awards; or (2) replace the awards with substantially similar awards granted under a plan of another party to the change in control. No awards may be granted under the plan more than ten years from the date the plan is initially effective. Shareholder approval is required for certain material amendments to the equity incentive plan.

Initial Awards

        As more fully described under "Transaction Mechanics—Replacement Options" beginning on page 91 and "The Transaction—Interests of Cedara Directors and Executive Officers in the Transaction" beginning on page 77, the compensation committee will grant awards under the plan to the employees and directors of Cedara in substitution for the awards made under the Cedara Software Corp. Stock Option Plan No. 2. No other awards will be made in connection with the transaction. No other awards to be granted under the plan to be made following consummation of the transaction have been conclusively determined.

        Replacement options issued under the plan will have the same terms as the Cedara options for which they were exchanged, other than the exercise price and number of shares underlying such options, which will be determined as described in "Transaction Mechanics—Replacement Options" beginning on page 91, and other than as described under the heading "The Transaction—Interests of Cedara Directors and Executive Officers in the Transaction" beginning on page 77.

        If the plan is approved, Merge expects to issue further awards to employees, consultants and directors under the plan rather than under previously adopted stock option plans.

        Merge shareholders should read the plan, which is attached as Annex D to this document, carefully before deciding how to vote.

        The Merge board of directors unanimously recommends a vote "FOR" approval of the Merge equity incentive plan proposal.

MERGE PROPOSAL #4—MERGE ELECTION OF DIRECTORS

General

        Eight (8) individuals will be elected at the annual meeting to serve as directors of Merge until the next annual meeting of the Merge shareholders or otherwise as provided in the bylaws. Unless instructions to the contrary are given, the persons named as proxy voters in the accompanying proxy, or their substitutes, will vote for the following nominees with respect to all proxies received by Merge. If any nominee should become unavailable for any reason, the votes will be cast for a substitute nominee designated by the Merge board. The directors have no reason to believe that any of the nominees named below will be unable to serve if elected.

        The nominees for election to the Merge board are as follows:

        William C. Mortimore, 59, founder of Merge and an executive officer, has served as chairman of the board and chief strategist since September 2000, as president and chief executive officer from November 1987 through August 2000 and as a member of the board of directors of Merge since its inception in November 1987. Mr. Mortimore has served as co-founder and a senior manager of several businesses in the fields of information communications technology, healthcare services and real estate and has been responsible for securing public and private financing for these organizations. Mr. Mortimore is an original member of the American College of Radiology / National Association of Electrical Manufacturers ("ACR / NEMA") committee responsible for establishing and maintaining the DICOM medical imaging standard. Mr. Mortimore has served as a member of the board of directors of the Diagnostic Imaging Division of NEMA, since the Spring of 1996. Mr. Mortimore has also served as a member of the board of directors of ARI Network Services, Inc., a publicly held diagnostic imaging manufacturer, since June 2004. Mr. Mortimore received a B.S. in Electrical Engineering from Michigan State University, an M.E.E. from the University of Minnesota and pursued doctoral studies in Electrical Engineering at the University of Minnesota.

        Robert A. Barish, M.D., 51, a director, is Senior Associate Dean for Clinical Affairs and Professor of Surgery and Medicine at the University of Maryland School of Medicine. From 1996 to 1998, he served as the chief executive officer of University Care, for University of Maryland Medicine. He is a Trustee of the Endowment Fund of the University of Maryland. Dr. Barish holds a B.A. from the University of New Hampshire, an M.D. from the New York Medical College and an M.B.A. from Loyola College. Dr. Barish has been a director of Merge since its initial public offering in February 1998.

        Dennis Brown, 57, a director, served as vice president of finance, chief financial officer and treasurer of Apogent Technologies Inc. ("Apogent"), a New York Stock Exchange company located in Portsmouth, New Hampshire, from January 2003 to December 2004. Apogent was acquired by Fisher Scientific International Inc. in August 2004 and, after completion of a transition period, Mr. Brown retired from Apogent in December 2004. From December 2000 through January 2003, Mr. Brown served as a financial consultant to Apogent. Mr. Brown also served as vice president, chief financial officer and treasurer of Sybron International Corporation ("Sybron"), a publicly traded company formerly headquartered in Milwaukee, Wisconsin, from January 1993 through December 2000, at which time Sybron's life sciences group was relocated to Portsmouth, New Hampshire, and Sybron was renamed Apogent. Mr. Brown is a member of the board of directors of Sybron Dental Specialties Incorporated, a New York Stock Exchange company. Mr. Brown is a Fellow of the Chartered Institute of Management Accountants (England). Mr. Brown has served as a director since May 2003 and previously served as a director of Merge from the date of its initial public offering in February 1998 until May 2000.

        Michael D. Dunham, 59, a director, is senior vice president of business development of industrial and financial systems, IFS AB, a publicly traded Sweden-based corporation that markets and supports manufacturing software systems, since 1999. Mr. Dunham is also the owner and since 2002 has served as president of Dunham Global Associates, Ltd., which owns private companies in the software technology industry. Mr. Dunham co-founded and served as chief executive officer of publicly traded Effective Management Systems, Inc. between 1978 and 1999. Mr. Dunham is a director of Heartland Group, Inc., a mutual funds holding company, and a director of the bank subsidiary of Merchants & Manufacturers Bancorporation Inc. with which Merge has its depository accounts and line of credit. Mr. Dunham also served as a director of the Milwaukee Metropolitan Association of Commerce from 1991 to 2004. Mr. Dunham holds a B.S. in Electrical Engineering from the University of Denver and a M.M.S. from the Stevens Institute of Technology. Mr. Dunham has been a director of Merge since its initial public offering in February 1998.

        Robert T. Geras, 67, a director, has been a shareholder of Merge since May 1989 and a director of Merge since prior to its initial public offering in 1998. Since January 2004, Mr. Geras has been a director of Capital Growth Systems, Inc., a public reporting holding company for Nexvu Technologies LLC, an application performance management software company. Mr. Geras has been a private venture investor for more than 25 years and has participated as a director of, investor in, and/or advisor to numerous small businesses in fields ranging from medical equipment, computer software, banking, telecommunications, industrial distribution and internet. He has also assisted in corporate planning, capital formation and management for his various investments. Mr. Geras holds a B.S.B.A. from Northwestern University.

        Anna M. Hajek, 56, a director, has been president and chief executive officer of Clarity Group, Inc., a healthcare risk and quality management company specializing in patient safety solutions and professional liability insurance operations since she co-founded the firm in 2000. From 1995 to 2000, Ms. Hajek served as executive vice president and president of the Healthcare Risk Services Group operating division of MMI Companies, Inc. ("MMI"), a New York Stock Exchange company specializing in risk management and liability insurance to the healthcare industry. From 1985 to 1994, she served in various other capacities at MMI. Prior to that time, Ms. Hajek worked in hospital and academic medical center settings in her capacity as a medical technologist and educator. Ms. Hajek received her B.A. with honors from the College of St. Teresa, Winona, Minnesota, and her Masters Degree in Health Professions Education from the University of Illinois at Chicago. She holds an active Medical Technologist Certification from the American Society of Clinical Pathologists. Ms. Hajek joined the board of directors of Merge in May 2001.

        Richard A. Linden, 44, a director and an executive officer, joined Merge as its president and chief executive officer and a member of its board of directors in September 2000 with over 17 years of technology and healthcare industry experience. Prior to joining Merge, Mr. Linden held several executive positions with MMI Companies, Inc., a New York Stock Exchange company, specializing in clinical risk management, professional services and liability insurance to the healthcare industry. From October 1999 to August 2000, Mr. Linden served as president of MMI's Healthcare Consulting Group. From April 1998 to September 1999, he served as chief operating officer for MMI's Healthcare Consulting Group and from April 1992 to March 1998, he served as MMI's chief information officer. Mr. Linden received his B. S. in Systems Analysis from Miami University, Ohio and his M.B.A. from the University of Chicago.

        Richard A. Reck, 55, a director, is the president of Business Strategy Advisors LLC, a strategy consulting firm, and has served in such capacity since August 2002. Mr. Reck joined the certified public accounting firm of KPMG LLP in June 1973 and remained in their employ until his retirement as a partner in July 2002. Since March 2004, Mr. Reck has served as a director of SIVOX Technologies, Inc., a privately held software company. Since 2002, Mr. Reck has served as a director of Greenbrier & Russel, Inc., as Chairman; and Liquid Generation, Inc., as Chairman; both of which are privately held companies. Mr. Reck also serves on the boards of not for profit entities: the Illinois Information Technology Association, which is a trade association serving software and information technology companies in the midwestern United States; the Illinois Technology Development Alliance, which is a public / private partnership between businesses and the State of Illinois, with its objective being to foster economic growth in Illinois; the advisory board of the Illinois Fatherhood Initiative, to provide focus on the importance of fathers in the growth and development of children; and the advisory board of Journeys in Film, which utilizes film to bring cross-cultural knowledge to middle school aged children. Mr. Reck is a certified public accountant and holds a B.A. in Mathematics from DePauw University and an M.B.A. in Accounting from the University of Michigan. Mr. Reck has been a director of Merge since April 2003.

        Frank Seidelmann, D.O., who is currently a director of Merge, has determined not to stand for re-election at the Merge annual meeting, and his service as a director will terminate at the Merge annual meeting.

        The Merge board of directors anticipates that immediately following consummation of the transaction, and pursuant to the merger agreement, it will appoint each of the following three (3) individuals to the Merge board of directors, which will expand the size of the board to eleven (11) directors. Each of these individuals was reviewed and approved by Merge's nominating committee and recommended by such nominating committee to the Merge board for appointment. Such individuals were recommended to Merge's nominating committee by Merge's executive officers, based on discussions with Cedara management

        Abe Schwartz, 47, became chief executive officer of Cedara on September 12, 2002. Mr. Schwartz has over 25 years of experience building successful software companies. His expertise includes computer software development, product launches, research and development licensing, international distribution agreements, government relations, corporate reorganizations, venture capital financing, and negotiating mergers and acquisitions. In 1977, Mr. Schwartz founded his first software firm, Polaris Technology Corporation. In 1983, Polaris was sold for $10 million to Crowntek Inc. Mr. Schwartz played a key role in the founding of Crowntek for its owners, the Crown Life Insurance Company. He also had full responsibility for negotiating Crowntek's largest acquisition, Computer Corporation of America. In 1987, Mr. Schwartz founded Schwartz Technologies Corporation, a company active in the development of emerging growth companies. Mr. Schwartz leveraged his entrepreneurial experience to develop a number of software companies. In 1993, Mr. Schwartz co-founded The Workflow Automation Corporation, which became recognized as a world leader in the research and development of web-based workflow software. In March of 2000, BEA Systems Inc. acquired The Workflow Automation Corporation.

        Peter Cooper, 55, was elected chairman of the Cedara board in September 2002. He became a director of Cedara in February 2001. He has chaired the human resource and governance committee since May 2001. Mr. Cooper has served as president and co-founder of Scienta Health Inc., a company offering the latest medical science-based diagnostic and integrated preventive health management services, including a proprietary range of nutritional supplements marketed through clinic and web-based channels, since May 2004. Mr. Cooper is also chairman of the board of Hip Interactive Corp., an international publisher and distributor of electronic entertainment products. He is a director of Cundari SFP Inc., the branding and design unit of Cundari Integrated Advertising, and an advisory board member of View22 Technologies. He serves on the executive committee of the worldwide board of directors of the Harvard Business School Alumni Association, where he chairs the HBS Global Leadership Forum Committee. From April 2000 through April 2002, Mr. Cooper was president of Online for Indigo Books & Music, where he was responsible for restructuring market leader Chapters Online and Chapters' national distribution operation, which was acquired in a hostile takeover by Indigo in 2001. Prior to this, from October 1997 through April 2000, he had been a partner in Pratzer & Partners (now known as Korn/Ferry International). In 1984, after working with the Coopers & Lybrand Consulting Group, he co-founded Paradigm Consulting, Inc., a strategy advisory firm. Before immigrating to Canada in 1981 he had been the chief financial officer and then chief executive officer of a Johannesburg Stock Exchange-listed holding company with automotive finance and distribution operations. He has also been an entrepreneur and investor in the wine industry in the United States and South Africa. Mr. Cooper holds a masters of business administration from the Harvard Business School, B. Comm. Honors (University of Pretoria) and B. Comm. (University of Stellenbosch).

        R. Ian Lennox, 52, is an investor in the life sciences industry. He is chairman of the board of Stressgen Biotechnologies Corporation, chairman of Labopharm Inc., a director of KBSH Capital Management Inc. and a director of MSBi Venture Capital. From 2000 to 2004, Mr. Lennox held leadership positions at MDS Inc., first as president and chief executive officer, drug discovery and development and later as president and chief executive officer, pharmaceutical and biotechnology markets. Prior to joining MDS, he was president and chief executive officer of Phoenix International Life Sciences and chairman and chief executive officer of Drug Royalty Corporation. From 1978 to 1997, Mr. Lennox held progressively senior managerial positions at Monsanto Company, in the United States, Europe and Latin America including six years as president and chief executive officer, Monsanto (Canada), based in Toronto. Mr. Lennox has also served as director of a number of life sciences companies and charitable foundations in North America. Mr. Lennox holds an honours bachelor of science degree in physiology and pharmacology and a masters of business administration from the University of Western Ontario. He has also completed the executive management program in finance at the Columbia School of Business.

        Other than the nomination of Messrs. Cooper, Lennox and Schwartz pursuant to the merger agreement, as described above, there is no arrangement or understanding between any director of Merge or nominee and any other person pursuant to which he or she was selected as a director or nominee, as the case may be. No family relationship exists between any director, nominee or executive officer of Merge identified on page 163.

        For a discussion of directors' compensation, as well as additional information regarding the management of Merge, see "Merge Management" beginning on page 161, and "Compensation of Merge Directors and Executive Officers" beginning on page 162.

        The Merge board of directors unanimously recommends a vote "FOR" each of the nominees for director named above.

Board Committees; Independence of Directors

        The Merge board is required to meet at least once per year, either in person or by telephonic conference. The board met eight (8) times during the calendar year 2004. All of the directors attended at least 75% of the number of meetings of the board of directors, and the number of meetings of all committees on which they served.

        The board of directors has four (4) standing committees: an audit committee; a compensation committee; an executive committee and a nominating committee.

        Audit Committee.    The audit committee recommends engagement of Merge's independent accountants, approves services performed by these accountants, and reviews and evaluates Merge's accounting system and its system of internal accounting controls. The audit committee, which met six (6) times in 2004, is currently comprised of Dennis Brown, as chair, Michael D. Dunham, and Robert T. Geras. Mr. Brown is the designated financial expert. All of the members of the audit committee are independent, as independence is defined in Section 4200 of the rules of the Manual of the National Association of Securities Dealers, Inc., which we refer to as the NASD manual. The Merge board adopted an audit committee charter on March 2, 2004, which was included in the proxy statement for the 2004 annual meeting of Merge shareholders.

        Compensation Committee.    The compensation committee reviews the compensation of the executive officers of Merge providing its recommendations to the board of directors with respect to the same. This committee also reviews and administers the granting of stock options under Merge's plan. The compensation committee met eight (8) times in 2004 and is currently comprised of Anna M. Hajek, as chair, Robert A. Barish, M.D. and Frank E. Seidelman, D.O. All of the members of the compensation committee are currently independent, as independence is defined in Section 4200 of the rules of the NASD manual. As noted above, Dr. Seidelman has determined not to stand for re-election at the Merge annual meeting, and his services as a director of Merge and as a member of the compensation committee will terminate at the Merge annual meeting.

        Executive Committee.    The executive committee provides guidance to management on corporate matters such as strategic relationships, capital formation and business planning. The executive committee met twelve (12) times in 2004. It is currently comprised of Richard A. Linden, as chair, Michael D. Dunham, Robert T. Geras and William C. Mortimore.

        Nominating Committee.    The nominating committee nominates candidates for the board and will consider nominees recommended by Merge shareholders. The nominating committee, which met two (2) times in 2004, is currently comprised of Michael D. Dunham, as chair, Robert A. Barish, M.D. and Anna M. Hajek. All of the members of the Nominating Committee are independent, as independence is defined in Section 4200 of the rules of the NASD manual. The nominating committee adopted a charter on March 2, 2004, which was included in the proxy statement for the 2004 annual meeting of Merge shareholders.

        Merge's board of directors has not yet determined whether, or how, constitution of any of these committees will change following appointment to the Merge board of Messrs. Cooper, Lennox and Schwartz in connection with the closing of the transaction.

        All members of the board of directors and all nominees, are independent other than Messrs. Linden and Mortimore who are employed as senior executives of Merge, Mr. Reck, who was associated with Merge's public accounting firm of KPMG LLP until his retirement as a partner in July 2002, and, following the transaction, Mr. Schwartz, who is a senior executive of Cedara.

        Merge strongly encourages its directors to attend the annual meeting of Merge shareholders. At the 2004 annual meeting of shareholders, all nine (9) directors were in attendance at such meeting.

REPORTS OF MERGE COMMITTEES

Audit Committee Report

        The audit committee has adopted certain preapproval categories for each fiscal year. These categories relate to auditor assistance with periodic filings with the Commission, auditor assistance with Board approved capital raising or debt financing, auditor assistance with Board approved acquisitions, auditor assistance with due diligence related to acquisitions, required responses to Commission comment letters, and auditor assistance with routine tax matters.

        We, the members of the audit committee of Merge, represent the following:

          1.     The audit committee has reviewed and discussed Merge's audited financial statements with management of Merge;

          2.     The audit committee has discussed with KPMG LLP, Merge's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented;

          3.     The audit committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with KPMG LLP its independence; and

          4.     Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Merge's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

Dennis Brown, Chair	Michael D. Dunham	Robert T. Geras

Nominating Committee Composition and Procedures

        The nominating committee will consider candidates for nomination as a director recommended by shareholders, directors, officers, third party search firms and other sources. In evaluating candidates, the committee considers the attributes of the candidate (including public company background, healthcare/information technology experience, integrity, strategic contribution, and ability to devote requisite time) and the needs of the board, and will review all candidates in the same manner, regardless of the source of the recommendation. The nominating committee will consider individuals recommended by shareholders for nomination as a director in accordance with the procedures described under "Other Matters" beginning on page 179.

Compensation Committee Report

        The compensation committee of the Merge board of directors makes recommendations to the board of directors for approval regarding the compensation of Merge's named executive officers and reviews compensation of Merge's employees as a whole. Executive officers who are directors, namely Messrs. Linden and Mortimore, do not participate in decisions involving any element of their respective compensation. Each member of the compensation committee is independent as defined by applicable law and Nasdaq listing standards. It is the responsibility of the compensation committee to determine whether in its judgment the executive compensation policies are reasonable and appropriate and effectively serve the best interests of Merge and its shareholders. All dollar amounts set forth in this report are references to United States dollars.

Compensation Philosophy and Policies for Executive Officers

        The compensation committee believes that the primary objectives of Merge's executive compensation policies should be:

  •
  to attract and retain talented executives by providing compensation that is, overall, highly competitive with the compensation provided to executives at companies of comparable position in the health care information technology industry, while maintaining compensation within levels that are consistent with Merge's annual budget, financial objectives and operating performance;

  •
  to provide appropriate incentives for executives to work toward the achievement of Merge's annual financial performance and business goals based on Merge's annual budget; and

  •
  to more closely align the interests of the executive officers with those of the shareholders and the long-term interests of Merge by providing long-term incentive compensation in the form of stock options or other equity based long-term incentive compensation.

        The compensation committee reviews executive compensation policies annually taking into consideration Merge's financial performance, its annual budget and its position within the health care information technology industry, as well as the executive compensation policies of similar companies in the same industry.

        The compensation committee believes that in addition to corporate performance, it is appropriate in setting and reviewing executive compensation to consider the level of experience and responsibilities of each executive officer as well as the personal contributions a particular individual may make to the success of the corporate enterprise.

Compensation of Named Executive Officers

        The compensation committee believes that the compensation of executive officers should be comprised of base salary, annual incentive and discretionary bonuses, and long-term compensation and has applied the policies described herein to fiscal 2004 compensation for executive officers as described below.

        Base Salary.    The compensation committee determined on the basis of its experience in business generally, of discussions with the chief executive officer, and with Merge, specifically, what it viewed to be appropriate levels of base salary after taking into consideration the contributions of each executive officer and Merge's performance. In making its review, the compensation committee determined that an increase in base salary for the chief executive officer, Richard A. Linden, from $225,000 per annum to $250,000 per annum and an increase in base salary for its chief financial officer, Scott T. Veech, from $160,000 to $170,000, was appropriate, and presented its recommendation to the board of directors, which approved such increases in base salary effective March 1, 2004. In August 2004, the compensation committee recommended to the board of directors an increase in the base salary of its senior vice president, operations and product innovation, David M. Noshay, from $140,000 to $150,000 per annum, and an increase in the base salary of Daniel H. Quigg, senior vice president of North American sales and professional services, who had recently become an executive officer on August 19, 2004, from $150,000 to $160,000 due to the increased responsibilities of such officers. Each of such increases was approved by the board of directors and became effective July 1, 2004. Also see the discussion of employment agreements entered into in 2004 and the July 2003 employment agreement of Daniel H. Quigg under the heading "Compensation of Merge Directors and Executive Officers—Employment Agreements" beginning on page 164.

        Annual Incentive Bonuses.    In addition to discretionary bonuses, the compensation committee believes that there should be a program for annual incentive bonuses based on Merge's operating performance in relation to predetermined objectives and individual executive officer performance for the year then ended. To achieve this link with regard to current fiscal year performance, for fiscal 2004, the compensation committee relied on cash bonuses awarded under Merge's Profit Sharing Bonus Plan under which cash awards could be earned by the executive officers based upon a comparison of revenue growth, expense management and earnings per share of Merge compared with targets for such categories approved by the board of directors on recommendation by the executive committee at the beginning of the fiscal year.

        Long-Term Incentive Compensation.    Stock options and contributions under Merge's long-term profit sharing plans, i.e. U.S. 401(k) Profit Sharing Plan and Canadian DPSP, are the principal vehicles for payment of intermediate and long-term incentive compensation. The 401(k) Profit Sharing Plan and Canadian DPSP provides for a matching contribution by Merge of fifty percent (50%) of the employee's contribution, up to two and one half percent (2.5%) of base pay. The employer match was increased to fifty percent (50%) of the employee's contribution, up to three percent (3%) of base pay, on December 28, 2004, become effective for the 2005 fiscal year. In addition, a special Merge discretionary contribution to these 401(k) and Canadian DPSP plans for the 2004 fiscal year was recommended by the compensation committee and approved by the board on February 16, 2005.

        Merge has no set policy as to when stock options should be awarded, although historically Merge has awarded stock options to its executive officers annually. The compensation committee believes that Merge should continue to make it a part of its regular executive compensation policies to consider granting awards of stock options to executive officers to provide long-term incentives as part of the compensation package that is reviewed annually for each executive officer. Merge's stock option agreements generally have provided that the exercise price of each stock option was the closing price on the date on which the options were granted; each grant was subject to vesting conditions established at the date of the grant; and stock options vested on an equal basis over a period of four (4) years. Some options vest over a three (3) year period. The compensation committee's practice is that the material terms of stock options for executive officers should not be amended after grant. Historically, upon approval of the board of directors, the compensation committee has awarded options intended to be incentive stock options, rather than non-qualified options to its employees.

        The compensation committee believes that long-term stock-based incentive compensation should be structured so as to closely align the interests of the executive officers with the interests of Merge's shareholders and, in particular, to provide only limited value (if any) in the event that Merge's stock price fails to increase over time. The compensation committee recommends for the approval of the board of directors the award of stock option grants to the executive officers and takes into account the recommendations of the chief executive officer, prior to its recommendation to the board of directors, the approval of annual awards of long-term stock-based incentive compensation to the other executive officers. These stock options are granted, in part, to reward the executive officers for their long-term strategic management of Merge and to motivate the executive officers to improve shareholder value by increasing this component of their compensation package, and reflect the compensation committee's objective to provide a greater portion of compensation for executive officers in the form of long-term equity based awards.

        On March 1, 2004, on recommendation by the compensation committee, the board of directors awarded each of Messrs. Linden and Veech 100,000 and 25,000 non-qualified options, respectively. On August 19, 2004, on recommendation by the compensation committee, the board of directors made an award of 10,000 stock options to Mr. Noshay and an award of 25,000 option to Mr. Quigg in recognition of the increased responsibilities of such officers.

Compensation of Chief Executive Officer

        The compensation committee believes that the compensation of the chief executive officer is consistent with its general policies concerning executive compensation and is appropriately taking into consideration Merge's financial objectives and performance. Awards of long-term incentive compensation to the chief executive officer are considered concurrently with awards to other executive officers and follow the same general policies as such other intermediate and long-term incentive compensation.

        On March 1, 2004 based on the recommendation of the compensation committee, the board of directors awarded the chief executive officer 100,000 options in recognition of his performance results for the fiscal year 2003 and other factors. In reviewing and approving the chief executive officer's fiscal 2004 compensation, the compensation committee determined that his base salary should be increased, as noted above, to $250,000, and should have an increased maximum bonus of 50% of base pay rather than 25% of base pay. By its recommendation to the board of directors in awarding the chief executive officer an annual bonus of $109,863, which recommendation was approved by the board of directors, the compensation committee determined that the chief executive officer had achieved virtually all of his targeted goals for 2004.

Compliance with Internal Revenue Code Section 162(m)

        The compensation committee also considers the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which generally disallows a tax deduction to publicly held companies for compensation exceeding $1,000,000 in any taxable year paid to the chief executive officer and any other executive officers. Under Code regulations, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The compensation committee considers that its primary goal is to design compensation strategies that further the best interests of Merge and its shareholders. To the extent they are consistent with that goal, the compensation committee attempts, where practical, to use compensation policies and programs that preserve the deductibility of compensation expenses.

Anna M. Hajek, Chair	Robert A. Barish, M.D.	Frank Seidelmann, D.O.

MERGE MANAGEMENT

Executive Officers

        The names of the current executive officers of Merge, and their respective ages and positions with Merge, are as follows:

Name	Age	Position
Richard A. Linden	44	President and Chief Executive Officer, Director
William C. Mortimore	59	Chief Strategist, Director
Scott T. Veech	43	Chief Financial Officer, Treasurer and Secretary
David M. Noshay	44	Senior Vice President

        Scott T. Veech has served as chief financial officer, treasurer and secretary of Merge since August 2002. Prior to joining Merge, Mr. Veech was chief financial officer of Penn Millers Insurance Company from August 2000 until March 2002 and was vice president at MMI Companies, Inc. from September 1987 to August 2000. Mr. Veech has a bachelor of arts in accounting and finance from Miami University, Ohio and a M.S.T. from DePaul University.

        David M. Noshay has served as senior vice president of Merge since November 2003. From December 2001 to November 2003, Mr. Noshay served as vice president, business development. Mr. Noshay joined Merge in September 1995 and previously served as vice president, strategic marketing, as vice president, sales and marketing-systems and as vice president, marketing. Prior to joining Merge, Mr. Noshay was sales manager of Scitex Medical Systems, a manufacturer of medical image printing equipment, and has worked for such major medical companies as Konica Medical Corporation, Agfa Corporation and Siemens Medical Systems. Mr. Noshay holds a bachelor of science in electrical engineering and a master of science in biomedical engineering from Rutgers University.

        The biographies of Mr. Mortimore and Mr. Linden appear above under the heading "Merge Proposal #4—Merge Election of Directors" beginning on page 152.

        There is no arrangement or understanding between any executive officer of Merge and any other person pursuant to which he was selected as an officer.

Code of Ethics and Whistleblower Policy

        Merge adopted a Code of Ethics for its senior executives and a Whistleblower Policy for all employees. Such policies are available on Merge's website at www.merge.com. These documents are also available without charge upon request from Merge. See "Where You Can Find More Information" beginning on page 179.

COMPENSATION OF MERGE DIRECTORS AND EXECUTIVE OFFICERS

        All dollar amounts in this section are references to United States dollars.

Directors' Compensation

        Directors who are employees of Merge do not receive any cash compensation for their service as members of the board of directors, although they are reimbursed for certain expenses incurred in connection with attendance at Board meetings. The board of directors may, in its discretion, alter this policy in the future.

        With respect to the current term ending at the Merge annual meeting, directors who are not employees of Merge receive (i) $5,000 per annum for their participation on the Board; (ii) immediately exercisable options to purchase 10,000 shares of common stock under Merge's 1999 Stock Option Plan for Directors, as amended (which we refer to as the directors' plan), with an exercise price equal to the closing price of Merge's shares on the day before the annual shareholders' meeting; and (iii) $1,000 for each board meeting and for each board committee meeting which they attend in person, and $500 for each board and each board committee meeting in which they participate by teleconference. Directors also are reimbursed for certain expenses incurred in connection with attendance at board meetings. The compensation committee has not yet determined whether any changes to this compensation structure will be recommended with respect to the term beginning after the Merge annual meeting.

        Options granted under the directors' plan expire at the earliest to occur of (i) the expiration of the option term (no more than ten (10) years), or (ii) the expiration of thirty (30) days from the date the director ceases to serve on Merge's board of directors. Options granted under the directors' plan may be exercised in whole or in part until termination of the exercise period.

        The purposes of the directors' plan are to attract and retain the best available, qualified resources for service as directors; to provide additional incentive to individuals to serve as directors; to motivate directors to achieve superior performance for the benefit of Merge's shareholders; and to encourage directors' continued service on the board. Each option granted under the directors' plan is evidenced by a written agreement between Merge and the director.

        If the Merge equity incentive plan proposal is approved, future grants of options and other awards will be made to non-employee directors under the 2005 Equity Incentive Plan, rather than the directors' plan. For a summary of the terms of that plan, see "Merge Proposal #3—The Merge Equity Incentive Plan" beginning on page 148.

Executive Compensation

        Set forth below is information concerning the compensation for 2004, 2003 and 2002 for Merge's President and Chief Executive Officer and each other named executive officer of Merge:

Summary Compensation Table

	ANNUAL COMPENSATION					LONG TERM COMPENSATION AWARDS
Name and Principal Position	Year	Salary		Bonus(1)		Other Annual Compensation	Securities Underlying Options	All Other Compensation(2)
Richard A. Linden, President and Chief Executive Officer	2004 2003 2002	$ $ $	219,792 220,833 195,833	$ $ $	109,863 68,200 37,245	— — —	100,000 100,000 —	$ $ $	8,047 5,000 2,625
William C. Mortimore, Chief Strategist	2004 2003 2002	$ $ $	100,000 162,500 175,000	$ $ $	8,930 12,390 22,750	— — —	— — —	$ $ $	3,189 3,250 3,500
Scott T. Veech(3), Chief Financial Officer, Secretary & Treasurer	2004 2003 2002	$ $ $	168,333 158,333 68,848	$ $ $	38,152 30,400 10,847	— — —	25,000 35,000 80,000	$ $ $	6,896 3,958 750
David M. Noshay, Senior Vice President	2004 2003 2002	$ $ $	145,000 126,250 119,167	$ $ $	32,524 24,480 14,196	— — —	10,000 35,000 4,000	$ $ $	5,720 3,106 2,383
Daniel H. Quigg(4), Senior Vice President	2004		$149,167		$32,007	—	25,000		$5,930

(1)
Includes amounts earned and accrued during calendar year, but not paid until following calendar year.

(2)
Represents paid contributions to 401(k) plan for the benefit of employees, including 2004 special discretionary contributions.

(3)
Mr. Veech commenced employment in July 2002.

(4)
Mr. Quigg became an executive officer of Merge in August 2004 and his role as an executive officer of Merge ended in February 2005 due to changed job responsibilities.

Option Grants in Fiscal Year 2004

						Potential Realizable Value(2) at Assumed Annual Rates of Stock Price Appreciation for Option Term
			Percent of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted
				Exercise Price	Expiration Date
						5%(2)	10%(2)
Richard A. Linden	100,000	(1)	31%	$14.799	03/01/2010	$503,308	$1,141,833
William C. Mortimore	—		—	—	—	—	—
Scott T. Veech	25,000	(1)	8%	$14.799	03/01/2010	$125,827	$285,458
David M. Noshay	10,000	(1)	3%	$13.970	08/18/2010	$47,511	$107,787
Daniel H. Quigg	25,000	(1)	8%	$13.970	08/18/2010	$118,778	$269,468

(1)
Options granted to purchase vest to the extent of 25% on the first, second, third and fourth anniversaries of the grant date.

(2)
These hypothetical gains are based entirely on assumed annual growth rates of five percent (5%) and ten percent (10%) in the value of Merge's stock price over the entire life of these options. These assumed rates of growth are selected by the SEC for illustration purposes only and are not intended to predict future stock prices, which will depend upon market conditions and Merge's future performance. These calculations do not take into account any taxes or other expenses that might be owed.

Aggregated 2004 Fiscal Year End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(2)
	Shares Acquired on Exercise	Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard A. Linden	50,000	$603,450	172,500	202,500	$3,318,875	$2,417,975
William C. Mortimore	—	—	142,278	—	$2,881,130	—
Scott T. Veech	62,500	$682,648	12,500	65,000	$77,500	$729,675
David M. Noshay	—	—	42,750	33,250	$692,928	$336,142
Daniel H. Quigg	—	—	10,000	35,000	$62,000	$269,000

(1)
The value realized is the difference between the fair market value of the underlying stock at the time of the exercise and the exercise price.

(2)
Based on year end price of $22.25 per share.

Employment Agreements

        As of March 1, 2004, Merge entered into amended and restated employment agreements with Richard A. Linden, William C. Mortimore and Scott T. Veech, and a new employment agreement with David M. Noshay. Each of these agreements is in effect until terminated by either the employee or Merge upon thirty (30) days written notice.

        Mr. Linden's contract provides for a monthly salary of no less than $20,833 ($250,000 per annum) and an annual performance bonus of up to fifty percent (50%) of salary. In 2004, Mr. Linden waived his right to approximately $30,000 of base salary and received the remainder of $219,792. Mr. Veech's contract provides for a monthly salary of no less than $14,166 ($170,000 per annum) and an annual performance bonus of up to twenty-five percent (25%) of salary. Mr. Noshay's contract provides for a monthly salary of no less than $11,666 ($140,000 per annum, which was increased to $150,000 per annum effective July 1, 2004) and an annual performance bonus of up to twenty-five percent (25%) of salary. Each of these contracts requires Messrs. Linden, Veech and Noshay to devote their full time and attention to Merge. Mr. Mortimore's contract provides for part-time employment at a rate no less than $8,333 per month ($100,000 per annum), and a performance bonus of up to ten percent (10%) of salary. Each of the four employment agreements also includes confidentiality provisions and restrict the executive's ability to compete with Merge for a period of one (1) year (two (2) years for Mr. Mortimore) after termination. Under Wisconsin law, a non-compete clause in an employment agreement may be voided if the court determines that the non-compete clause is unfairly restrictive.

        Each of the contracts provides the executive severance pay following termination of employment under certain conditions. The amount of severance is twelve (12) months of bonus and benefits, and twelve (12) months of salary in the case of Messrs. Linden and Veech, and six (6) months of salary in the case of Messrs. Noshay and Mortimore. Each of the contracts also provides for payment under certain conditions following a change of control. The amount of such change of control severance payments if the executive's employment terminates is twelve (12) months of salary, bonus and benefits in the case of each of Messrs. Linden, Veech, Noshay and Mortimore. All options previously granted to such executives will also fully vest upon a change of control. The contracts also provide for transition bonus payments of up to one (1) year upon a change of control if an acquirer asks the executive to remain with Merge. Change of control payments are to be grossed up for the effect of any federal income tax excise payments. Each of Messrs. Linden, Veech, Noshay and Mortimore executed a waiver in connection with the signing of the merger agreement by which they waived their rights to the accelerated vesting and transition bonus payments described above, to the extent that the transaction constitutes a change of control under such executive's employment agreement.

        Mr. Quigg entered into an employment agreement with Merge on July 17, 2003, when Merge acquired RIS Logic Incorporated (which we refer to in this document as RIS). Mr. Quigg was formerly the president of RIS, was one of the principal shareholders of that company, and became an executive officer of Merge on August 19, 2004 in connection with the expansion of his duties with Merge. This agreement is in effect until terminated by either the employee or Merge upon thirty (30) days written notice. Mr. Quigg's employment agreement provides for a monthly salary of no less than $11,250 ($135,000 per annum, which was increased twice in 2004 and is now $160,000 per annum) and an annual performance bonus of up to twenty percent (20%) of salary (increased to up to 25% of salary on March 1, 2004). Mr. Quigg's employment agreement provides for three (3) months severance in the event he is terminated by Merge without cause and such agreement has no change of control provisions. Mr. Quigg's employment agreement, which is governed by Wisconsin law, also includes confidentiality provisions and restrict the executive's ability to compete with Merge for a period of five (5) years after termination.

        As described above, pursuant to the merger agreement, certain management employees of Merge (including each of Messrs. Linden, Veech, Noshay and Mortimore) hold options to purchase Merge common stock at the effective time of the transaction which will be subject to the following terms. If at any time before 18 months following the date of closing of the transaction, the management employee's employment is terminated by Merge or a Merge subsidiary for a reason other than for "cause" (defined in a customary sense) or is terminated by the management employee for "good reason" (defined as including only constructive termination, a reduction in base salary or a material reduction in responsibilities), all options which the management employee held immediately following the closing of the transaction will immediately vest, notwithstanding any vesting schedule to which such options are otherwise subject. Such options will be exercisable for a period of six (6) months following the date of the management employee's termination. See "The Transaction—Interests of Merge Officers in the Transaction" beginning on page 79.

MERGE PERFORMANCE GRAPH

        The following graph sets forth a five (5) year comparison of the cumulative total shareholder returns for the following: (a) Merge's common stock; (b) the Russell 2000®; and (c) the Nasdaq Computer and Data Processing Index. All returns were calculated assuming dividend reinvestment on a quarterly basis for companies paying dividends. All dollar amounts are references to United States dollars.

	MRGE(1)	RUT(2)	IXCO(3)
Date	Relative Price	Relative Price	Relative Price
01/01/2000	$100.00	$100.00	$100.00
12/31/2000	$33.09	97.19	54.39
12/31/2001	$189.07	98.19	41.18
12/31/2002	$250.16	77.00	26.15
12/31/2003	$641.39	111.94	39.27
12/31/2004	$809.01	130.97	40.54

    The above comparison assumes $100 was invested on January 29, 1998 in:
    (1) Merge Technologies Incorporated; (2) the Russell 2000 Index; (3) the Nasdaq Computer and Data Processing Index, and assumes reinvestment of dividends.

MERGE RELATED PARTY TRANSACTIONS

        Mr. Dunham is a director of the bank subsidiary of Merchants & Manufacturers Bancorporation Inc., with which Merge has its depository accounts and line of credit. As of both December 31, 2004 and the date of this document, no amounts were outstanding under that line of credit.

        With respect to Messrs. Cooper, Lennox and Schwartz, who will become directors of Merge in connection with this transaction, please see "The Transaction—Interests of Cedara Directors and Executive Officers in the Transaction" beginning on page 77.

REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

        The Merge consolidated financial statements contained in or incorporated by reference into this document are reported in U.S. dollars and have been prepared in accordance with U.S. GAAP. The Cedara consolidated financial statements contained in or incorporated by reference into this document are reported in Canadian dollars and have been prepared in accordance with Canadian GAAP and reconciled to U.S. GAAP in accordance with Item 17 of Form 20-F. The eMed consolidated financial statements contained in or incorporated by reference into this document are reported in U.S. dollars and have been prepared in accordance with U.S. GAAP.

EXCHANGE RATES

        In this document, dollar amounts are expressed either in Canadian dollars (Cdn$) or U.S. dollars (US$ or $). Unless otherwise indicated, all dollar amounts in this document are expressed in U.S. dollars.

        The following table sets forth, for each period indicated, the high, low, average buying and end of period exchange rates for one Canadian dollar expressed in U.S. dollars, based upon the noon rate as quoted by the Federal Reserve Bank of New York.

		Year Ended December 31,
	Year to Date Through March 31, 2005
		2004	2003	2002	2001	2000
High	0.796	0.7158	0.6349	0.6200	0.6241	0.6410
Low	0.835	0.8493	0.7738	0.6619	0.6697	0.6969
Average	0.816	0.7682	0.7139	0.6368	0.6457	0.6732
Period End	0.827	0.8310	0.7738	0.6329	0.6279	0.6669

        On January 14, 2005, the last trading day prior to the announcement of the execution of the merger agreement, the exchange rate for one Canadian dollar expressed in U.S. dollars based on the noon buying rate of the Federal Reserve Bank of New York was $0.82. On April     , 2005, the exchange rate for one Canadian dollar expressed in U.S. dollars based on the noon buying rate of the Federal Reserve Bank of New York was $    •    .

        The following table sets forth, for each period indicated, the high, low, average selling and end of period exchange rates for one U.S. dollar expressed in Canadian dollars, based upon the noon rate as quoted by the Federal Reserve Bank of New York.

		Year Ended December 31,
	Year to Date Through March 31, 2005
		2004	2003	2002	2001	2000
High	1.256	1.397	1.575	1.613	1.602	1.560
Low	1.198	1.178	1.292	1.511	1.493	1.435
Average	1.226	1.302	1.401	1.570	1.549	1.486
Period End	1.209	1.203	1.292	1.580	1.593	1.500

        On January 14, 2005, the last trading day prior to the announcement of the execution of the merger agreement, the exchange rate for one U.S. dollar expressed in Canadian dollars based on the noon selling rate of the Federal Reserve Bank of New York was $1.2188. On April     , 2005, the exchange rate for one U.S. dollar expressed in Canadian dollars based on the noon selling rate of the Federal Reserve Bank of New York was $    •    .

COMPARATIVE MARKET PRICES AND DIVIDENDS

        The following table sets forth the high and low sale prices of shares of Merge common stock and Cedara common shares (in United States dollars) as reported on Nasdaq (except that information with respect to Cedara for the period from April 1, 2002 to July 6, 2003 is as reported on Nasdaq's small-cap market, information with respect to Cedara for the period from July 7, 2003 to September 13, 2004 is as reported on the OTC bulletin board system and information with respect to Merge prior to June 3, 2003 is as reported on Nasdaq's small-cap market). Neither company paid any cash dividends during the periods indicated.

	Merge Common Stock				Cedara Common Shares(1)
	High		Low		High		Low
2002
First Quarter		$7.25		$3.74		$1.55		$0.93
Second Quarter		$9.08		$5.79		$1.83		$0.90
Third Quarter		$6.65		$3.84		$1.19		$0.50
Fourth Quarter		$7.92		$3.67		$0.65		$0.33
2003
First Quarter		$8.84		$6.00		$1.05		$0.46
Second Quarter		$13.62		$6.29		$1.42		$0.86
Third Quarter		$20.21		$12.38		$1.45		$0.82
Fourth Quarter		$19.90		$16.05		$4.33		$1.16
2004
First Quarter		$19.93		$12.85		$8.00		$4.57
Second Quarter		$17.92		$14.30		$8.40		$6.27
Third Quarter		$17.74		$12.95		$8.40		$6.00
Fourth Quarter		$23.14		$16.53		$10.35		$7.36
2005
First Quarter		$22.10		$17.38		$11.75		$9.80
Second Quarter (through April , 2005)	$		$		$		$

(1)
Cedara common shares are also listed on The Toronto Stock Exchange.

        The market price of shares of Merge common stock and Cedara common shares will fluctuate between the date of this document and the completion of the transaction. No assurance can be given concerning the market price of shares of Merge common stock before or after the completion of the transaction. Cedara shareholders are advised to obtain current market quotations for shares of Merge common stock and Cedara common shares.

        The timing and amount of future dividends of the combined company will depend upon earnings, cash requirements, the financial condition of the combined company and its subsidiaries and other factors deemed relevant by the board of directors of the combined company.

UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined balance sheet as of December 31, 2004 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 are based on the historical financial statements of Merge and Cedara giving effect to (1) the merger of Cedara with Merge (and the earlier merger of Cedara and eMed, effective October 8, 2004) using the purchase method of accounting and (2) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

        The pro forma information is preliminary, being furnished solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company. The pro forma information is based on preliminary estimates and assumptions set forth in the notes to such information. It does not reflect cost savings expected to be realized from the elimination of certain expenses and from synergies expected to be created or the costs to achieve such expense savings or synergies. No assurance can be given that cost savings or synergies will be realized.

        The merger will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described herein, is allocated to the net tangible and intangible assets of Cedara acquired in connection with the merger, based upon their estimated fair values at the closing date of the transaction.

        The pro forma adjustments and allocation of purchase price are preliminary and are based on management's estimates of the fair value of the assets to be acquired and liabilities to be assumed. The preliminary work performed by independent valuation specialists has been considered in management's estimates of the fair values reflected in the unaudited pro forma condensed combined financial statements. While we expect a charge for in-process research and development, the estimation of in-process research and development has not been completed and as such, no charge has been included in the pro forma results of operations.

        The final purchase price allocation will be completed after asset and liability valuations are finalized. A final determination of these fair values, which cannot be made prior to the completion of the transaction, will include management's consideration of a final valuation prepared by independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of Cedara that exist as of the effective date of the merger. Any final adjustments may change the allocation of purchase price, which could affect the fair values assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements presented in this document. Amounts preliminarily allocated to intangible assets with indefinite and definite lives may change significantly, which could result in a material increase or decrease in amortization of intangible assets. Estimates related to the determination of the lives of the tangible and intangible assets acquired may also change, which could result in a material increase or decrease in depreciation or amortization expense. In addition, the impact of ongoing integration activities relating to Cedara's merger with eMed and other changes in Cedara's net tangible and intangible assets and liabilities prior to completion of this merger could cause material differences in the information presented.

        The unaudited pro forma condensed combined balance sheet is presented as if the transaction had been completed on December 31, 2004 and combines the historical balance sheet of Merge at December 31, 2004 and the historical unaudited balance sheet of Cedara at December 31, 2004.

        The estimated purchase price is based upon the value of Merge common stock based upon the 0.587 exchange ratio and the five-day moving weighted average of Merge's stock price two days prior, the day of, and two days after the announcement of the merger based on Nasdaq closing prices. The value of vested options are estimated based upon a 1.22 U.S. dollar to Canadian dollar currency exchange ratio, the five day moving weighted average Merge stock price referenced above, and the 0.587 stock exchange ratio referenced above. The preliminary estimated total purchase price of the merger is as follows (in thousands of US$):

Value of Merge stock to be issued	$348,755
Estimated fair value of options assumed	31,500
Direct merger costs	7,250

Total estimated purchased price	$387,505

        Under the purchase method of accounting, the total estimated purchase price is allocated to Cedara's net tangible and intangible assets based upon their respective fair values as of the date of the completion of the merger. The estimated purchase price allocation, based on Cedara's assets and liabilities as of December 31, 2004, is as follows (in thousands of US$):

Net tangible assets	$23,122
Unearned compensation related to options	12,000
Identified amortizable intangible assets	60,000
Goodwill	292,383

Total estimated purchased price	$387,505

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 is presented as if the transaction had been completed on January 1, 2004. The unaudited pro forma condensed combined statement of operations combines the historical results of Merge and Cedara, as well as the historical results of eMed for the 282-day period ended October 8, 2004.

        The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Merge's Annual Report on Form 10-K for the year ended December 31, 2004 and Cedara's Annual Report on Form 40-F for the year ended June 30, 2004 and Cedara's Reports on Form 6-K filed November 16, 2004, January 13, 2005 and February 14, 2005.

        The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the transaction been completed as of the dates presented and should not be considered as representative of the future consolidated results of operations or financial condition of the combined company.

        Based on a preliminary analysis, Merge expects to incur, upon completion of the transaction or in subsequent quarters, costs for severance and other costs associated with exiting certain activities. Costs related to severance will be recorded as an additional cost of the acquisition. Some of these costs, primarily severance, will result in future cash payments, the timing of which may exceed one year from the effective date. No adjustment has been made to the pro forma information presented in this document to reflect these potential actions, as the costs of employee terminations, facility exit costs, the final valuation of tangible and intangible assets and related liabilities are not currently determinable. Merge expects to expend a substantial amount of effort evaluating and finalizing valuations of tangible and intangible assets and in-process research and development. Although preliminary plans are currently being formulated, Merge does not expect such estimates and plans to be finalized until sometime subsequent to the completion of the transaction.

        Merge is in the process of identifying pre-transaction contingencies, if any, where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Upon completion of the transaction and prior to the end of the purchase price allocation period, if information becomes available that would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the final purchase price allocation.

        Income taxes are stated at their historical amounts.

        Cedara's historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. Note 22 to the consolidated financial statements in Cedara's Annual Report on Form 40-F for the year ended June 30, 2004 provides a description of the material differences and a reconciliation between Canadian GAAP and U.S. GAAP. For the purposes of presenting the unaudited pro forma condensed combined financial information, financial information relating to Cedara has been adjusted to conform to U.S. GAAP.

        Intercompany balances or transactions between the combining companies were not significant for any of the periods presented. No material pro forma adjustments were required to conform Cedara's accounting policies to Merge's accounting policies. Certain reclassifications have been made to conform the Merge, Cedara and eMed historical amounts to the pro forma presentation in addition to those required to conform the historical amounts of Cedara to U.S. GAAP.

        On November 24, 2004, Merge announced its plan to acquire AccuImage Diagnostics Corp., a California-based provider of advanced visualization software solutions to the healthcare industry, for approximately $6.0 million in cash, including the assumption of AccuImage's debt. The acquisition of AccuImage was completed on January 28, 2005. Pro forma disclosure of the impact of the AccuImage acquisition has been excluded because it is not material to Merge's consolidated statements of operations or financial position.

Difference Between Canadian GAAP and U.S. GAAP

        The following describes the material differences to the unaudited pro forma condensed combined financial statements to reconcile Canadian GAAP and U.S. GAAP and should be read in conjunction with Note 22 to Cedara's June 30, 2004 consolidated financial statements which are incorporated by reference into this document.

        Cedara's Canadian GAAP accounting is consistent in all material aspects with U.S. GAAP, with the following exceptions:

  Stock Compensation

        The adoption of CICA Handbook, Section 3870—Stock-Based Compensation and Other Stock-Based Payments reduced most prospective differences in accounting for these costs between Canadian GAAP and U.S. GAAP. For both Canadian and U.S. GAAP, Cedara uses the fair value-based method for accounting for stock options. Prior to CICA Handbook Section 3870, recognition of compensation expense was not required. Merge uses the intrinsic value—based method for accounting for stock options. No adjustment was made to the 2004 pro forma results as the difference was not material for that period, although it is anticipated that this difference may become material with respect to 2005 and later periods.

  In-Process Research and Development

        Under Financial Accounting Standards Board Statement No. 2, Accounting for Research and Development Costs, acquired in-process research and development having no alternative future use must be written off at the time of acquisition under U.S. GAAP. An adjustment was made to the December 31, 2004 Cedara condensed balance sheet of US$1,000 to reflect this difference, that arose as part of a 2000 acquisition, which is included in goodwill under Canadian GAAP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF
MERGE AND CEDARA

YEAR ENDED DECEMBER 31, 2004

U.S. GAAP (in thousands of US$ except share data)

	Merge	Cedara(1)(2)	Pro forma adjustments and reclassifications		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$28,067	$28,463	$(22,950	)(3)	$33,580
Accounts receivable	11,100	16,199			27,299
Inventory	1,082	1,342			2,424
Prepaid expenses and other assets	4,988	1,632	1,000	(4)	7,620

	45,237	47,636	(21,950)		70,923
Property and equipment	1,497	1,974			3,471
Other assets	108	854			962
Intangible assets	10,934	10,232	49,768	(5)	70,934
Goodwill	21,167	26,682	265,701	(6)	313,550

	$78,943	$87,378	$293,519		$459,840

Liabilities and Shareholders' Equity
Current liabilities:
Note payable to bank	$—	$14,700	$(14,700	)(3),(7)	$—
Accounts payable and accrued liabilities	4,636	7,669			12,305
Deferred revenue	8,678	4,764	—	(8)	13,442

	13,314	27,133	(14,700)		25,747
Long-term liabilities	2,062	209			2,271
Shareholders' equity:	63,567	60,036	308,219	(9)	431,822

	$78,943	$87,378	$293,519		$459,840

(1)	Certain reclassifications have been made to the historical presentation of Merge and Cedara financial information to conform to the pro forma presentation.
(2)
	Historical results of Cedara are prepared in accordance with Canadian GAAP and have been adjusted to conform with Merge's presentation under U.S. GAAP. There are no material differences to Cedara's condensed balance sheet under U.S. GAAP as of December 31, 2004 as compared to Canadian GAAP, except for a US$1,000 charge related to prior year in-process research and development cost that has been reflected as a decrease to goodwill and shareholders' equity. Cedara amounts were translated into U.S. dollars using the closing exchange rate as of December 31, 2004 of 1.202 Canadian dollars per one U.S. dollar.
(3)	Estimated transaction direct expenses	$(7,250)
	Estimated cash paid to buy required six-year D&O insurance policy	(1,000)
	Cash paid to eliminate Cedara's note payable to bank	(14,700)

		$(22,950)

(4)	Estimated cost to purchase six-year D&O insurance policy for Cedara as required by the merger agreement.
(5)	Elimination of Cedara's intangible assets as of December 31, 2004	$(10,232)
	Estimated intangible assets upon the consummation of the transaction	60,000

		$49,768

(6)	Elimination of Cedara's goodwill as of December 31, 2004	$(26,682)
	Estimated goodwill upon the consummation of the transaction	292,383

		$265,701

(7)	Cash paid to eliminate Cedara's note payable to bank.
(8)	Merge will have to make purchase accounting adjustments to reflect the deferred revenue of Cedara at fair value, but Merge has not completed that analysis to date.
(9)	Fair value of shares of Merge common stock issued	$348,755
	Estimated fair value of replacement options	31,500
	Estimated deferred compensation	(12,000)
	Elimination of Cedara's shareholders' equity	(60,036)

		$308,219

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF
MERGE AND CEDARA

YEAR ENDED DECEMBER 31, 2004
U.S. GAAP (in thousands of US$ except share data)

	Merge For the twelve months ended December 31, 2004	Cedara(1), (2), (3) For the twelve months ended December 31, 2004	eMed For the 282-day period ended October 8, 2004	Cedara and eMed combined pro forma for the twelve months ended December 31, 2004	Pro forma adjustments and reclassifications		Pro Forma
Revenue	$37,005	$49,295	$19,798	$69,093	$(347	)(4)	$105,751
Cost of Sales	12,887	12,080	9,031	21,111	8,325	(5)	42,323

Gross Margin	24,118	37,215	10,767	47,982	(8,672)		63,428
Expenses:
Research and development	1,967	6,977	2,166	9,143			11,110
Sales and marketing	7,212	6,217	3,340	9,557			16,769
General and administration	4,839	7,502	1,882	9,384			14,223
Other charges	—	1,031	1	1,032	4,000	(6)	5,032
Amortization of intangibles		591	—	591	(591	)(7)	—
Depreciation and amortization	764	1,064	—	1,064			1,828

	14,782	23,382	7,389	30,771	3,409		48,962

Income (loss) before interest expense	9,336	13,833	3,378	17,211	(12,081)		14,466
Interest income, net	469	89	141	230			699
Income tax expense	2,338	—	—	—	1,328	(8)	3,666

Net income (loss) from continuing operations	$7,467	$13,922	$3,519	$17,441	$(13,409)		$11,499

Earnings per share from continuing operations:
Basic	$0.57						$0.37
Diluted	$0.54						$0.34
Weighted average number of shares outstanding:
Basic	13,013,927				18,455,659	(9)	31,469,586
Diluted	13,827,552				19,537,100	(10)	33,364,652

(1)
Certain reclassifications have been made to the historical presentation of Merge, Cedara and eMed financial information to conform to the pro forma presentation.

(2)
Cedara results for the twelve 12 month period ended December 31, 2004 include consolidation of eMed results from October 9, 2004 to December 31, 2004.

(3)
Historical results of Cedara are prepared in accordance with Canadian GAAP and have been adjusted to conform with Merge's presentation under U.S. GAAP. There are no material differences to Cedara's results of operations for the year ended December 31, 2004. The Cedara Canadian dollar amounts were translated into U.S. dollars using the average exchange rate during the period.

(4)
Eliminate intercompany sales between Cedara and eMed.

(5)	Reclassify Cedara foreign withholding taxes from cost of sales to income taxes	$(1,328)
	Eliminate intercompany sales between Cedara and eMed	(347)
	Pro forma amortization adjustment for estimated $60,000 intangible asset over six year average estimated life	10,000

		$8,325

(6)	Compensation expense related to replacement options issued in the transaction.
(7)	Eliminate amortization of intangible assets resulting from Cedara's October 2004 purchase of eMed.
(8)	Reclassify foreign withholding taxes to income taxes from cost of sales.
(9)
	Pro forma adjustment to weighted average shares calculation to reflect incremental estimated shares issued in the transaction using the 0.587 conversion rate to the Cedara basic weighted average shares.
(10)
	Pro forma adjustment to the diluted weighted average shares calculation to reflect incremental estimated shares issued in the transaction using the 0.587 conversion rate to the Cedara diluted weighted average shares.

INDEPENDENT AUDITORS

        Merge's consolidated financial statements and related financial statement schedule as of and for the years ended December 31, 2004, 2003 and 2002 and have been audited by KPMG LLP, independent auditors, as stated in their reports which are incorporated into this document by reference.

        The firm of KPMG LLP was Merge's independent public accountants for the 2004 fiscal year. Representatives of KPMG LLP will be present at the Merge annual meeting. They will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

        KPMG LLP continues to serve as Merge's independent public accountants of record for 2005.

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of Merge's annual financial statement for 2003 and 2004 and fees billed for other services rendered by KPMG LLP in such fiscal years.

	2003	2004
Audit fees(1)	$295,700	$305,000
Audit related fees(1)	35,000	255,000

Audit and audit related fees	330,700	560,000
Tax fees(2)	10,700	53,000
All other fees	—	1,500

Total fees	$341,400	$614,500

(1)
Audit fees include fees for the annual audit, quarterly reviews, consents, review of registration statements and review of and assistance with Form 8-K filings. Audit related fees for 2004 include costs associated with the Sarbanes-Oxley Act of 2002.

(2)
Tax fees consist of fees for tax compliance and tax consulting in the United States and Canada.

        The audit committee of the Merge board of directors has considered whether the provision of the services not related to the audit of the financial statements acknowledged above, other than audit fees, is compatible with maintaining the independence of KPMG LLP.

        Cedara's consolidated financial statements as at and for the years ended June 30, 2004, 2003 and 2002 have been audited by KPMG LLP, independent auditors, as stated in their reports which are incorporated into this document by reference.

        The financial statements of eMed as of and for the years ended December 31, 2003 and 2002 incorporated into this document by reference to Cedara's Report on Form 6-K filed January 13, 2005 have been audited by Ernst & Young LLP, independent auditors, as stated in their report which is incorporated by reference herein. The financial statements of eMed as of and for the years ended December 31, 2003 and 2002 are incorporated by reference into this document by reference to Cedara's Report on Form 6-K filed January 13, 2005 solely for the purpose of complying with Canadian rules which govern the preparation and consent of Cedara's management information circular.

LEGAL MATTERS

        Certain legal matters in connection with the transaction will be passed upon by Stikeman Elliott LLP, on behalf of Cedara. As of the record date, partners and associates of Stikeman Elliott LLP beneficially own, directly or indirectly, less than 1% of outstanding Cedara shares and less than 1% of each class of outstanding shares of Merge common stock.

TRANSFER AGENTS AND REGISTRARS

        The transfer agent for the shares of Merge common stock is American Stock Transfer & Trust Company at 59 Maiden Lane, New York, New York 10038.

        The transfer agent for the Cedara common shares is Computershare Trust Company of Canada at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1. Concurrently with the closing, Computershare will be appointed as transfer agent and registrar for the exchangeable shares.

OTHER MATTERS

        As of the date of this document, the Merge board of directors knows of no matter that will be presented for consideration at the Merge annual meeting other than as described in this document, and Cedara's management knows of no matter that will be presented for consideration at the Cedara special meeting other than as described in this document.

        No shareholder proposals were received by Merge for inclusion in this year's proxy statement. If a shareholder wishes to present a proposal to be included in the proxy statement for the next annual meeting of Merge shareholders, the proposal must be submitted in writing and received by Merge's Secretary at Merge's offices no later than December     , 2005.

        If a shareholder wishes to nominate a director, notice of a nomination for director must be received no later than February 1, 2006. The notice must include your name, address, the number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the U.S. federal securities laws. You must submit the nominee's consent to be elected and to serve. Merge may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee.

        Shareholders who wish to communicate with the board of directors may send correspondence to the Corporate Secretary, Merge Technologies Incorporated, 1126 South 70th Street, Milwaukee, Wisconsin 53214-3151. The secretary will submit your correspondence to the board or the appropriate board committee, as applicable. Shareholders may communicate directly with the chairman of the board by sending correspondence to Chairman of the Board of Directors, Merge Technologies Incorporated, 1126 South 70th Street, Milwaukee, Wisconsin 53214-3151.

WHERE YOU CAN FIND MORE INFORMATION

        Merge and Cedara file reports, proxy statements and other information with the SEC under the Exchange Act, and Cedara files reports, management information circulars and other information with Canadian securities regulatory authorities under applicable Canadian securities laws. You may read and copy the information Merge and Cedara file with the SEC at the following location of the SEC:

    Public Reference Room
    450 Fifth Street, N.W.
    Washington, D.C. 20549

        You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers, like Merge and Cedara, that file electronically with the SEC. The address of the site is http://www.sec.gov.

        You may also obtain copies of information filed by Cedara with the Canadian securities regulatory authorities on the SEDAR website at http://www.sedar.com. Financial information about Cedara is provided in the comparative financial statements and management's discussion and analysis for its most recently completed financial year. These documents are incorporated by reference into this joint proxy statement and management circular, as described below under the heading "Documents Incorporated by reference by Cedara."

        Merge and Cedara also maintain Internet sites that contain information about the respective companies. The Merge Internet address is http://www.merge.com, and the Cedara Internet address is http://www.cedara.com.

Documents Incorporated By Reference By Merge

        The SEC allows Merge to incorporate by reference information into this document. This means that Merge may disclose important information to you by referring you to another document filed separately by Merge or Cedara with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information that is superceded by information that is included directly in this document or incorporated by reference subsequent to the date of this document as described below.

        This document incorporates the documents listed below that Merge previously filed with the SEC. They contain important information about Merge and its financial condition.

Merge SEC Filings	Period or Date Filed
Annual Reports on Form 10-K	Years ended December 31, 2004 and December 31, 2003
Current Reports on Form 8-K	Filed on January 18, 2005; and filed on January 31, 2005, other than, in each case, information furnished under either Item 9 or Item 12 of any such Current Report

        In addition, Merge incorporates by reference documents that Merge files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this document to the date of the Merge annual meeting, other than any information Merge furnishes under either Item 9 or Item 12 of any Current Report on Form 8-K.

Documents Incorporated By Reference By Cedara

        This document incorporates the documents listed below that Cedara previously filed with the SEC. They contain important information about Cedara and its financial condition.

        Cedara files reports, management information circulars and other information concerning Cedara with securities regulatory authorities in Canada, which are available on the System for Electronic Document Analysis and Retrieval, or SEDAR, of the Canadian Securities Administrators at www.sedar.com and with the U.S. Securities and Exchange Commission in the United States, which are available on the Electronic Data Gathering, Analysis, and Retrieval System, or EDGAR at www.sec.gov/edgar.shtml.

        This document incorporates the documents listed below that Cedara previously filed with the SEC and Canadian securities regulatory authorities. They contain important information about Cedara, its business and its financial condition.

Cedara SEC Filings	Period or Date Filed
Annual Report filed on Form 40-F	Year ended June 30, 2004
Reports of Foreign Issuer furnished on Form 6-K	Filed on February 14, 2005, filed on February 2, 2005, filed on January 27, 2005, filed on January 18, 2005, filed on January 13, 2005; filed on November 16, 2004; filed on October 13, 2004; filed on September 27, 2004; filed on September 24, 2004; filed on September 16, 2004; filed on September 9, 2004; filed on May 17, 2004; filed on May 7, 2004; and filed on February 17, 2004
Cedara SEDAR Filings	Period or Date Filed
Annual Reports (including Management's Discussion and Analysis of Financial Condition and Results of Operations)	Year ended June 30, 2004 Year ended June 30, 2003
Annual Information Form	Year ended June 30, 2004
Interim Financial Statements (including Management's Discussion and Analysis of Financial Condition and Results of Operations)	For the financial quarters ended September 30, 2004 and December 31, 2004
Material Change Report	Filed on January 26, 2005 in respect of the entering into of the merger agreement; filed on November 10, 2004 regarding the appointment of 2 new directors; filed on September 24, 2004 regarding entering into of merger agreement with eMed Technologies Corporation; filed on May 7, 2004 regarding appointment of a new Chief Financial Officer
Business Acquisition Report	Filed December 22, 2004
Information contained under the headings "Compensation and Other Information", "Share Performance Graph", "Interest of Insiders in Material Transactions" and "Corporate Governance" in the Management Information Proxy Circular	Filed September 23, 2004

        The financial statements of eMed as of and for the years ended December 31, 2003 and 2002 are incorporated by reference into this document by reference to Cedara's Report on Form 6-K filed January 13, 2005 solely for the purpose of complying with Canadian rules which govern the preparation and consent of Cedara's management information circular.

        Any documents of the types referred to above and any material change report (excluding confidential material change reports), comparative consolidated interim financial statements, comparative consolidated financial statements for the most recently completed financial year, together with the accompanying report of auditors and any information circulars filed by Cedara with securities regulatory authorities in Canada after the date of this document and prior to the Cedara special meeting are also incorporated by reference into this document.

        Cedara is also incorporating by reference the documents listed under "Where You Can Find More Information—Documents Incorporated by Reference by Merge," and Cedara has filed these documents on SEDAR at www.sedar.com. Merge has supplied all information contained in this document relating to Merge, and Cedara has supplied all information contained in this document relating to Cedara.

        Any statement contained in this document or in a document incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded, for purposes of this document, to the extent that a statement contained in this document or in any other document subsequently filed by Cedara, which also is or is deemed to be incorporated by reference, modifies or supersedes that statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

        Copies of the documents filed by Cedara and incorporated by reference are available on www.sedar.com. They may also be obtained on request without charge from the Investor Relations department of Cedara at 6509 Airport Road, Mississauga, Ontario, L4V 1S7, Tel: (905) 672-2100. If you would like to request documents, please do so at least five business days before the date of the Cedara special meeting in order to receive timely delivery of those documents prior to the special meeting. Documents incorporated by reference by Merge are available from Merge without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Merge at Merge eFilm, 1126 South 70th Street, Milwaukee, Wisconsin 53214, Attention: Investor Relations, Tel: (414) 977-4000.

        In addition, Cedara incorporates by reference documents that Cedara files with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act from the date of this document to the date of the Cedara special meeting.

        Merge has supplied all information contained in this document relating to Merge, ExchangeCo and Merge Holdings and Cedara has supplied all information contained in this document relating to Cedara.

        Documents incorporated by reference by Merge are available from Merge without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Merge at the following address:

    Merge Technologies Incorporated
    1126 South 70th Street
    Milwaukee, Wisconsin 53214-3151
    Attention: Investor Relations
    Tel. (414) 977-4000

        Documents incorporated by reference by Cedara are available from Cedara without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Cedara at the following address:

    Cedara Software Corp.
    6503 Airport Road
    Mississauga, Ontario
    Canada, L4V 1S7
    Attention: Investor Relations
    Tel. (905) 672-2100

        You will not be charged for any of these documents that you request. Any person requesting documents from Merge should ensure that Merge receives the request on or before May 16, 2005 to receive them before the Merge annual meeting, and any person requesting documents from Cedara should ensure that Cedara receives the request on or before May 16, 2005 to receive them before the Cedara special meeting.

        NEITHER MERGE NOR CEDARA HAS AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE TRANSACTION, MERGE, CEDARA OR THE COMBINED COMPANY THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS DOCUMENT OR IN ANY OF THE DOCUMENTS THAT HAVE BEEN INCORPORATED INTO THIS DOCUMENT. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS DOCUMENT OR THE SOLICITATION OF PROXIES IS UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS DOCUMENT DOES NOT EXTEND TO YOU. THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

APPROVAL OF DIRECTORS OF CEDARA

        The information contained in this document relating to Cedara has been provided by Cedara. This circular and this sending, communication and delivery to Cedara's securityholders have been authorized and approved by the board of directors of Cedara.

DATED at Toronto, Ontario this    •     day of April, 2005.
By order of the Cedara board of directors

Peter J. Cooper Chairman

ANNEX A
MERGER AGREEMENT

        MEMORANDUM OF AGREEMENT made the 17th day of January, 2005.
AMONG:

    Merge Technologies Incorporated
    a corporation existing under the laws of the State of Wisconsin (hereinafter referred to as "Merge")

-and-

    Corrida, Ltd.
    a corporation existing under the laws of the Province of Ontario (hereinafter referred to as "Matsub")

-and-

    Cedara Software Corp.
    a corporation existing under the laws of the Province of Ontario (hereinafter referred to as "Cedara")

        THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

1.1   Definitions

        In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings respectively:

          "1933 Act" means the United States Securities Act of 1933, as amended;

          "affiliate" has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

          "Affiliate's Letter" means a letter, to be substantially in the form and content of Schedule A annexed hereto, as applicable;

          "Appropriate Regulatory Approvals" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, regulatory agencies or self-regulatory organizations, as set out in Schedule B hereto;

          "Arrangement" means an arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with section 6.1 herein or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

          "Arrangement Resolution" means the special resolution of Cedara Shareholders, to be substantially in the form and content of Schedule C annexed hereto;

          "Articles of Arrangement" means the articles of arrangement of Cedara in respect of the Arrangement that are required by the OBCA to be sent to the Director after the Final Order is made;

          "Business Day" means any day on which commercial banks are generally open for business in Milwaukee, Wisconsin and Toronto, Ontario other than a Saturday, a Sunday or a day observed as a holiday in Milwaukee, Wisconsin under the laws of the State of Wisconsin or the federal laws of the United States of America or in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada;

          "Cedara Acquisition Proposal" means any bona fide proposal with respect to any merger, amalgamation, arrangement, take-over bid, sale of assets (excluding inventory sold in the ordinary course of business) representing more than 25% of the book value (on a consolidated basis) of Cedara's total assets (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), any sale of more than 25% of Cedara Common Shares then outstanding or similar transactions involving Cedara or any Cedara Material Subsidiary, or a proposal to do so, excluding the Arrangement;

          "Cedara Common Shares" means the outstanding common shares in the capital of Cedara;

          "Cedara Disclosure Letter" means that certain letter dated as of even date herewith and delivered by Cedara to the Merge Parties, which shall be divided into sections containing the disclosure information required in each such section by the terms of this Agreement;

          "Cedara Material Subsidiary" means (i) each Subsidiary of Cedara, the total assets of which constituted more than ten percent of the consolidated assets of Cedara as of June 30, 2004, or the total revenues of which, for the fiscal year ended June 30, 2004, constituted more than ten percent of the consolidated revenues of Cedara, in each case as set out in the financial statements of Cedara as of and for the year ended June 30, 2004; (ii) eMed; and (iii) each affiliate of Cedara that directly or indirectly holds an equity interest in each such Subsidiary;

          "Cedara Meeting" means the special meeting of Cedara Shareholders, including any adjournment thereof, to be called and held in accordance with the Interim Order to consider the Arrangement;

          "Cedara Options" means Cedara Common Share options granted under the Cedara Stock Option Plan and being outstanding and unexercised on the Effective Date;

          "Cedara Plans" has the meaning ascribed thereto in section 3.1(l)(1);

          "Cedara Shareholders" means the holders of Cedara Common Shares;

          "Cedara Stock Option Plan" means Cedara's Stock Option Plan No. 2;

          "Cedara Superior Proposal" means any bona fide proposal by a third party directly or indirectly, to acquire assets representing more than 50% of the book value (on a consolidated basis) of Cedara's total assets or more than 50% of the outstanding Cedara Common Shares, whether by way of merger, amalgamation, arrangement, take-over bid, sale of assets or otherwise, and that in the good faith determination of the Board of Directors of Cedara after consultation with financial advisors and outside counsel (a) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal, and (b) would, if consummated in accordance with its terms, result in a transaction (x) more favorable, from a financial point of view, to Cedara's Shareholders than the transaction contemplated by this Agreement and (y) having a value per Cedara Common Share greater than the per share value attributable to Cedara Common Shares under the transaction contemplated by this Agreement;

          "Circular" means the joint proxy statement that constitutes (i) notice of Cedara Meeting and accompanying management information circular, including all schedules and exhibits thereto, to be sent to holders of Cedara Common Shares and Cedara Options in connection with the Cedara

  Meeting; and (ii) notice of the Merge Meeting and accompanying proxy statement, including all schedules and exhibits thereto, to be sent to holders of Merge Common Shares in connection with the Merge Meeting;

          "Code" has the meaning ascribed thereto in section 3.1(k)(ii);

          "Confidentiality Agreement" means the confidentiality letter agreement dated November 11, 2004 between Merge and Cedara;

          "Court" means the Superior Court of Justice of Ontario;

          "Director" means the Director appointed pursuant to section 278 of the OBCA;

          "Dissent Rights" means the rights of dissent in respect of the Arrangement described in section 3.1 of the Plan of Arrangement;

          "Dissenting Shareholder" has the meaning ascribed thereto in the Plan of Arrangement;

          "Drop Dead Date" means June 30, 2005, or such later date as may be mutually agreed by the parties to this Agreement;

          "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement provided that such date occurs on or prior to the Drop Dead Date;

          "Effective Time" has the meaning ascribed thereto in the Plan of Arrangement;

          "Election Deadline" means 5:00 p.m. (local time) at the place of deposit on the date which is two Business Days prior to the date of the Cedara Meeting;

          "eMed" means eMed Technologies Corporation, a Delaware corporation;

          "Environmental Laws" means all applicable Laws, including applicable common law, relating to the protection of the environment and public health and safety;

          "ERISA" has the meaning ascribed thereto in section 3.1(l)(i);

          "Exchange Act" has the meaning ascribed thereto in section 2.5;

          "Exchange Ratio" has the meaning ascribed thereto in the Plan of Arrangement;

          "Exchangeable Elected Share" has the meaning ascribed thereto in the Plan of Arrangement;

          "Exchangeable Shares" means the non-voting exchangeable shares in the capital of Matsub, having substantially the rights, privileges, restrictions and conditions set out in Appendix I to the Plan of Arrangement;

          "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

          "Form S-3" has the meaning ascribed thereto in section 2.6(b);

          "Form S-8" has the meaning ascribed thereto in section 2.6(c);

          "Governmental Entity" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, stock exchange, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

          "Health Laws" means all applicable Laws, including applicable common law, relating to the protection of public health and safety as it relates to medical devices or other health care related products or services including, without restriction, in the case of Canada, the Food and Drugs Act and the Medical Device Regulations pursuant thereto;

          "including" means including without limitation;

          "Information" has the meaning ascribed thereto in section 4.7(b);

          "Intellectual Property" means, collectively, patents, patent disclosures, trademarks, service marks, trade dress, logos, trade names, domain names, copyrights, mask works and other semi-conductor chip rights, and all registrations, applications, reissuances, continuations, continuation-in-part, revisions, extensions, reexaminations and associated goodwill with respect to each of the foregoing, computer software (including source and object codes), computer programs, computer data bases and related documentation and materials, data, documentation, trade secrets, confidential business information (including ideas, formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial marketing and business data and pricing and cost information) and other intellectual property rights and embodiments of any of the foregoing (in whatever form or medium);

          "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by section 2.3;

          "Laws" means all statutes, regulations, statutory rules, orders, and terms and conditions of any grant of approval, permission, authority or license of any court, Governmental Entity, statutory body or self-regulatory authority (including any stock exchange), and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

          "Letter of Transmittal and Election Form" means the letter of transmittal and election form for use by holders of Cedara Common Shares, in the form accompanying the Circular;

          "Material Adverse Change," when used in connection with Merge or Cedara, means any change, effect, event or occurrence with respect to its condition (financial or otherwise), properties, assets, liabilities, obligations (whether absolute, accrued, contingent or otherwise), businesses, operations or results of operations or those of any of its Subsidiaries that is, or would reasonably be expected to be, material and adverse to the business, operations or financial condition of Merge or Cedara, as the case may be, and its Subsidiaries taken as a whole, other than any change, effect, event or occurrence (i) relating to the Canadian or United States' economy or securities markets in general, (ii) affecting the Canadian or United States health care industry in general or (iii) resulting directly from the announcement of the execution of this Agreement or the transactions contemplated hereby; provided, however, that in no event shall a change in the trading prices of a party's equity securities, by itself, be deemed to constitute a Material Adverse Change (it being understood that the foregoing shall not prevent a party from asserting that any change, effect, event or occurrence that may have contributed to such change in trading prices independently constitutes a Material Adverse Change);

          "Material Adverse Effect" when used in connection with Merge or Cedara, means any effect that is, or would reasonably be expected to be, material and adverse to the business, operations or financial condition of such party and its Subsidiaries taken as a whole;

          "Merge Acquisition Proposal" means any bona fide proposal with respect to any merger, amalgamation, arrangement, take-over bid, sale of assets (excluding inventory sold in the ordinary course of business) representing more than 25% of the book value (on a consolidated basis) of Merge's total assets (or any lease, long-term supply agreement or other arrangement having the same economic effect as a sale), any sale of more than 25% of Merge Common Shares then outstanding or similar transactions involving Merge or any Merge Material Subsidiary, or a proposal to do so, excluding the Arrangement;

          "Merge Charter Amendment" means an amendment to Merge's articles of incorporation to increase the number of authorized Merge Common Shares to One Hundred Million (100,000,000) and to authorize the Special Voting Share;

          "Merge Common Shares" means the shares of common stock in the capital of Merge;

          "Merge Disclosure Letter" means that certain letter dated as of even date herewith and delivered by Merge to Cedara, which shall be divided into sections containing the disclosure information required in each such section by the terms of this Agreement;

          "Merge Elected Share" has the meaning ascribed thereto in the Plan of Arrangement;

          "Merge Material Subsidiary" means (i) each Subsidiary of Merge, the total assets of which constituted more than ten percent of the consolidated assets of Merge as of December 31, 2003 or the total revenues of which, for the year ended December 31, 2003, constituted more than ten percent of the consolidated revenues of Merge, in each case as set out in the financial statements of Merge as of and for the year ended December 31, 2003; and (ii) each affiliate of Merge that directly or indirectly holds an equity interest in each such Subsidiary;

          "Merge Matters" means, collectively, the Merge Share Issuance, the Merge Charter Amendment, the Merge Option Proposal and the election to the Board of Directors of Merge of Abe Schwartz and two other current directors of Cedara, neither of whom is an employee of Cedara or its Subsidiaries (collectively, the "Cedara Designees");

          "Merge Meeting" means the special meeting of Merge shareholders (or, at the election of Merge, provided that such election shall not materially delay the holding of the Merge Meeting, the annual meeting of Merge shareholders), including any adjournment thereof, to be called to consider the Merge Matters;

          "Merge Newco" means Merge Technologies Holdings Co., an unlimited liability company existing under the laws of the Province of Nova Scotia and being a wholly-owned Subsidiary of Merge;

          "Merge Option Proposal" means the amendment of Merge's stock option plan to provide for the issuance of Replacement Options as contemplated by this Agreement and to provide for the matters set forth on Schedule G;

          "Merge Parties" means Merge and Matsub;

          "Merge Share Issuance" means the issuance of Merge Common Shares pursuant to the Arrangement, upon the exchange of the Exchangeable Shares and upon the exercise of the Replacement Options;

          "Merge Superior Proposal" means any bona fide proposal by a third party directly or indirectly, to acquire assets representing more than 50% of the book value (on a consolidated basis) of Merge's total assets or more than 50% of the outstanding Merge Common Shares, whether by way of merger, amalgamation, arrangement, take-over bid, sale of assets or otherwise, which proposal in the good faith determination of the Board of Directors of Merge after consultation with financial advisors and outside counsel (a) is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of such proposal and the party making such proposal, and (b) would, if consummated in accordance with its terms, result in a transaction (x) more favorable, from a financial point of view, to the holders of Merge Common Shares than the transaction contemplated by this Agreement and (y) having a value per Merge Common Share greater than the per share value attributable to Merge Common Shares under the transaction contemplated by this Agreement;

          "Merger" means the merger of Matsub and Cedara effected by means of the implementation of the Arrangement pursuant to this Agreement;

          "OBCA" means the Ontario Business Corporations Act as now in effect and as it may be amended from time to time prior to the Effective Date;

          "OSC" means the Ontario Securities Commission;

          "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

          "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Schedule D annexed hereto and any amendments or variations thereto made in accordance with section 6.1 herein or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

          "Pre-Effective Date Period" shall mean the period from and including the date hereof to and including the Effective Time on the Effective Date;

          "Publicly Disclosed by Merge" means disclosed by Merge in a public filing made by it with the SEC from January 1, 2001 to and including January 14, 2005;

          "Publicly Disclosed by Cedara" means disclosed by Cedara in a public filing made by it with the OSC from January 1, 2001 to and including January 14, 2005;

          "Replacement Option" has the meaning ascribed thereto in section 2.4(c);

          "Representatives" has the meaning ascribed thereto in section 4.7(a);

          "SEC" means the United States Securities and Exchange Commission;

          "Securities Act" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

          "SOX" has the meaning ascribed thereto in Section 3.1(m);

          "Special Voting Share" means the share of Merge Special Voting Preferred Stock having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement;

          "Subsidiary" means, with respect to a specified body corporate, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of any event or contingency) are at the time owned directly or indirectly by such specified body corporate and shall include any body corporate, partnership, joint venture or other entity over which it exercises direction or control or which is in a like relation to a Subsidiary;

          "Support Agreement" means an agreement to be made between Merge, Merge Newco and Matsub substantially in the form and content of Schedule E annexed hereto, with such changes thereto as the parties hereto, acting reasonably, may agree;

          "Tax" and "Taxes" means, with respect to any entity, all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, ad valorem taxes, value added taxes, transfer taxes, franchise taxes, license taxes, withholding taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imposts, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity; and the term "material amount of Taxes" shall mean an amount of Taxes that is material to the entity and its Subsidiaries taken as a whole;

          "Tax Returns" means all returns, declarations, reports, elections, forms, information returns and statements required to be filed with any taxing authority relating to Taxes;

          "Trustee" means the trustee to be chosen by Merge and Cedara, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

          "Voting and Exchange Trust Agreement" means an agreement to be made between Merge, Matsub and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Schedule F annexed hereto, with such changes thereto as the parties hereto, acting reasonably, may agree; and

          "WBCL" means the Wisconsin Business Corporation Law.

1.2   Interpretation Not Affected by Headings, etc.

        The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement (including the Schedules hereto) and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3   Currency

        Unless otherwise specifically indicated, all sums of money referred to in this Agreement are expressed in lawful money of Canada.

1.4   Number, etc.

        Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

1.5   Date For Any Action

        In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day.

1.6   Entire Agreement

        This Agreement and the agreements and other documents herein referred to constitute the entire agreement between the parties hereto pertaining to the terms of the Arrangement and supersede all other prior agreements, understandings, negotiations and discussions, whether oral or written, between the parties hereto with respect to the terms of the Arrangement.

1.7   Schedules

        The following Schedules are annexed to this Agreement and are hereby incorporated by reference into this Agreement and form part hereof:

  Schedule A-Affiliate's Letter
  Schedule B-Appropriate Regulatory Approvals
  Schedule C-Arrangement Resolution
  Schedule D-Plan of Arrangement
  Schedule E-Support Agreement
  Schedule F-Voting and Exchange Trust Agreement
  Schedule G-Certain Employment-Related Matters

1.8   Accounting Matters

        Unless otherwise stated, all accounting terms used in this Agreement in respect of Cedara shall have the meanings attributable thereto under Canadian generally accepted accounting principles and all determinations of an accounting nature in respect of Cedara required to be made shall be made in a manner consistent with Canadian generally accepted accounting principles, past practice and, to the extent (and only to the extent) required by applicable Laws, United States generally accepted accounting principles. Unless otherwise stated, all accounting terms used in this Agreement in respect of Merge shall have the meanings attributable thereto under United States generally accepted accounting principles and all determinations of an accounting nature required to be made in respect of Merge shall be made in a manner consistent with United States generally accepted accounting principles and past practice.

1.9   Knowledge

        Each reference herein to the knowledge of a party means, unless otherwise specified, the existing knowledge of such party without inquiry.

ARTICLE 2
THE ARRANGEMENT

2.1   Implementation Steps by Cedara

        Cedara covenants in favour of the Merge Parties that Cedara shall:

  (a)
  subject to section 2.5, as soon as reasonably practicable after the SEC has informed Merge that it has no further comments with respect to or will not review the preliminary Circular, apply in a manner acceptable to the Merge Parties, acting reasonably, under section 182 of the

    OBCA for an order approving the Arrangement and for the Interim Order, and thereafter proceed with and diligently seek the Interim Order;

  (b)
  subject to section 2.5, convene and hold the Cedara Meeting for the purpose of considering the Arrangement Resolution (and for any other proper purpose as may be set out in the notice for such meeting and agreed to by Merge);

  (c)
  subject to obtaining the approvals as are required by the Interim Order, proceed with and diligently pursue the application to the Court for the Final Order; and

  (d)
  subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each party, send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the OBCA to give effect to the Arrangement.

2.2   Implementation Steps by Merge Parties

        The Merge Parties covenant in favour of Cedara that, on or prior to the Effective Date and subject to the satisfaction or waiver of the other conditions herein contained in favour of each such party:

  (a)
  Merge, Merge Newco and Matsub shall execute and deliver the Support Agreement;

  (b)
  Merge and Matsub shall execute and deliver the Voting and Exchange Trust Agreement;

  (c)
  Merge shall issue to the Trustee the Special Voting Share; and

  (d)
  subject to Section 2.5, Merge shall convene and hold the Merge Meeting for the purpose of considering the Merge Matters.

2.3   Interim Order

        The notice of motion for the application referred to in section 2.1 (a) shall request that the Interim Order provide:

  (a)
  for the class of Persons to whom notice is to be provided in respect of the Arrangement and Cedara Meeting and for the manner in which such notice is to be provided;

  (b)
  that the requisite approval for the Arrangement Resolution shall be 66 2/3% of the votes cast on the Arrangement Resolution by Cedara Shareholders present in person or by proxy at the Cedara Meeting voting as a single class (such that each holder of Cedara Common Shares is entitled to one vote for each Cedara Common Share held and each holder of Cedara Options is entitled to one vote for each Cedara Common Share such holder would have received on a valid exercise of Cedara Options);

  (c)
  that, in all other respects, the terms, restrictions and conditions of the by-laws and articles of Cedara, including quorum requirements and all other matters, shall apply in respect of Cedara Meeting; and

  (d)
  for the grant of the Dissent Rights.

2.4   Articles of Arrangement

        The Articles of Arrangement shall, with such other matters as are necessary to effect the Arrangement, and all as subject to the provisions of the Plan of Arrangement, provide substantially as follows:

  (a)
  each outstanding Cedara Common Share that is not held by a holder who has exercised its Dissent Rights and is ultimately entitled to be paid the fair value of Cedara Common Shares (other than Cedara Common Shares held by Merge or any Subsidiary or affiliate thereof), will be transferred by the holder thereof, at the holder's election, to Merge Newco in exchange for that number of fully paid and non-assessable Merge Common Shares or to Matsub in exchange for that number of fully paid and non-assessable Exchangeable Shares, as the case may be, equal to the Exchange Ratio, and the name of each such holder of Cedara Common Shares will be removed from the register of holders of Cedara Common Shares and added to the register of holders of Merge Common Shares or Exchangeable Shares, as the case may be, and Merge Newco or Matsub, as the case may be, will be recorded as the registered holder of such Cedara Common Shares so exchanged and will be deemed to be the legal and beneficial owner thereof; provided that, notwithstanding the foregoing, holders of Cedara Common Shares, who are not residents of Canada for the purposes of the Income Tax Act (Canada) will not be entitled to elect to receive Exchangeable Shares, and any such election otherwise made by any such holder shall be and be deemed to be an election to transfer their shares to Merge Newco and to receive Merge Common Shares;

  (b)
  each Cedara Common Share in respect of which no election has been made by the holder thereof, or in respect of which an effective election has not been made (other than (x) Cedara Common Shares held by Dissenting Shareholders who are ultimately entitled to be paid the fair value of Cedara Common Shares held by them and (y) Cedara Common Shares held by Merge or any Subsidiary or affiliate thereof which shall not be exchanged under the Arrangement and shall remain outstanding as Cedara Common Shares held by Merge or any Subsidiary or affiliate thereof) (i) in the case of a holder of a Cedara Common Share whose address as shown in the register of Cedara Common Shares is in Canada, will be deemed to be an Exchangeable Elected Share and will be transferred by the holder thereof, without any act or formality on its part, to Matsub in exchange for that number of fully paid and non-assessable Exchangeable Shares equal to the Exchange Ratio, and the name of each such holder of a Cedara Common Share will be removed from the register of holders of Cedara Common Shares and added to the register of holders of Exchangeable Shares and Matsub will be recorded as the registered holder of such Cedara Common Share so exchanged and will be deemed to be legal and beneficial owner of such Cedara Common Share, and (ii) in the case of a holder of a Cedara Common Share whose address as shown in the register of Cedara Common Shares is not in Canada, will be deemed not to be an Exchangeable Elected Share and will be transferred by the holder thereof, without any act or formality on its part, to Merge Newco in exchange for that number of fully paid and non-assessable Merge Shares equal to the Exchange Ratio, and the name of each such holder of a Cedara Common Share will be removed from the register of holders of Cedara Common Shares and added to the register of holders of Merge Shares and Merge Newco will be recorded as the registered holder of such Cedara Common Share so exchanged and will be deemed to be the legal and beneficial owner of such Cedara Common Share;

  (c)
  each Cedara Option shall be exchanged for an option (a "Replacement Option") to purchase that number of Merge Common Shares equal to the number of Cedara Common Shares subject to such Cedara Option multiplied by the Exchange Ratio (rounded down to the nearest whole share), with the exercise price thereof being adjusted by dividing the exercise price of the Cedara Option by the Exchange Ratio (rounded up to the nearest whole cent)

    and then multiplying the result by the noon spot exchange rate on the Effective Date for Canadian dollars to United States dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date as may be deemed by the Board of Directors of Merge to be appropriate for such purpose. Except as set forth in the preceding sentence and in Schedule G attached hereto, the terms and conditions applicable to each Replacement Option shall be identical to the terms and provisions of the Cedara Option for which it was exchanged and the rights of the holder of each such Replacement Option shall be identical to those possessed by the holder of the Cedara Option for which it was exchanged.

2.5   Joint Proxy Statement / Circular

        As promptly as practicable after the execution and delivery of this Agreement, (i) Merge and Cedara shall prepare the Circular and all other required documents prepared in conformity with the requirements of the Securities Act, the 1933 Act, the Exchange Act and other applicable Laws in connection with the Arrangement and the Merge Matters, and (ii) Merge shall file the Circular with the SEC as a preliminary proxy statement on Schedule 14A promulgated under the US Securities Exchange Act of 1934, as amended (the "Exchange Act") to be sent to each holder of Merge Common Shares relating to the Merge Meeting. As promptly as practicable after the SEC shall have definitively indicated that it has no further comments on the Circular, Cedara shall cause the Circular and other documentation required in connection with the Cedara Meeting to be sent to each holder of Cedara Common Shares and Cedara Options and filed as required by the Interim Order and applicable Laws and Merge shall mail the Circular and other documentation required in connection with the Merge Meeting to each holder of Merge Common Shares.

2.6   Securities Compliance

  (a)
  Merge shall use all reasonable efforts to obtain all orders required from the applicable Canadian securities authorities to permit the issuance and first resale of (a) the Exchangeable Shares and Merge Common Shares issued pursuant to the Arrangement, (b) the Merge Common Shares issued upon exchange of the Exchangeable Shares from time to time and (c) the Merge Common Shares issued from time to time upon the exercise of the Replacement Options, in each case without qualification with or approval of or the filing of any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Governmental Entity or regulatory authority under any Canadian federal, provincial or territorial securities or other Laws or pursuant to the rules and regulations of any regulatory authority administering such Laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" of Merge or Cedara for purposes of Canadian federal, provincial or territorial securities Laws).

  (b)
  As promptly as practicable (but no later than 30 days) after the Effective Date, Merge shall prepare and file a registration statement on Form S-3 (or other applicable form) (the "Form S-3"), in order to register under the 1933 Act the Merge Common Shares to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares. Merge shall use reasonable efforts to cause the Form S-3 to become effective and to maintain the effectiveness of such registration for the period that the Exchangeable Shares remain outstanding. Merge does not undertake to file a separate registration statement to register the sale of Merge Common Shares by affiliates of Cedara pursuant to Rule 145 promulgated under the 1933 Act.

  (c)
  As promptly as practicable after the Effective Date, Merge shall file either a registration statement on Form S-8 (or other applicable form) or an amendment to its existing registration statement on Form S-8 (the "Form S-8") in order to register under the 1933 Act those Merge Common Shares to be issued from time to time after the Effective Time upon the exercise of the Replacement Options.

  (d)
  Cedara and Merge shall take all such steps as may be required to cause the transactions contemplated by Article 2 and any other dispositions of Cedara equity securities and/or acquisitions of Merge equity securities (including, in each case derivative securities) in connection with this Agreement or the transactions contemplated hereby by any individual who is a director or officer of Cedara, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

2.7   Preparation of Filings

  (a)
  Merge and Cedara shall cooperate in:

  (i)
  the preparation of any application for the orders and the preparation of any required registration statements and any other documents reasonably deemed by Merge or Cedara to be necessary to discharge their respective obligations under United States and Canadian federal, provincial, territorial or state securities Laws in connection with the Arrangement and the other transactions contemplated hereby;

  (ii)
  the taking of all such action as may be required under any applicable United States and Canadian federal, provincial, territorial or state securities Laws (including "blue sky laws") in connection with the issuance of the Exchangeable Shares and the Merge Common Shares in connection with the Arrangement or the exercise of the Replacement Options; provided, however, that with respect to the United States "blue sky" and Canadian provincial qualifications neither Merge nor Cedara shall be required to register or qualify as a foreign corporation or to take any action that would subject it to service of process in any jurisdiction where such entity is not now so subject, except as to matters and transactions arising solely from the offer and sale of the Exchangeable Shares and the Merge Common Shares; and

  (iii)
  the taking of all such action as may be required under the OBCA, the 1933 Act, the Exchange Act and the laws of the State of Wisconsin in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

  (b)
  Each of Merge and Cedara shall furnish to the other all such information concerning it and its shareholders as may be required (and, in the case of its shareholders, available to it) for the effectuation of the actions described in sections 2.5 and 2.6 and the foregoing provisions of this section 2.7, and each covenants that no information furnished by it (to its knowledge in the case of information concerning its shareholders) in connection with such actions or otherwise in connection with the consummation of the Arrangement and the other transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in any such document or necessary in order to make any information so furnished for use in any such document not misleading in the light of the circumstances in which it is furnished. Unless Merge consents, the financial statements of Cedara for the year ended June 30, 2004 (the "Cedara 2004 Financial Statements") to be included in the Circular or any other document filed pursuant to this Article II shall not contain any changes from the Cedara 2004 Financial Statements which are the subject of the representations and warranties set forth in Section 3.1(g) which, if the changes had been known at the time of certification, would have prohibited the Chief Executive Officer and Chief Financial Officer of Cedara from making the certification under

    Section 302 of SOX relating to the financial statements actually filed at such time and not reflecting such changes, and unless Cedara consents, the financial statements of Merge for the year ended December 31, 2003 (the "Merge 2003 Financial Statements") to be included in the Circular or any other document filed pursuant to this Article II shall not contain any changes from the Merge 2003 Financial Statements which are the subject of the representations and warranties set forth in Section 3.2(g) which, if the changes had been known at the time of certification, would have prohibited the Chief Executive Officer and Chief Financial Officer of Merge from making the certification under Section 302 of SOX relating to the financial statements actually filed at such time and not reflecting such changes.

  (c)
  Merge and Cedara shall each promptly notify the other if at any time before or after the Effective Time it becomes aware that the Circular or an application for an order or a registration statement described in section 2.6 contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made, or that otherwise requires an amendment or supplement to the Circular or such application or registration statement. In any such event, Merge and Cedara shall cooperate in the preparation of a supplement or amendment to the Circular or such other document, as required and as the case may be, and, if required, shall cause the same to be distributed to shareholders of Merge or Cedara and/or filed with the relevant securities regulatory authorities.

  (d)
  Cedara shall ensure that the Circular complies with all applicable Laws and, without limiting the generality of the foregoing, that the Circular does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by the Merge Parties or any third party that is not an affiliate of Cedara). Without limiting the generality of the foregoing, Cedara shall ensure that the Circular provides holders of Cedara Common Shares with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at Cedara Meeting and Merge shall provide all information regarding it necessary to do so.

  (e)
  Merge shall ensure that the Circular, the Form S-3 and the Form S-8 comply with all applicable Laws and, without limiting the generality of the foregoing, that such documents do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading in light of the circumstances in which they are made (other than with respect to any information relating to and provided by Cedara or any third party that is not an affiliate of Merge) and Cedara shall provide all information regarding it necessary to do so.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties of Cedara

        Cedara represents and warrants to and in favour of the Merge Parties as follows, subject to such exceptions as are specifically disclosed in writing in the Cedara Disclosure Letter (each of which exceptions shall indicate the paragraph or subparagraph of this Section 3.1 to which it applies, and which shall only qualify such indicated paragraph or subparagraph), and acknowledges that the Merge

Parties are relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

  (a)
  Organization.

  (i)
  Each of Cedara and the Cedara Material Subsidiaries has been duly incorporated or formed under all applicable Laws, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted. All of the outstanding shares and other ownership interests of the Cedara Material Subsidiaries which are held directly or indirectly by Cedara are validly issued, fully paid and non-assessable and all such shares and other ownership interests are owned directly or indirectly by Cedara, free and clear of all material liens, claims or encumbrances, except as set forth in Section 3.1(a) of the Cedara Disclosure Letter or pursuant to restrictions on transfers contained in constating documents, and except as aforesaid there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any such shares or other ownership interests in any of the Cedara Material Subsidiaries. Cedara has disclosed in Section 3.1(a) of the Cedara Disclosure Letter the names and jurisdictions of incorporation of each of the Cedara Material Subsidiaries.

  (ii)
  Neither Cedara nor any Cedara Material Subsidiary has any minority interest in any other corporation or entity, which minority interest is material in relation to the consolidated financial position of Cedara.

  (b)
  Capitalization. The authorized capital of Cedara consists of an unlimited number of Common Shares. As of January 14, 2005 there were 31,842,973 Cedara Common Shares issued and outstanding, and 5,700,000 Cedara Common Shares were reserved, in the aggregate, for issuance in respect of Cedara Options. As of January 14, 2005, Cedara had outstanding options under the Cedara Stock Option Plan permitting the holders thereof to purchase 3,451,517 Cedara Common Shares in the aggregate. Except as described in the preceding sentences of this section 3.1(b) and in section 3.1(a)(i), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating Cedara or any Cedara Material Subsidiary to issue or sell any shares of Cedara or any of the Cedara Material Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of Cedara, any Cedara Material Subsidiary or any other Person, nor is there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Cedara or any Subsidiary. Except as set forth in Section 3.1(b) of the Cedara Disclosure Letter, there have been no Cedara Common Shares issued or purchased for cancellation since September 30, 2004. All outstanding Cedara Common Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of Cedara or any Subsidiary having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Cedara Common Shares on any matter. Except as set forth in Section 3.1(b) of the Cedara Disclosure Letter, there are no outstanding contractual obligations of Cedara or any of the Cedara Material Subsidiaries to repurchase, redeem or otherwise acquire any of its outstanding securities or with respect to the voting or disposition of any outstanding securities of any of the Cedara Material Subsidiaries.

  (c)
  Authority and No Violation.

  (i)
  Cedara has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by

      Cedara and the consummation by Cedara of the transactions contemplated by this Agreement have been duly authorized by its Board of Directors and no other corporate proceedings on its part are necessary to authorize this Agreement, or the transactions contemplated hereby other than:

      (A)
      with respect to the Circular and other matters relating solely thereto, including the implementation of the Arrangement, the approval of the Board of Directors of Cedara; and

      (B)
      with respect to the completion of the Arrangement, the approval of the holders of Cedara Common Shares and Cedara Options, voting as a single class.

    (ii)
    This Agreement has been duly executed and delivered by Cedara and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity and to the fact that the Currency Act (Canada) precludes a court in Canada from giving judgment in any currency other than Canadian currency.

    (iii)
    The Board of Directors of Cedara has (A) determined that the Arrangement is fair to the holders of Cedara Common Shares and is in the best interests of Cedara, (B) received an opinion from Genuity Capital Markets to the effect that, as of the date of this Agreement, the Exchange Ratio is fair from a financial point of view to the holders of Cedara Common Shares and (C) determined to recommend that the holders of Cedara Common Shares vote in favour of the Arrangement. Cedara is not subject to a shareholder rights plan or "poison pill" or similar plan.

    (iv)
    The approval of this Agreement, the execution and delivery by Cedara of this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement and the transactions contemplated thereby, will not, except as disclosed in Section 3.1(c) of the Cedara Disclosure Letter:

    (A)
    result in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

    (I)
    its or any Cedara Material Subsidiary's certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding relating to ownership of shares or other interests or to corporate governance with any party holding an ownership interest in any Cedara Material Subsidiary;

    (II)
    subject to obtaining the Appropriate Regulatory Approvals relating to Cedara, any Laws, judgment or decree except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws, judgment or decree would not, individually or in the aggregate, have a Material Adverse Effect on Cedara ; or

    (III)
    subject to obtaining the Appropriate Regulatory Approvals relating to Cedara and except as would not, individually or in the aggregate, have a Material Adverse Effect on Cedara, any material contract, agreement, license, franchise or permit to which Cedara or any Cedara Material Subsidiary is party or by which it is bound or subject or is the beneficiary;

    (B)
    give rise to any right of termination or acceleration of indebtedness of Cedara or any Subsidiary, or cause any such indebtedness to come due before its stated maturity or cause any available credit of Cedara or any Subsidiary to cease to be available other than as would not, individually or in the aggregate, have a Material Adverse Effect on Cedara;

      (C)
      except as would not, individually or in the aggregate, have a Material Adverse Effect on Cedara, result in the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any Cedara Material Subsidiary, or restrict, hinder, impair or limit the ability of Cedara or any Cedara Material Subsidiary to carry on the business of Cedara or any Cedara Material Subsidiary as and where it is now being carried on; or

      (D)
      result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Cedara or any Subsidiary or increase any benefits otherwise payable under any Cedara Plan or result in the acceleration of time of payment or vesting of any such benefits, including the time of exercise of stock options.

  No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by Cedara and its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Cedara of the transactions contemplated hereby other than (A) any approvals required by the Interim Order, (B) the Final Order, (C) filings with the Director under the OBCA, (D) the Appropriate Regulatory Approvals relating to Cedara and (E) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on Cedara.

  (d)
  No Defaults. Subject to obtaining the Appropriate Regulatory Approvals relating to Cedara and except as disclosed in Section 3.1(d) of the Cedara Disclosure Letter, neither Cedara nor any of its Subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under, any contract, agreement, license or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect.

  (e)
  Absence of Certain Changes or Events. Except as disclosed in Section 3.1(e) of the Cedara Disclosure Letter or Publicly Disclosed by Cedara, from September 30, 2004 through to the date hereof each of Cedara and the Cedara Material Subsidiaries has conducted its business only in the ordinary and regular course of business consistent with past practice and there has not occurred:

  (i)
  a Material Adverse Change with respect to Cedara;

  (ii)
  any damage, destruction or loss, whether covered by insurance or not, that would reasonably be expected to have a Material Adverse Effect on Cedara;

  (iii)
  any redemption, repurchase or other acquisition of Cedara Common Shares by Cedara or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Cedara Common Shares;

  (iv)
  any material increase in or modification of the compensation payable or to become payable by it to any of its directors or officers, or any grant to any such director or officer of any increase in severance or termination pay;

  (v)
  any increase in or modification of any bonus, pension, insurance or benefit arrangement (including the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its directors or officers;

    (vi)
    any acquisition or sale of its property or assets aggregating 10% or more of Cedara's total consolidated property and assets as at June 30, 2004, other than in the ordinary and regular course of business consistent with past practice;

    (vii)
    any entering into, amendment of, relinquishment, termination or non-renewal by it of any material contract, agreement, license, franchise, lease transaction, commitment or other right or obligation, other than in the ordinary and regular course of business consistent with past practice;

    (viii)
    any resolution to approve a split, combination or reclassification of any of its outstanding shares;

    (ix)
    any change in its accounting methods, principles or practices; or

    (x)
    any agreement or arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made.

  (f)
  Employment Matters.

  (i)
  Except as set forth in Section 3.1(f) of the Cedara Disclosure Letter, neither Cedara nor any Cedara Material Subsidiary is a party to any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to, or any employment agreement with, any director or officer.

  (ii)
  Except as set forth in Section 3.1(f) of the Cedara Disclosure Letter, neither Cedara nor any Cedara Material Subsidiary is a party to any collective bargaining agreement nor subject to any application for certification or, to the knowledge of Cedara, threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement nor are there any current, pending or, to the knowledge of Cedara, threatened strikes or lockouts at Cedara or any Cedara Material Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect on Cedara.

  (iii)
  Neither Cedara nor any Cedara Material Subsidiary is subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or, to the knowledge of Cedara, threatened, or any litigation, actual or, to the knowledge of Cedara, threatened, relating to employment or termination of employment of employees or independent contractors, other than those claims or such litigation as would, individually or in the aggregate, not have a Material Adverse Effect on Cedara.

  (iv)
  Cedara and all Cedara Material Subsidiaries have operated in accordance with all applicable Laws with respect to employment and labour, including, but not limited to, employment and labour standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labour relations and there are no current, pending or, to the knowledge of Cedara, threatened proceedings before any board or tribunal with respect to any of the above areas, other than where the failure to so operate or such proceedings which, individually or in the aggregate, would not have a Material Adverse Effect on Cedara.

  (g)
  Financial Statements. The audited consolidated financial statements for Cedara as at and for each of the 12-month periods ended June 30, 2004, 2003 and 2002, and the unaudited consolidated financial statements for the three-month period ended September 30, 2004 have been prepared in accordance with Canadian generally accepted accounting principles and, to the extent required by applicable Laws, United States generally accepted accounting principles (in each case subject, in the case of such unaudited financial statements, to the absence of notes and to year-end adjustments), the requirements of applicable Governmental Entities and applicable securities Laws. The audited consolidated financial statements for eMed as at and for each of the 12-month periods ended December 31, 2003, 2002 and 2001, and the unaudited consolidated financial statements of eMed for the nine-month period ended September 30, 2004 have been prepared in accordance with United States generally accepted accounting principles (subject, in the case of such unaudited financial statements, to the absence of notes and to year-end adjustments), the requirements of applicable Governmental Entities and applicable securities Laws. All financial statements referenced in this Section 3.1(g) present fairly, in all material respects, the consolidated financial position and results of operations of Cedara and its Subsidiaries or of eMed, as the case may be, as of the respective dates thereof and for the respective periods covered thereby, subject, in the case of such unaudited financial statements, to year-end adjustments.

  (h)
  Books and Records. The books, records and accounts of Cedara and its Subsidiaries, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, and in compliance with the requirements of SOX (as defined in Section 3.1(m)), (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Cedara and its Subsidiaries; and (iii) accurately and fairly reflect the basis for Cedara consolidated financial statements. Cedara has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets. Cedara (i) maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) with respect to the business of Cedara and its Subsidiaries, and (ii) management of Cedara has assessed Cedara's internal control over financial reporting in the manner and to the extent required by applicable Law. As of the end of the most recent fiscal year for which Cedara is required by Item 308 of Regulation S-K to prepare a management's annual report on internal control over financial reporting, if any, there is no significant deficiency or material weaknesses in the design or operation of Cedara's internal control over financial reporting and, to the knowledge of Cedara, the attestation report of Cedara's auditors for such fiscal year will not indicate a significant deficiency or material weakness in the design or operation of Cedara's internal control over financial reporting.

  (i)
  Litigation, Etc. Except as set forth in Section 3.1(i) of the Cedara Disclosure Letter or Publicly Disclosed by Cedara, there is no claim, action, proceeding or investigation (including any native land claims) pending or, to the knowledge of Cedara, threatened against Cedara or any Cedara Material Subsidiary before any court or Governmental Entity that would reasonably be expected to have a Material Adverse Effect on Cedara, or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement. Neither Cedara nor any Cedara Material Subsidiary, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect on Cedara or that would prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement.

  (j)
  Environmental. Except for any matters that, individually or in the aggregate, would not have a Material Adverse Effect on Cedara, all operations of Cedara and the Cedara Material Subsidiaries have been conducted, and are now, in compliance with all Environmental Laws; and Cedara and the Cedara Material Subsidiaries are in possession of, and in compliance with, all permits, authorizations, certificates, registrations, approvals and consents necessary under Environmental Laws to own, lease and operate their properties and conduct their respective businesses as they are now being conducted or as proposed to be conducted.

  (k)
  Tax Matters. Except as set forth in Section 3.1(k) of the Cedara Disclosure Letter:

  (i)
  Cedara and each of its Subsidiaries have filed, or caused to be filed, all material Tax Returns required to be filed by them (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all material amounts of Taxes shown to be due and payable thereon, and Cedara's most recently published financial statements contain an adequate provision in accordance with generally accepted accounting principles for all material amounts of Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns. Cedara and each of its Subsidiaries have made adequate provision in accordance with generally accepted accounting principles in their books and records for any material amounts of Taxes accruing in respect of any accounting period which has ended subsequent to the period covered by such financial statements.

  (ii)
  Neither Cedara nor any Subsidiary has received any written notification that any issues involving a material amount of Taxes have been raised (and are currently pending) by the Canada Revenue Agency, the United States Internal Revenue Service, or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns referred to above and no waivers of statutes of limitations have been given or requested with respect to Cedara or any Cedara Material Subsidiary. All liability of Cedara and the Cedara Material Subsidiaries for income taxes has been assessed (but may not have been audited) for all fiscal years up to and including the fiscal year ended June 30, 2003 (except that with respect to eMed, such liability has been assessed for all fiscal years up to and including the fiscal year ended December 31, 2003). To the best of the knowledge of Cedara, there are no proposed in writing (but unassessed) additional Taxes involving a material amount of Taxes and none has been asserted in writing. No Tax liens with an aggregate amount of greater than US$10,000 have been filed for material amounts of Taxes. Neither Cedara nor any of its Subsidiaries is a party to any Tax sharing or other similar agreement or arrangement of any nature with any other person pursuant to which Cedara or any of its Subsidiaries has or could have any material liabilities in respect of Taxes. Cedara has not made an election under Section 897(i) of the United States Internal Revenue Code (the "Code") to be treated as a domestic corporation for purposes of Sections 897, 1445 and 6039C of the Code.

  (iii)
  Cedara and each of its Subsidiaries have properly withheld and remitted all amounts greater than US$25,000 required to be withheld and/or remitted and have paid such amounts to the appropriate authority on a timely basis and in the form required by the appropriate legislation.

  (iv)
  To the knowledge of Cedara, no assessment, reassessment, audit or investigation by any governmental agency is under way, threatened or proposed with respect to a material amount of Taxes for which Cedara or any of its Subsidiaries could be liable, in whole or in part.

  (v)
  The Shares of Cedara do not constitute foreign property for purposes of the Income Tax Act (Canada).

  (vi)
  The paid-up capital for purposes of the Income Tax Act (Canada) of Cedara is not less than Cdn.$20,000,000.

    (vii)
    For purposes of this section 3.1(k), the term "material amount of Taxes" shall mean US$500,000 or more.

  (l)
  Pension and Employee Benefits.

  (i)
  Section 3.1(l) of the Cedara Disclosure Letter sets forth a list of all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices, whether written or oral, which are maintained, sponsored or contributed to by Cedara and/or a Cedara Material Subsidiary or with respect to which Cedara and/or a Cedara Material Subsidiary participates or has any liability or obligation (collectively referred to as the "Cedara Plans"). Section 3.1(l) of the Cedara Disclosure Letter states: (A) which of Cedara Plans constitute "employee pension benefit plans" (as defined in section 3(2) of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or "employee welfare benefit plans" (as defined in section 3(1) of ERISA); or (B) "registered pension plans" for purposes of the Income Tax Act (Canada).

  (ii)
  No step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Cedara Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable Laws refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material Taxes, fees, penalties or levies under applicable Laws. There are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or threatened in respect of any of Cedara Plans or their assets which individually or in the aggregate would have a Material Adverse Effect on Cedara or a Cedara Material Subsidiary. Further, there exists no state or facts which after notice or lapse of time or both could reasonably be expected to give rise to any such action, suit, claim, trial, demand, investigation, arbitration or other proceeding.

  (iii)
  Cedara has made available to Merge true, correct and complete copies of all of Cedara Plans as amended (or, in the case of any unwritten Cedara Plan, a description thereof) together with all related documentation including, without limitation, funding agreements, actuarial reports, funding and financial information returns and statements and material correspondence with regulatory authorities with respect to each Cedara Plan, and current plan summaries, booklets and personnel manuals. Cedara has made available to Merge a true and complete copy of the most recent annual report on Form 5500 filed with the United States Internal Revenue Service with respect to each Cedara Plan in respect of which such a report was required.

  (iv)
  Other than as disclosed in Section 3.1(l) of the Cedara Disclosure Letter, all of the Cedara Plans are and have been established, registered, qualified, invested and administered, in all material respects, in accordance with all applicable Laws, and in accordance with their terms and the terms of agreements between Cedara and/or a Cedara Material Subsidiary, as the case may be, and their respective employees. To the knowledge of Cedara, no fact or circumstance exists that could adversely affect the existing tax status of a Cedara Plan.

  (v)
  All obligations of Cedara or a Cedara Subsidiary regarding Cedara Plans have been satisfied in all material respects. All contributions or premiums required to be made by Cedara and/or a Cedara Material Subsidiary, as the case may be, under the terms of each Cedara Plan or by applicable Laws have been made in a timely fashion in accordance with applicable Laws and the terms of the Cedara Plans. All liabilities of Cedara and the Cedara Material Subsidiaries (whether accrued, absolute, contingent or otherwise) related to the Cedara Plans have been fully and accurately disclosed in accordance with GAAP in Cedara's financial statements.

    (vi)
    Other than as set forth in Section 3.1(l) of the Cedara Disclosure Letter or Publicly Disclosed by Cedara, each Cedara Plan is fully insured or fully funded and in good standing with such regulatory authorities as may be applicable pursuant to the actuarial assumptions in and, as of the date hereof, no notice of under-funding, non-compliance, failure to be in good standing or otherwise has been received by Cedara or its Subsidiaries from any such regulatory authority.

    (vii)
    There have been no improper withdrawals, applications or transfers of assets from any Cedara Plan or the trusts or other funding media relating thereto that remain outstanding and unremedied, and neither Cedara, nor any Cedara Subsidiary, nor any of their respective agents has been in breach of any fiduciary obligation with respect to the administration of Cedara Plans or the trusts or other funding media relating thereto.

    (viii)
    No insurance policy or any other contract or agreement affecting any Cedara Plan requires or permits a retroactive increase in premiums or payments due thereunder.

    (ix)
    All Cedara Plans intended to be tax-qualified in the United States have been the subject of determination letters from the United States Internal Revenue Service to the effect that such Cedara Plans are qualified and exempt from United States Federal income taxes under sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Cedara, has revocation been threatened, nor has any such Cedara Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs and, to the knowledge of Cedara, nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan.

    (x)
    Except as set forth in Section 3.1(l) of the Cedara Disclosure Letter, no amount that could be received (whether in cash or property or the vesting of property) as a result of the transactions contemplated by this Agreement or the Arrangement by any employee, officer or director of Cedara or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed United States Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Cedara Plan currently in effect will fail to be deductible for United States federal income tax purposes by virtue of Section 280G of the Code.

    (xi)
    Except as set forth in Section 3.1(l) of the Cedara Disclosure Letter, none of Cedara Plans is a "multiemployer plan" within the meaning of section 4001(a)(3) of ERISA or any other applicable Laws, nor has Cedara or any Cedara Subsidiary been obligated to contribute to any such multiemployer plan at any time within the past five years.

    (xii)
    Except as set forth in Section 3.1(l) of the Cedara Disclosure Letter, none of the Cedara Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit by reason of the execution of or the consummation of the transactions contemplated by this Agreement or the Arrangement.

  (m)
  Reports. Cedara has on a timely basis filed all forms, reports, and documents required to be filed by it with the OSC under the Securities Act and the SEC under the Exchange Act since July 1, 2002. Section 3.1(m) of the Cedara Disclosure Letter lists and (except to the extent available in full without redaction on the SEC's web site through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") two days prior to the date of this Agreement) Cedara has delivered to Merge true and complete copies in the form filed with the SEC of (i) Cedara's Annual Reports on Forms 20-F or 40-F, as applicable, for each fiscal year of the Company ending on or after June 30, 2002; (ii) its Reports on Form 6-K filed with the SEC for the periods ended on or after June 30, 2002; (iii) all certifications and statements required by (A) Rule 13a-14 or 15d-14 under the Exchange Act or (B) 18 U.S.C. ! 1350 (Section 906 of the Sarbanes-Oxley Act of 2002 ("SOX")) with respect to any report referred to in clause (i) or (ii) above; (iv) all other forms, reports, registration statements, and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Merge pursuant to this Section 3.1(m)) filed by Cedara with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, and other documents referred to in clauses (i), (ii), (iii) and (iv) above are, collectively, the "Cedara SEC Reports" and, to the extent available in full without redaction on the SEC's web site through EDGAR two days prior to the date of this Agreement, are, collectively, the "Filed Cedara SEC Reports"); and (v) all comment letters received by Cedara from the staff of the SEC since July 1, 2002, and all responses to such comment letters by or on behalf of Cedara. All statements made in the certifications and statements referred to in clause (iii) above are accurate. The Cedara SEC Reports (x) were prepared in accordance with the requirements of the Exchange Act and the rules and regulations thereunder and (y) did not at the time they were filed with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Cedara Subsidiary is or has been required to file any form, report, registration statement, or other document with the OSC, SEC or any state or other provincial securities regulatory authority. The Company maintains disclosure controls and procedures as required by Rule 13a-15 or 15d-15 under the Exchange Act. Section 3.1(m) of the Cedara Disclosure Letter lists, and Cedara has delivered to Merge, true and complete copies of all written descriptions of and all policies, manuals, and other documents promulgating such disclosure controls and procedures. Except as disclosed in Filed Cedara SEC Reports, each director and executive officer of Cedara has filed with the SEC on a timely basis complete and accurate versions of all statements in respect of Cedara required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since July 1, 2002. As used in this Section 3.1(m), the term "filed" shall be broadly construed to include any manner in which a document or information is furnished, supplied, or otherwise made available to the SEC. Cedara has not filed any confidential material change report with the OSC or any other securities authority or regulatory or any stock exchange or other self-regulatory authority which at the date hereof remains confidential.

  (n)
  Compliance with Laws. Except as disclosed in Section 3.1(n) of the Cedara Disclosure Letter or Publicly Disclosed by Cedara, Cedara and the Cedara Subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgments and decrees other than non-compliance or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Cedara. Without limiting the generality of the foregoing, all securities of Cedara (including, all options, rights or other convertible or exchangeable securities) have been issued in compliance, in all material respects, with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will, if issued pursuant to the terms of the documents governing such options, rights and other convertible or exchangeable securities, be issued in compliance with all applicable securities Laws. Cedara is in compliance with all applicable listing requirements and standards of Nasdaq and The Toronto Stock Exchange.

  (o)
  Regulatory Matters. Except as disclosed in Section 3.1(o) of the Cedara Disclosure Letter or Publicly Disclosed by Cedara: (i) all operations of Cedara and the Cedara Material Subsidiaries have been conducted, and are now, in compliance with all Health Laws; and (ii) Cedara and each Cedara Subsidiary has and is in compliance with all necessary licenses and permits, including without limitation from Health Canada and the U.S. Food and Drug Administration necessary under Health Laws to conduct their respective businesses as they are now being conducted, other than non-compliance or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Cedara. Neither Cedara nor any Cedara Material Subsidiary is aware of any Health Laws to which Cedara or such Cedara Material Subsidiary is subject which requires or may require any work, repairs, construction, change in business practices or operations, or expenditures, including capital expenditures for facility upgrades. Neither Cedara nor any Cedara Material Subsidiary is aware of any demand, notice or inspection report with respect to the breach of or liability under any Health Laws applicable to Cedara or any Subsidiary.

  (p)
  Restrictions on Business Activities. Except as set forth in Section 3.1(p) of the Cedara Disclosure Letter or Publicly Disclosed by Cedara, there is no agreement, judgment, injunction, order or decree binding upon Cedara or any Cedara Subsidiary that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of Cedara or any Cedara Material Subsidiary, any acquisition of property by Cedara or any Cedara Material Subsidiary or the conduct of business by Cedara or any Cedara Material Subsidiary as currently conducted other than such agreements, judgments, injunctions, orders or decrees which would not, individually or in the aggregate, have a Material Adverse Effect on Cedara.

  (q)
  Material Suppliers and Customers. Except as disclosed in Section 3.1(q) of the Cedara Disclosure Letter, there is no single supplier or customer of Cedara or its Subsidiaries, the loss of which would have a Material Adverse Effect on Cedara.

  (r)
  Intellectual Property.

  (i)
  Cedara or a Cedara Subsidiary owns or has the right to use pursuant to valid license, sublicense, contract or permission all Intellectual Property necessary or desirable for its operations as presently conducted. Each item of Intellectual Property owned or used by Cedara or a Cedara Subsidiary immediately prior to the Closing will continue to be owned or available for use by Cedara on identical terms and conditions immediately subsequent to the Closing. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not (A) constitute a breach of any instrument or contract governing any Intellectual Property, (B) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property or (C) impair the right of Cedara or Merge or their respective Subsidiaries to use, sell or license any Intellectual Property or portion thereof.

  (ii)
  Neither Cedara nor any Cedara Subsidiary has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any third party. Neither the provision of any service nor the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold by Cedara or any Cedara Subsidiary violates any license or contract between Cedara or such Cedara Subsidiary and any third party or infringes any third party intellectual property rights. Neither Cedara nor any Cedara Subsidiary has received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Cedara or a Cedara Subsidiary must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Cedara or any Cedara Subsidiary. Except as set forth at Section 3.1(r) of the Cedara Disclosure Letter, neither Cedara nor any Cedara Subsidiary has licensed or permitted any third party to exploit any of the Intellectual Property (other than contracts entered into in the ordinary course of business).

    (iii)
    Section 3.1(r) of the Cedara Disclosure Letter identifies each patent or registration of Intellectual Property owned by Cedara or any Cedara Subsidiary or for which an application filed by Cedara or any Cedara Subsidiary is pending, and identifies each license, sublicense, contract or permission pursuant to which Cedara or any Cedara Subsidiary uses any item of Intellectual Property (other than contracts entered into in the ordinary course of business).

  (s)
  Insurance. Cedara has policies of insurance in force as of the date hereof naming Cedara as an insured which, having regard to the nature of such risk and the relative cost of obtaining insurance, Cedara believes are reasonable.

  (t)
  Property. Except as disclosed in Section 3.1(t) of the Cedara Disclosure Letter, Cedara and each Cedara Material Subsidiary have good and sufficient title to the real property interests including, fee simple estate of and in real property, leases, easements, rights of way, permits or licences from land owners or authorities permitting the use of land by Cedara or such Cedara Material Subsidiary, necessary to permit the operation of its businesses as presently owned and conducted except for such failure of title that would individually or in the aggregate not have a Material Adverse Effect on Cedara.

  (u)
  Licences, Etc. Except as disclosed in Section 3.1(u) of the Cedara Disclosure Letter, Cedara and each Cedara Subsidiary owns, possesses, or has obtained and is in compliance with, all licences, permits, certificates, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as now conducted or as proposed to be conducted except for such failure that would individually or in the aggregate not have a Material Adverse Effect on Cedara.

  (v)
  Registration Rights. No holder of securities issued by Cedara has any right to compel Cedara to register or otherwise qualify such securities for public sale in Canada or the United States.

  (w)
  Brokers. No broker, finder or investment banker (other than Genuity Capital Markets) is entitled to any brokerage, finder's or other fee or commission in connection with the Arrangement based on arrangements made by or on behalf of Cedara. The fees and commissions payable to Genuity Capital Markets are set forth in Section 3.1(w) of the Cedara Disclosure Letter.

  (x)
  Disclosure. Neither this Agreement nor the Cedara Disclosure Letter contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

3.2   Representations and Warranties of the Merge Parties

        The Merge Parties jointly and severally represent and warrant to and in favour of Cedara as follows, subject to such exceptions as are specifically disclosed in writing in the Merge Disclosure Letter (each of which exceptions shall indicate the paragraph or subparagraph of this Section 3.2 to which it applies, and which shall only qualify such indicated paragraph or subparagraph), and acknowledge that

Cedara is relying upon such representations and warranties in connection with the matters contemplated by this Agreement:

  (a)
  Organization. Each of the Merge Parties and the Merge Material Subsidiaries has been duly incorporated or formed under all applicable Laws, is validly subsisting and has full corporate or legal power and authority to own its properties and conduct its businesses as currently owned and conducted. All of the outstanding shares of capital stock and other ownership interests of Merge's Subsidiaries which are held directly or indirectly by Merge are validly issued, fully paid and non-assessable and all such shares and other ownership interests are owned directly or indirectly by Merge, free and clear of all material liens, claims or encumbrances, except as set forth in Section 3.2(a) of the Merge Disclosure Letter or pursuant to restrictions on transfer contained in constating documents, and there are no outstanding options, rights, entitlements, understandings or commitments (pre-emptive, contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of the Merge Material Subsidiaries.

  (b)
  Capitalization. The authorized capital stock of Merge consists of

  (i)
  30,000,000 shares of Common Stock, $.01 par value per share, of which 13,187,002 were issued and outstanding as of January 14, 2005;

  (ii)
  4,000,000 shares of Preferred Stock, par value $.01 per share, of which none were issued and outstanding as of January 14, 2005; and

  (iii)
  1,000,000 shares of Series A Preferred Stock, par value $.01 per share, of which none were issued and outstanding as of January 14, 2005.

    As of January 14, 2005 there were 3,865,826 Merge Common Shares reserved, in the aggregate, for issuance in connection with options granted under Merge's employee and director compensation plans. As of January 14, 2005, Merge had outstanding options under its employee and director compensation plans permitting the holders thereof to purchase 1,609,085 Merge Common Shares in the aggregate. Except as described in the preceding sentences of this section 3.2(b), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating Merge or any Merge Material Subsidiary to issue or sell any shares of Merge or any of the Merge Material Subsidiaries or securities or obligations of any kind convertible into or exchangeable for any shares of Merge, any Merge Material Subsidiary or any other Person, nor is there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of Merge or any Subsidiary. Except as set forth in Section 3.2(b) of the Merge Disclosure Letter, there have been no Merge Common Shares issued or purchased for cancellation since September 30, 2004. All outstanding Merge Common Shares have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights (except as set forth in Section 180.0622(b) of the WBCL, as judicially interpreted). There are no outstanding bonds, debentures or other evidences of indebtedness of Merge having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of the Merge Common Shares on any matter. Except as set forth in Section 3.2(b) of the Merge Disclosure Letter, there are no outstanding contractual obligations of Merge to repurchase, redeem or otherwise acquire any of its outstanding securities or with respect to the voting or disposition of any outstanding securities of any of the Merge Material Subsidiaries.

  (c)
  Authority and No Violation.

  (i)
  Each of the Merge Parties has the requisite corporate power and authority to enter into this Agreement, the Support Agreement and the Voting and Exchange Trust Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Support Agreement and the Voting and Exchange Trust Agreement by each of the Merge Parties and the consummation by each of the Merge Parties of the transactions contemplated by this Agreement, the Support Agreement and the Voting and Exchange Trust Agreement have been duly authorized by its respective Board of Directors and no other corporate proceedings on its part are necessary to authorize this Agreement, the Support Agreement and the Voting and Exchange Trust Agreement or the transactions contemplated hereby or thereby other than approval of the Merge Matters by holders of Merge Common Shares.

  (ii)
  This Agreement has been duly executed and delivered by each of the Merge Parties and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity. Each of the Support Agreement and the Voting and Exchange Trust Agreement will be duly executed and delivered by each of the Merge Parties party thereto and, when so executed and delivered, will constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other applicable Laws affecting creditors' rights generally, and to general principles of equity.

  (iii)
  The Board of Directors of Merge has (A) determined that the Arrangement is fair to the holders of the Merge Common Shares and is in the best interests of Merge, (B) received an opinion from William Blair & Company, L.L.C. to the effect that, as of the date of this Agreement, the Exchange Ratio is fair from a financial point of view to the holders of the Merge Common Shares and (C) determined to recommend that the holders of the Merge Common Shares vote in favor of the Merge Matters. Merge is not subject to a shareholder rights plan or "poison pill" or similar plan.

  (iv)
  The approval of this Agreement, the Support Agreement and the Voting and Exchange Trust Agreement, the execution and delivery by each of the Merge Parties of this Agreement, the Support Agreement and the Voting and Exchange Trust Agreement and the performance by it of its obligations hereunder and thereunder and the completion of the Arrangement and the transactions contemplated thereby, will not:

  (A)
  result in a violation or breach of, require any consent to be obtained under or give rise to any termination, purchase or sale rights or payment obligation under any provision of:

  (I)
  its or any Merge Material Subsidiary's certificate of incorporation, articles, by-laws or other charter documents, including any unanimous shareholder agreement or any other agreement or understanding relating to ownership of shares or other interests or to corporate governance with any party holding an ownership interest in any Merge Material Subsidiary;

  (II)
  subject to obtaining the Appropriate Regulatory Approvals relating to the Merge Parties, any Laws, judgment or decree except to the extent that the violation or breach of, or failure to obtain any consent under, any Laws, judgment or decree would not, individually or in the aggregate, have a Material Adverse Effect on Merge; or

        (III)
        subject to obtaining the Appropriate Regulatory Approvals relating to the Merge Parties and except as would not, individually or in the aggregate, have a Material Adverse Effect on Merge, any material contract, agreement, license, franchise or permit to which it is party or by which it is bound or is subject or is the beneficiary;

      (B)
      give rise to any right of termination or acceleration of indebtedness of any Merge Party or any Merge Material Subsidiary, or cause such indebtedness to come due before its stated maturity or cause any available credit of any Merge Party or any Merge Material Subsidiary to cease to be available;

      (C)
      except as would not, individually or in the aggregate, have a Material Adverse Effect on Merge, result in the imposition of any encumbrance, charge or lien upon any of its assets or the assets of any Merge Material Subsidiary or restrict, hinder, impair or limit its ability to carry on its business in any material respect as and where it is now being carried on; or

      (D)
      result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Merge or any Subsidiary or increase any benefits otherwise payable under any Merge Plan or result in the acceleration of time of payment or vesting of any such benefits, including the time of exercise of stock options.

    No consent, approval, order or authorization of, or declaration or filing with, any Governmental Entity is required to be obtained by any of the Merge Parties or the Merge Material Subsidiaries in connection with the execution and delivery of this Agreement, the Support Agreement and the Voting and Exchange Trust Agreement or the consummation by any of the Merge Parties of the transactions contemplated hereby or thereby other than (A) the Appropriate Regulatory Approvals relating to the Merge Parties, (B) any filings required in connection with the creation and issue of the Special Voting Share, (C) any approval required in connection with the amendment of the articles of Matsub to create the Exchangeable Shares and (D) any other consents, approvals, orders, authorizations, declarations or filings of or with a Governmental Entity which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect on Merge.

  (d)
  No Defaults. Subject to obtaining the Appropriate Regulatory Approvals relating to Merge and except as disclosed in Section 3.2(d) of the Merge Disclosure Letter, neither Merge nor any of its Subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under, any contract, agreement, license or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect.

  (e)
  Absence of Certain Changes or Events. Except as disclosed in Section 3.2(e) of the Merge Disclosure Letter or Publicly Disclosed by Merge, from September 30, 2004 through to the date hereof each of Merge and the Merge Material Subsidiaries has conducted its business only in the ordinary and regular course of business consistent with past practice and there has not occurred:

  (i)
  a Material Adverse Change with respect to Merge;

  (ii)
  any damage, destruction or loss, whether covered by insurance or not, that would reasonably be expected to have a Material Adverse Effect on Merge;

  (iii)
  any redemption, repurchase or other acquisition of Merge Common Shares or Merge preferred stock by Merge or any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to Merge Common Shares or Merge preferred stock;

    (iv)
    any material increase in or modification of the compensation payable or to become payable by it to any of its directors or officers, or any grant to any such director or officer of any increase in severance or termination pay;

    (v)
    any increase in or modification of any bonus, pension, insurance or benefit arrangement (including the granting of stock options, restricted stock awards or stock appreciation rights) made to, for or with any of its directors or officers;

    (vi)
    any acquisition or sale of its property or assets aggregating 10% or more of Merge's total consolidated property and assets as at December 31, 2003 other than in the ordinary and regular course of business consistent with past practice;

    (vii)
    any entering into, amendment of, relinquishment, termination or non-renewal by it of any material contract, agreement, license, franchise, lease transaction, commitment or other right or obligation, other than in the ordinary and regular course of business consistent with past practice;

    (viii)
    any resolution to approve a split, combination or reclassification of any of its outstanding shares;

    (ix)
    any change in its accounting methods, principles or practices; or

    (x)
    any agreement or arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made.

  (f)
  Employment Matters.

  (i)
  Except as set forth in Section 3.2(f) of the Merge Disclosure Letter, neither Merge nor any Merge Material Subsidiary is a party to any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to, or any employment agreement with, any director or officer.

  (ii)
  Except as set forth in Section 3.2(f) of the Merge Disclosure Letter, neither Merge nor any Merge Material Subsidiary is a party to any collective bargaining agreement nor subject to any application for certification or, to the knowledge of Merge, threatened or apparent union-organizing campaigns for employees not covered under a collective bargaining agreement nor are there any current, pending or, to the knowledge of Merge, threatened strikes or lockouts at Merge or any Merge Material Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect on Merge.

  (iii)
  Neither Merge nor any Merge Material Subsidiary is subject to any claim for wrongful dismissal, constructive dismissal or any other tort claim, actual or, to the knowledge of Merge, threatened, or any litigation, actual or, to the knowledge of Merge, threatened, relating to employment or termination of employment of employees or independent contractors, other than those claims or such litigation as would, individually or in the aggregate, not have a Material Adverse Effect on Merge.

  (iv)
  Merge and all Merge Subsidiaries have operated in accordance with all applicable Laws with respect to employment and labor, including, but not limited to, employment and labor standards, occupational health and safety, employment equity, pay equity, workers' compensation, human rights and labor relations and there are no current, pending or, to the knowledge of Merge, threatened proceedings before any board or tribunal with respect to any of the above areas, other than where the failure to so operate or such proceedings which, individually or in the aggregate, would not have a Material Adverse Effect on Merge.

  (g)
  Financial Statements. The audited consolidated financial statements for Merge as at and for each of the 12-month periods ended December 31, 2003, 2002 and 2001 and the unaudited consolidated financial statements for nine months ended September 30, 2004 have been prepared in accordance with United States generally accepted accounting principles, the requirements of applicable Governmental Entities and applicable securities Laws; such financial statements present fairly, in all material respects, the consolidated financial position and results of operations of Merge and its Subsidiaries as of the respective dates thereof and for the respective periods covered thereby.

  (h)
  Reports. Merge has on a timely basis filed all forms, reports, and documents required to be filed by it with the SEC under the Exchange Act since January 1, 2001. Section 3.2(h) of the Merge Disclosure Letter lists and (except to the extent available in full without redaction on the SEC's web site through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR") two days prior to the date of this Agreement) Merge has delivered to Cedara true and complete copies in the form filed with the SEC of (i) Merge's Annual Reports on Form 10-K for each fiscal year of Merge ending on or after December 31, 2000; (ii) its Quarterly Reports on Form 10-Q for each of the first three fiscal quarters in each of the fiscal years of Merge referred to in clause (i) above; (iii) all proxy statements relating to Merge's meetings of shareholders (whether annual or special) held, and all information statements relating to shareholder consents since the beginning of the first fiscal year referred to in clause (i) above; (iv) all certifications and statements required by (A) Rule 13a-14 or 15d-14 under the Exchange Act or (B) 18 U.S.C. ! 1350 (Section 906 of SOX) with respect to any report referred to in clause (i) or (ii) above; (v) all other forms, reports, registration statements and other documents (other than preliminary materials if the corresponding definitive materials have been provided to Cedara pursuant to this Section 3.2(h)) filed by Merge with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, and other documents referred to in clauses (i), (ii), (iii), (iv) and (v) above are, collectively, the "Merge SEC Reports" and, to the extent available in full without redaction on the SEC's web site through EDGAR two days prior to the date of this Agreement, are, collectively, the "Filed Merge SEC Reports"); and (vi) all comment letters received by Merge from the staff of the SEC since July 1, 2002, and all responses to such comment letters by or on behalf of Merge. All statements made in the certifications and statements referred to in clause (iv) above are accurate. The Merge SEC Reports (x) were prepared in accordance with the requirements of the 1933 Act and the Exchange Act and the rules and regulations thereunder and (y) did not at the time they were filed with the SEC, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Merge Subsidiary is or has been required to file any form, report, registration statement, or other document with the SEC or any state authority. Merge maintains disclosure controls and procedures as required by Rule 13a-15 or 15d-15 under the Exchange Act. Section 3.2(h) of the Merge Disclosure Letter lists, and Merge has delivered to Cedara, true and complete copies of all written descriptions of and all policies, manuals, and other documents promulgating such disclosure controls and procedures. Except as disclosed in Filed Merge SEC Reports, each director and executive officer of Merge has filed with the SEC on a timely basis complete and accurate versions of all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since January 1, 2001. As used in this Section 3.2(h), the term "filed" shall be broadly construed to include any manner in which a document or information is furnished, supplied, or otherwise made available to the SEC.

  (i)
  Exchangeable Shares. The Exchangeable Shares to be issued in connection with the Arrangement will be duly and validly issued by Matsub on the Effective Date as fully paid and non-assessable shares.

  (j)
  Merge Common Shares. The Merge Common Shares to be issued pursuant to the Arrangement or upon the exchange from time to time of the Exchangeable Shares or upon the exercise from time to time of the Replacement Options will, in all cases, be duly and validly issued by Merge on their respective dates of issue as fully paid and non-assessable shares, subject to Section 180.0622 of the WBCL and judicial interpretations thereof.

  (k)
  Compliance with Laws. Except as disclosed in Section 3.2(k) of the Merge Disclosure Letter or Publicly Disclosed by Merge, Merge and the Merge Subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgments and decrees other than non-compliance or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Merge. Without limiting the generality of the foregoing, all securities of Merge (including all options, rights or other convertible or exchangeable securities) have been issued in compliance in all material respects with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws. Merge is in compliance with the applicable listing standards of Nasdaq.

  (l)
  Litigation, Etc. Except as disclosed in Section 3.2(l) of the Merge Disclosure Letter or Publicly Disclosed by Merge, there is no claim, action, proceeding or investigation (including any native land claims) pending or, to the knowledge of Merge, threatened against Merge or any Merge Material Subsidiary before any court or Governmental Entity that would reasonably be expected to have a Material Adverse Effect on Merge, or prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement. Neither Merge nor any Merge Material Subsidiary, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect on Merge or that would prevent or materially delay consummation of the transactions contemplated by this Agreement or the Arrangement.

  (m)
  Tax Matters. Except as disclosed in Section 3.2(m) of the Merge Disclosure Letter:

  (i)
  Merge and each of its Subsidiaries have timely filed, or caused to be filed, all material Tax Returns required to be filed by them (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all material amounts of Taxes shown to be due and payable thereon, and Merge's most recently published financial statements contain an adequate provision in accordance with generally accepted accounting principles for all material amounts of Taxes payable in respect of each period covered by such financial statements and all prior periods to the extent such Taxes have not been paid, whether or not due and whether or not shown as being due on any Tax Returns. Merge and each of its Subsidiaries have made adequate provision in accordance with generally accepted accounting principles in their respective books and records for any Taxes accruing in respect of any accounting period which has ended subsequent to the period covered by such financial statements.

  (ii)
  Neither Merge nor any Subsidiary has received any written notification that any issues involving a material amount of Taxes have been raised (and are currently pending) by the Canada Revenue Agency, the United States Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority, in connection with any of the Tax Returns referred to above and no waivers of statutes of limitations have been given or requested with respect to Merge or any Merge Material Subsidiary. All liability of Merge and the Merge Material Subsidiaries for income taxes has been assessed (but may not have been audited) for all fiscal years up to and including the fiscal year ended December 31, 2003. To the best of the knowledge of Merge, there are no proposed (but unassessed) additional Taxes involving a material amount of Taxes and none has been asserted in writing. No Tax liens with an aggregate amount of greater than US$10,000 have been filed. Neither Merge nor any of its Subsidiaries is a party to any Tax sharing or other similar agreement or arrangement of any nature with any other person pursuant to which Merge or any of its Subsidiaries has or could have any material liabilities in respect of Taxes.

    (iii)
    Merge and each of its Subsidiaries have properly withheld and remitted all amounts in excess of US$25,000 required to be withheld and/or remitted and have paid such amounts to the appropriate authority on a timely basis and in the form required by the appropriate legislation.

    (iv)
    To the knowledge of Merge, no assessment, reassessment, audit or investigation by any governmental agency is under way, threatened or proposed with respect to a material amount of Taxes for which Merge or any of its Subsidiaries could be liable, in whole or in part.

    (v)
    For purposes of this section 3.2(m), the term "material amount of Taxes" shall mean US$500,000 or more.

  (n)
  Environmental. Except for matters that, individually or in the aggregate, would not have a Material Adverse Effect on Merge, all operations of Merge and the Merge Material Subsidiaries have been conducted, and are now, in compliance with all Environmental Laws; and Merge and the Merge Material Subsidiaries are in possession of, and in compliance with, all permits, authorizations, certificates, registrations, approvals and consents necessary under Environmental Laws to own, lease and operate their properties and conduct their respective businesses as they are now being conducted or as proposed to be conducted.

  (o)
  Intellectual Property. Except as set forth in Section 3.2(o) of the Merge Disclosure Letter:

  (i)
  Merge or a Merge Subsidiary owns or has the right to use pursuant to valid license, sublicense, contract or permission all Intellectual Property necessary or desirable for their operations as presently conducted. Each item of Intellectual Property owned or used by Merge or a Merge Subsidiary immediately prior to the Closing will continue to be owned or available for use on identical terms and conditions immediately subsequent to the Closing. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not (A) constitute a breach of any instrument or Contract governing any Intellectual Property, (B) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property or (C) impair the right to use, sell or license any Intellectual Property or portion thereof.

  (ii)
  Neither Merge nor any Merge Subsidiary has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any third party. Neither the provision of any service nor the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold by Merge or any Merge Subsidiary violates any license or Contract between Merge or a Merge Subsidiary and any third party or infringes any third party intellectual property rights. Neither Merge nor any Merge Subsidiary has received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that Merge or a Merge Subsidiary must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Merge or any Merge Subsidiary. Except as set forth at Section 3.2(o) of the Merge Disclosure Letter, neither Merge nor any Merge Subsidiary has licensed or permitted any third party to exploit any of the Intellectual Property (other than contracts entered into in the ordinary course of business).

    (iii)
    Section 3.2(o) of the Merge Disclosure Letter identifies each patent or registration of Intellectual Property owned by Merge or any Merge Subsidiary or for which an application filed by Merge or any Merge Subsidiary is pending, and identifies each license, sublicense, contract or permission pursuant to which Merge or any Merge Subsidiary uses any item of Intellectual Property (other than contracts entered into in the ordinary course of business).

  (p)
  Books and Records. The books, records and accounts of Merge and its Subsidiaries, in all material respects, (i) have been maintained in accordance with good business practices on a basis consistent with prior years, and in compliance with the requirements of SOX, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Merge and its Subsidiaries; and (iii) accurately and fairly reflect the basis for Merge consolidated financial statements. Merge has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets. Merge (i) maintains a system of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) with respect to the business of Merge and its Subsidiaries, and (ii) management of Merge has assessed Merge's internal control over financial reporting in the manner and to the extent required by applicable Law. As of December 31, 2004, there is no significant deficiency or material weaknesses in the design or operation of Merge's internal control over financial reporting and, to the knowledge of Merge, the attestation report of Merge's auditors for the fiscal year ended December 31, 2004 will not indicate a significant deficiency or material weakness in the design or operation of Merge's internal control over financial reporting.

  (q)
  Pension and Employee Benefits.

  (i)
  Section 3.2(q) of the Merge Disclosure Letter sets forth a list of all employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices, whether written or oral, which are maintained, sponsored or contributed to by Merge and/or a Merge Material Subsidiary or with respect to which Merge and/or a Merge Material Subsidiary participates or has any liability or obligation (collectively referred to as the "Merge Plans"). Section 3.2(q) of the Merge Disclosure Letter states: (A) which of Merge Plans constitute "employee pension benefit plans" (as defined in section 3(2) of ERISA or "employee welfare benefit plans" (as defined in section 3(1) of ERISA); or (B) "registered pension plans" for purposes of the Income Tax Act (Canada).

  (ii)
  No step has been taken, no event has occurred and no condition or circumstance exists that has resulted in or could reasonably be expected to result in any Merge Plan being ordered or required to be terminated or wound up in whole or in part or having its registration under applicable Laws refused or revoked, or being placed under the administration of any trustee or receiver or regulatory authority or being required to pay any material Taxes, fees, penalties or levies under applicable Laws. There are no actions, suits, claims (other than routine claims for payment of benefits in the ordinary course), trials, demands, investigations, arbitrations or other proceedings which are pending or threatened in respect of any of the Merge Plans or their assets which individually or in the aggregate would have a Material Adverse Effect on Merge or a Merge Material Subsidiary. Further, there exists no state or facts which after notice or lapse of time or both could reasonably be expected to give rise to any such action, suit, claim, trial, demand, investigation, arbitration or other proceeding.

    (iii)
    Merge has made available to Cedara true, correct and complete copies of all of the Merge Plans as amended (or, in the case of any unwritten Merge Plan, a description thereof) together with all related documentation including, without limitation, funding agreements, actuarial reports, funding and financial information returns and statements and material correspondence with regulatory authorities with respect to each Merge Plan, and current plan summaries, booklets and personnel manuals. Merge has made available to Cedara a true and complete copy of the most recent annual report on Form 5500 filed with the United States Internal Revenue Service with respect to each Merge Plan in respect of which such a report was required.

    (iv)
    Other than as disclosed in Section 3.2(q) of the Merge Disclosure Letter, all of the Merge Plans are and have been established, registered, qualified, invested and administered, in all material respects, in accordance with all applicable Laws, and in accordance with their terms and the terms of agreements between Merge and/or a Merge Material Subsidiary, as the case may be, and their respective employees. To the knowledge of Merge, no fact or circumstance exists that could adversely affect the existing tax status of a Merge Plan.

    (v)
    All obligations of Merge or a Merge Subsidiary regarding Merge Plans have been satisfied in all material respects. All contributions or premiums required to be made by Merge and/or a Merge Material Subsidiary, as the case may be, under the terms of each Merge Plan or by applicable Laws have been made in a timely fashion in accordance with applicable Laws and the terms of the Merge Plans.

    (vi)
    Other than as set forth in Section 3.2(q) of the Merge Disclosure Letter or Publicly Disclosed by Merge, each Merge Plan is fully insured or fully funded and in good standing with such regulatory authorities as may be applicable pursuant to the actuarial assumptions in and, as of the date hereof, no notice of under-funding, non-compliance, failure to be in good standing or otherwise has been received by Merge or its Subsidiaries from any such regulatory authority. All liabilities of Merge and the Merge Material Subsidiaries (whether accrued, absolute, contingent or otherwise) related to the Merge Plans have been fully and accurately disclosed in accordance with GAAP in Merge's financial statements.

    (vii)
    There have been no improper withdrawals, applications or transfers of assets from any Merge Plan or the trusts or other funding media relating thereto that remain outstanding and unremedied, and neither Merge, nor any Merge Subsidiary, nor any of their respective agents has been in breach of any fiduciary obligation with respect to the administration of Merge Plans or the trusts or other funding media relating thereto.

    (viii)
    No insurance policy or any other contract or agreement affecting any Merge Plan requires or permits a retroactive increase in premiums or payments due thereunder.

    (ix)
    All Merge Plans intended to be tax-qualified in the United States have been the subject of determination letters from the United States Internal Revenue Service to the effect that such Merge Plans are qualified and exempt from United States Federal income taxes under sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Merge, has revocation been threatened, nor has any such Merge Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs and, to the knowledge of Merge, nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such plan.

    (x)
    Except as set forth in Section 3.2(q) of the Merge Disclosure Letter, no amount that could be received (whether in cash or property or the vesting of property) as a result of the transactions contemplated by this Agreement or the Arrangement by any employee, officer or director of Merge or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed United States Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Merge Plan currently in effect will fail to be deductible for United States federal income tax purposes by virtue of Section 280G of the Code.

    (xi)
    Except as set forth in Section 3.2(q) of the Merge Disclosure Letter, none of Merge Plans is a "multiemployer plan" within the meaning of section 4001(a)(3) of ERISA or any other applicable Laws, nor has Merge or any Merge Subsidiary been obligated to contribute to any such multiemployer plan at any time within the past five years.

    (xii)
    Except as set forth in Section 3.2(q) of the Merge Disclosure Letter, none of the Merge Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit by reason of the execution of or the consummation of the transactions contemplated by this Agreement or the Arrangement.

  (r)
  Regulatory Matters. Except as disclosed in Section 3.2(r) of the Merge Disclosure Letter or Publicly Disclosed by Merge: (i) all operations of Merge and the Merge Material Subsidiaries have been conducted, and are now, in compliance with all Health Laws; and (ii) Merge and each Merge Subsidiary has and is in compliance with all necessary licenses and permits, including without limitation from Health Canada and the U.S. Food and Drug Administration necessary under Health Laws to conduct their respective businesses as they are now being conducted, other than non-compliance or violations which would not, individually or in the aggregate, have a Material Adverse Effect on Merge. Neither Merge nor any Merge Material Subsidiary is aware of any Health Laws to which Merge or such Merge Material Subsidiary is subject which requires or may require any work, repairs, construction, change in business practices or operations, or expenditures, including capital expenditures for facility upgrades. Neither Merge nor any Merge Material Subsidiary is aware of any demand, notice or inspection report with respect to the breach of or liability under any Health Laws applicable to Merge or any Subsidiary.

  (s)
  Restrictions on Business Activities. Except as set forth in Section 3.2(s) of the Merge Disclosure Letter or Publicly Disclosed by Merge, there is no agreement, judgment, injunction, order or decree binding upon Merge or any Merge Subsidiary that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of Merge or any Merge Material Subsidiary, any acquisition of property by Merge or any Merge Material Subsidiary or the conduct of business by Merge or any Merge Material Subsidiary as currently conducted other than such agreements, judgments, injunctions, orders or decrees which would not, individually or in the aggregate, have a Material Adverse Effect on Merge.

  (t)
  Material Suppliers and Customers. Except as disclosed in Section 3.2(t) of the Merge Disclosure Letter, there is no single supplier or customer of Merge or its Subsidiaries, the loss of which would have a Material Adverse Effect on Merge.

  (u)
  Insurance. Merge has policies of insurance in force as of the date hereof naming Merge as an insured which, having regard to the nature of such risk and the relative cost of obtaining insurance, Merge believes are reasonable.

  (v)
  Property. Except as disclosed in Section 3.2(v) of the Merge Disclosure Letter, Merge and each Merge Material Subsidiary have good and sufficient title to the real property interests including, fee simple estate of and in real property, leases, easements, rights of way, permits or licences from land owners or authorities permitting the use of land by Merge or such Merge Material Subsidiary, necessary to permit the operation of its businesses as presently owned and conducted except for such failure of title that would individually or in the aggregate not have a Material Adverse Effect on Merge.

  (w)
  Licences, Etc. Except as disclosed in Section 3.2(w) of the Merge Disclosure Letter, Merge and each Merge Subsidiary owns, possesses, or has obtained and is in compliance with, all licences, permits, certificates, orders, grants and other authorizations of or from any Governmental Entity necessary to conduct its businesses as now conducted or as proposed to be conducted except for such failure that would individually or in the aggregate not have a Material Adverse Effect on Merge.

  (x)
  Registration Rights. Except as disclosed in Section 3.2(x) of the Merge Disclosure Letter, no holder of securities issued by Merge has any right to compel Merge to register or otherwise qualify such securities for public sale in Canada or the United States.

  (y)
  Brokers. No broker, finder or investment banker (other than William Blair & Company, L.L.C.) is entitled to any brokerage, finder's or other fee or commission in connection with the Arrangement based on arrangements made by or on behalf of Merge. The fees and commissions payable to William Blair & Company, L.L.C. are set forth in Section 3.2(y) of the Merge Disclosure Letter.

  (z)
  Disclosure. Neither this Agreement nor the Merge Disclosure Letter contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

3.3   Survival

        For greater certainty, the representations and warranties of Cedara and each Merge Party contained herein shall survive the execution and delivery of this Agreement and shall terminate on the earlier of the termination of this Agreement in accordance with its terms and the Effective Time. Any investigation by a party hereto and its advisors shall not mitigate, diminish or affect the representations and warranties of another party to this Agreement.

ARTICLE 4
COVENANTS

4.1   Retention of Goodwill

        During the Pre-Effective Date Period, each of Cedara and Merge will, subject to the fact that a transaction involving its business is contemplated hereby, continue to carry on its business and those of its Subsidiaries in a manner consistent with prior practice, working to preserve the attendant goodwill of such entities and to contribute to retention of that goodwill to and after the Effective Date, but subject to the following provisions of this Article 4. The following provisions of this Article 4 are intended to be in furtherance of this general commitment.

4.2   Material Commitments

        Subject to applicable Law and the other provisions of this Agreement, during the Pre-Effective Date Period, Cedara and its Subsidiaries will consult on an ongoing basis with senior officers of Merge, and Merge and its Subsidiaries will consult on an ongoing basis with senior officers of Cedara, in order that the representatives of each will become more familiar with the philosophy and techniques of the other and its Subsidiaries, as well as with their business and financial affairs and in order to provide experience as a basis for ongoing relationships following the Effective Date.

4.3   Covenants of Cedara

  (a)
  Cedara covenants and agrees that, until the Effective Date or the earlier termination of this Agreement in accordance with Article 6, except (i) with the consent of Merge on behalf of the Merge Parties to any deviation therefrom, which shall not be unreasonably withheld; (ii) with respect to any matters which were disclosed in the Cedara Disclosure Letter; or (iii) with respect to any matter contemplated by this Agreement or the Plan of Arrangement, including the transactions involving the businesses of Cedara and Merge contemplated hereby, Cedara will, and will cause its Subsidiaries to:

  (i)
  carry on its business in, and only in, the ordinary and regular course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization and keep available the services of such of its present officers and employees and others having business dealings with it as is required to maintain its goodwill and business;

  (ii)
  not commence to undertake a substantial expansion of its business facilities or an expansion that is out of the ordinary and regular course of business consistent with prior practice in light of current market and economic conditions;

  (iii)
  not split, combine or reclassify any of the outstanding shares of Cedara nor declare, set aside or pay any dividends on or make any other distributions on or in respect of the outstanding shares of Cedara;

  (iv)
  not amend the articles or by-laws of Cedara or materially amend the articles or by-laws of any Subsidiary;

  (v)
  not sell, pledge, encumber, allot, reserve, set aside or issue, authorize or propose the sale, pledge, encumbrance, allotment, reservation, setting aside or issuance of, or purchase or redeem or propose the purchase or redemption of, any shares in its capital stock or of any Subsidiary thereof or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, except for (a) transactions between two or more wholly-owned Cedara Subsidiaries or between a wholly-owned Subsidiary of Cedara and Cedara, (b) the issuance of Cedara Common Shares pursuant to fully vested Cedara Options granted prior to the date hereof, and (c) the issuance of additional options in the ordinary course of business consistent with past practice under Cedara Stock Option Plan;

  (vi)
  not, whether through its Board of Directors or otherwise, accelerate the vesting of any unvested Cedara Options or otherwise amend, vary or modify the Cedara Stock Option Plan;

    (vii)
    not reorganize, amalgamate or merge Cedara or any of its Subsidiaries with any other Person, nor acquire or agree to acquire by amalgamating, merging or consolidating with, purchasing a majority of the voting securities or substantially all of the assets of or otherwise, any business of any corporation, partnership, association or other business organization or division thereof, which acquisition would be material to its business or financial condition on a consolidated basis (other than relating to transactions between two or more wholly-owned Cedara Subsidiaries or between a wholly owned Subsidiary of Cedara and Cedara) or which acquisition would reasonably be expected to materially delay the consummation of the transactions contemplated hereby;

    (viii)
    except with respect to the sale of assets of Cedara or any Subsidiary in the ordinary and regular course of business consistent with past practice, not sell, pledge, encumber, lease or otherwise dispose of any material assets (other than relating to transactions between two or more wholly-owned Cedara Subsidiaries or between a wholly-owned Subsidiary of Cedara and Cedara);

    (ix)
    not guarantee the payment of material indebtedness or incur material indebtedness for money borrowed or issue or sell any debt securities except in the ordinary and regular course of business consistent with past practice;

    (x)
    carry out the terms of the Interim Order and the Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on Cedara or its Subsidiaries with respect to the transactions contemplated hereby and by the Arrangement;

    (xi)
    not, and cause each of its Subsidiaries not:

    (A)
    other than in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, enter into or materially modify any employment, severance, collective bargaining or similar agreements, policies or arrangements with, or grant any material bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay to, or make any loan to, any officers or directors of it; or

    (B)
    other than in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, in the case of employees who are not officers or directors, take any action with respect to the entering into or modifying of any material employment, severance, collective bargaining or similar agreements, policies or arrangements or with respect to the grant of any material bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay or any other form of compensation or profit sharing or with respect to any increase of benefits payable;

    (xii)
    not, except in the usual, ordinary and regular course of business and consistent with past practice: (A) satisfy or settle any claims or liabilities prior to the same being due, except such as have been reserved against in the financial statements of Cedara and its Subsidiaries or disclosed in the Cedara Disclosure Letter, which are, individually or in the aggregate, material; (B) grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material; or (C) enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments;

    (xiii)
    use its reasonable commercial efforts (or cause each of its Subsidiaries to use reasonable commercial efforts) to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

    (xiv)
    not, and will cause its Subsidiaries not to, settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Arrangement prior to the Effective Date;

    (xv)
    except in the usual, ordinary and regular course of business and consistent with past practice or as required by applicable Laws, not, and will cause its Subsidiaries not to, enter into or modify in any material respect any contract, license, agreement, commitment or arrangement which new contract or series of related new contracts or modification to an existing contract or series of related existing contracts would have a Material Adverse Effect on Cedara;

    (xvi)
    incur or commit to capital expenditures prior to the Effective Date only in the ordinary course consistent with past practice and not, in any event, exceeding US$1.5 million, individually or in the aggregate;

    (xvii)
    not make any changes to existing accounting or business practices relating to Cedara or any Subsidiary except as required by applicable Law or required by generally accepted accounting principles or make any material tax election inconsistent with past practice; and

    (xviii)
    promptly advise Merge orally and, if then requested, in writing:

    (A)
    of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Cedara contained in this Agreement (except any such representation or warranty which speaks as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

    (B)
    of any Material Adverse Change in respect of Cedara; and

    (C)
    of any material breach by Cedara of any covenant or agreement contained in this Agreement; and

  (b)
  Cedara shall and shall cause its Subsidiaries to perform all obligations required or desirable to be performed by Cedara or any of its Subsidiaries under this Agreement, co-operate with Merge in connection therewith, and do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated in this Agreement and, without limiting the generality of the foregoing, Cedara shall and where appropriate shall cause its Subsidiaries to:

  (i)
  use all reasonable efforts to obtain the approvals of holders of Cedara Common Shares to the Arrangement, subject, however, to the exercise by the Board of Directors of Cedara of its fiduciary duties as provided herein;

    (ii)
    apply for and use all reasonable efforts to obtain all Appropriate Regulatory Approvals relating to Cedara or any of its Subsidiaries and, in doing so, to keep Merge reasonably informed as to the status of the proceedings related to obtaining the Appropriate Regulatory Approvals, including, but not limited to, providing Merge with copies of all related applications and notifications, in draft form, in order for Merge to provide its reasonable comments;

    (iii)
    apply for and use all reasonable efforts to obtain the Interim Order and the Final Order;

    (iv)
    defend all lawsuits or other legal, regulatory or other proceedings challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

    (v)
    use its reasonable efforts to have lifted or rescinded any injunction or restraining order or other order which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

    (vi)
    effect all necessary registrations, filings and submissions of information required by Governmental Entities from Cedara or any of its Subsidiaries;

    (vii)
    use its reasonable efforts to obtain all necessary waivers, consents and approvals required to be obtained by Cedara or a Subsidiary from other parties to loan agreements, leases or other contracts; and

    (viii)
    use its reasonable efforts to ensure that Cedara's affiliates (as such term is defined for the purposes of Rule 145 under the 1933 Act) execute and deliver to Merge, on or prior to the date that is 30 days prior to the Effective Date, an Affiliate's Letter.

  (c)
  Holders of Cedara Common Shares may exercise their Dissent Rights in connection with the Arrangement pursuant to and in the manner set forth in Section 3.1 of the Plan of Arrangement. Cedara shall give Merge (i) prompt notice of any written demands of Dissent Rights, withdrawals of such demands, and any other instruments received by it from Cedara Shareholders and shall promptly provide Merge with a copy of any exercise or purported exercise of Dissent Rights by any Cedara Shareholders and written communications with any Cedara Shareholders exercising or purporting to exercise their Dissent Rights; and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights. Without the prior written consent of Merge, except as required by applicable law, Cedara shall not make any payment with respect to any such rights or offer to settle or settle any such rights.

4.4   Covenants of the Merge Parties

        Each of the Merge Parties hereby jointly and severally covenants and agrees (and, if applicable, cause its Subsidiaries):

  (a)
  to perform all obligations required or desirable to be performed by it under this Agreement, co-operate with Cedara in connection therewith, and to do all such other acts and things as may be necessary or desirable in order to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, to:

  (i)
  use all reasonable efforts to obtain the approval of the Merge Matters at the Merge Meeting by holders of Merge Common Shares;

  (ii)
  apply for and use all reasonable efforts to obtain all Appropriate Regulatory Approvals relating to the Merge Parties, and, in doing so, to keep Cedara reasonably informed as to the status of the proceedings related to obtaining the Appropriate Regulatory Approvals, including, but not limited to, providing Cedara with copies of all related applications and notifications, in draft form, in order for Cedara to provide its reasonable comments;

    (iii)
    defend all lawsuits or other legal, regulatory or other proceedings to which it is a party challenging or affecting this Agreement or the consummation of the transactions contemplated hereby;

    (iv)
    use all reasonable efforts to have lifted or rescinded any injunction or restraining order or other order relating to the Merge Parties which may adversely affect the ability of the parties to consummate the transactions contemplated hereby;

    (v)
    effect all necessary registrations, filings and submissions of information required by Governmental Entities from the Merge Parties or their Subsidiaries;

    (vi)
    cause the articles of Matsub be amended to, among other things, create the Exchangeable Shares;

    (vii)
    cause Merge to reserve a sufficient number of Merge Common Shares for issuance upon the completion of the Arrangement and the exchange from time to time of Exchangeable Shares and the exercise from time to time of Replacement Options; and

    (viii)
    following the date on which each such registration statement is declared effective by the SEC, keep the Form S-3 and Form S-8 in effect and comply with such Laws so as to permit the continuance of offers, sales and dealings in the Merge Common Shares for which the Exchangeable Shares are exchangeable, and the Merge Common Shares for which the Replacement Options are exercisable, as the case may be, for so long as the Exchangeable Shares or Replacement Options, as the case may be, remain outstanding;

  (b)
  to use all reasonable efforts to (i) cause the Exchangeable Shares to be listed and posted for trading on The Toronto Stock Exchange by the Effective Date; (ii) to ensure that Matsub remains a "public corporation" within the meaning of the Income Tax Act (Canada) for so long as there are Exchangeable Shares outstanding (other than those Exchangeable Shares held by Merge or any of its affiliates); and (iii) cause the Cedara Common Shares to be de-listed from The Toronto Stock Exchange and Nasdaq, and de-registered under the Exchange Act and Cedara cease to be a reporting issuer under securities legislation in Canada as soon as practicable after the Effective Time.

  (c)
  carry out the terms of the Interim Order and Final Order applicable to it and use its reasonable efforts to comply promptly with all requirements which applicable Laws may impose on Merge or its Subsidiaries with respect to the transactions contemplated hereby and by the Arrangement;

  (d)
  in connection with the consummation of the transactions contemplated hereby and by the Arrangement, use its reasonable efforts to obtain all necessary waivers, consents and approvals required to be obtained by Merge or a Subsidiary of Merge from other parties to loan agreements, leases or other contracts;

  (e)
  use its reasonable efforts to ensure that Merge's affiliates (for the purposes of Rule 145 under the 1933 Act) execute and deliver to Cedara, on or prior to the date that is 30 days prior to the Effective Date, an Affiliate's Letter;

  (f)
  until the Effective Date or the earlier termination of this Agreement in accordance with Article 6, except (i) with the consent of Cedara to any deviation therefrom, which shall not be unreasonably withheld; (ii) for the actions contemplated under the Merger Agreement dated as of November 24, 2004 among Merge, ADI Acquisition Corp., AccuImage Diagnostics Corp., and Aviel Faliks (including the consummation of the merger described therein); (iii)

    with respect to any matters which were disclosed in the Merge Disclosure Letter; or (iv) with respect to any matter contemplated by this Agreement or the Plan of Arrangement, including the transactions involving the businesses of Cedara and Merge contemplated hereby, Merge will:

    (i)
    not split, combine or reclassify any of the outstanding shares of Merge nor declare, set aside or pay any dividends on or make any other distributions on or in respect of the outstanding shares of Merge;

    (ii)
    not make any changes to existing accounting or business practices related to Merge or any Subsidiary except as required by generally accepted accounting practice or by applicable Law or make any material tax election inconsistent with past practice;

    (iii)
    not reorganize, amalgamate or merge Merge with any other Person, nor acquire by amalgamating, merging or consolidating with, purchasing a majority of the voting securities or substantially all of the assets of or otherwise, any business or Person which acquisition would reasonably be expected to materially delay the transactions contemplated hereby;

    (iv)
    carry on its business in, and only in, the ordinary and regular course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization and keep available the services of such of its present officers and employees and others having business dealings with it as is required to maintain its goodwill and business;

    (v)
    not commence to undertake a substantial expansion of its business facilities or an expansion that is out of the ordinary and regular course of business consistent with prior practice in light of current market and economic conditions;

    (vi)
    not amend the articles or by-laws of Merge or materially amend the articles or by-laws of any Subsidiary;

    (vii)
    not sell, pledge, encumber, allot, reserve, set aside or issue, authorize or propose the sale, pledge, encumbrance, allotment, reservation, setting aside or issuance of, or purchase or redeem or propose the purchase or redemption of, any shares in its capital stock or of any Subsidiary thereof or any class of securities convertible or exchangeable into, or rights, warrants or options to acquire, any such shares or other convertible or exchangeable securities, except for (a) transactions between two or more wholly-owned Merge Subsidiaries or between a wholly-owned Subsidiary of Merge and Merge, (b) the issuance of Merge Common Shares pursuant to fully vested options granted prior to the date hereof, and (c) the issuance of additional options in the ordinary course of business consistent with past practice under Merge's employee and director compensation plans;

    (viii)
    except with respect to the sale of assets of Merge or any Subsidiary in the ordinary and regular course of business consistent with past practice, not sell, pledge, encumber, lease or otherwise dispose of any material assets (other than relating to transactions between two or more wholly-owned Merge Subsidiaries or between a wholly-owned Subsidiary of Merge and Merge);

    (ix)
    not guarantee the payment of material indebtedness or incur material indebtedness for money borrowed or issue or sell any debt securities except in the ordinary and regular course of business consistent with past practice;

    (x)
    not, and cause each of its Subsidiaries not:

    (A)
    other than in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, enter into or materially modify any employment, severance, collective bargaining or similar agreements, policies or arrangements with, or grant any material bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay to, or make any loan to, any officers or directors of it; or

    (B)
    other than in the usual, ordinary and regular course of business and consistent with past practice or pursuant to existing employment, pension, supplemental pension, termination, compensation arrangements or policies, in the case of employees who are not officers or directors, take any action with respect to the entering into or modifying of any material employment, severance, collective bargaining or similar agreements, policies or arrangements or with respect to the grant of any material bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, severance or termination pay or any other form of compensation or profit sharing or with respect to any increase of benefits payable;

    (xi)
    not, except in the usual, ordinary and regular course of business and consistent with past practice: (A) satisfy or settle any claims or liabilities prior to the same being due, except such as have been reserved against in the financial statements of Merge and its Subsidiaries or disclosed in the Merge Disclosure Letter, which are, individually or in the aggregate, material; (B) grant any waiver, exercise any option or relinquish any contractual rights which are, individually or in the aggregate, material; or (C) enter into any interest rate, currency or commodity swaps, hedges or other similar financial instruments;

    (xii)
    use its reasonable commercial efforts (or cause each of its Subsidiaries to use reasonable commercial efforts) to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

    (xiii)
    not, and will cause its Subsidiaries not to, settle or compromise any claim brought by any present, former or purported holder of any of its securities in connection with the transactions contemplated by this Agreement or the Arrangement prior to the Effective Date;

    (xiv)
    except in the usual, ordinary and regular course of business and consistent with past practice or as required by applicable Laws, not, and will cause its Subsidiaries not to, enter into or modify in any material respect any contract, license, agreement, commitment or arrangement which new contract or series of related new contracts or modification to an existing contract or series of related existing contracts would have a Material Adverse Effect on Merge;

    (xv)
    incur or commit to capital expenditures prior to the Effective Date only in the ordinary course consistent with past practice and not, in any event, exceeding US$1.5 million, individually or in the aggregate; and

    (xvi)
    promptly advise Cedara orally and, if then requested, in writing:

    (A)
    of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Merge contained in this Agreement (except any such representation or warranty which speaks as of a date prior to the occurrence of such event), if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect;

    (B)
    of any Material Adverse Change in respect of Merge; and

    (C)
    of any material breach by Merge of any covenant or agreement contained in this Agreement; and

  (g)
  Merge Parties shall not take any action which may jeopardize the exchange of Cedara Common Shares by holders of Cedara Common Shares resident in Canada for the purposes of the Income Tax Act (Canada) from being treated on a tax-free basis for holders who are otherwise eligible for such treatment.

4.5   Covenants Regarding Non-Solicitation

  (a)
  Cedara Covenants.

  (i)
  Subject to section 4.6(a), Cedara shall not, directly or indirectly, through any officer, director, employee, representative or agent of Cedara or any of its Subsidiaries, (i) solicit, initiate or encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding a Cedara Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Cedara Acquisition Proposal, (iii) withdraw or modify in a manner adverse to Merge the approval of the Board of Directors of Cedara of the transactions contemplated hereby, (iv) approve or recommend any Cedara Acquisition Proposal or (v) enter into any agreement, arrangement or understanding related to any Cedara Acquisition Proposal. Notwithstanding the preceding part of this section 4.5(a)(i) and any other provision of this Agreement, nothing shall prevent the Board of Directors of Cedara prior to the issuance of the Final Order from considering, participating in any discussions or negotiations, or entering into a confidentiality agreement and providing information pursuant to section 4.5(a)(iii), regarding an unsolicited bona fide written Cedara Acquisition Proposal that did not otherwise result from a breach of this section 4.5(a) and that the Board of Directors of Cedara determines in good faith, after consultation with financial advisors and outside counsel, is reasonably likely to result in a Cedara Superior Proposal; provided, however, that prior to taking such action, the Board of Directors of Cedara must receive advice of outside counsel that the taking of such action by the Board of Directors is consistent with the proper discharge of its fiduciary duties. Cedara shall not consider, negotiate, accept, approve or recommend a Cedara Acquisition Proposal after the date of the issuance of the Final Order. Cedara shall, and shall cause the officers, directors, employees, representatives and agents of Cedara and its Subsidiaries to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, a Cedara Acquisition Proposal.

  (ii)
  Cedara shall promptly notify Merge, at first orally and then in writing, of any Cedara Acquisition Proposal and any inquiry that could lead to a Cedara Acquisition Proposal, or any amendments to the foregoing, or any request for non-public information relating to Cedara or any Cedara Material Subsidiary in connection with a Cedara Acquisition Proposal or for access to the properties, books or records of Cedara or any Cedara Material Subsidiary by any Person that informs Cedara or such Cedara Material

      Subsidiary that it is considering making, or has made, a Cedara Acquisition Proposal. Such notice shall include a description of the material terms and conditions of any proposal, the identity of the Person making such proposal, inquiry or contact and provide such other details of the proposal, inquiry or contact as Merge may reasonably request. Cedara shall (i) keep Merge fully informed of the status including any change to the material terms of any such Cedara Acquisition Proposal or inquiry and (ii) provide to Merge as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Cedara or any Cedara Material Subsidiary from any Person in connection with any Cedara Acquisition Proposal or sent or provided by Cedara to any Person in connection with any Cedara Acquisition Proposal.

    (iii)
    If Cedara receives a request for material non-public information from a Person who has made an unsolicited bona fide written Cedara Acquisition Proposal and Cedara is permitted, as contemplated under the second sentence of Section 4.5(a)(i), to negotiate the terms of such Cedara Acquisition Proposal, then, and only in such case, the Board of Directors of Cedara may, subject to the execution by such Person of a confidentiality agreement containing confidentiality and standstill provisions substantially similar to those contained in the Confidentiality Agreement, provide such Person with access to information regarding Cedara; provided, however, that the Person making the Cedara Acquisition Proposal shall not be precluded under such confidentiality agreement from making the Cedara Acquisition Proposal (but not any material amendment thereto) and provided further that Cedara sends a copy of any such confidentiality agreement to Merge promptly upon its execution and Merge is provided with a list of or copies of the information provided to such Person and immediately provided with access to similar information to which such person was provided.

    (iv)
    Cedara shall ensure that its officers, directors and employees and its Subsidiaries and their officers, directors and employees and any financial advisors or other advisors or representatives retained by it are aware of the provisions of this section 4.5(a), and it shall be responsible for any breach of this section 4.5(a) by its officers, directors, employees, financial advisors or other advisors or representatives.

  (b)
  Merge Covenants.

  (i)
  Subject to section 4.6(b), Merge shall not, directly or indirectly, through any officer, director, employee, representative or agent of Merge or any of its Subsidiaries, (i) solicit, initiate or encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) the initiation of any inquiries or proposals regarding a Merge Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Merge Acquisition Proposal, (iii) withdraw or modify in a manner adverse to Cedara the approval of the Board of Directors of Merge of the transactions contemplated hereby, (iv) approve or recommend any Merge Acquisition Proposal or (v) enter into any agreement, arrangement or understanding related to any Merge Acquisition Proposal. Notwithstanding the preceding part of this section 4.5(b)(i) and any other provision of this Agreement, nothing shall prevent the Board of Directors of Merge prior to the issuance of the Final Order from considering, participating in any discussions or negotiations, or entering into a confidentiality agreement and providing information pursuant to section 4.5(b)(iii), regarding an unsolicited bona fide written Merge Acquisition Proposal that did not otherwise result from a breach of this section 4.5(b) and that the Board of Directors of Merge determines in good faith, after consultation with financial advisors and outside counsel, is reasonably likely to result in a Merge Superior Proposal; provided, however, that prior to taking such action, the Board of Directors of Merge must receive advice of outside counsel that the taking of such action by the Board of Directors is consistent with the proper discharge of its fiduciary duties. Merge shall not consider, negotiate, accept, approve or recommend a Merge Acquisition Proposal after the date of the issuance of the Final Order. Merge shall, and shall cause the officers, directors, employees, representatives and agents of Merge and its Subsidiaries to, cease immediately all discussions and negotiations regarding any proposal that constitutes, or may reasonably be expected to lead to, a Merge Acquisition Proposal.

    (ii)
    Merge shall promptly notify Cedara, at first orally and then in writing, of any Merge Acquisition Proposal and any inquiry that could lead to a Merge Acquisition Proposal, or any amendments to the foregoing, or any request for non-public information relating to Merge or any Merge Material Subsidiary in connection with a Merge Acquisition Proposal or for access to the properties, books or records of Merge or any Merge Material Subsidiary by any Person that informs Merge or such Merge Material Subsidiary that it is considering making, or has made, a Merge Acquisition Proposal. Such notice shall include a description of the material terms and conditions of any proposal, the identity of the Person making such proposal, inquiry or contact and provide such other details of the proposal, inquiry or contact as Cedara may reasonably request. Merge shall (i) keep Cedara fully informed of the status including any change to the material terms of any such Merge Acquisition Proposal or inquiry and (ii) provide to Cedara as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to Merge or any Merge Material Subsidiary from any Person in connection with any Merge Acquisition Proposal or sent or provided by Merge to any Person in connection with any Merge Acquisition Proposal.

    (iii)
    If Merge receives a request for material non-public information from a Person who has made an unsolicited bona fide written Merge Acquisition Proposal and Merge is permitted, as contemplated under the second sentence of Section 4.5(b)(i), to negotiate the terms of such Merge Acquisition Proposal, then, and only in such case, the Board of Directors of Merge may, subject to the execution by such Person of a confidentiality agreement containing confidentiality and standstill provisions substantially similar to those contained in the Confidentiality Agreement, provide such Person with access to information regarding Merge; provided, however, that the Person making the Merge Acquisition Proposal shall not be precluded under such confidentiality agreement from making the Merge Acquisition Proposal (but not any material amendment thereto) and provided further that Merge sends a copy of any such confidentiality agreement to Cedara promptly upon its execution and Cedara is provided with a list of or copies of the information provided to such Person and immediately provided with access to similar information to which such person was provided.

    (iv)
    Merge shall ensure that its officers and directors and its Subsidiaries and their officers and directors and any financial advisors or other advisors or representatives retained by it are aware of the provisions of this section 4.5(b), and it shall be responsible for any breach of this section 4.5(b) by its officers, directors, employees, financial advisors or other advisors or representatives.

4.6   Notice of Superior Proposal Determination

  (a)
  Cedara Covenants.

  (i)
  Notwithstanding section 4.5(a), Cedara may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of a Cedara Superior Proposal if, and only if, (i) it has provided Merge with a copy of the Cedara Superior Proposal document, (ii) five Business Days shall have elapsed from the later of the date Merge received written notice advising Merge that Cedara's Board of Directors has resolved, subject only to compliance with this section 4.6(a) and termination of this Agreement, to accept, approve, recommend or enter into an agreement in respect of such Cedara Superior Proposal, specifying the terms and conditions of such Cedara Superior Proposal and identifying the Person making such Cedara Superior Proposal, and the date Merge received a copy of such Cedara Superior Proposal and (iii) it has previously or concurrently will have (A) paid to Merge the break fee, if any, payable under section 6.4 and (B) terminated this Agreement pursuant to section 6.3. Any information provided by Cedara to Merge pursuant to this section 4.6(a) or pursuant to section 4.5(a) shall constitute "Information" under section 4.7(b).

    (ii)
    During such five Business Day period, Cedara agrees that Merge shall have the right, but not the obligation, to offer to amend the terms of this Agreement. The Board of Directors of Cedara will review any offer by Merge to amend the terms of this Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether Merge's offer upon acceptance by Cedara would result in such Cedara Superior Proposal ceasing to be a Cedara Superior Proposal. If the Board of Directors of Cedara so determines, it will enter into an amended agreement with Merge reflecting Merge's amended proposal. If the Board of Directors of Cedara continues to believe, in good faith and after consultation with financial advisors and outside counsel, that such Cedara Superior Proposal remains a Cedara Superior Proposal and therefore rejects Merge's amended proposal, Cedara may terminate this Agreement pursuant to section 6.3(c)(iv); provided, however, that Cedara must concurrently pay to Merge the break fee payable, if any, to Merge under section 6.4 and must concurrently with termination enter into a definitive agreement with respect to such Cedara Acquisition Proposal. Cedara acknowledges and agrees that payment of the break fee, if any, payable under section 6.4 is a condition to valid termination of this Agreement under section 6.3(c)(iv) and this section 4.6(a). Cedara also acknowledges and agrees that each successive modification of any Cedara Acquisition Proposal shall constitute a new Cedara Acquisition Proposal for purposes of this section 4.6(a) to initiate an additional five Business Day notice period.

  (b)
  Merge Covenants.

  (i)
  Notwithstanding section 4.5(b), Merge may accept, approve, recommend or enter into any agreement, understanding or arrangement in respect of a Merge Superior Proposal if, and only if, (i) it has provided Cedara with a copy of the Merge Superior Proposal document, (ii) five Business Days shall have elapsed from the later of the date Cedara received written notice advising Cedara that Merge's Board of Directors has resolved, subject only to compliance with this section 4.6(b) and termination of this Agreement, to accept, approve, recommend or enter into an agreement in respect of such Merge Superior Proposal, specifying the terms and conditions of such Merge Superior Proposal and identifying the Person making such Merge Superior Proposal, and the date Cedara received a copy of such Merge Superior Proposal and (iii) it has previously or concurrently will have (A) paid to Cedara the break fee, if any, payable under section 6.4 and (B) terminated this Agreement pursuant to section 6.3. Any information provided by Merge to Cedara pursuant to this section 4.6(b) or pursuant to section 4.5(b) shall constitute "Information" under section 4.7(b).

  (ii)
  During such five Business Day period, Merge agrees that Cedara shall have the right, but not the obligation, to offer to amend the terms of this Agreement. The Board of Directors of Merge will review any offer by Cedara to amend the terms of this

      Agreement in good faith in order to determine, in its discretion in the exercise of its fiduciary duties, whether Cedara's offer upon acceptance by Merge would result in such Merge Superior Proposal ceasing to be a Merge Superior Proposal. If the Board of Directors of Merge so determines, it will enter into an amended agreement with Cedara reflecting Cedara's amended proposal. If the Board of Directors of Merge continues to believe, in good faith and after consultation with financial advisors and outside counsel, that such Merge Superior Proposal remains a Merge Superior Proposal and therefore rejects Cedara's amended proposal, Merge may terminate this Agreement pursuant to section 6.3(c)(vi); provided, however, that Merge must concurrently pay to Cedara the break fee payable, if any, to Cedara under section 6.4 and must concurrently with termination enter into a definitive agreement with respect to such Merge Acquisition Proposal. Merge acknowledges and agrees that payment of the break fee, if any, payable under section 6.4 is a condition to valid termination of this Agreement under section 6.3(c)(vi) and this section 4.6(b). Merge also acknowledges and agrees that each successive modification of any Merge Acquisition Proposal shall constitute a new Merge Acquisition Proposal for purposes of this section 4.6(b) to initiate an additional five Business Day notice period.

4.7   Access to Information

  (a)
  Subject to sections 4.7(b) and (c) and applicable Laws, upon reasonable notice, Cedara shall (and shall cause each of its Subsidiaries to) afford Merge's officers, employees, counsel, accountants and other authorized representatives and advisors ("Representatives") access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to its properties, books, contracts and records as well as to its management personnel, and, during such period, Cedara shall (and shall cause each of its Subsidiaries to) furnish promptly to Merge all information concerning Cedara's business, properties and personnel as Merge may reasonably request. Subject to sections 4.7(b) and (c) and applicable laws, upon reasonable notice, Merge shall afford Cedara's Representatives access, during normal business hours from the date hereof and until the earlier of the Effective Date or the termination of this Agreement, to its properties, books, contracts and records as well as to its management personnel, and, during such period, Merge shall (and shall cause each of its Subsidiaries to) furnish promptly to Cedara all information concerning Merge's business, properties and personnel as Cedara may reasonably request. Nothing in the foregoing shall require Merge or Cedara to disclose to the other information subject to a written confidentiality agreement with third parties or customer-specific or competitively sensitive information relating to areas or projects where Merge and Cedara are in direct competition.

  (b)
  In accordance with the Confidentiality Agreement, each of Merge and Cedara acknowledges that certain information provided to it under section 4.7(a) above will be non-public and/or proprietary in nature (the "Information"). Except as permitted below, each of Merge and Cedara will keep Information confidential and will not, without the prior written consent of the other, disclose it, in any manner whatsoever, in whole or in part, to any other Person, and will not use it for any purpose other than to evaluate the transactions contemplated by this Agreement. Each of Merge and Cedara will make all reasonable, necessary and appropriate efforts to safeguard the Information from disclosure to anyone other than as permitted hereby and to control the copies, extracts or reproductions made of the Information. The Information may be provided to the Representatives of each of Merge and Cedara who require access to the same to assist it in proceeding in good faith with the transactions contemplated by this Agreement and whose assistance is required for such purposes, provided that it has first informed such Representatives to whom Information is provided that the Representative has the same obligations, including as to confidentiality, restricted use and otherwise, that it has with respect to such Information. This provision shall not apply to such portions of the Information that: (i) are or become generally available to the public otherwise than as a result of disclosure by a party or its Representatives; or (ii) become available to a party on a non-confidential basis from a source other than, directly or indirectly, the other party or its Representatives, provided that such source is not to the knowledge of the first party, upon reasonable inquiry, prohibited from transmitting the Information by a contractual, legal or fiduciary obligation; (iii) were known to a party or were in its possession on a non-confidential basis prior to being disclosed to it by the other party or by someone on its behalf; or (iv) are required by applicable Laws or court order to be disclosed. The provisions of this section 4.7(b) shall survive the termination of this Agreement.

  (c)
  The parties acknowledge that certain Information may be competitively sensitive and that disclosure thereof shall be limited to that which is reasonably necessary for the purpose of (i) preparing submissions or applications in order to obtain the Appropriate Regulatory Approvals, (ii) preparing the Circular, (iii) avoiding conflicts and (iv) integrating the operations of Merge and Cedara.

4.8   Closing Matters

        Each of the Merge Parties and Cedara shall deliver, at the closing of the transactions contemplated hereby, such customary certificates, resolutions and other closing documents as may be required by the other parties hereto, acting reasonably.

4.9   Indemnification

  (a)
  Merge agrees that all rights to indemnification or exculpation now existing in favour of the directors or officers of Cedara or any Subsidiary as provided in its articles of incorporation or by-laws in effect on the date hereof shall survive the Arrangement and shall continue in full force and effect for a period of not less than six years from the Effective Time and Merge hereby assumes, effective upon consummation of the Arrangement, all such liability with respect to any matters arising prior to the Effective Time.

  (b)
  There shall be maintained in effect, for not less than six years from the Effective Time, coverage equivalent to that in effect under the current policies of the directors' and officers' liability insurance maintained by Cedara, which is no less advantageous, and with no gaps or lapses in coverages with respect to matters occurring prior to the Effective Time.

4.10 Section 3(a)(10) Exemption

        In the event that, due to an amendment to the 1933 Act, a change in the SEC's interpretation of the 1933 Act or a decision of a court which provides that orders of Canadian courts such as the Final Order do not qualify under Section 3(a)(10) of the 1933 Act, the exemption from registration under Section 3(a)(10) of the 1933 Act is not available for any reason to exempt the issuance of the Merge Common Shares and Exchangeable Shares in accordance with the Arrangement from the registration requirements of the 1933 Act, then Merge shall take all necessary action to file a registration statement on Form S-4 (or on such other form that may be available to Merge) in order to register the Merge Common Shares and Exchangeable Shares, and shall use its reasonable best efforts to cause such registration statement to become effective at or prior to the Effective Time.

4.11 Board of Directors

        Merge agrees that, in connection with the annual meeting of the holders of Merge Common Shares to be held in 2005, the Board of Directors of Merge shall nominate for election at such meeting each of the Cedara Designees, and shall recommend in the proxy materials distributed to the holders of Merge Common Shares in connection with such meeting that such holders vote in favor of each of the Cedara Designees. Notwithstanding the foregoing, if at any time, Merge's Board of Directors receives advice of outside counsel that the taking of any action pursuant to this Section 4.11 would be inconsistent with the proper discharge of its fiduciary duties under applicable Law, Merge's Board of Directors need not take such action.

4.12 Certain Employment Matters

        On the Effective Time and for a period not less than one year after the Effective Time, employees of Cedara and its Subsidiaries shall be provided employee benefits, plans and programs which are no less favorable in the aggregate than those available to such employees under the Cedara Plans on the date hereof. For purposes of eligibility to participate and vesting, waiting periods, pre-existing conditions and similar purposes (but not benefit accrual attributable to the period before the Effective Time) in all benefits provided to employees, the employees of Cedara and its Subsidiaries will be credited with their years of service with Cedara and its Subsidiaries and prior employers, to the extent such service is taken into account under current plans of Cedara and its Subsidiaries. In addition, the parties shall effect the matters with respect to Cedara employees and directors which are set forth in Schedule G attached hereto. Nothing in this Section 4.12 shall be construed as restricting the ability of Merge or its Subsidiaries to establish such types and levels of compensation and benefits or to modify or terminate such compensation or benefits as they determine to be appropriate from time to time.

ARTICLE 5
CONDITIONS

5.1   Mutual Conditions Precedent

        The respective obligations of the parties hereto to complete the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Effective Date, of the following conditions precedent, each of which may only be waived by the mutual consent of Merge, on behalf of the Merge Parties, and Cedara:

  (a)
  the Arrangement shall have been approved at the Cedara Meeting by not less than two-thirds of the votes cast by the Cedara Shareholders voting as a single class who are represented at the Cedara Meeting;

  (b)
  the Arrangement shall have been approved at the Cedara Meeting in accordance with any conditions in addition to those set out in section 5.1(a) which may be imposed by the Interim Order;

  (c)
  the Merge Matters shall have been approved at the Merge Meeting by the holders of Merge Common Shares in accordance with the WBCL;

  (d)
  the Interim Order and the Final Order shall each have been obtained in form and terms satisfactory to each of Cedara and Merge, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise;

  (e)
  there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement and there shall be no proceeding (other than an appeal made in connection with the Arrangement), of a judicial or administrative nature or otherwise, brought by a Governmental Entity in progress or threatened that relates to or results from the transactions contemplated by this Agreement that would, if successful, result in an order or ruling that would preclude completion of the transactions contemplated by this Agreement in accordance with the terms hereof or would otherwise be inconsistent with the Appropriate Regulatory Approvals which have been obtained;

  (f)
  this Agreement shall not have been terminated pursuant to Article 6;

  (g)
  the Exchangeable Shares issuable pursuant to the Arrangement shall have been conditionally approved for listing on The Toronto Stock Exchange, subject to the filing of required documentation, and the Merge Common Shares issuable directly pursuant to the Arrangement, issuable upon exchange of the Exchangeable Shares from time to time and issuable upon exercise of the Replacement Options from time to time, shall have been approved for listing on the Nasdaq National Market, subject to notice of issuance; and

  (h)
  all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, if any, shall have expired or been terminated, and all other consents, waivers, permits, orders and approvals of any Governmental Entity (including the Appropriate Regulatory Approvals), and the expiry of any waiting periods, in connection with, or required to permit, the consummation of the Arrangement, the failure of which to obtain or the non-expiry of which would constitute a criminal offense, or would have a Material Adverse Effect on Merge or Cedara, as the case may be, shall have been obtained or received on terms that will not have a Material Adverse Effect on Merge and/or Cedara; there shall not be pending or threatened any suit, action or proceeding by any Governmental Entity, in each case that has a reasonable likelihood of success, (i) seeking to prohibit or restrict the acquisition by Merge or any of its Subsidiaries of any Cedara Common Shares, seeking to restrain or prohibit the consummation of the Plan of Arrangement or seeking to obtain from Cedara or Merge any damages that are material in relation to Cedara and its Subsidiaries taken as a whole, (ii) seeking to prohibit or materially limit the ownership or operation by Merge or any of its Subsidiaries of any material portion of the business or assets of Cedara or any of its Subsidiaries or to compel Merge or any of its Subsidiaries to dispose of or hold separate any material portion of the business or assets of Cedara or any of its Subsidiaries, as a result of the Plan of Arrangement, (iii) seeking to impose limitations on the ability of Merge or any of its Subsidiaries to acquire or hold, or exercise full rights of ownership of, any Cedara Common Shares, including the right to vote Cedara Common Shares purchased by it on all matters properly presented to the shareholders of Cedara, (iv) seeking to prohibit Merge or any of its Subsidiaries from effectively controlling in any material respect the business or operations of Cedara and its Subsidiaries or (v) which otherwise is reasonably likely to have a Material Adverse Effect on Cedara or Merge.

5.2   Additional Conditions Precedent to the Obligations of the Merge Parties

        The obligations of the Merge Parties to complete the transactions contemplated by this Agreement shall also be subject to the fulfillment of each of the following conditions precedent (each of which is for the Merge Parties' exclusive benefit and may be waived by Merge on behalf of the Merge Parties):

  (a)
  all covenants of Cedara under this Agreement to be performed on or before the Effective Date shall have been duly performed by Cedara in all material respects;

  (b)
  the representations and warranties of Cedara contained in this Agreement (without giving effect to any materiality (including the word "material" or "Material Adverse Effect" qualification) shall be true and correct as of the Effective Date with the same effect as if made at and as of the Effective Date (other than such representations that are made as of a specified date, which shall be true and correct as of such date), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Cedara; and the Merge Parties shall have received a certificate of Cedara addressed to the Merge Parties and dated the Effective Date, signed on behalf of Cedara by two senior executive officers of Cedara, confirming the same as at the Effective Date;

  (c)
  between the date hereof and the Effective Date, there shall not have occurred a Material Adverse Change to Cedara;

  (d)
  the Board of Directors of Cedara shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by Cedara and its Subsidiaries to permit the consummation of the Arrangement; and

  (e)
  the holders of not more than 5.0% of all the issued and outstanding Cedara Shares shall have exercised their Dissent Rights (and shall not have lost or withdrawn such rights as of the Effective Date) in respect of the Arrangement. The Merge Parties may not rely on the failure to satisfy any of the above conditions precedent as a basis for non-compliance by the Merge Parties with their obligations under this Agreement if the condition precedent would have been satisfied but for a material default by the Merge Parties in complying with their obligations hereunder.

5.3   Additional Conditions Precedent to the Obligations of Cedara

        The obligations of Cedara to complete the transactions contemplated by this Agreement shall also be subject to the following conditions precedent (each of which is for the exclusive benefit of Cedara and may be waived by Cedara):

  (a)
  all covenants of the Merge Parties under this Agreement to be performed on or before the Effective Date shall have been duly performed by the Merge Parties in all material respects;

  (b)
  the representations and warranties of each of the Merge Parties contained in this Agreement (without giving effect to any materiality (including the word "material") or "Material Adverse Effect" qualification) shall be true and correct as of the Effective Date with the same effect as if made at and as of the Effective Date (other than such representations that are made as of a specified date, which shall be true and correct as of such date), except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Merge Parties, as applicable; and Cedara shall have received a certificate of each of the Merge Parties addressed to Cedara and dated the Effective Date, signed on behalf of each of the Merge Parties by two senior executive officers of the relevant Merge Party, confirming the same as at the Effective Date;

  (c)
  between the date hereof and the Effective Date, there shall not have occurred a Material Adverse Change to Merge;

  (d)
  the Boards of Directors of the Merge Parties shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by the Merge Parties to permit the consummation of the Arrangement and the issue of the Exchangeable Shares contemplated thereby and the issue of Merge Common Shares pursuant to the Arrangement and upon the exchange from time to time of the Exchangeable Shares and the exercise from time to time of the Replacement Options; and

  (e)
  Merge shall have taken all actions required of it to effect the matters set forth on Schedule G attached hereto.

        Cedara may not rely on the failure to satisfy any of the above conditions precedent as a basis for noncompliance by Cedara with its obligations under this Agreement if the condition precedent would have been satisfied but for a material default by Cedara in complying with its obligations hereunder.

5.4   Notice and Cure Provisions

        The Merge Parties and Cedara will give prompt notice to the other of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure would, or would be likely to:

  (a)
  cause any of the representations or warranties of the other party contained herein to be untrue or inaccurate in any material respect on the date hereof or on the Effective Date; or

  (b)
  result in the failure in any material respect to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the other hereunder prior to the Effective Date.

        Neither the Merge Parties nor Cedara may elect not to complete the transactions contemplated hereby pursuant to the conditions precedent contained in sections 5.1, 5.2 and 5.3, or exercise any termination right arising therefrom, unless forthwith and in any event prior to the filing of the Final Order for acceptance by the Director, the Merge Parties or Cedara, as the case may be, have delivered a written notice to the other specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the Merge Parties or Cedara, as the case may be, are asserting as the basis for the non-fulfillment of the applicable condition precedent or the exercise of the termination right, as the case may be. If any such notice is delivered, provided that the Merge Parties or Cedara, as the case may be, are proceeding diligently to cure such matter, if such matter is susceptible to being cured, the other may not terminate this Agreement as a result thereof until the later of June 30, 2005 and the expiration of a period of 30 days from such notice. If such notice has been delivered prior to the date of Cedara Meeting, such meeting shall be postponed until the expiry of such period. If such notice has been delivered prior to the making of the application for the Final Order or the filing of the Articles of Arrangement with the Director, such application and such filing shall be postponed until the expiry of such period. For greater certainty, in the event that such matter is cured within the time period referred to herein, this Agreement may not be terminated.

5.5   Satisfaction of Conditions

        The conditions precedent set out in sections 5.1, 5.2 and 5.3 shall be conclusively deemed to have been satisfied, waived or released when, with the agreement of Merge and Cedara, a certificate of arrangement in respect of the Arrangement is issued by the Director.

ARTICLE 6
AMENDMENT AND TERMINATION

6.1   Amendment

        This Agreement may, at any time and from time to time before or after the holding of Cedara Meeting and the Merge Meeting but not later than the Effective Date, be amended by mutual written agreement of the parties hereto, and any such amendment may, without limitation:

  (a)
  change the time for performance of any of the obligations or acts of the parties;

  (b)
  waive any inaccuracies or modify any representation contained herein or in any document delivered pursuant hereto;

  (c)
  waive compliance with or modify any of the covenants herein contained and waive or modify performance of any of the obligations of the parties; and

  (d)
  waive compliance with or modify any conditions precedent herein contained;

provided, however, that any such change, waiver or modification does not invalidate any required security holder approval of the Arrangement.

6.2   Mutual Understanding Regarding Amendments

  (a)
  The parties will continue, from and after the date hereof and through and including the Effective Date, to use their respective reasonable efforts to maximize present and future financial and tax planning opportunities for the shareholders of Cedara, and for Merge and for Cedara as and to the extent that the same shall not prejudice any party or its security holders. The parties will ensure that such planning activities do not impede the progress of the Arrangement in any material way.

  (b)
  The parties agree that if the Merge Parties or Cedara, as the case may be, propose any amendment or amendments to this Agreement or to the Plan of Arrangement, the other will act reasonably in considering such amendment and if the other and its shareholders are not prejudiced by reason of any such amendment the other will co-operate in a reasonable fashion with the Merge Parties or Cedara, as the case may be, so that such amendment can be effected subject to applicable Laws and the rights of the security holders.

6.3   Termination

  (a)
  If any condition contained in sections 5.1 or 5.2 is not satisfied at or before the Effective Date to the satisfaction of the Merge Parties, then Merge on behalf of the Merge Parties may by notice to Cedara terminate this Agreement and the obligations of the parties hereunder except as otherwise herein provided, but without detracting from the rights of the Merge Parties arising from any breach by Cedara but for which the condition would have been satisfied.

  (b)
  If any condition contained in sections 5.1 or 5.3 is not satisfied at or before the Effective Date to the satisfaction of Cedara, then Cedara may by notice to Merge on behalf of the Merge Parties terminate this Agreement and the obligations of the parties hereunder except as otherwise herein provided, but without detracting from the rights of Cedara arising from any breach by the Merge Parties but for which the condition would have been satisfied.

  (c)
  This Agreement may:

  (i)
  be terminated by the mutual agreement of Cedara and the Merge Parties (without further action on the part of Cedara's shareholders if terminated after the holding of Cedara Meeting);

  (ii)
  be terminated by either Cedara or Merge, if there shall be passed any law or regulation that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or if any injunction, order or decree enjoining Merge or Cedara from consummating the transactions contemplated by this Agreement is entered and such injunction, order or decree shall become final and non-appealable;

  (iii)
  be terminated by Merge if (A) the Board of Directors of Cedara shall have failed to recommend or withdrawn or modified or changed in a manner adverse to Merge its approval or recommendation of this Agreement or the Arrangement or shall have recommended a Cedara Acquisition Proposal or (B) through the fault of Cedara (whether by commission or omission), this Arrangement is not, prior to 14 days prior to the Drop Dead Date, submitted for the approval of Cedara Shareholders at the Cedara Meeting;

  (iv)
  be terminated by Cedara in order to enter into a definitive written agreement with respect to a Cedara Superior Proposal, subject to compliance with section 4.6(a) and the payment of any fee required to be paid pursuant to section 6.4(a);

  (v)
  be terminated by Cedara if (A) the Board of Directors of Merge shall have failed to recommend or withdrawn or modified or changed in a manner adverse to Cedara its approval or recommendation of this Agreement or the Merger or shall have recommended a Merge Acquisition Proposal or (B) through the fault of Merge (whether by commission or omission), the Merge Matters are not, prior to 14 days prior to the Drop Dead Date, submitted for the approval of Merge Shareholders at the Merge Meeting;

    (vi)
    be terminated by Merge in order to enter into a definitive written agreement with respect to a Merge Superior Proposal, subject to compliance with section 4.6(b) and the payment of any fee required to be paid pursuant to section 6.4(b); or (vii) be terminated by Cedara or Merge if Cedara or Merge shareholder approval shall not have been obtained by reason of the failure to obtain the required vote at either Cedara Meeting or the Merge Meeting;

    in each case, prior to the Effective Date.

  (d)
  If the Effective Date does not occur on or prior to the Drop Dead Date, then this Agreement shall terminate.

  (e)
  If this Agreement is terminated in accordance with the foregoing provisions of this section 6.3, no party shall have any further liability to perform its obligations hereunder except as provided in section 6.4 and as otherwise contemplated hereby, and provided that, subject to section 6.5, neither the termination of this Agreement nor anything contained in this section 6.3(e) shall relieve any party from any liability for any material breach by it of this Agreement.

6.4   Break Fee

  (a)
  If:

  (i)
  Cedara shall terminate this Agreement pursuant to section 6.3(c)(iv);

  (ii)
  Merge shall terminate this Agreement pursuant to section 6.3(c)(iii); or

  (iii)
  either Cedara or Merge shall terminate this Agreement pursuant to section 6.3(c)(vii) in circumstances where Cedara shareholder approval has not been obtained at the Cedara Meeting, and (x) a bona fide Cedara Acquisition Proposal has been made by any person other than a Merge Party prior to Cedara Meeting and not withdrawn more than five days prior to the vote of Cedara Shareholders and (y) Cedara enters into an agreement with respect to a Cedara Acquisition Proposal, or a Cedara Acquisition Proposal is consummated, after the date hereof and prior to the expiration of twelve months following termination of this Agreement;

    then in any such case Cedara shall pay to Merge US$7,000,000 in immediately available funds to an account designated by Merge. Such payment shall be due (A) in the case of a termination specified in clause (i), prior to the termination of this Agreement, (B) in the case of a termination specified in clause (ii), within five Business Days after written notice of termination by Merge or (C) in the case of a termination specified in clause (iii), at or prior to the earlier of the entering into of the agreement and the consummation of the transaction referred to therein. Cedara shall not be obligated to make more than one payment pursuant to this section 6.4(a).

  (b)
  If:

  (i)
  Merge shall terminate this Agreement pursuant to section 6.3(c)(vi);

  (ii)
  Cedara shall terminate this Agreement pursuant to section 6.3(c)(v); or

    (iii)
    either Cedara or Merge shall terminate this Agreement pursuant to section 6.3(c)(vii) in circumstances where Merge shareholder approval has not been obtained at the Merge Meeting, and (x) a bona fide Merge Acquisition Proposal has been made by any person prior to the Merge Meeting and not withdrawn more than five days prior to the vote of the holders of Merge Common Shares and (y) Merge enters into an agreement with respect to a Merge Acquisition Proposal, or a Merge Acquisition Proposal is consummated, after the date hereof and prior to the expiration of twelve months following termination of this Agreement;

    then in any such case Merge shall pay to Cedara US$7,000,000 in immediately available funds to an account designated by Cedara. Such payment shall be due (A) in the case of a termination specified in clause (i), prior to the termination of this Agreement, (B) in the case of a termination specified in clause (ii), within five Business Days after written notice of termination by Cedara or (C) in the case of a termination specified in clause (iii), at or prior to the earlier of the entering into of the agreement and the consummation of the transaction referred to therein. Merge shall not be obligated to make more than one payment pursuant to this section 6.4(b).

  (c)
  If the holders of Cedara Common Shares shall fail to approve the Arrangement at the Cedara Meeting, then at 11:00 a.m., Milwaukee, Wisconsin time, on the first Business Day following Cedara Meeting, Cedara shall reimburse Merge for the Merge Parties' out-of-pocket costs and expenses in connection with the transaction contemplated by this Agreement, not to exceed US$1.5 million, which shall be paid in immediately available funds to an account designated by Merge. If the holders of Merge Common Shares shall fail to approve the Merger at the Merge Meeting, then at 11:00 a.m., Milwaukee, Wisconsin time, on the first Business Day following the Merge Meeting, Merge shall reimburse Cedara for Cedara's out-of-pocket costs and expenses in connection with the transaction contemplated by this Agreement, not to exceed US$1.5 million, which shall be paid in immediately available funds to an account designated by Cedara.

6.5   Effect of Break Fee Payment

        For greater certainty, the parties hereto agree that if a party pays to another party amounts required by section 6.4 as a result of the occurrence of any of the events referenced in section 6.4, the parties to this Agreement shall have no other remedy for any breach of this Agreement by the party making such payment.

6.6   Remedies

        Subject to section 6.5, the parties hereto acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party or its representatives and any such breach would cause the non-breaching party irreparable harm. Accordingly, the parties hereto agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the non-breaching party will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the parties.

ARTICLE 7
GENERAL

7.1   Notices

        All notices and other communications which may or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by telecopy, in each case addressed to the particular party at:

  (a)
  If to Cedara, at:

    Cedara Software Corp.
    6509 Airport Road
    Mississauga, Ontario
    Canada L4V 1S7
    Attention: Chief Executive Officer
    Telecopier No.: (905) 671-7972

    with a copy (which shall not constitute Notice) to:

    Stikeman Elliott LLP
    5300 Commerce Court West
    199 Bay Street
    Toronto, Ontario M5L 1B9
    Attention: Dee Rajpal
    Telecopier No.: (416) 947-0866

  (b)
  If to a Merge Party, at:

    Merge Technologies Incorporated
    1126 S. 70th Street
    Suite S-107B
    Milwaukee, Wisconsin 53214
    Attention: Chief Executive Officer
    Telecopier No.: 414-977-4202

    with copies (which shall not constitute notice) to:

    Michael Best & Friedrich LLP
    100 East Wisconsin Avenue
    Suite 3300
    Milwaukee, Wisconsin 53202
    Attention: Geoffrey R. Morgan
    Telecopier No.: (414) 277-0656

    and

    Blake, Cassels & Graydon LLP
    Box 25, Commerce Court West
    199 Bay Street, 28th Floor
    Toronto, Ontario
    M5L 1A9
    Attention: Frank Guarascio
    Telecopier No.: (416) 863-2653

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or telecopying thereof.

7.2   Assignment

        No party hereto may assign its rights or obligations under this Agreement or the Arrangement.

7.3   Binding Effect

        This Agreement and the Arrangement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and no third party shall have any rights hereunder.

7.4   Waiver and Modification

        Cedara and the Merge Parties may waive or consent to the modification of, in whole or in part, any inaccuracy of any representation or warranty made to them hereunder or in any document to be delivered pursuant hereto and may waive or consent to the modification of any of the covenants herein contained for their respective benefit or waive or consent to the modification of any of the obligations of the other parties hereto. Any waiver or consent to the modification of any of the provisions of this Agreement, to be effective, must be in writing executed by the party granting such waiver or consent.

7.5   No Personal Liability

  (a)
  No director or officer of any Merge Party shall have any personal liability whatsoever to Cedara under this Agreement, or any other document delivered in connection with the Arrangement on behalf of a Merge Party.

  (b)
  No director or officer of Cedara shall have any personal liability whatsoever to any Merge Party under this Agreement, or any other document delivered in connection with the Arrangement on behalf of Cedara.

7.6   Further Assurances

        Each party hereto shall, from time to time, and at all times hereafter, at the request of the other parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

7.7   Expenses

        Subject to section 6.4, the parties agree that all out-of-pocket expenses of the parties relating to the Arrangement and the transactions contemplated hereby, including legal fees, accounting fees, financial advisory fees, regulatory filing fees, all disbursements of advisors and printing and mailing costs, shall be paid by the party incurring such expenses.

7.8   Publicity

        The initial press release by Merge and Cedara concerning this Agreement and the Arrangement shall be a joint press release. In addition, Merge and Cedara agree to consult with each other as to the general nature of any other news releases or public statements with respect to this Agreement or the Arrangement, and to use their respective reasonable efforts not to issue any news releases or public statements inconsistent with the results of such consultations. Subject to applicable Laws, each party shall use its reasonable efforts to enable the other parties to review and comment on all such news releases prior to the release thereof. The parties agree to issue jointly a news release with respect to this Arrangement as soon as practicable following the execution of this Agreement. Merge and Cedara also agree to consult with each other in preparing and making any filings and communications in connection with any Appropriate Regulatory Approvals.

7.9   Governing Laws

        This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract. Each party hereby irrevocably agrees to the jurisdiction of the courts of the Province of Ontario in respect of all matters arising under or in relation to this Agreement.

7.10 Time of Essence

        Time shall be of the essence in this Agreement.

7.11 Severability

        If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Arrangement is not affected in any manner materially adverse to any party.

7.12 Counterparts

        This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

MERGE TECHNOLOGIES INCORPORATED
By:	/s/ RICHARD A. LINDEN

CORRIDA LTD.
By:	/s/ SCOTT T. VEECH

CEDARA SOFTWARE CORP.
By:	/s/ ABE SCHWARTZ

ANNEX B

PLAN OF ARRANGEMENT
UNDER SECTION 182
OF THE ONTARIO BUSINESS CORPORATIONS ACT

ARTICLE 1
INTERPRETATION

1.1   Definitions

        In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

          "affiliate" has the meaning ascribed thereto in the Securities Act (Ontario);

          "Arrangement" means an arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations thereto made in accordance with section 6.1 of the Merger Agreement or Article 6 or made at the direction of the Court in the Final Order;

          "Arrangement Resolution" means the special resolution of the Cedara Shareholders, to be substantially in the form and content of Schedule C annexed to the Merger Agreement;

          "Articles of Arrangement" means the articles of arrangement of Cedara in respect of the Arrangement that are required by the OBCA to be sent to the Director after the Final Order is made;

          "Business Day" means any day on which commercial banks are generally open for business in Milwaukee, Wisconsin and Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in Milwaukee, Wisconsin under the laws of the State of Wisconsin or the federal laws of the United States of America or in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada;

          "Canadian resident" means a person who is or is deemed to be a resident of Canada for purposes of the Income Tax Act (Canada) and the provisions of any applicable income tax convention;

          "Cedara" means Cedara Software Corp., a corporation existing under the laws of Ontario;

          "Cedara Common Shares" means the outstanding common shares in the capital of Cedara;

          "Cedara Meeting" means the special meeting of Cedara Shareholders, including any adjournment thereof, to be called and held in accordance with the Interim Order to consider the Arrangement;

          "Cedara Options" means the Cedara Common Share purchase options granted under the Cedara Stock Option Plan, as amended, and being outstanding and unexercised on the Effective Date;

          "Cedara Shareholders" means the holders of Cedara Common Shares and Cedara Options;

          "Cedara Stock Option Plan" means Cedara's stock option plan no. 2;

          "Certificate" means the certificate of arrangement giving effect to the Arrangement, issued pursuant to subsection 183(2) of the OBCA after the Articles of Arrangement have been filed;

          "Circular" means the notice of the Cedara Meeting and accompanying management information circular, including appendices thereto, to be sent to holders of Cedara Common Shares in connection with the Cedara Meeting;

          "Court" means the Superior Court of Justice of Ontario;

          "Current Market Price" has the meaning ascribed thereto in the Exchangeable Share Provisions;

          "Depositary" means Computershare Trust Company of Canada at its offices set out in the Letter of Transmittal and Election Form;

          "Director" means the Director appointed pursuant to section 278 of the OBCA;

          "Dissent Rights" has the meaning set out in section 3.1;

          "Dissenting Shareholder" means a holder of Cedara Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Rights;

          "Dividend Amount" means an amount equal to and in full satisfaction of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of the redemption or purchase of such share by Matsub or Merge Newco from such holder;

          "Drop Dead Date" means June 30, 2005, or such later date as may be mutually agreed by the parties to the Merger Agreement;

          "Effective Date" means the date shown on the Certificate, provided that such date occurs on or prior to the Drop Dead Date;

          "Effective Time" means 12:01 a.m. (Toronto time) on the Effective Date;

          "Election Deadline" means 5:00 p.m. (Toronto time) at the place of deposit on the date which is one Business Day prior to the date of the Cedara Meeting;

          "Exchange Ratio" means 0.587, subject to adjustment, if any, as provided herein;

          "Exchangeable Elected Share" means any Cedara Common Share (other than a Cedara Common Share held by Merge or any affiliate thereof) held by a Canadian resident or a partnership a member of which is a Canadian resident that the holder shall have elected, in a duly completed Letter of Transmittal and Election Form deposited with the Depositary no later than the Election Deadline, to transfer to Matsub under the Arrangement for a fraction of an Exchangeable Share equal to the Exchange Ratio;

          "Exchangeable Shares" means the non-voting exchangeable shares in the capital of Matsub, having the rights, privileges, restrictions and conditions set out in the Exchangeable Share Provisions;

          "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which rights, privileges, restrictions and conditions shall be substantially as set out in Appendix 1 hereto;

          "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

          "Government Entity" means any (a) multinational, federal, provincial, state, territorial, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

          "holders" means, when used with reference to the Cedara Common Shares, the holders of Cedara Common Shares shown from time to time in the register maintained by or on behalf of Cedara in respect of the Cedara Common Shares and, when used with reference to the Exchangeable Shares, means the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of Matsub in respect of the Exchangeable Shares;

          "Interim Order" means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by section 2.3 of the Merger Agreement;

          "ITA" means the Income Tax Act (Canada), as amended;

          "Letter of Transmittal and Election Form" means the letter of transmittal and election form for use by holders of Cedara Common Shares, in the form accompanying the Circular;

          "Liquidation Amount" has the meaning ascribed thereto in the Exchangeable Share Provisions;

          "Liquidation Call Purchase Price" has the meaning ascribed thereto in section 5.1(a);

          "Liquidation Call Right" has the meaning ascribed thereto in section 5.1(a);

          "Liquidation Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

          "Matsub" means Merge Cedara ExchangeCo Limited, a company existing under the laws of the Province of Ontario and being a subsidiary of Merge Newco;

          "Meeting Date" means the date of the Cedara Meeting;

          "Merge" means Merge Technologies Incorporated, a corporation existing under the laws of the State of Wisconsin;

          "Merge Common Shares" means the shares of common stock in the capital of Merge;

          "Merge Control Transaction" has the meaning ascribed thereto in the Exchangeable Share Provisions; and

          "Merge Elected Share" means any Cedara Common Share that the holder shall have elected, in a duly completed Letter of Transmittal and Election Form deposited with the Depositary no later than the Election Deadline, to transfer to Merge Newco under the Arrangement for [a fraction of] a Merge Common Share equal to the Exchange Ratio, or that is deemed to be a Merge Elected Share pursuant to section 2.2(c);

          "Merge Newco" means Merge Technologies Holdings Co., an unlimited liability company existing under the laws of the Province of Nova Scotia and being a wholly-owned subsidiary of Merge;

          "Merge Trading Price" means the average of the closing prices of Merge Common Shares on Nasdaq during a period of twenty consecutive trading days ending on the Business Day immediately preceding the Effective Date;

          "Merger Agreement" means the agreement made the 17th day of January, 2005 among Merge, Merge Newco, Matsub and Cedara, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

          "Nasdaq" means Nasdaq National Market;

          "OBCA" means the Ontario Business Corporations Act as now in effect and as may be amended from time to time prior to the Effective Date;

          "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

          "Redemption Call Purchase Price" has the meaning ascribed thereto in section 5.2(a);

          "Redemption Call Right" has the meaning ascribed thereto in section 5.2(a);

          "Redemption Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

          "Replacement Option" has the meaning ascribed thereto in section 2.2(d);

          "Special Voting Share" means the share of Merge Special Voting Preferred Stock having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement;

          "Transfer Agent" has the meaning ascribed thereto in section 5.1(b);

          "Trustee" means the trustee to be chosen by Merge and Cedara, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement;

          "Voting and Exchange Trust Agreement" means an agreement to be made between Merge, Matsub and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Schedule F annexed to the Merger Agreement, with such changes thereto as the parties to the Merger Agreement, acting reasonably, may agree;

1.2   Sections and Headings

        The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an exhibit refers to the specified section of or exhibit to this Plan of Arrangement.

1.3   Number, Gender and Persons

        In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

ARTICLE 2
ARRANGEMENT

2.1   Binding Effect

        This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) Cedara, (ii) Merge, Merge Newco and Matsub, (iii) all holders of Cedara Common Shares, (iv) all holders of Exchangeable Shares, and (v) all holders of Cedara Options.

2.2   Arrangement

        Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

  (a)
  each Merge Elected Share will be transferred by the holder thereof, without any act or formality on its part, to Merge Newco in exchange for that number of fully paid and non-assessable Merge Common Shares equal to the Exchange Ratio, and the name of each such holder of Cedara Common Shares will be removed from the register of holders of Cedara Common Shares and added to the register of holders of Merge Common Shares and Merge Newco will be recorded as the registered holder of such Cedara Common Shares so exchanged and will be deemed to be the legal and beneficial owner thereof;

  (b)
  each Exchangeable Elected Share will be transferred by the holder thereof, without any act or formality on its part, to Matsub in exchange for that number of fully paid and non-assessable Exchangeable Shares equal to the Exchange Ratio, and the name of each such holder of Cedara Common Shares will be removed from the register of holders of Cedara Common Shares and added to the register of holders of Exchangeable Shares and Matsub will be recorded as the registered holder of such Cedara Common Shares so exchanged and will be deemed to be the legal and beneficial owner of such Cedara Common Shares;

  (c)
  each Cedara Common Share in respect of which a duly completed Letter of Transmittal and Election Form has not been deposited with the Depository on or prior to the Election Deadline (other than (x) Cedara Common Shares held by Dissenting Shareholders who are ultimately entitled to be paid the fair value of Cedara Common Shares held by them and (y) Cedara Common Shares held by Merge or any affiliate thereof which shall not be exchanged under the Arrangement and shall remain outstanding as Cedara Common Shares held by Merge or any affiliate thereof) (i) in the case of a holder of a Cedara Common Share whose address as shown in the register of Cedara Common Shares is in Canada as of the close of business (Toronto time) on the day preceding the Effective Date will be deemed to be an Exchangeable Elected Share and will be transferred by the holder thereof, without any act or formality on its part, to Matsub in exchange for that number of fully paid and non-assessable Exchangeable Shares equal to the Exchange Ratio, and the name of each such holder of a Cedara Common Share will be removed from the register of holders of Cedara Common Shares and added to the register of holders of Exchangeable Shares and Matsub will be recorded as the registered holder of such Cedara Common Share so exchanged and will be deemed to be the legal and beneficial owner of such Cedara Common Share, and (ii) in the case of a holder of a Cedara Common Share whose address as shown in the register of Cedara Common Shares is not in Canada as of the close of business (Toronto time) on the day preceding the Effective Date will be deemed to be a Merge Elected Share and will be transferred by the holder thereof, without any act or formality on its part, to Merge Newco in exchange for that number of fully paid and non-assessable Merge Common Shares equal to the Exchange Ratio, and the name of each such holder of a Cedara Common Share will be removed from the register of holders of Cedara Common Shares and added to the register of holders of Merge Common Shares and Merge Newco will be recorded as the registered holder of such Cedara Common Share so exchanged and will be deemed to be the legal and beneficial owner of such Cedara Common Share;

  (d)
  each Cedara Option shall be exchanged for an option (a "Replacement Option") to purchase a number of Merge Common Shares equal to the product of the Exchange Ratio multiplied by the number of Cedara Common Shares subject to such Cedara Option. Such Replacement Option shall provide for an exercise price per Merge Common Share equal to the exercise price per share of such Cedara Option immediately prior to the Effective Time divided by the Exchange Ratio. If the foregoing calculation results in a Replacement Option being exercisable for a fraction of a Merge Common Share, then the number of Merge Common Shares subject to such Replacement Option shall be rounded down to the next whole number of Merge Common Shares and the total exercise price for the Replacement Option will be reduced by the exercise price of the fractional Merge Common Share. If the foregoing calculation results in the exercise price for a Replacement Option being an exercise price per Merge Common Share including a fraction of a cent, the exercise price shall be rounded up to the next whole cent. Subject to Appendix 3 hereto, the term to expiry, conditions to and manner of exercising, vesting schedule, and all other terms and conditions of such Replacement Option will otherwise be unchanged, and any document or agreement previously evidencing a Cedara Option shall thereafter evidence and be deemed to evidence such Replacement Option; and

  (e)
  Merge shall issue to and deposit with the Trustee the Special Voting Share, in consideration of the payment to Merge of U.S. $1, to be thereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting and Exchange Trust Agreement.

2.3   Elections

  (a)
  Each Person who, at or prior to the Election Deadline, is a holder of record of Cedara Common Shares will be entitled, with respect to all or a portion of such shares, to make an election at or prior to the Election Deadline to receive Exchangeable Shares or Merge Common Shares, or a combination thereof, in exchange for such holder's Cedara Common Shares on the basis set forth herein and in the Letter of Transmittal and Election Form; provided that, notwithstanding anything to the contrary herein, holders of Cedara Common Shares who are not Canadian residents will not be entitled to elect to receive Exchangeable Shares, and any such election otherwise made by any such holder shall be and be deemed to be an election to receive a Merge Elected Share.

  (b)
  Holders of Cedara Common Shares who are Canadian residents, other than any such holder who is exempt from tax under the ITA, and who have elected (or who are deemed to have elected) to receive Exchangeable Shares shall be entitled to make an income tax election pursuant to subsection 85(l) of the ITA or, if the holder is a partnership, subsection 85(2) of the ITA (and in each case, where applicable, the analogous provisions of provincial income tax law) with respect to the transfer of their Cedara Common Shares to Matsub by providing two signed copies of the necessary prescribed election forms to the Depositary within 90 days following the Effective Date, duly completed with the details of the number of Cedara Common Shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms being correct and complete and complying with the provisions of the ITA (or applicable provincial income tax law), the forms will be signed by Matsub and returned to such holders of Cedara Common Shares within 30 days after the receipt thereof by the Depositary for filing with the Canada Revenue Agency (or the applicable provincial taxing authority). Matsub will not be responsible for the proper completion of any election form and, except for Matsub's obligation to return duly completed election forms which are received by the Depositary within 90 days of the Effective Date, within 30 days after the receipt thereof by the Depositary, Matsub will not be responsible for any taxes, interest or penalties resulting from the failure by a holder of Cedara Common Shares to properly complete or file the election forms in the form and manner and within the time prescribed by the ITA (or any applicable provincial legislation). In its sole discretion, Matsub may choose to sign and return an election form received more than 90 days following the Effective Date, but Matsub will have no obligation to do so.

2.4   Adjustments to Exchange Ratio

        The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Merge Common Shares or Cedara Common Shares other than stock dividends paid in lieu of ordinary course dividends), reorganization, recapitalization or other like change with respect to Merge Common Shares or Cedara Common Shares occurring after the date of the Merger Agreement and prior to the Effective Time.

ARTICLE 3
RIGHTS OF DISSENT

3.1   Rights of Dissent

        Holders of Cedara Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 185 of the OBCA and this section 3.1 (the "Dissent Rights") in connection with the Arrangement; provided that, notwithstanding subsection 185(10) of the OBCA, the written objection to the Arrangement Resolution referred to in subsection 185(6) of the OBCA must be received by Cedara not later than 5:00 p.m. (Toronto time) on the Business Day preceding the Cedara Meeting. Holders of Cedara Common Shares who duly exercise such rights of dissent and who:

  (a)
  are ultimately determined to be entitled to be paid fair value for their Cedara Common Shares shall be deemed to have transferred such Cedara Common Shares to Matsub, to the extent the fair value therefor is paid by Matsub; or

  (b)
  are ultimately determined not to be entitled, for any reason, to be paid fair value for their Cedara Common Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Cedara Common Shares and shall receive Exchangeable Shares or Merge Common Shares on the basis determined in accordance with section 2.2(c), but in no case shall Merge, Matsub, Merge Newco, Cedara or any other Person be required to recognize such holders as holders of Cedara Common Shares after the Effective Time, and the names of such holders of Cedara Common Shares shall be deleted from the registers of holders of Cedara Common Shares at the Effective Time.

ARTICLE 4
CERTIFICATES AND FRACTIONAL SHARES

4.1   Issuance of Certificates Representing Exchangeable Shares

        At or promptly after the Effective Time, Matsub shall deposit with the Depositary, for the benefit of the holders of Cedara Common Shares who will receive Exchangeable Shares in connection with the

Arrangement, certificates representing that number of whole Exchangeable Shares to be delivered pursuant to section 2.2 upon the exchange of Cedara Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented one or more Cedara Common Shares that were exchanged for one or more Exchangeable Shares under the Arrangement, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the OBCA and the by-laws of Cedara and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in lieu of fractional Exchangeable Shares pursuant to section 4.4), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Cedara Common Shares that is not registered in the transfer records of Cedara, a certificate representing the proper number of Exchangeable Shares may be issued to the transferee if the certificate representing such Cedara Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.1, each certificate which immediately prior to the Effective Time represented Cedara Common Shares that were exchanged for Exchangeable Shares shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Exchangeable Shares as contemplated by this section 4.1, (ii) a cash payment in lieu of any fractional Exchangeable Shares as contemplated by section 4.4 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by section 4.3.

4.2   Exchange of Certificates for Merge Common Shares

        At or promptly after the Effective Time, Merge Newco shall deposit with the Depositary, for the benefit of the holders of Cedara Common Shares in connection with the Arrangement, certificates representing the Merge Common Shares delivered pursuant to section 2.2 in exchange for outstanding Cedara Common Shares. Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Cedara Common Shares that were exchanged for Merge Common Shares, together with such other documents and instruments as would have been required to effect the transfer of the shares formerly represented by such certificate under the OBCA and the by-laws of Cedara and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Merge Common Shares which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to section 4.3 and any cash in lieu of fractional Merge Common Shares pursuant to section 4.4), and the certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Cedara Common Shares which is not registered in the transfer records of Cedara, a certificate representing the proper number of Merge Common Shares may be issued to the transferee if the certificate representing such Cedara Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this section 4.2, each certificate which immediately prior to the Effective Time represented one or more outstanding Cedara Common Shares that were exchanged for Merge Common Shares shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing Merge Common Shares as contemplated by this section 4.2, (ii) a cash payment in lieu of any fractional Merge Common Shares as contemplated by section 4.4 and (iii) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Merge Common Shares as contemplated by section 4.3.

4.3   Distributions with Respect to Unsurrendered Certificates

        No dividends or other distributions declared or made after the Effective Time with respect to Exchangeable Shares or Merge Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate which immediately prior to the Effective Time represented outstanding Cedara Common Shares that were exchanged pursuant to section 2.2, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to section 4.4 and no interest shall be earned or payable on these proceeds, unless and until the holder of record of such certificate shall surrender such certificate in accordance with section 4.1 or 4.2. Subject to applicable law, at the time of such surrender of any such certificate (or, in the case of clause (iii) below, at the appropriate payment date), there shall be paid to the record holder of the certificates representing whole Cedara Common Shares, without interest, (i) the amount of any cash payable in lieu of a fractional Exchangeable Share or Merge Common Share to which such holder is entitled pursuant to section 4.4, (ii) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Share or Merge Common Share, as the case may be, and (iii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangeable Share or Merge Common Share, as the case may be.

4.4   No Fractional Shares

        No certificates representing fractional Exchangeable Shares or fractional Merge Common Shares shall be issued upon the surrender for exchange of certificates pursuant to section 4.1 or 4.2 and no dividend, stock split or other change in the capital structure of Matsub or Merge shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Matsub or Merge. In lieu of any such fractional securities, each Person otherwise entitled to a fractional interest in an Exchangeable Share or to a fractional interest in a Merge Common Share will receive a cash payment from the Depository equal to the product of such fractional interest and the Merge Trading Price. Matsub and Merge, as the case may be, shall from time to time as necessary provide the Depository with funds sufficient to satisfy these obligations. On the date of the notice referred to in section 7.2 of the Exchangeable Share Provisions, the aggregate number of Exchangeable Shares and the aggregate number of Merge Common Shares for which no certificates were issued as a result of the foregoing provisions of this section 4.4 shall be deemed to have been surrendered by the Depository for no consideration to Matsub or Merge, as the case may be.

4.5   Lost Certificates

        In the event any certificate which immediately prior to the Effective Time represented one or more outstanding Cedara Common Shares that were exchanged pursuant to section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, one or more certificates representing one or more Exchangeable Shares or Merge Common Shares (and any dividends or distributions with respect thereto and any cash pursuant to section 4.4) deliverable in accordance with such holder's Letter of Transmittal and Election Form. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom certificates representing Exchangeable Shares or Merge Common Shares are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to Matsub, Merge and their respective transfer agents in such sum as Matsub or Merge may direct or otherwise indemnify Matsub and Merge in a manner satisfactory to Matsub and Merge against any claim that may be made against Matsub or Merge with respect to the certificate alleged to have been lost, stolen or destroyed.

4.6   Extinction of Rights

        Any certificate which immediately prior to the Effective Time represented outstanding Cedara Common Shares that were exchanged pursuant to section 2.2 that is not deposited with all other instruments required by section 4.1 or 4.2 on or prior to the date of the notice referred to in section 7.2 of the Exchangeable Share Provisions shall cease to represent a claim or interest of any kind or nature as a shareholder of Matsub or Merge. On such date, the Exchangeable Shares or Merge Common Shares (or cash in lieu of fractional interests therein, as provided in section 4.4) to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Matsub or Merge Newco, as the case may be, together with all entitlements to dividends, distributions and interest in respect thereof held for such former registered holder. None of Merge, Matsub, Merge Newco or the Depositary shall be liable to any person in respect of any Merge Common Shares or Exchangeable Shares (or dividends, distributions and interest in respect thereof) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

4.7   Withholding Rights

        Matsub, Merge Newco, Merge and the Depositary shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Cedara Common Shares, Merge Common Shares or Exchangeable Shares such amounts as Matsub, Merge Newco, Merge or the Depositary is required to deduct and withhold with respect to such payment under the ITA, the United States Internal Revenue Code of 1986 or any provision of provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority within the time required. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Matsub, Merge Newco, Merge and the Depositary are hereby authorized to sell or otherwise dispose on behalf of the holder thereof of such portion of the consideration as is necessary to provide sufficient funds to Matsub, Merge Newco, Merge or the Depositary, as the case may be, to enable it to comply with such deduction or withholding requirement and Matsub, Merge Newco, Merge or the Depositary shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

ARTICLE 5
CERTAIN RIGHTS OF MERGE NEWCO TO ACQUIRE EXCHANGEABLE SHARES

5.1   Merge Newco Liquidation Call Right

  (a)
  Merge Newco shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Matsub pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an affiliate of Merge) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Merge Newco of an amount per share (the "Liquidation Call Purchase Price") equal to the sum of (i) the Current Market Price of a Merge Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by Merge Newco causing to be delivered to such holder one Merge Common Share, plus (ii) any Dividend Amount. In the event of the exercise of the Liquidation Call Right by Merge Newco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Merge Newco on the Liquidation Date on payment by Merge Newco to the holder of the Liquidation Call Purchase Price for each such share, and Matsub shall have no obligation to redeem such shares so purchased by Merge Newco.

  (b)
  To exercise the Liquidation Call Right, Merge Newco must notify Matsub's transfer agent (the "Transfer Agent"), as agent for the holders of Exchangeable Shares, and Matsub of Merge Newco's intention to exercise such right at least 60 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of Matsub and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of Matsub. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Merge Newco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Merge Newco. If Merge Newco exercises the Liquidation Call Right, then on the Liquidation Date Merge Newco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

  (c)
  For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Merge Newco shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of Merge Common Shares deliverable by Merge Newco and a cheque or cheques of Merge Newco payable at par at any branch of the bankers of Merge Newco representing the aggregate Dividend Amount in payment of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to section 4.7 hereof. Provided that Merge Newco has complied with the immediately preceding sentence, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by Merge Newco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Merge Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the governing corporate statute and the by-laws of Matsub and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Merge Newco shall deliver to such holder, certificates representing the Merge Common Shares to which the holder is entitled and a cheque or cheques of Merge Newco payable at par at any branch of the bankers of Merge Newco in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price, less any amounts withheld pursuant to section 4.7 hereof. If Merge Newco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by Matsub in connection with the liquidation, dissolution or winding-up of Matsub pursuant to Article 5 of the Exchangeable Share Provisions.

5.2   Merge Newco Redemption Call Right

        In addition to Merge Newco's rights contained in the Exchangeable Share Provisions, including, without limitation, the Retraction Call Right (as defined in the Exchangeable Share Provisions), Merge Newco shall have the following rights in respect of the Exchangeable Shares:

  (a)
  Merge Newco shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by Matsub pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than any holder of Exchangeable Shares which is an affiliate of

    Merge) on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Merge to each holder of an amount per Exchangeable Share (the "Redemption Call Purchase Price") equal to the sum of, (i) the Current Market Price of a Merge Common Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by Merge Newco causing to be delivered to such holder one Merge Common Share, plus (ii) any Dividend Amount. In the event of the exercise of the Redemption Call Right by Merge Newco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Merge Newco on the Redemption Date on payment by Merge Newco to the holder of the Redemption Call Purchase Price for each such share, and Matsub shall have no obligation to redeem such shares so purchased by Merge Newco.

  (b)
  To exercise the Redemption Call Right, Merge Newco must notify the Transfer Agent, as agent for the holders of Exchangeable Shares, and Matsub of Merge Newco's intention to exercise such right at least 60 days before the Redemption Date, except in the case of a redemption occurring as a result of a Merge Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event (each as defined in the Exchangeable Share Provisions), in which case Merge Newco shall so notify the Transfer Agent and Matsub on or before the Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Merge Newco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Merge Newco. If Merge Newco exercises the Redemption Call Right, on the Redemption Date Merge Newco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

  (c)
  For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Merge Newco shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of Merge Common Shares deliverable by Merge Newco and a cheque or cheques of Merge Newco payable at par at any branch of the bankers of Merge Newco representing the aggregate Dividend Amount in payment of the total Redemption Call Purchase Price, less any amounts withheld pursuant to section 4.7 hereof. Provided that Merge Newco has complied with the immediately preceding sentence, on and after the Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Merge Newco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Merge Common Shares to which it is entitled. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the governing corporate statute and the by-laws of Matsub and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Merge Newco shall deliver to such holder, certificates representing the Merge Common Shares to which the holder is entitled and a cheque or cheques of Merge Newco payable at par at any branch of the bankers of Merge Newco in payment of the remaining portion, if any, of the total Redemption Call Purchase Price, less any amounts withheld pursuant to section 4.7 hereof. If Merge Newco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Matsub in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

ARTICLE 6
AMENDMENTS

6.1   Amendments to Plan of Arrangement

        Cedara reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by Merge, (iii) filed with the Court and, if made following the Cedara Meeting, approved by the Court and (iv) communicated to holders of Cedara Common Shares if and as required by the Court.

        Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Cedara at any time prior to the Cedara Meeting (provided that Merge shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Cedara Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

        Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Cedara Meeting shall be effective only if (i) it is consented to by each of Cedara and Merge and (ii) if required by the Court, it is consented to by holders of the Cedara Common Shares voting in the manner directed by the Court.

        Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date unilaterally by Merge, provided that it concerns a matter which, in the reasonable opinion of Merge, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any holder of Cedara Common Shares or Cedara Options.

ARTICLE 7
FURTHER ASSURANCES

7.1    Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Merger Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order further to document or evidence any of the transactions or events set out herein.

APPENDIX 1 TO THE PLAN OF ARRANGEMENT

PROVISIONS
ATTACHING TO THE
EXCHANGEABLE SHARES OF
MERGE CEDARA EXCHANGECO LIMITED

        The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1
INTERPRETATION

1.1
For the purposes of these share provisions:

          "affiliate" has the meaning ascribed thereto in the Securities Act;

          "Arrangement" means an arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, to which plan these share provisions are attached as Appendix 1 and which Plan of Arrangement (other than Appendix 1 thereto) is attached to these share provisions as Exhibit A, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

          "Board of Directors" means the Board of Directors of the Company;

          "Business Day" means any day on which commercial banks are generally open for business in Milwaukee, Wisconsin and Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in Milwaukee, Wisconsin under the laws of the State of Wisconsin or the federal laws of the United States of America or in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada;

          "Canadian Dollar Equivalent" means in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date the product obtained by multiplying:

  (a)
  the Foreign Currency Amount by,

  (b)
  the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

          "Common Shares" means the common shares in the capital of the Company;

          "Company" means Merge Cedara ExchangeCo Limited, a company existing under the laws of the Province of Ontario;

          "Current Market Price" means, in respect of a Merge Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Merge Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the Nasdaq, or, if the Merge Common Shares are not then quoted on the Nasdaq, on such other stock exchange or automated quotation system on which the Merge Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Merge Common Shares during such period does not create a market which reflects the fair market value of a Merge Common Share, then the Current Market Price of a Merge Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

          "Director" means the Director appointed pursuant to section 278 of the OBCA;

          "Dividend Amount" means an amount equal to and in satisfaction of all declared and unpaid dividends on an Exchangeable Share held by a holder on any dividend record date which occurred prior to the date of redemption or purchase of such shares by the Company or Merge Holdings from such holder;

          "Drop Dead Date" means June 30, 2005, or such later date as may be mutually agreed by the parties to the Merger Agreement;

          "Effective Date" means the date shown on the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement provided that such date occurs on or prior to the Drop Dead Date;

          "Exchangeable Shares" mean the non-voting exchangeable shares in the capital of the Company, having the rights, privileges, restrictions and conditions set forth herein;

          "Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as members of the Company, other than an Exempt Exchangeable Share Voting Event, and excluding any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement;

          "Exempt Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as members of the Company in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the Exchangeable Shares and the Merge Common Shares;

          "Governmental Entity" means any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing, or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

          "holder" means, when used in reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by and on behalf of the Company in respect of the Exchangeable Shares;

          "Liquidation Amount" has the meaning ascribed thereto in section 5.1 of these share provisions;

          "Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

          "Liquidation Date" has the meaning ascribed thereto in section 5.1 of these share provisions;

          "Merge" means Merge Technologies Incorporated, a corporation existing under the laws of the State of Wisconsin;

          "Merge Common Shares" mean the shares of common stock in the capital of Merge and any other securities into which such shares may be changed;

          "Merge Control Transaction" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving Merge, or any proposal to do so;

          "Merge Dividend Declaration Date" means the date on which the Board of Directors of Merge declares any dividend on the Merge Common Shares;

          "Merge Holdings" means Merge Technologies Holdings Co., an unlimited liability company existing under the laws of the province of Nova Scotia and being a wholly-owned subsidiary of Merge;

          "Merge Holdings Call Notice" has the meaning ascribed thereto in section 6.3 of these share provisions;

          "Merger Agreement" means the agreement made the 17th day of January, 2005 among Merge, the Company and Cedara Software Corp., as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement;

          "Nasdaq" means the Nasdaq National Market;

          "OBCA" means the Ontario Business Corporations Act, as amended;

          "Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

          "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Schedule D annexed to the Merger Agreement and any amendments or variations thereto made in accordance with section 6.1 of the Merger Agreement or Article 6 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

          "Purchase Price" has the meaning ascribed thereto in section 6.3 of these share provisions;

          "Redemption Call Purchase Price" has the meaning ascribed thereto in the Plan of Arrangement;

          "Redemption Call Right" has the meaning ascribed thereto in the Plan of Arrangement;

          "Redemption Date" means the date, if any, established by the Board of Directors for the redemption by the Company of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than April 30, 2010, unless:

  (a)
  there are outstanding fewer than the greater of (i) 1,000,000 Exchangeable Shares; and (ii) ten percent of the number of Exchangeable Shares issued on the Effective Date (in each case, other than Exchangeable Shares held by Merge and its affiliates, and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to April 30, 2010 as they may determine, upon at least 60 days' prior written notice to the registered holders of the Exchangeable Shares;

  (b)
  a Merge Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such Merge Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such Merge Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to April 30, 2010 as they may determine, upon such number of days' prior written notice to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances;

  (c)
  an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, the redemption date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the Exchangeable Shares as the Board of Directors may determine to be reasonably practicable in such circumstances; or

  (d)
  an Exempt Exchange Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares failed to take such action, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (a), (b), (c) or (d) above to holders of Exchangeable Shares shall not affect the validity of any such redemption;

          "Redemption Price" has the meaning ascribed thereto in section 7.1 of these share provisions;

          "Retracted Shares" has the meaning ascribed thereto in section 6.1(a) of these share provisions;

          "Retraction Call Right" has the meaning ascribed thereto in section 6.1(c) of these share provisions;

          "Retraction Date" has the meaning ascribed thereto in section 6.1(b) of these share provisions;

          "Retraction Price" has the meaning ascribed thereto in section 6.1 of these share provisions;

          "Retraction Request" has the meaning ascribed thereto in section 6.1 of these share provisions;

          "Securities Act" means the Securities Act (Ontario) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended from time to time prior to the Effective Date;

          "Support Agreement" means the agreement made between Merge, Merge Holdings and the Company substantially in the form and content of Schedule E annexed to the Merger Agreement, with such changes thereto as the parties to the Support Agreement, acting reasonably, may agree, a copy of which is available at the records office of the Company;

          "Transfer Agent" means Computershare Trust Company of Canada or such other Person as may from time to time be appointed by the Company as the registrar and transfer agent for the Exchangeable Shares;

          "Trustee" means the trustee chosen by Merge and Cedara, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement; and

          "Voting and Exchange Trust Agreement" means the agreement made between Merge, the Company and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Schedule F annexed to the Merger Agreement with such changes thereto as the parties to the Merger Agreement, acting reasonably, may agree.

ARTICLE 2
RANKING OF EXCHANGEABLE SHARES

2.1
The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, but shall rank junior to the Preference Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company, among its members for the purpose of winding up its affairs.

ARTICLE 3 DIVIDENDS

3.1
A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Merge Dividend Declaration Date, declare a dividend on each Exchangeable Share:

(a)
in the case of a cash dividend declared on the Merge Common Shares, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the Merge Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each Merge Common Share;

(b)
in the case of a stock dividend declared on the Merge Common Shares to be paid in Merge Common Shares by the issue by the Company of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Merge Common Shares to be paid on each Merge Common Share; or

(c)
in the case of a dividend declared on the Merge Common Shares in property other than cash or Merge Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by section 3.5 hereof) the type and amount of property declared as a dividend on each Merge Common Share.

        Such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued shares of the Company, as applicable.

3.2
Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by section 3.1 (a) hereof and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend (less applicable withholding tax) represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by section 3.1 (b) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by section 3.1 (c) hereof shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

3.3
The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Merge Common Shares.

3.4
If on any payment date for any dividends declared on the Exchangeable Shares under section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

3.5
The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of section 3.1 hereof, and each such determination shall be conclusive and binding on the Company and its members. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a)
in the case of any stock dividend or other distribution payable in Merge Common Shares, the number of such shares issued in proportion to the number of Merge Common Shares previously outstanding;

(b)
in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Merge Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Merge Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

(c)
in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Merge of any class other than Merge Common Shares, any rights, options or warrants other than those referred to in section 3.5(b) above, any evidences of indebtedness of Merge or any assets of Merge) the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Merge Common Share and the Current Market Price; and

(d)
in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Merge Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

ARTICLE 4
CERTAIN RESTRICTIONS

4.1
So long as any of the Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in section 10.2 of these share provisions:

(a)
pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)
redeem or purchase or make any capital distribution in respect of Common Shares or Preference Shares or any other shares ranking junior to the Exchangeable Shares;

(c)
redeem or purchase any other shares of the Company ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

(d)
issue any Exchangeable Shares or any other shares of the Company ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares.

        The restrictions in sections 4.1(a), (b), (c) and (d) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the Merge Common Shares shall have been declared and paid on the Exchangeable Shares.

ARTICLE 5
DISTRIBUTION ON LIQUIDATION

5.1
In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Current Market Price of a Merge Common Share on the last Business Day prior to the Liquidation Date (the "Liquidation Amount"), which shall be satisfied in full by the Company causing to be delivered to such holder one Merge Common Share, together with all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Liquidation Date.

5.2
On or promptly after the Liquidation Date, and subject to the exercise by Merge Holdings of the Liquidation Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the Articles of the Company and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of members of the Company for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, on behalf of the Company of certificates representing Merge Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and a cheque of the Company payable at par at any branch of the bankers of the Company in respect of the remaining portion, if any, of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom). On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount (in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom) for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Merge Common Shares delivered to them or the custodian on their behalf.

5.3
After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Company.

ARTICLE 6
RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

6.1
A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Merge Holdings of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Company to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the sum of (i) the Current Market Price of a Merge Common Share on the last Business Day prior to the Retraction Date (the "Retraction Price"), which shall be satisfied in full by the Company causing to be delivered to such holder one Merge Common Share for each Exchangeable Share presented and surrendered by the holder, and (ii) any Dividend Amount. To effect such redemption, the holder shall present and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Company redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the Articles of the Company and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Company:

  (a)
  specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Company;

  (b)
  stating the Business Day on which the holder desires to have the Company redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 10 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Company and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Company and provided further that if the Retraction Date resulting from the foregoing is not a Tuesday or Friday then the Retraction Date shall be the nearest following Tuesday or Friday (or, if such Tuesday or Friday is not a Business Day, the Business Day preceding such Tuesday or Friday); and

  (c)
  acknowledging the overriding right (the "Retraction Call Right") of Merge Holdings to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Merge Holdings in accordance with the Retraction Call Right on the terms and conditions set out in section 6.3 below, provided however, that notwithstanding the foregoing, in the event of an Offer as defined in section 2.8 of the Support Agreement, the Company will use its commercially reasonably efforts, expeditiously and in good faith to put in place procedures or to cause the Transfer Agent to put in place procedures to ensure that, if holders of Exchangeable Shares are required to retract such Exchangeable Shares to participate in the Offer, that any such retraction shall be conditional upon and shall only be effective if the Merge Common Shares tendered or deposited under such Offer are taken up.

6.2
Subject to the exercise by Merge Holdings of the Retraction Call Right, upon receipt by the Company or the Transfer Agent in the manner specified in section 6.1 hereof of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Company shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares, provided that all declared and unpaid dividends for which the record date has occurred prior to the Retraction Date shall be paid on the payment date for such dividends. If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by Merge Holdings pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company.

6.3
Upon receipt by the Company of a Retraction Request, the Company shall immediately notify Merge Holdings thereof and shall provide to Merge Holdings a copy of the Retraction Request. In order to exercise the Retraction Call Right, Merge Holdings must notify the Company of its determination to do so (the "Merge Holdings Call Notice") within five Business Days of notification to Merge Holdings by the Company of the receipt by the Company of the Retraction Request. If Merge Holdings does not so notify the Company within such five Business Day period, the Company will notify the holder as soon as possible thereafter that Merge Holdings will not exercise the Retraction Call Right. If Merge Holdings delivers the Merge Holdings Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to Merge Holdings in accordance with the Retraction Call Right. In such event, the Company shall not redeem the Retracted Shares and Merge Holdings shall purchase from such holder and such holder shall sell to Merge Holdings on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share, plus on the designated payment date therefor, to the extent not paid by the Company on the designated payment date therefor, any Dividend Amount. To the extent that Merge Holdings pays the Dividend Amount in respect of the Retracted Shares, the Company shall no longer be obligated to pay any declared and unpaid dividends on such Retracted Shares. Provided that Merge Holdings has complied with section 6.4, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date. In the event that Merge Holdings does not deliver a Merge Holdings Call Notice within such five Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the Company shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

6.4
The Company or Merge Holdings, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of members of the Company for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company by notice to the holders of Exchangeable Shares, certificates representing the Merge Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) registered in the name of the holder or in such other name as the holder may request, and, if applicable and on or before the payment date therefor, a cheque payable at par at any branch of the bankers of the Company or Merge Holdings, as applicable, representing the aggregate Dividend Amount, in payment of the total Retraction Price or the total Purchase Price, as the case may be, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom, and such delivery of such certificates and cheques on behalf of the Company or by Merge Holdings, as the case may be, or by the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such share certificates and cheques (plus any tax deducted and withheld therefrom and remitted to the proper tax authority).

6.5
On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, together with any Dividend Amount on such Retracted Shares, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company or purchased by Merge Holdings shall thereafter be considered and deemed for all purposes to be a holder of the Merge Common Shares delivered to it.

6.6
Notwithstanding any other provision of this Article 6, the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Company believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Merge Holdings shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Company shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Company shall redeem Retracted Shares in accordance with section 6.2 of these share provisions on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Company, representing the Retracted Shares not redeemed by the Company pursuant to section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in section 6.7, the holder of any such Retracted Shares not redeemed by the Company pursuant to section 6.2 of these share provisions as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to require Merge to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Merge to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement.

6.7
A holder of Retracted Shares may, by notice in writing given by the holder to the Company before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Merge Holdings shall be deemed to have been revoked.

ARTICLE 7
REDEMPTION OF EXCHANGEABLE SHARES BY THE COMPANY

7.1
Subject to applicable law, and provided Merge Holdings has not exercised the Redemption Call Right, the Company shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the sum of (i) the Current Market Price of a Merge Common Share on the last Business Day prior to the Redemption Date (the "Redemption Price"), which shall be satisfied in full by the Company causing to be delivered to each holder of Exchangeable Shares one Merge Common Share for each Exchangeable Share held by such holder, together with (ii) any Dividend Amount.

7.2
In any case of a redemption of Exchangeable Shares under this Article 7, the Company shall, at least 60 days before the Redemption Date (other than a Redemption Date established in connection with a Merge Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by Merge Holdings under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a Merge Control Transaction, an Exchangeable Share Voting Event and an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Company or the purchase by Merge Holdings under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors of the Company to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.

7.3
On or after the Redemption Date and subject to the exercise by Merge Holdings of the Redemption Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share, together with the Dividend Amount on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the Redemption Date, upon presentation and surrender at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the Articles of the Company and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares, together with payment of such dividends, shall be made by delivery to each holder, at the address of the holder recorded in the register of members of the Company or by holding for pick-up by the holder at the registered office of the Company or at any office of the Transfer Agent as may be specified by the Company in such notice, on behalf of the Company of certificates representing Merge Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance) and, if applicable, a cheque of the Company payable at par at any branch of the bankers of the Company in payment of any such dividends, in each case, less any amounts withheld on account of tax required to be deducted and withheld therefrom. On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price and any such dividends, unless payment of the total Redemption Price and any such dividends for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price and any such dividends have been paid in the manner hereinbefore provided. The Company shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price for and the full amount of such dividends on (except as provided otherwise in this section 7.3) the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice, less any amounts withheld on account of tax required to be deducted and withheld therefrom. Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price and such dividends for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price and the full amount of such dividends, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the Merge Common Shares delivered to them or the custodian on their behalf.

ARTICLE 8
PURCHASE FOR CANCELLATION

8.1
Subject to applicable law and notwithstanding section 8.2, the Company may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any holder of Exchangeable Shares for consideration consisting of Merge Common Shares.

8.2
Subject to applicable law, the Company may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares at any price by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share. If in response to an invitation for tenders under the provisions of this section 8.2, more Exchangeable Shares are tendered at a price or prices acceptable to the Company than the Company is prepared to purchase, the Exchangeable Shares to be purchased by the Company shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Company, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Company is prepared to purchase after the Company has purchased all the shares tendered at lower prices. If part only of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Company.

ARTICLE 9
VOTING RIGHTS

9.1
Except as required by applicable law and by Article 10 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the members of the Company or to vote at any such meeting. The holders of the Exchangeable Shares shall, however, be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Company or the sale, lease or exchange of all or substantially all of the property of the Company other than in the ordinary course of business of the Company.

ARTICLE 10
AMENDMENT AND APPROVAL

10.1
The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

10.2
Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than three-fourths of the votes cast on such resolution at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than three-fourths of the votes cast on such resolution at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

ARTICLE 11
RECIPROCAL CHANGES, ETC. IN RESPECT OF MERGE COMMON SHARES

11.1
Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that Merge will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

(a)
issue or distribute Merge Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Merge Common Shares) to the holders of all or substantially all of the then outstanding Merge Common Shares by way of stock dividend or other distribution, other than an issue of Merge Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Merge Common Shares) to holders of Merge Common Shares who exercise an option to receive dividends in Merge Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Merge Common Shares) in lieu of receiving cash dividends;

(b)
issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Merge Common Shares entitling them to subscribe for or to purchase Merge Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Merge Common Shares); or

(c)
issue or distribute to the holders of all or substantially all of the then outstanding Merge Common Shares:

(a)
shares or securities of Merge of any class other than Merge Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Merge Common Shares);

(b)
rights, options or warrants other than those referred to in section 11.1(b) above;

(c)
evidences of indebtedness of Merge; or

(d)
assets of Merge,

unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

11.2
Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that Merge will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions:

(a)
subdivide, redivide or change the then outstanding Merge Common Shares into a greater number of Merge Common Shares;

(b)
reduce, combine, consolidate or change the then outstanding Merge Common Shares into a lesser number of Merge Common Shares; or

(c)
reclassify or otherwise change the Merge Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Merge Common Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in, the rights of the holders of the Exchangeable Shares. The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions.

11.3
If Merge at any time after the date hereof, consummates any transaction (whether by way of reorganization, consolidation, arrangement, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become property of any other Person or, in the case of a merger, of the continuing corporation or other entity resulting therefrom (such other person or continuing corporation (or, in the event of a merger, amalgamation or similar transaction pursuant to which holders of shares in the capital of Merge are entitled to receive shares or other ownership interest in the capital of any corporation or other legal entity other than such other person or continuing corporation, then such corporation or other legal entity in which holders of shares in the capital of Merge are entitled to receive an interest) is herein called the "Merge Successor") then, provided that the Merge Successor is bound, or has agreed to be bound, by the provisions of the Voting and Exchange Trust Agreement and Support Agreement and to assume the obligations of Merge thereunder to the satisfaction of the Board of Directors, all references in these Share Provisions to Merge Common Shares shall be deemed to be references to the shares of the Merge Successor which has assumed the obligations of Merge and all references to Merge shall be to Merge Successor, without amendment to these Share Provisions or any further action whatsoever. For greater certainty, if a transaction described in this section 11.3 results in holders of Exchangeable Shares being entitled to exchange their Exchangeable Shares for shares of a Merge Successor in a different ratio than that set out in these share provisions, then these share provisions shall be deemed to be amended to refer to such different ratio(s).

ARTICLE 12
ACTIONS BY THE COMPANY UNDER SUPPORT AGREEMENT

12.1
The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by Merge, Merge Holdings and the Company with all provisions of the Support Agreement applicable to Merge, Merge Holdings and the Company, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant to such agreement.

12.2
The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement without the approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)
adding to the covenants of the other parties to such agreement for the protection of the Company or the holders of the Exchangeable Shares thereunder;

(b)
making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

  (c)
  making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

12.3
The specified amount with respect to an Exchangeable Share for purposes of subsection 191(4) of the Income Tax Act (Canada) shall be the Canadian dollar amount specified in the Support Agreement.

ARTICLE 13
LEGEND; CALL RIGHTS

13.1
The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

13.2
Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Merge Holdings, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Company or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Merge Holdings as therein provided.

13.3
The Company, Merge Holdings, Merge and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Company, Merge Holdings, Merge or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, territorial, state, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Company, Merge Holdings, Merge and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of consideration on behalf of the holder of the Exchangeable Shares as is necessary to provide sufficient funds to the Company, Merge Holdings, Merge or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Company, Merge Holdings, Merge or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

ARTICLE 14
NOTICES

14.1
Any notice, request or other communication to be given to the Company by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Company and addressed to the attention of the Secretary of the Company. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

14.2
Any presentation and surrender by a holder of Exchangeable Shares to the Company or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Company or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Company or to such office of the Transfer Agent as may be specified by the Company, in each case, addressed to the attention of the Secretary of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

14.3
Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of members of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.

APPENDIX 2 TO THE PLAN OF ARRANGEMENT

PROVISIONS ATTACHING TO THE PREFERENCE SHARES
OF MERGE CEDARA EXCHANGECO LIMITED

        The Preference Shares shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1
INTERPRETATION

1.1
For the purposes of these share provisions:

          "Board of Directors" means the Board of Directors of the Company;

          "Business Day" means any day on which commercial banks are generally open for business in Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada;

          "Common Shares" means the common shares in the capital of the Company;

          "Company" means Merge Cedara ExchangeCo Limited, a company existing under the laws of the Province of Ontario;

          "Dividend Payment Date" means the first day of January in each year;

          "Exchangeable Shares" means the non-voting exchangeable shares in the capital of the Company;

          "holder" means, when used with reference to the Preference Shares, the holders of Preference Shares shown from time to time in the register maintained by or on behalf of the Company in respect of the Preference Shares;

          "OBCA" means the Ontario Business Corporations Act, as amended;

          "Preference Shares" means the preference shares in the capital of the Company;

          "Redemption Date" means the third business day after the 5th anniversary of the issuance of the Preference Shares by the Company; and

          "Redemption Price" with respect to each Preference Share means the amount of $1,000.00 per share together with the full amount of all accrued and unpaid dividends (less any tax required to be withheld by the Company), which for such purpose shall be treated as accruing from day to day up to but not including the Redemption Date.

1.2
The expressions "article", "section", "subsection" or "paragraph" followed by a number mean and refer to the specified article, section, subsection or paragraph of these provisions.

ARTICLE 2
RANKING OF PREFERENCE SHARES

2.1
The Preference Shares shall rank in preference over the Common Shares, the Exchangeable Shares and any other shares ranking junior to the Preference Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its members for the purpose of winding up its affairs.

ARTICLE 3
APPROVAL OF PREFERENCE SHARES

3.1
The approval of the holders of the Preference Shares as to any matters referred to in these provisions may be given:

(a)
in writing signed by all the holders of the Preference Shares; or

(b)
by resolution passed by a majority of not less than two-thirds of the votes cast by holders of Preference Shares in respect of such resolution either at a special meeting of the holders of the Preference Shares or as a separate vote at a special meeting of the members of the Company, in either case called to consider such resolution.

At any special meeting of, or upon separate vote at a special meeting of the members of the Company by, the holders of the Preference Shares each holder shall be entitled to one vote for each Preference Share held by such holder. The provisions of the articles of the Company governing the giving to members of notice of, the quorum required to legally constitute, voting by proxy at, the conduct of, and the procedure at, special meetings of members shall apply, mutatis mutandis, to the like matters with respect to any special meeting of the holders of the Preference Shares.

ARTICLE 4
SHARE CAPITAL AND DIVIDENDS

4.1
The holders of the Preference Shares shall have the right to receive, and the Company shall pay thereon as and when declared by the Board of Directors out of moneys of the Company properly applicable to the payment of dividends, fixed non-cumulative preferential cash dividends at the rate of $60.00 (less any tax required to be withheld by the Company) per share per annum payable on the Dividend Payment Date.

4.2
The directors of the Company shall be entitled from time to time to declare part of the preferential non-cumulative cash dividend for any fiscal year notwithstanding that such dividend for such fiscal year shall not be declared in full. If, within two months after the expiration of any fiscal year of the Company, the directors of the Company in their discretion shall not declare the said dividend or any part thereof on the Preference Shares for such fiscal year then the rights of the holders of the Preference Shares to such dividend or to any undeclared part thereof for such fiscal year shall be forever extinguished. The holders of the Preference Shares shall not be entitled to any dividends other than or in excess of the preferential non-cumulative cash dividends hereinbefore provided for.

4.3
Cheques of the Company drawn on a Canadian chartered bank and payable at par at any branch in Canada of such bank shall be issued in respect of such dividends to the holders of the Preference Shares entitled thereto. The sending of such cheques shall satisfy and discharge all liability for such dividends to the extent of the amounts represented thereby (plus any tax required to be and deducted or withheld therefrom) unless such cheques are not paid on due presentation.

4.4
If on any Dividend Payment Date dividends payable on such date are not paid in full on all the Preference Shares then outstanding, such dividends or the unpaid part thereof shall be paid on subsequent date or dates as determined by the Board of Directors on which the Company shall have sufficient moneys properly applicable to the payment of same.

4.5
The holders of the Preference Shares shall not be entitled to any dividends other than or in excess of the cash dividends herein provided for. A dividend which is represented by a cheque which has not been presented for payment within six years after it was issued or that otherwise remains unclaimed for a period of six years from the date on which it was declared to be payable and set apart for payment shall be forfeited to the Company.

4.6
So long as any Preference Shares are outstanding:

(a)
the Company will not declare, pay or set apart for payment any dividends (other than stock dividends in shares of the Company ranking junior to the Preference Shares) on any shares of the Company ranking junior to the Preference Shares; or

(b)
the Company will not purchase any shares ranking junior to the Preference Shares (except out of the net cash proceeds of a substantially concurrent issue of shares of the Company ranking junior to the Preference Shares);

unless, in each such case, either (i) all dividends accrued on the outstanding Preference Shares up to and including the dividend payable on the last preceding Dividend Payment Date shall have been declared and paid or set apart for payment, or (ii) approval of such action has been given by the holders of the Preference Shares in accordance with Article 3.

ARTICLE 5
DISTRIBUTION ON LIQUIDATION

5.1
On the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or other distribution of assets of the Company among its members for the purpose of winding-up its affairs, the holders of the Preference Shares shall be entitled to receive in lawful money of Canada an amount equal to $1,000.00 per share plus all accrued and unpaid dividends thereon (less any tax required to be withheld by the Company) which for such purpose shall be treated as accruing from day to day up to but not including the date of the distribution, before any amount shall be paid or any assets or property of the Company distributed to the holder of any shares of the Company ranking junior to the Preference Shares.

5.2
After payment to the holders of Preference Shares of the amounts so payable to them as provided in Section 5.1, they shall not be entitled to share in any further distribution of assets or property of the Company.

ARTICLE 6
VOTING AND AMENDMENTS

6.1
Except as otherwise provided in these provisions or by the provisions of applicable law, the holders of Preference Shares shall not be entitled as such to receive notice of or to attend or to vote at any meeting of members of the Company.

6.2
The rights, privileges, restrictions and conditions attaching to the Preference Shares may be added to, changed or removed but only with the approval of the holders of the Preference Shares as provided in Article 3.

ARTICLE 7
MANDATORY REDEMPTION

7.1
The Company may not redeem, and may not be compelled to redeem, any Preference Shares prior to the Redemption Date. Subject to the provisions of applicable law and subject to the articles of the Company, on or after the Redemption Date the Company may redeem any or all of the Preference Shares on payment for each share to be redeemed of the Redemption Price. Subject to the provisions of applicable law and subject to the articles of the Company, on or after the Redemption Date the holder of a Preference Share may require the Company to redeem such Preference Share on payment for each share to be redeemed of the Redemption Price.

7.2
The procedure for the redemption of the Preference Shares shall be as follows:

(a)
notice of redemption of Preference Shares shall be given by the Company not less than ten (10) days and not more than thirty (30) days prior to the Redemption Date to each holder of Preference Shares. Such notice shall set out the Redemption Price and the place or places of redemption;

(b)
notice of redemption of Preference Shares shall be given to the Company by the holder of a Preference Share not less than ten (10) days and not more than thirty (30) days prior to the Redemption Date; and

(c)
the Company shall, at any time on or after the date of mailing of the notice of redemption, deposit the Redemption Price for each Preference Share to be redeemed, in a special account for the holder of such shares in any Canadian chartered bank or trust company in Canada specified in the notice of redemption or in a subsequent notice to the holders of the Preference Shares, and upon such deposit being made or upon the Redemption Date, whichever is the later, the Preference Shares in respect of which such deposit shall have been made shall be deemed to be redeemed and the rights of each holder thereof after such deposit or such Redemption Date, as the case may be, shall be limited to receiving, without interest, their proportionate part of the total Redemption Price so deposited upon presentation and surrender of the certificates representing their shares so redeemed. Any interest in such deposit shall belong to the Company.

7.3
Redemption moneys that are represented by a cheque which has not been presented to the Company bankers for payment or that otherwise remain unclaimed (including moneys held on deposit to a special account as provided for in Section 7.2) for a period of six (6) years from the date specified for redemption shall be forfeited to the Company.

ARTICLE 8
NOTICES

8.1
Subject to Section 8.2 any notice, cheque or other communication from the Company herein provided for shall be sufficiently given if delivered or if sent by ordinary unregistered mail, postage prepaid, or, in the case of a notice of redemption, by prepaid registered mail, to the holders of the Preference Shares at their respective addresses appearing on the books of the Company or, in the event of the address of any of such holders not so appearing, then at the last address of such holder known to the Company. Accidental failure to give any such notice or other communication to one or more holders of the Preference Shares shall not affect the validity of the notices or other communications properly given or any action taken pursuant to such notice or other communications but, upon such failure being discovered, the notice or other communication, as the case may be, shall be sent forthwith to such holder or holders.

8.2
If there exists any actual or apprehended disruption of mail services in any province in which there are holders of Preference Shares whose addresses appear on the books of the Company to be in such province, notice may (but need not) be given to the holders in such province by means of delivery by courier at the addresses of holders of Preference Shares as appearing on the books of the Company or by means of publication in each of two successive weeks in a newspaper of general circulation published in the capital city of such province, or if the Company maintains a register of transfers for the Preference Shares in such province, then in the city in such province where the register of transfers is maintained. Notice given as aforesaid shall be deemed for all purposes to be proper notice.

8.3
Notice given by mail or courier shall be deemed to be given on the day upon which it is mailed or sent by courier, as the case may be, and notice given by publication shall be deemed to be given on the day on which the first publication is completed in any city in which notice is published.

ANNEX C
ARTICLES OF AMENDMENT
TO THE AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
MERGE TECHNOLOGIES INCORPORATED

        Merge Technologies Incorporated, a corporation organized and existing under Chapter 180 of the Wisconsin Statutes (the "Corporation"), does hereby certify as follows:

        1.     The name of the Corporation is Merge Technologies Incorporated.

        2.     The Amended and Restated Articles of Incorporation of the Corporation, as amended, are further amended as follows:

ARTICLE IV

        The number of authorized Common Shares set forth in the table contained in this Article IV are amended by increasing the number of authorized Common Shares to 100,000,000.

        The Preferred Shares set forth in the table contained in this Article IV are amended by creating a series entitled "Series 3 Special Voting Stock," which series shall have one share, with the powers, preferences, rights, qualifications, limitations and restrictions as set forth on Exhibit A to this Amendment to the Corporation's Amended and Restated Articles of Incorporation, as amended.

        3.     The above amendment to the Articles of Incorporation of the corporation was adopted on May     , 2005.

        4.     The above amendment to the Articles of Incorporation of the corporation was duly adopted in accordance with Section 180.1003 of the Wisconsin Statutes.

        Dated as of the    day of May, 2005.

By:
Name:	Richard A. Linden, President

This document was drafted by and is returnable to:

Michael H. Altman, Esq.
Michael Best & Friedrich LLP
100 East Wisconsin Avenue, Suite 3300
Milwaukee, Wisconsin 53202-4108
(414) 271-6560

EXHIBIT A

TO THE ARTICLES OF AMENDMENT
TO THE AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
MERGE TECHNOLOGIES INCORPORATED

        The distinguishing designation of the Preferred Shares, Series 3 Special Voting Stock, including the powers, preferences, rights, qualifications, limitations and restrictions are as follows:

        1.     DIVIDENDS.    Neither the holder nor, if different, the owner of the Series 3 Special Voting Share shall be entitled to receive dividends in its capacity as holder or owner thereof.

        2.     VOTING RIGHTS.    Subject to paragraph 6 hereof, the holder of record of the Series 3 Special Voting Share shall be entitled to all of the voting rights, including the right to vote in person or by proxy, of the Series 3 Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of the Corporation at a meeting of the shareholders or in connection with a consent of the shareholders.

        3.     LIQUIDATION PREFERENCE.    Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holder of the Series 3 Special Voting Share shall be entitled to receive out of the assets of the Corporation available for distribution to the shareholders, an amount equal to $0.01 before any distribution is made on the common stock of the Corporation or any other stock ranking junior to the Series 3 Special Voting Share as to distribution of assets upon liquidation, dissolution or winding-up.

        4.     RANKING.    The Series 3 Special Voting Share shall, with respect to rights on liquidation, winding up and dissolution, rank (i) senior to all classes of common stock of the Corporation and (ii) junior to any other class or series of capital stock of the Corporation.

        5.     REDEMPTION.    The Series 3 Special Voting Share shall not be subject to redemption, except that at such time as no exchangeable shares ("Exchangeable Shares") of Merge Cedara ExchangeCo Limited (other than Exchangeable Shares owned by the Corporation and its affiliates) shall be outstanding, and no shares of stock, debt, options or other agreements which could give rise to the issuance of any Exchangeable Shares to any person (other than the Corporation and its affiliates) shall exist, the Series 3 Special Voting Share shall automatically be redeemed and canceled, for an amount equal to $0.01 per share due and payable upon such redemption. Upon any such redemption or other purchase or acquisition of the Series 3 Special Voting Share by the Corporation, the Series 3 Special Voting Share shall be deemed retired and may not be reissued.

        6.     OTHER PROVISIONS.    Pursuant to the terms of the certain Voting and Exchange Trust Agreement to be dated May     , 2005 by and between Merge Cedara ExchangeCo Limited, the Corporation and a trust company incorporated under the laws of Canada, as such agreement may be amended, modified or supplemented from time to time (the "Trust Agreement"):

          (a)   During the term of the Trust Agreement, the Corporation may not, without the consent of the holders of the Exchangeable Shares (as defined in the Trust Agreement), issue any shares of its Series 3 Special Voting Stock in addition to the Series 3 Special Voting Share;

          (b)   the Series 3 Special Voting Share entitles the holder of record to a number of votes at meetings of holders of common shares of the Corporation equal to the number of Exchangeable Shares outstanding from time to time (other than the Exchangeable Shares held by the Corporation and its affiliates);

          (c)   the Trustee (as defined in the Trust Agreement) shall exercise the votes held by the Series 3 Special Voting Share pursuant to and in accordance with the Trust Agreement;

          (d)   the voting rights attached to the Series 3 Special Voting Share shall terminate pursuant to and in accordance with the Trust Agreement; and

          (e)   the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of such Series 3 Special Voting Share shall be otherwise provided in the Trust Agreement.

ANNEX D
MERGE TECHNOLOGIES INCORPORATED
2005 EQUITY INCENTIVE PLAN

1.     PURPOSE.

        The purpose of the Merge Technologies Incorporated 2005 Equity Incentive Plan (the "Plan") is to advance the interests of Merge Technologies Incorporated (the "Company") and its shareholders by providing Directors, Consultants and those key employees of the Company and its Subsidiaries and Affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Affiliates largely depends, with additional incentive to perform in a superior manner. A purpose of the Plan also is to attract and retain personnel of experience and ability to the service of the Company and its Affiliates, and to reward such individuals for achievement of corporate and individual performance goals.

2.     DEFINITIONS.

          (a)   "Affiliate" means an affiliate as that term is defined in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

          (b)   "Award" means a Stock Grant, a Performance Unit Grant, a Stock Unit Grant or a grant of Stock Appreciation Rights, Non-statutory Stock Options or Incentive Stock Options pursuant to the provisions of this Plan.

          (c)   "Board of Directors" or "Board" means the board of directors of the Company.

          (d)   "Code" means the Internal Revenue Code of 1986, as amended.

          (e)   "Change in Control" of the Company shall have occurred when (i) any "person", as the term is used in Section 3 of the Exchange Act (other than a Company employee benefit plan) is or becomes the "beneficial owner" as defined in Rule 16a-1 under the Exchange Act, directly or indirectly, of securities of the Company representing 50% or more of the Company's outstanding securities ordinarily having the right to vote in the election of directors; (ii) individuals who constitute the Board on the date hereof (the "Incumbent Board"), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's shareholders was approved by the same nominating committee serving under an Incumbent Board, shall be, for purposes of this clause (ii) considered as though he or she were a member of the Incumbent Board; (iii) consummation of a plan of reorganization, merger, or consolidation, in which the shareholders of the Company own less than 50% of the outstanding voting securities of the surviving entity; or (iv) a sale of substantially all of the Company's assets, a liquidation or dissolution of the Company or a similar transaction. Notwithstanding the foregoing, the consummation of the transactions contemplated by the Merger Agreement between the Company, Merge Cedara ExchangeCo Limited and Cedara Software Corp. shall not constitute a Change in Control.

          (f)    "Committee" means the Compensation Committee of the Board, consisting of two or more Directors appointed by the Board pursuant to Section 3 hereof who are "non-employee directors," as defined in Rule 16b-3 promulgated by the SEC under the Exchange Act and "outside directors" as defined in Treas. Reg. 1.162-27 promulgated under the Code.

          (g)   "Common Stock" means the Common Stock of the Company, $.01 par value per share.

          (h)   "Consultant" means an individual, corporation, partnership, LLC or LLP providing services to the Company in an independent contractor capacity.

          (i)    "Date of Grant" means the date an Award is effective pursuant to the terms hereof.

          (j)    "Director" means a Director of the Company or a Subsidiary or Affiliate of the Company who is not also an Employee.

          (k)   "Disability" means disability as defined in Code Section 409A.

          (l)    "Employee" means any person who is employed by the Company or a Subsidiary or Affiliate of the Company on a full-time or part-time basis.

          (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (n)   "Fair Market Value" shall mean, as of any date, (i) the closing price of the Common Stock on the principal national stock exchange on which the shares are listed on such date or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not listed on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not listed on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock on such date, as determined in good faith by the Committee; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.

          (o)   "Incentive Stock Option" means an Option granted by the Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to Section 9 of this Plan.

          (p)   "Non-statutory Stock Option" means an Option granted to a Participant and which is not an Incentive Stock Option.

          (q)   "Option" means an Award granted under Section 8 or Section 9 of this Plan.

          (r)   "Participant" means an Employee of the Company or a Subsidiary or Affiliate chosen by the Committee to participate in the Plan, a Director of the Company or a Subsidiary or Affiliate of the Company chosen by the Committee to participate in the Plan or a Consultant to the Company or a Subsidiary or Affiliate of the Company chosen by the Committee to participate in the Plan.

          (s)   "Performance Unit Grant" means a grant of a unit having a value determined by the Committee, accompanied by such restrictions as may be determined by the Committee under Section 10 of the Plan.

          (t)    "Plan Year(s)" means a calendar year or years commencing on or after January 1, 2005.

          (u)   "SEC" means the Securities and Exchange Commission.

          (v)   "Stock Appreciation Right" means a grant of a right to receive a payment equal to the appreciation in the value of a share of Common Stock accompanied by such restriction as may be determined by the Committee under Section 11 of the Plan.

          (w)  "Stock Grant" means a grant of shares of Common Stock accompanied by such restrictions as may be determined by the Committee under Section 7 of this Plan.

          (x)   "Stock Unit Grant" means a grant of a unit having a value based on the value of the Company's Common Stock accompanied by such restrictions as may be determined by the Committee under Section 10 of the Plan.

          (y)   "Subsidiary" means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (z)   "Termination for Misconduct" means the termination of a Participant for gross negligence, commission of a felony or material violation of any established Company policies.

3.     ADMINISTRATION.

        3.1    General.    The Plan shall be administered by the Committee. The members of the Committee shall be appointed by the Board. The Committee shall act by vote of a majority of its members or unanimous written consent. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable with respect to Participants. All determinations and interpretations made by the Committee shall be binding and conclusive on such Participants and on their legal representatives and beneficiaries. In determining the number of shares of Common Stock with respect to which Options, Stock Appreciation Rights and Stock Grants, Performance Unit Grants or Stock Unit Grants are exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it less.

        3.2    Limitation on Liability.    No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it. If a member of the Committee is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him or her in such capacity under or with respect to the Plan, the Company shall indemnify such member against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the Company, and its Subsidiaries and Affiliates and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

4.     TYPES OF AWARDS.

        Awards under the Plan may be granted in any one or a combination of:

  (a)
  Stock Grants;

  (b)
  Non-statutory Stock Options;

  (c)
  Incentive Stock Options;

  (d)
  Stock Unit and Performance Unit Grants;

  (e)
  Stock Appreciation Rights

as defined in paragraphs 7, 8, 9, 10 and 11 of the Plan.

        The Committee shall, in its discretion, determine from time to time which Participants will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-statutory Stock Option (except that Incentive Stock Options may not be awarded to Consultants or Directors), the exercise price of an

Option or Stock Appreciation Right and the restrictions, if any, which will be applicable to each Stock Grant, Performance Unit Grant or Stock Unit Grant. In making all such determinations, the Committee shall take into account the duties, responsibilities and performance of each respective Participant, his or her present and potential contributions to the growth and success of the Company, his or her compensation and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.

        No Participant shall have any voting or dividend rights or other rights of a shareholder in respect of any shares of Common Stock covered by an Option prior to the time the shares have been issued to the Participant.

5.     STOCK SUBJECT TO THE PLAN.

        Subject to adjustment as provided in Section 17, the maximum number of shares reserved for Stock Grants, Stock Appreciation Rights Grants, Performance Unit Grants and Stock Unit Grants and for purchase pursuant to the exercise of Options granted under the Plan is seven million five hundred thousand (7,500,000) shares of Common Stock. The maximum aggregate number of shares that may be issued under the Plan through Incentive Stock Options is five million (5,000,000) shares of common stock.

        Of the total shares of Common Stock available under the Plan, Awards with respect to no more than seven hundred fifty thousand (750,000) shares of Common Stock shall be issued to any Participant in any calendar year. No Participant may be granted Performance Unit Grants and/or Stock Unit Grants in any calendar year if the value of such Awards exceeds (or would exceed if performance goals are satisfied) 500% of the Participant's total compensation during the current year (or if greater, 500% of the Participant's compensation during a prior year).

        The shares of Common Stock to be subject to the Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that the Plan provides for the issuance of stock certificates with respect to Common Stock, the Company may, in lieu thereof, record the shares on a book entry account maintained by the Company's transfer agent. To the extent that Options are granted and Stock Appreciation Rights Grants, Stock Grants, Performance Unit Grants and Stock Unit Grants are made under the Plan, the shares underlying such Options, Stock Appreciation Rights Grants, Stock Grants, Performance Unit Grants and Stock Unit Grants will be unavailable for future grants under the Plan except that, to the extent that the Options, Stock Appreciation Rights Grants, Stock Grants, Performance Unit grants and Stock Unit Grants granted under the Plan terminate, expire, are canceled or are forfeited without having been exercised, new Awards may be made with respect to such shares.

6.     ELIGIBILITY.

        Officers and other Employees (including Employees who also are Directors of the Company or its Subsidiaries or Affiliates) shall be eligible to receive Stock Grants, Performance Unit Grants, Stock Unit Grants, Incentive Stock Options, Stock Appreciation Rights and Non-statutory Stock Options under the Plan. Directors and Consultants shall be eligible to receive Stock Grants, Stock Unit Grants, Stock Appreciation Rights and Non-statutory Stock Options under the Plan.

7.     STOCK GRANTS.

        7.1    General Terms.    Each Stock Grant may be accompanied by such restrictions, or may be made without any restrictions, as may be determined in the discretion of the Committee. Such restrictions may include, without limitation, requirements that the Participant remain in the continuous employment of the Company or its Subsidiaries or Affiliates for a specified period of time, or that the

Participant meet designated individual performance goals, or that the Company and/or one or more of its Subsidiaries or Affiliates meet designated performance goals.

        7.2    Issuance Procedures.    A stock certificate representing the number of shares of Common Stock covered by a Stock Grant shall be registered in the Participant's name and may be held by the Participant; provided however, if a Stock Grant is subject to certain restrictions, the shares of Common Stock covered by such Stock Grant shall be registered in the Participant's name and held in custody by the Company. Unless the Committee determines otherwise, a Participant who has been awarded a Stock Grant shall have the rights and privileges of a shareholder of the Company as to the shares of Common Stock covered by a Stock Grant, including the right to receive dividends and the right to vote such shares. None of the shares of Common Stock covered by the Stock Grant may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the expiration or satisfaction of any applicable restrictions or performance requirements. All of the shares of Common Stock covered by a Stock Grant shall be forfeited and all rights of a Participant who has been awarded such Stock Grant to such shares shall terminate without further obligation on the part of the Company in the event that any applicable restrictions or performance requirements do not expire or are not satisfied. Upon forfeiture of shares of Common Stock, such shares shall be transferred to the Company without further action by the Participant. Upon the expiration or satisfaction of any applicable restrictions, whether in the ordinary course or under circumstances set forth in Section 7.3, certificates evidencing shares of Common Stock subject to the related Stock Grant shall be delivered to the Participant, or the Participant's beneficiary or estate, as the case may be, free of all such restrictions.

        7.3    Accelerated Vesting.

          (a)    Termination of Service.    If a Participant terminates service prior to vesting in any Stock Grant, all outstanding unvested Stock Grants shall be forfeited by such Participant; provided, however, that vesting may be accelerated in the sole discretion of the Committee.

          (b)    Change in Control.    The vesting of all or part of an outstanding Stock Grant may be accelerated, in the sole discretion of the Board, in the event there is a Change in Control of the Company.

8.     NON-STATUTORY STOCK OPTIONS.

        8.1    Grant of Non-statutory Stock Options.

          (a)    Grants to Employees and Directors.    The Committee may, from time to time, grant Non-statutory Stock Options to Participants.

          (b)    Terms of Non-Statutory Options.    Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

              (i)  Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be determined on the date the option is granted. Such purchase price shall be the Fair Market Value of the Company's Common Stock on the Date of Grant or such greater amount as determined by the Committee; provided, however, that the purchase price of a Non-statutory Stock Option granted under this Plan may be less than the Fair Market Value of the Common Stock on the date of Grant if the Grant: (i) involves the substitution of a Non-statutory Stock Option under this Plan for an outstanding option under another plan pursuant to a corporate transaction; and (ii) the requirements of Treas. Reg. 1.424-1 would be met if the Non-statutory Stock Option was an Incentive Stock Option. Shares may be purchased only upon full payment of the purchase price, provided, however, that a Participant may exercise an Option through a cashless exercise as permitted by Federal Reserve Board Regulation T and the Company shall make reasonable efforts to facilitate such exercise.

             (ii)  Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be fifteen years from the Date of Grant, or such shorter period determined by the Committee. The Committee shall determine the date on which each Non-statutory Stock Option shall become vested and may provide that a Non-statutory Stock Option shall become vested in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes vested. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option becomes vested in whole or in part.

            (iii)  Termination of Service.

          Upon the termination of a Participant's service for any reason other than Termination for Misconduct, the Participant's Non-statutory Stock Options shall be exercisable only as to those shares which were vested at the date of termination and only for a period of six months following termination unless otherwise determined by the Committee in its sole discretion.

          In the event of Termination for Misconduct, all rights under the Participant's Non-statutory Stock Options shall expire upon termination of employment.

          The vesting of all or a part of a Grant or Non-statutory Stock Options may be accelerated, in the sole discretion of the Board, in the event there is a Change in Control of the Company.

            (iv)  Options for Cedara Employees. Notwithstanding anything to the contrary in this Plan, Non-statutory options may be issued under this Plan to employees, former employees, directors and former directors of Cedara Software Corp. (and its affiliates) on the terms and conditions identified in the Merger Agreement between the Company, Merge Cedara ExchangeCo Limited and Cedara Software Corp.

9.     INCENTIVE STOCK OPTIONS.

        9.1    Grant of Incentive Stock Options.

        The Committee may, from time to time, grant Incentive Stock Options to Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

          (a)    Price.    The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Company's Common Stock on the Date of Grant; provided, however, that the purchase price of an Incentive Stock Option granted under this Plan may be less than the Fair Market Value of the Common Stock on the Date of Grant if the Grant: (i) involves the substitution of an Incentive Stock Option for an outstanding incentive stock option under another plan pursuant to a corporate transaction; and (ii) the requirements of Treas. Reg. 1.424-1 are met with respect to the substitution. However, if a Participant owns Common Stock representing more than 10% of the total combined voting power of all classes of Common Stock of the Company (or under Section 425(d) of the Code is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company's Common Stock on the Date of Grant. Shares may only be purchased on full payment of the purchase price, provided, however, that a Participant may exercise an Option through a cashless exercise as permitted by Federal Reserve Board Regulation T and the Company shall use reasonable efforts to facilitate such exercise.

          (b)    Amounts of Options.    Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 9.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award under this Section 9.1 exceeds this $100,000 limit, the portion of the award in excess of such limit shall be deemed a Non-statutory Stock Option.

          (c)    Terms of Options.    The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten years from the Date of Grant. If at the time an Incentive Stock Option is granted to an Employee, the Employee owns Common Stock representing more than 10% of the total combined voting power of the Company (or, under Section 425(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant.

        No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Employee to whom it is granted. After death an Incentive Stock Option may be exercised by the beneficiary described in Section 16 below.

        The Committee shall determine the date on which each Incentive Stock Option shall become vested and may provide that an Incentive Stock Option shall become vested in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes vested, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option becomes vested in whole or in part, provided that it is consistent with the terms of Section 422 of the Code.

          (d)    Termination of Service.    Upon the termination of a Participant's service for any reason other than Termination for Misconduct, the Incentive Stock Options shall be exercisable only as to those shares which were vested at the date of termination and only for a period of six months following termination (unless otherwise determined by the Committee in its sole discretion); provided, however, that such option shall not be eligible for treatment as an Incentive Stock Option in the event such option is exercised more than three months following the date of the Participant's cessation of employment.

        In the event of Termination for Misconduct, all rights under the Participant's Incentive Stock Options shall expire upon termination of employment.

        The vesting of all or a part of a Grant or Incentive Stock Options may be accelerated, in the sole discretion of the Board, in the event there is a Change in Control of the Company.

          (e)    Compliance with Code.    The options granted under this Section 9 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code.

10.   PERFORMANCE UNIT GRANTS AND STOCK UNIT GRANTS.

        10.1    General Terms.    Each Stock Unit shall entitle the Participant receiving it to a cash payment equal to the Fair Market Value of a share of Common Stock. Each Performance Unit shall have a value which is established by the Committee. Each Stock Unit Grant and Performance Unit Grant shall be accompanied by such restrictions as may be determined in the discretion of the Committee. Such restrictions may include, without limitation, requirements that the Participant remain in the continuous employment of the Company or its Subsidiaries or Affiliates for a specified period of time or that the Participant meets designated individual performance goals, or that the Company and/or one or more of its Subsidiaries or Affiliates meet designated performance goals.

        10.2    Payment of Stock Unit or Performance Unit Value.    Upon the expiration or satisfaction of any applicable restrictions or performance requirements with respect to Stock Units or Performance Units, the Participant receiving such Stock Unit Grants or Performance Unit Grants shall be entitled to receive a payout of the Stock Unit or Performance Unit value in cash or in Common Stock. Unless the Committee determines otherwise, a Participant who has been awarded a Stock Unit or Performance Unit shall not have the right to any amounts as the result of the payment of dividends with respect to the underlying Common Stock. Stock Units and Performance Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the expiration or satisfaction of any applicable restrictions or performance requirements.

        10.3.    Accelerated Vesting.

          (a)    Termination of Service.    If a Participant terminates service prior to vesting in any Performance Unit Grant or Stock Unit Grant, all outstanding Stock Unit Grants and Performance Unit Grants shall be forfeited by the Participant provided, however, that vesting may be accelerated in the sole discretion of the Committee. For purposes of this Section 10.3(a), a Participant will not be deemed to have terminated service unless he shall have separated from service within the meaning of Code Section 409A.

          (b)    Change in Control.    The vesting of all or a part of an outstanding Stock Unit Grant and Performance Unit Grant may be accelerated, in the sole discretion of the Board, in the event there is a Change in Control of the Company.

11.   STOCK APPRECIATION RIGHTS.

        11.1    Grant of Stock Appreciation Rights.

          (a)    Grants.    The Committee may, from time to time, grant Stock Appreciation Rights to Participants. Each Stock Appreciation Right shall entitle the Participant receiving it to a cash payment equal to the difference between the Grant Price for the Stock Appreciation Right and the Fair Market Value of a share of the Company's Common Stock on the date the Stock Appreciation Right is exercised.

          (b)    Terms of Stock Appreciation Rights.    Stock Appreciation Rights granted under this Plan are subject to the following terms and conditions:

              (i)  Price. The grant price for each Stock Appreciation Right shall be determined on the date the Stock Appreciation Right is granted. Such grant price shall be the Fair Market Value of a share of the Company's Common Stock on the date of Grant or such greater amount as determined by the Committee.

             (ii)  Terms of Options. The term during which each Stock Appreciation Right may be exercised shall be fifteen years from the Date of Grant, or such shorter period determined by the Committee. The Committee shall determine the date on which each Stock Appreciation Right shall become vested and may provide that Stock Appreciation Rights shall become vested in installments. The Committee may, in its sole discretion, accelerate the time at which any Stock Appreciation Rights may be vested in whole or in part.

            (iii)  Termination of Service.

          Upon the termination of a Participant's service for any reason other than Termination for Misconduct, the Participant's Stock Appreciation Rights shall be exercisable only as to those rights which were vested at the date of termination and only for a period of six months following termination (unless otherwise determined by the Committee in its sole discretion).

          In the event of Termination for Misconduct, all rights under the Participant's Stock Appreciation Rights shall expire upon termination of employment.

          The vesting of all or a part of a Grant of Stock Appreciation Rights may be accelerated, in the sole discretion of the Board, in the event there is a Change in Control of the Company.

12.   RIGHTS OF A SHAREHOLDER; NO TRANSFERABILITY.

        No Participant shall have any rights as a shareholder with respect to any shares covered by a Non-statutory and/or Incentive Stock Option until the date of issuance of such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its Affiliates or to continue as a Director of the Company or its Affiliates or to continue as a Consultant to the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate a Participant's services as an officer, Employee, Consultant or Director at any time.

        No Option or other Award granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his or her lifetime only by the Participant to whom it is granted. No Option or other Award (or interest or right therein) may be subject to pledge, encumbrance, assignment, levy, attachment or garnishment.

13.   AGREEMENT WITH GRANTEES.

        Each Award of Options or Stock Appreciation Rights will be evidenced by a written agreement, executed by the Participant and the Company or its Subsidiaries or Affiliates which describes the conditions for receiving the Options or Stock Appreciation Rights including the date of Option or Stock Appreciation Rights Award, the purchase price if any, applicable periods, and any other terms and conditions as may be required by applicable securities law.

        The proper officers of the Company shall advise each Participant who is awarded a Stock Grant, Performance Unit Grant or Stock Unit Grant, in writing, of the number of shares to which it pertains and the terms and conditions and any restrictions or performance requirements applicable to such Stock Grant, Performance Unit Grant or Stock Unit Grant; provided they are not inconsistent with the terms, conditions and provisions of the Plan.

14.   RESTRICTIONS ON SHARES.

        The Committee may require before any shares of Common Stock are issued pursuant to this Plan, that the Participant agrees to subject the shares to such holding periods and restrictions as are determined by the Committee.

15.   PERFORMANCE BASED COMPENSATION.

        (a)    In General.    All Stock Appreciation Rights Non-statutory Stock Options and Incentive Stock Options issued to employees employed in the United States are intended to be performance based compensation, within the meaning of the Code Section 162(m)(4)(C) and such Options and Stock Appreciation Rights shall conform to the requirements of Code Section 162(m)(4)(C) and the regulations thereunder. The Committee may, in its discretion, make Stock Grants, Performance Unit Grants and Stock Unit Grants performance based compensation within the meaning of IRC §162(m)(4)(C).

        With respect to Stock Grants, Performance Unit Grants and Stock Unit Grants awarded to Employees employed in the United States that are intended to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C), the Committee shall (i) establish in writing the applicable objective performance goals and all related terms no later than 90 days after the commencement of the period of service to which the performance goals relate (or such earlier or later date as may be applicable deadline for compensation payable hereunder to qualify as "performance based" within the meaning of Code Section 162(m)(4)(C)), and (ii) designate the Awards that are to qualify as "performance based" with the meaning of Code Section 162(m)(4)(C). After the period over which the performance goals are measured, the Committee shall certify that such performance goals are satisfied and may adjust the Award downward but not upward.

        (b)    Performance Goals.    The performance goals to be used for purposes of grants which are intended to qualify as performance based compensation within the meaning of Code Section 162(m)(4)(C) shall be based on the following measures:

  (1)
  Earnings per share;

  (2)
  Net income (before or after taxes);

  (3)
  Net income from continuing operations;

  (4)
  Return measures (including, but not limited to, return on assets, equity, capital or investment);

  (5)
  Cash flow (including, but not limited to, operating cash flow and free cash flow);

  (6)
  Cash flow return on investment;

  (7)
  Earnings before or after taxes, interest, depreciation and/or amortization;

  (8)
  Internal rate of return or increase in net present value;

  (9)
  Dividend payments;

  (10)
  Gross revenues;

  (11)
  Gross margins;

  (12)
  Internal measures widely accepted in the industry.

16.   DESIGNATION OF BENEFICIARY.

        A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

17.   ADJUSTMENTS.

        In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

          (a)   adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

          (b)   adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan;

          (c)   adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options.

        No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

18.   WITHHOLDING/GOVERNMENTAL AUTHORITY.

        There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld or paid. The Company may also require a Participant to take, or the Company may take, any other action as may be required by a governmental authority in connection with any distribution under the Plan and the Company may refrain from making any distributions until such action is taken.

19.   REGISTRATION ON FORM S-8.

        The Company intends to register the Plan on a Form S-8 and to take such additional action as is necessary in connection with such registration. The Company may in its sole discretion, however, elect to not register the Plan or to terminate such registration.

20.   TERMINATION AND AMENDMENT ON THE PLAN.

        The Board of Directors may at any time, and from time to time, suspend, terminate, modify or amend the Plan in any respect.

        The Board may determine that shareholder approval of any amendment to this Plan may be advisable for any reason, including but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.

        Such suspension, termination, modification or amendment may not affect the rights of a Participant under an outstanding Award, except the Board may, in connection with a Change in Control, either: (i) replace the Awards granted under this Plan with substantially similar awards under another plan of another party to the Change in Control; or (ii) make a cash payment to all Participants with respect to Options equal to the difference between the Fair Market Value of the Common Stock on the date of the Change in Control and the exercise price per share of an Option on the Date of Grant and equal to the value of the Stock Unit Grant or Performance Unit Grant. Options granted under another plan shall not be substantially similar unless the shares acquired through the exercise of such options are readily tradable on an established securities market.

        No Awards under the Plan shall be granted more than ten (10) years after the Effective Date of the Plan.

21.   EFFECTIVE DATE OF PLAN.

        The Plan shall become effective as of the date that the Plan is approved by shareholders at an annual or special meeting of shareholders of the Company (the "Effective Date"). The Plan also shall be presented to shareholders of the Company for ratification for purposes of: (i) satisfying one of the requirements of Section 422 of the Code governing the tax treatment for Incentive Stock Options; and (ii) establishing or maintaining listing on a stock exchange or system.

22.   APPLICABLE LAW.

        The Plan will be administered in accordance with the laws of the State of Wisconsin to the extent not preempted by Federal law as now or hereafter in effect.

23.   COMPLIANCE WITH SECTION 16.

        With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Date Adopted	(Signature) Title
Date Approved by Shareholders	Secretary

ANNEX E

ARRANGEMENT RESOLUTION

SPECIAL RESOLUTION OF THE CEDARA SHAREHOLDERS

BE IT RESOLVED THAT:

  1.
  The arrangement (the "Arrangement") under Section 182 of the Business Corporations Act (Ontario) (the "OBCA") involving Cedara Software Corp. ("Cedara"), as more particularly described and set forth in the management information circular (the "Circular") of Cedara accompanying the notice of this meeting (as the Arrangement may be modified or amended) is hereby authorized, approved and adopted.

  2.
  The plan of arrangement (the "Plan of Arrangement") involving Cedara, the full text of which is set out as Schedule D to the Merger Agreement made as of January 17, 2005 between Merge Technologies Incorporated, Corrida, Ltd. and Cedara (the "Merger Agreement") (as the Plan of Arrangement may be or may have been amended) is hereby approved and adopted.

  3.
  Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the shareholders of Cedara or that the Arrangement has been approved by the Superior Court of Justice of Ontario, the directors of Cedara are hereby authorized and empowered (i) to amend the Merger Agreement, or the Plan of Arrangement to the extent permitted by the Merger Agreement, and (ii) not to proceed with the Arrangement without further approval of the shareholders of Cedara, but only if the Merger Agreement is terminated in accordance with Article 6 thereof.

  4.
  Any officer or director of Cedara is hereby authorized and directed for and on behalf of Cedara to execute, under the seal of Cedara or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Director under the OBCA in accordance with the Merger Agreement for filing.

  5.
  Any officer or director of Cedara is hereby authorized and directed for and on behalf of Cedara to execute or cause to be executed, under the seal of Cedara or otherwise, and to deliver or cause to be delivered, all such other documents and instruments and to perform or cause to be performed all such other acts and things as in such person's opinion may be necessary or desirable to give full effect to the foregoing resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

E-1

ANNEX F
INTERIM ORDER AND NOTICE OF APPLICATION FOR FINAL ORDER

        The Interim Order and the Notice of Application for Final Order are to be provided in the definitive joint proxy statement and management information circular upon receipt from the Ontario Superior Court of Justice.

F-1

ANNEX G

        Please note that the right provided in the Interim Order to a registered holder of Cedara common shares to dissent differs from the dissent right set out in Section 185 of the Business Corporations Act (Ontario) ("OBCA") in one respect. In order for a registered holder of Cedara common shares to exercise its dissent right, a notice of dissent must be provided to Cedara Software Corp., 6509 Airport Road, Mississauga, Ontario, L4V 1S7, Attention: Secretary, prior to 5:00 p.m. on the last business day immediately preceding the Cedara special meeting. This differs from the OBCA dissent right set out below, which requires that a shareholder wishing to exercise the dissent right in respect of a proposed resolution must provide a notice of dissent at or before the meeting at which the resolution is to be voted on.

Business Corporations Act (Ontario)
R.S.O. 1990, Chapter B.16

Section 185

Rights of dissenting shareholders

  (1)
  Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

  (a)
  amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

  (b)
  amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

  (c)
  amalgamate with another corporation under sections 175 and 176;

  (d)
  be continued under the laws of another jurisdiction under section 181; or

  (e)
  sell, lease or exchange all or substantially all its property under subsection 184 (3),

  (f)
  a holder of shares of any class or series entitled to vote on the resolution may dissent. R.S.O. 1990, c. B.16, s. 185 (1).

Idem

  (2)
  If a corporation resolves to amend its articles in a manner referred to in subsection 170 (1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

  (a)
  clause 170 (1) (a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

  (b)
  subsection 170 (5) or (6). R.S.O. 1990, c. B.16, s. 185 (2).

Exception

  (3)
  A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

  (a)
  amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

    (b)
    deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986. R.S.O. 1990, c. B.16, s. 185 (3).

Shareholder's right to be paid fair value

  (4)
  In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted. R.S.O. 1990, c. B.16, s. 185 (4).

No partial dissent

  (5)
  A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder. R.S.O. 1990, c. B.16, s. 185 (5).

Objection

  (6)
  A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder's right to dissent. R.S.O. 1990, c. B.16, s. 185 (6).

Idem

  (7)
  The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6). R.S.O. 1990, c. B.16, s. 185 (7).

Notice of adoption of resolution

  (8)
  The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection. R.S.O. 1990, c. B.16, s. 185 (8).

Idem

  (9)
  A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights. R.S.O. 1990, c. B.16, s. 185 (9).

Demand for payment of fair value

  (10)
  A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

  (a)
  the shareholder's name and address;

  (b)
  the number and class of shares in respect of which the shareholder dissents; and

    (c)
    a demand for payment of the fair value of such shares. R.S.O. 1990, c. B.16, s. 185 (10).

Certificates to be sent in

  (11)
  Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent. R.S.O. 1990, c. B.16, s. 185 (11).

Idem

  (12)
  A dissenting shareholder who fails to comply with subsections (6), (10) and (11) has no right to make a claim under this section. R.S.O. 1990, c. B.16, s. 185 (12).

Endorsement on certificate

  (13)
  A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder. R.S.O. 1990, c. B.16, s. 185 (13).

Rights of dissenting shareholder

  (14)
  On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

  (a)
  the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

  (b)
  the corporation fails to make an offer in accordance with subsection (15) and the dissenting shareholder withdraws notice; or

  (c)
  the directors revoke a resolution to amend the articles under subsection 168 (3), terminate an amalgamation agreement under subsection 176 (5) or an application for continuance under subsection 181 (5), or abandon a sale, lease or exchange under subsection 184 (8), in which case the dissenting shareholder's rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10), and the dissenting shareholder is entitled, upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that has been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee. R.S.O. 1990, c. B.16, s. 185 (14).

Offer to pay

  (15)
  A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

  (a)
  a written offer to pay for the dissenting shareholder's shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

    (b)
    if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares. R.S.O. 1990, c. B.16, s. 185 (15).

Idem

  (16)
  Every offer made under subsection (15) for shares of the same class or series shall be on the same terms. R.S.O. 1990, c. B.16, s. 185 (16).

Idem

  (17)
  Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made. R.S.O. 1990, c. B.16, s. 185 (17).

Application to court to fix fair value

  (18)
  Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder. R.S.O. 1990, c. B.16, s. 185 (18).

Idem

  (19)
  If a corporation fails to apply to the court under subsection (18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow. R.S.O. 1990, c. B.16, s. 185 (19).

Idem

  (20)
  A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19). R.S.O. 1990, c. B.16, s. 185 (20).

Costs

  (21)
  If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders. R.S.O. 1990, c. B.16, s. 185 (21).

Notice to shareholders

  (22)
  Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

  (a)
  has sent to the corporation the notice referred to in subsection (10); and

  (b)
  has not accepted an offer made by the corporation under subsection (15), if such an offer was made,

      of the date, place and consequences of the application and of the dissenting shareholder's right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions. R.S.O. 1990, c. B.16, s. 185 (22).

Parties joined

  (23)
  All dissenting shareholders who satisfy the conditions set out in clauses (22) (a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application. R.S.O. 1990, c. B.16, s. 185 (23).

Idem

  (24)
  Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders. R.S.O. 1990, c. B.16, s. 185 (24).

Appraisers

  (25)
  The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders. R.S.O. 1990, c. B.16, s. 185 (25).

Final order

  (26)
  The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22) (a) and (b). R.S.O. 1990, c. B.16, s. 185 (26).

Interest

  (27)
  The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment. R.S.O. 1990, c. B.16, s. 185 (27).

Where corporation unable to pay

  (28)
  Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares. R.S.O. 1990, c. B.16, s. 185 (28).

Idem

  (29)
  Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

  (a)
  withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder's full rights are reinstated; or

  (b)
  retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders. R.S.O. 1990, c. B.16, s. 185 (29).

Idem

  (30)
  A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

  (a)
  the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

  (b)
  the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities. R.S.O. 1990, c. B.16, s. 185 (30).

Court order

  (31)
  Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission. 1994, c. 27, s. 71 (24).

Commission may appear

  (32)
  The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation. 1994, c. 27, s. 71 (24).

ANNEX H

January 17, 2005

Board of Directors
Merge Technologies, Inc.
1126 S. 70th Street
Milwaukee, WI 53214

Lady and Gentlemen:

        You have requested our opinion as to the fairness, from a financial point of view, to Merge Technologies, Inc. (the "Company") of the Exchange Ratio (as defined below) pursuant to the terms and subject to the conditions set forth in the draft of the Merger Agreement dated as of January 17, 2005 (the "Merger Agreement") by and among the Company, Merger Sub, a wholly-owned subsidiary of the Company ("Merger Sub"), and Cedara Software Corp. ("Cedara"). Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, Cedara will merge into Merger Sub (the "Arrangement") and each common share of Cedara, without par value per share, other than those owned by the Company, if any, will be converted into 0.587 common shares of the Company, $.01 par value per share, or, at the election of each shareholder of Cedara, 0.587 non-voting exchangeable shares of Merger Sub (the "Exchange Ratio").

        We are familiar with the Company, having provided certain investment banking services to the Company from time to time, including an analysis of potential strategic and financial alternatives and financial advisory services related to acquisitions by the Company.

        In connection with our review of the proposed Arrangement and the preparation of our opinion herein, we have examined: (a) the Merger Agreement; (b) certain audited historical financial statements of Cedara for the three fiscal years ended June 30, 2004 as filed with the Canadian Securities Administrators and of the Company for the three fiscal years ended December 31, 2003 as filed with the Securities and Exchange Commission (the "SEC") on Form 10-K; (c) certain unaudited financial statements of Cedara for the three months ended September 30, 2004 as filed with the Canadian Securities Administrators and of the Company for the nine months ended September 30, 2004 as filed with the SEC on Form 10-Q; (d) certain internal business, operating and financial information provided by the Company and Cedara, forecasts of the Company prepared by the senior management of the Company ("Company Forecasts"), and forecasts of Cedara prepared by the senior managements of the Company and Cedara (together with the Company Forecasts, the "Forecasts"); (e) information regarding the strategic, financial and operational benefits anticipated from the Arrangement, the prospects of the Company (with the Arrangement) prepared by the senior managements of the Company and Cedara, and the prospects of the Company (without the Arrangement) prepared by the senior management of the Company (the "Expected Synergies"); (f) the pro forma impact of the Arrangement on the financial results and condition of the Company, based on certain pro forma financial information prepared by the senior management of the Company; (g) financial and stock market information regarding selected public companies; (h) information regarding publicly available financial terms of selected recently-completed transactions; and (i) certain other publicly available information related to the Company and Cedara.

        We have also held discussions with members of the senior management of the Company and Cedara, respectively, to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

WILLIAM BLAIR & COMPANY, L.L.C.
222 WEST ADAMS STREET        CHICAGO, ILLINOIS 60606        312.236.1600        www.williamblair.com

        In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion, including, without limitation, the Forecasts and we have not assumed any responsibility or liability therefor. We have not been asked to make or obtain, nor have we made or obtained, an independent valuation or appraisal of the assets, liabilities or solvency of the Company or Cedara. We have been advised by the senior management of the Company and Cedara, respectively, that the Forecasts and the Expected Synergies examined by us have been reasonably prepared on good faith bases reflecting the best currently available estimates and judgments of the senior management of the Company and Cedara, as the case may be. In that regard, we have assumed, with your consent, that (i) the Forecasts will be achieved and the Expected Synergies will be realized in the amounts and at the times contemplated thereby and (ii) all material assets and liabilities (contingent or otherwise) of the Company and of Cedara are as set forth in the financial statements of the Company or of Cedara, respectively, or other information made available to us. We express no opinion with respect to the Forecasts or Expected Synergies or the estimates and judgments on which they are based.

        Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have also assumed, with your consent, that the definitive Merger Agreement will not differ in any material respects from the draft thereof furnished to us. We have relied as to all legal matters on advice of counsel to the Company, and have assumed, with your consent, that the Arrangement will be consummated on the terms described in the Merger Agreement, without any material delay, waiver, amendment or modification of any material term, condition or agreement therein. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Arrangement will be obtained without any adverse effect on Cedara or the Company or the contemplated benefits of the Arrangement.

        William Blair & Company, L.L.C. has been engaged in the investment banking business since 1935. We continually undertake the valuation of investment securities in connection with public offerings, private placements, business combinations, estate and gift tax valuations and similar transactions. In the ordinary course of our business, we may from time to time trade the securities of the Company or Cedara for our own account and/or for the accounts of our customers, and accordingly may at any time hold a long or short position in such securities.

        Please be advised that we have provided various investment banking services to the Company, for which we have received customary compensation including acting as financial advisor with regard to the Company's pending acquisition of AccuImage Diagnostics Corp., which was announced in December of 2004. We have acted as the investment banker to the Company in connection with the Arrangement, and may continue to provide various investment banking services to the Company in the future and will receive a fee from the Company for our services, a significant portion of which is contingent upon consummation of the Arrangement. We will also receive a fee for rendering this opinion. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

        We are expressing no opinion herein as to the price at which the equity or debt of the Company and Cedara will trade at any future time or as to the effect of the Arrangement on the trading price of the equity or debt of the Company or Cedara. Such trading prices may be affected by a number of factors, including but not limited to (i) dispositions of the equity or debt of the Company by shareholders of the Company (the "Shareholders") within a short period of time after the effective date of the Arrangement, (ii) changes in prevailing interest rates and other factors which generally influence the price of securities, (iii) adverse changes in the current capital markets, (iv) the occurrence of adverse changes in the financial condition, business, assets, results of operations or prospects of the Company or of Cedara or in the healthcare image and information management software and services industry, (v) any necessary actions mandated by or restrictions of federal, state or other governmental agencies or regulatory authorities, and (vi) timely completion of the Arrangement on terms and conditions that are acceptable to all parties at interest.

        Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, to the Company of the Exchange Ratio, and we do not address the merits of the underlying decision by the Company to engage in the Arrangement and this opinion does not constitute a recommendation to any Shareholder or any shareholder of Cedara as to how such holder should vote with respect to the proposed Arrangement. It is understood that this letter may not be disclosed or otherwise referred to without our prior written consent, except that this opinion may be included in its entirety in a joint proxy statement mailed jointly by the Company and Cedara to the Shareholders and to the shareholders of Cedara with respect to the Arrangement.

        Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Company.

Very truly yours,
/s/ WILLIAM BLAIR & COMPANY, L.L.C. WILLIAM BLAIR & COMPANY, L.L.C.

ANNEX I

[Genuity Letterhead]

January 17, 2005

The Board of Directors
Cedara Software Corp.
6509 Airport Road
Mississauga, ON
L4V 1S7

To the Board of Directors:

        Genuity Capital Markets ("Genuity") understands that Cedara Software Corp. ("Cedara" or the "Company"), Merge Technologies Inc. ("Merge") and a wholly-owned subsidiary of Merge ("Canco") plan to enter into an agreement to be dated January 17, 2005 (the "Merger Agreement") which provides for Cedara and Merge combining their business operations through a court-approved plan of arrangement in accordance with the requirements of section 182 of the Business Corporations Act (Ontario) (the "Arrangement") which would result in Cedara becoming a wholly-owned subsidiary of Merge. As set forth more fully in the Merger Agreement, as a result of the Arrangement, each holder (the "Shareholder") of common shares of the Company (the "Common Shares") who is a Canadian resident will receive for each Common Share held, (i) 0.587 (the "Exchange Ratio") shares of common stock of Merge (the "Merge Shares") or, at his or her option, (ii) the Exchange Ratio of exchangeable shares of Canco (the "Exchangeable Shares"), which are exchangeable on a share for share basis for Merge Shares. Shareholders who are not Canadian residents will receive, for each Common Share held, the Exchange Ratio of Merge Shares. The Merge Shares and Exchangeable Shares issued in connection with the Arrangement are referred to herein as the "Share Consideration". The terms of the Arrangement will be more fully described in the joint proxy statement (the "Circular"), which will be mailed to the Shareholders in connection with the Arrangement.

        The Board of Directors of the Company (the "Board") has retained Genuity to provide advice and assistance in evaluating the Arrangement, including the preparation and delivery to the Board of Genuity's opinion as to the fairness of the Share Consideration under the Arrangement from a financial point of view to the Shareholders (the "Fairness Opinion"). Genuity has not prepared a valuation of the Company or Merge or any of their respective securities or assets and the Fairness Opinion should not be construed as such. Genuity has, however, conducted such analyses as it considered necessary in the circumstances. In addition, the Fairness Opinion is not, and should not be construed as, advice as to the price at which the Merge Shares, Exchangeable Shares or the Common Shares (before or after the completion of the Arrangement) may trade at any future date. Genuity was similarly not engaged to review any legal, tax or accounting aspects of the Arrangement.

Engagement

        The Board initially contacted Genuity regarding a potential advisory assignment in December, 2004 and Genuity was formally engaged by the Board through an agreement between the Company and Genuity (the "Engagement Agreement") dated December 20, 2004. The Engagement Agreement provides the terms upon which Genuity has agreed to act as the Company's exclusive financial advisor in connection with a transaction involving the sale or disposition of all or a substantial portion of the shares or assets of the Company, including the provision of the Fairness Opinion. The terms of the Engagement Agreement provide that Genuity is to be paid a fee for its services as financial advisor, including fees on delivery of the Fairness Opinion and fees that are contingent on a change of control of the Company or certain other events. In addition, Genuity is to be reimbursed for its reasonable out-of-pocket expenses and to be indemnified by the Company in certain circumstances. Genuity consents to the inclusion of the Fairness Opinion in its entirety and a summary thereof in the Circular and to the filing thereof, as necessary, by the Company with the securities commissions or similar regulatory authorities in each province of Canada and by Merge with the United States Securities and Exchange Commission.

Relationship with Interested Parties

        Neither Genuity, nor any of its affiliates, is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of the Company, Merge or any of their respective associates or affiliates. Genuity has not been engaged to provide any financial advisory services nor has it participated in any financings involving the Company, Merge or any of their respective associates or affiliates, within the past two years, other than the services provided under the Engagement Agreement. There are no understandings, agreements or commitments between Genuity and the Company, Merge or any of their respective associates or affiliates with respect to any future business dealings. Genuity may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for the Company, Merge or any of their respective associates or affiliates.

        Genuity acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have positions in the securities of the Company, Merge or any of their respective associates or affiliates and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it received or may receive compensation. As an investment dealer, Genuity conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to the Company, Merge or the Arrangement.

Credentials of Genuity Capital Markets

        Genuity is a Canadian investment banking firm, with operations including corporate finance, mergers and acquisitions, equity sales and trading and investment research. The Fairness Opinion expressed herein represents the opinion of Genuity as a firm. The form and content herein have been approved for release by a committee of its principals and other professionals of Genuity, each of whom is experienced in merger, acquisition, divestiture and fairness opinion matters.

Scope of Review

        In connection with our Fairness Opinion, we have reviewed and relied upon or carried out, among other things, the following:

1.
a draft of the Merger Agreement dated January 17, 2005 and accompanying and related documentation;

2.
audited financial statements of Cedara for each of the three years ended June 30, 2002, 2003 and 2004;

3.
interim unaudited financial reports of Cedara for the period ending September 30, 2004;

4.
the annual report of Cedara for each of the three years ended June 30, 2002, 2003 and 2004;

5.
the notice of annual meeting and management proxy circulars of Cedara for each of the two years ended June 30, 2003 and 2004;

6.
the annual information form of Cedara for each of the two years ended June 30, 2003 and 2004;

7.
the final short form prospectus dated March 17, 2004 for Cedara's offering of Common Shares;

8.
internal monthly management reports for Cedara for each month to date in fiscal 2005;

9.
financial projections provided by management of Cedara for the years ending June 30, 2005 through June 30, 2008 (the "Management Projections");

10.
detailed revenue estimates for the year ending June 30, 2005 as prepared by management of Cedara;

11.
audited financial statements of Merge on Form 10-K for each of the three years ended December 31, 2001, 2002 and 2003;

12.
interim unaudited financial reports of Merge on Form 10-Q for the periods ending March 31, 2004, June 30, 2004 and September 30, 2004;

13.
the annual report to securityholders of Merge for each of the three years ended December 31, 2001, 2002 and 2003;

14.
the proxy statements of Merge for each of the two years ended December 31, 2002 and 2003;

15.
the annual reports of Merge on Form 10-K for each of the two years ended December 31, 2002 and 2003;

16.
financial projections provided by management of Merge for the years ending December 31, 2004 to December 31, 2009;

17.
detailed revenue estimates for the year ending December 31, 2005 as prepared by management of Merge;

18.
site due diligence at Cedara's head office;

19.
discussions with Cedara's legal counsel;

20.
discussions with senior management of Cedara;

21.
site due diligence at Merge's head office;

22.
discussions with senior management of Merge;

23.
public information relating to the business, operations, financial performance and stock trading history of selected public companies considered by us to be relevant;

24.
public information with respect to other transactions of a comparable nature considered by us to be relevant;

25.
public information regarding the medical technology industry;

26.
representations contained in certificates addressed to us, dated as of the date hereof, from senior officers of the Company as to the completeness and accuracy of the information upon which the Fairness Opinion is based;

27.
certain other corporate, industry and financial market information, investigations and analyses as Genuity considered necessary or appropriate in the circumstances.

        Genuity has not, to the best of its knowledge, been denied access by the Company or Merge to any information requested by Genuity.

Prior Valuations

        The Company and Merge have each represented to Genuity that there have not been any prior valuations (as defined in Ontario Securities Commission Rule 61-501) of the Company, Merge or their respective material assets or their securities in the past twenty-four month period.

Assumptions and Limitations

        With the Board's approval and as provided for in the Engagement Agreement, Genuity has relied, without independent verification, upon the completeness, accuracy and fair presentation of all of the financial and other information, data, advice, opinions or representations obtained by it from public sources, senior management of the Company and Merge, and their respective associates, affiliates, consultants and advisors or otherwise (collectively, the "Information") and we have assumed that this Information did not omit to state any material fact or any fact necessary to be stated to make that Information not misleading. The Fairness Opinion is conditional upon such completeness, accuracy and fair presentation of such Information. Subject to the exercise of professional judgment and except as expressly described herein, we have not attempted to verify independently the completeness, accuracy or fair presentation of any of the Information. With respect to the financial forecasts and budgets provided to Genuity and used in the analysis supporting the Fairness Opinion, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and Merge, as the case may be, as to the matters covered thereby and in rendering the Fairness Opinion we express no view as to the reasonableness of such forecasts or budgets or the assumptions on which they are based.

        Senior officers of the Company have represented to Genuity in a certificate delivered as of the date hereof, among other things, that (i) the Information provided orally by, or in the presence of, an officer or employee of the Company or in writing by the Company or any of its associates, affiliates or subsidiaries or their respective agents to Genuity for the purpose of preparing the Fairness Opinion for inclusion in the Circular in connection with the Arrangement was, at the date the Information was provided to Genuity, and is complete, true and correct in all material respects, and did not and does not contain any untrue statement of a material fact in respect of the Company or any of its associates, affiliates or subsidiaries or the Arrangement and did not and does not omit to state a material fact in respect of the Company or any of its associates, affiliates or subsidiaries or the Arrangement necessary to make the Information or any statement contained therein not misleading in light of the circumstances under which the Information was provided or any statement was made; and that (ii) since the dates on which the Information was provided to Genuity, except as disclosed in writing to Genuity, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any of its associates, affiliates or subsidiaries and no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Fairness Opinion.

        The Fairness Opinion is rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the date hereof and the condition and prospects, financial and otherwise, of the Company, Merge and their respective associates and affiliates, as they were reflected in the Information and as they have been represented to Genuity in discussions with management of the Company and Merge. In its analyses and in preparing the Fairness Opinion, Genuity made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Genuity or any party involved in the Arrangement.

        For the purposes of rendering the Fairness Opinion, Genuity has made several assumptions, including that the exchange of shares pursuant to the Arrangement will be treated as a tax deferred exchange for Canadian residents that elect to receive Exchangeable Shares pursuant to the Income Tax Act (Canada) and that all of the conditions required to implement the Arrangement will be met.

        Genuity has also assumed that the representations and warranties of each party contained in the Merger Agreement are true and correct in all material respects and that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and agreements delivered pursuant thereto and that the Company will be entitled to fully enforce its rights under the Merger Agreement and receive the benefits therefrom. Genuity has also assumed that the final form of the Merger Agreement will be substantially the same as the draft provided to Genuity. Finally, Genuity has assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Arrangement will be obtained without any meaningful adverse effect on the Company or the contemplated benefits of the Arrangement.

        The Fairness Opinion has been provided for the use of and to be relied upon the Board and may not be used by any other person or relied upon by any other person and may not be quoted from, publicly disseminated or otherwise communicated to any other person without the express prior written consent of Genuity other than in the Circular. The Fairness Opinion is given as of the date hereof and Genuity disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Fairness Opinion that may come or be brought to Genuity's attention after the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Fairness Opinion after the date hereof, Genuity reserves the right to change, modify or withdraw the Fairness Opinion.

        The Fairness Opinion is not to be construed as a recommendation to any Shareholder as to whether to vote in favour of the Arrangement.

Fairness Conclusion

        Based upon and subject to the foregoing and such other matters as we consider relevant, Genuity is of the opinion that, as of the date hereof, the Share Consideration under the Arrangement is fair from a financial point of view to the Shareholders.

Yours very truly,

/s/ GENUITY CAPITAL MARKETS

GENUITY CAPITAL MARKETS

ANNEX J

VOTING AND EXCHANGE TRUST AGREEMENT

MEMORANDUM OF AGREEMENT made this            day of May, 2005.

A M O N G:
MERGE TECHNOLOGIES INC., a corporation existing under the laws of the State of Wisconsin (hereinafter referred to as "Merge"),
OF THE FIRST PART,
—and—
MERGE CEDARA EXCHANGECO LIMITED, a company existing under the laws of the Province of Ontario (hereinafter referred to as "Matsub"),
OF THE SECOND PART,
—and—
COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada (hereinafter referred to as "Trustee"),
OF THE THIRD PART.

        WHEREAS in connection with a merger agreement (the "Merger Agreement") made as of January 17, 2005 among Merge, Matsub and Cedara Software Corp. ("Cedara"), Matsub is to issue exchangeable shares (the "Exchangeable Shares") to certain holders of securities of Cedara pursuant to the plan of arrangement (the "Arrangement") contemplated in the Merger Agreement;

        AND WHEREAS pursuant to the Merger Agreement, Merge and Matsub have agreed to execute a voting and exchange trust agreement substantially in the form of this Agreement;

        NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1    Definitions

        In this Agreement, the following terms shall have the following meanings:

  "Affiliate" of any person means any other person directly or indirectly controlled by, or under control of, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control of"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

  "Arrangement" means the arrangement under section 182 of the OBCA on the terms and subject to the conditions set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with Article 6 of the Plan of Arrangement or made at the direction of the Court.

  "Automatic Exchange Rights" means the benefit of the obligation of Merge to effect the automatic exchange of Exchangeable Shares for Merge Common Shares pursuant to section 5.12.

  "Beneficiaries" means the registered holders from time to time of Exchangeable Shares, other than Merge and its Affiliates.

  "Beneficiary Votes" has the meaning ascribed thereto in section 4.2.

  "Board of Directors" means the Board of Directors of Matsub.

  "Business Day" means any day on which commercial banks are generally open for business in Milwaukee, Wisconsin and Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in Milwaukee, Wisconsin under the laws of the State of Wisconsin or the federal laws of the United States of America or in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada;

  "Canadian Dollar Equivalent" means, in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date, the product obtained by multiplying (a) the Foreign Currency Amount by (b) the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose.

  "Current Market Price" means, in respect of a Merge Common Share on any date, the Canadian Dollar Equivalent of the average of the closing bid and asked prices of Merge Common Shares during a period of 20 consecutive trading days ending not more than three trading days before such date on the Nasdaq, or, if the Merge Common Shares are not then quoted on the Nasdaq, on such other stock exchange or automated quotation system on which the Merge Common Shares are listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided however, that if in the opinion of the Board of Directors the public distribution or trading activity of Merge Common Shares during such period does not create a market which reflects the fair market value of a Merge Common Share, then the Current Market Price of a Merge Common Share shall be determined by the Board of Directors, in good faith and in its sole discretion, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

  "Exchange Right" has the meaning ascribed thereto in section 5.1.

  "Exchangeable Shares" means the non-voting exchangeable shares in the capital of Matsub, having substantially the rights, privileges, restrictions and conditions set out in Appendix I to the Plan of Arrangement.

  "Indemnified Parties" has the meaning ascribed thereto in section 9.1.

  "Insolvency Event" means the institution by Matsub of any proceeding to be adjudicated a bankrupt or insolvent or to be wound up, or the consent of Matsub to the institution of bankruptcy, insolvency or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Matsub to contest in good faith any such proceedings commenced in respect of Matsub within 30 days of becoming aware thereof, or the consent by Matsub to the filing of any such petition or to the appointment of a receiver, or the making by Matsub of a general assignment for the benefit of creditors, or the admission in writing by Matsub of its inability to pay its debts generally as they become due, or Matsub not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to section 6.6 of the Share Provisions.

  "Liquidation Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

  "Liquidation Event" has the meaning ascribed thereto in section 5.12(b).

  "Liquidation Event Effective Date" has the meaning ascribed thereto in section 5.12(c).

  "List" has the meaning ascribed thereto in section 4.6.

  "Merge Affiliates" means Affiliates of Merge.

  "Merge Common Share" means a share of common stock in the capital of Merge.

  "Merge Consent" has the meaning ascribed thereto in section 4.2.

  "Merge Newco" means Merge Newco, an unlimited liability company existing under the laws of the Province of Nova Scotia which, at the time of the consummation of the Arrangement, will be a wholly-owned subsidiary of Merge.

  "Merge Meeting" has the meaning ascribed thereto in section 4.2.

  "Merge Special Voting Share" means the one share of Special Voting Preferred Stock of Merge issued in its own series which entitles the holder of record to a number of votes at meetings of holders of Merge Common Shares equal to the number of Exchangeable Shares outstanding from time to time (other than Exchangeable Shares held by Merge and Merge Affiliates), which share is to be issued to, deposited with, and voted by, the Trustee as described herein.

  "Merge Successor" has the meaning ascribed thereto in section 11.1(a).

  "Merger Agreement" means the merger agreement made January 17, 2005 among Merge, Matsub and Cedara, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement.

  "Nasdaq" means the Nasdaq National Market.

  "OBCA" means the Ontario Business Corporations Act, as amended;

  "Officer's Certificate" means, with respect to Merge or Matsub, as the case may be, a certificate signed by any officer or director of Merge or Matsub, as the case may be.

  "person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, government body, syndicate or other entity, whether or not having legal status.

  "Plan of Arrangement" means the plan of arrangement substantially in the form and content of Schedule D to the Merger Agreement and any amendments or variations thereto made in accordance with section 6.1 of the Merger Agreement or Article 6 of the Plan of Arrangement or made at the discretion of the Court.

  "Redemption Call Right" has the meaning ascribed thereto in the Plan of Arrangement.

  "Retracted Shares" has the meaning ascribed thereto in section 5.7.

  "Retraction Call Right" has the meaning ascribed thereto in the Share Provisions.

  "Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

  "Support Agreement" means that certain support agreement made as of even date herewith between Matsub, Merge Newco and Merge substantially in the form and content of Schedule E to the Merger Agreement, with such changes thereto as the parties to the Merger Agreement, acting reasonably, may agree.

  "Trust" means the trust created by this Agreement.

  "Trust Estate" means the Merge Special Voting Share, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

  "Trustee" means Computershare Trust Company of Canada and, subject to the provisions of Article 10, includes any successor trustee.

  "Voting Rights" means the voting rights attached to the Merge Special Voting Share.

1.2    Interpretation Not Affected by Headings, etc.

        The division of this Agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3    Number, Gender, etc.

        Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4    Date for any Action

        If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

ARTICLE 2
PURPOSE OF AGREEMENT

2.1    Establishment of Trust

        The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Merge Special Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as trustee for and on behalf of the Beneficiaries as provided in this Agreement.

ARTICLE 3
MERGE SPECIAL VOTING SHARE

3.1    Issue and Ownership of the Merge Special Voting Share

        Merge hereby issues to and deposits with the Trustee, the Merge Special Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries and in accordance with the provisions of this Agreement. Merge hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the issuance of the Merge Special Voting Share by Merge to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Merge Special Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Merge Special Voting Share provided that the Trustee shall:

  (a)
  hold the Merge Special Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

  (b)
  except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Merge Special Voting Share and the Merge Special Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

3.2    Legended Share Certificates

        Matsub will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights in respect of the Exchangeable Shares of the Beneficiaries.

3.3    Safe Keeping of Certificate

        The certificate representing the Merge Special Voting Share shall at all times be held in safe keeping by the Trustee.

ARTICLE 4
EXERCISE OF VOTING RIGHTS

4.1    Voting Rights

        The Trustee, as the holder of record of the Merge Special Voting Share, shall be entitled to all of the Voting Rights, including the right to vote in person or by proxy the Merge Special Voting Share on any matters, questions, proposals or propositions whatsoever that may properly come before the shareholders of Merge at a Merge Meeting or in connection with a Merge Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to section 7.15:

  (a)
  the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the Merge Meeting is held or a Merge Consent is sought; and

  (b)
  to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

4.2   Number of Votes

        With respect to all meetings of shareholders of Merge at which holders of Merge Common Shares are entitled to vote (each, a "Merge Meeting") and with respect to all written consents sought by Merge from its shareholders including the holders of Merge Common Shares (each, a "Merge Consent"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise one of the votes comprised in the Voting Rights for each Exchangeable Share owned of record by such Beneficiary on the record date established by Merge or by applicable law for such Merge Meeting or Merge Consent, as the case may be (the "Beneficiary Votes"), in respect of each matter, question, proposal or proposition to be voted on at such Merge Meeting or in connection with such Merge Consent.

4.3    Mailings to Shareholders

        With respect to each Merge Meeting and Merge Consent, the Trustee will use its reasonable efforts promptly to mail or cause to be mailed (or otherwise communicate in the same manner as Merge utilizes in communications to holders of Merge Common Shares subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List referred to in section 4.6, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by Merge to its shareholders:

  (a)
  a copy of such notice, together with any related materials, including, without limitation, any proxy or information statement, to be provided to shareholders of Merge;

  (b)
  a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such Merge Meeting or Merge Consent or, pursuant to section 4.7, to attend such Merge Meeting and to exercise personally the Beneficiary Votes thereat;

  (c)
  a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

  (i)
  a proxy to such Beneficiary or his designee to exercise personally the Beneficiary Votes; or

  (ii)
  a proxy to a designated agent or other representative of the management of Merge to exercise such Beneficiary Votes;

  (d)
  a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

  (e)
  a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

  (f)
  a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Merge Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

        The materials referred to in this section 4.3 are to be provided to the Trustee by Merge and the materials referred to in section 4.3(c), (e) and (f) shall be subject to reasonable comment by the Trustee in a timely manner. Merge shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of Merge Common Shares. Merge agrees not to communicate with holders of Merge Common Shares with respect to the materials referred to in this section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries.

        For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any Merge Meeting or Merge Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by Merge or by applicable law for purposes of determining shareholders entitled to vote at such Merge Meeting. Merge will notify the Trustee of any decision of the Board of Directors of Merge with respect to the calling of any Merge Meeting and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this section 4.3.

4.4    Copies of Shareholder Information

        Merge will deliver to the Trustee copies of all proxy materials (including notices of Merge Meetings but excluding proxies to vote Merge Common Shares), information statements, reports (including without limitation, all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of Merge Common Shares in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary at the same time as such materials are first sent to holders of Merge Common Shares. The Trustee will mail or otherwise send to each Beneficiary, at the expense of Merge, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Merge) received by the Trustee from Merge contemporaneously with the sending of such materials to holders of Merge Common Shares. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Toronto all proxy materials, information statements, reports and other written communications that are:

  (a)
  received by the Trustee as the registered holder of the Merge Special Voting Share and made available by Merge generally to the holders of Merge Common Shares; or

  (b)
  specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by Merge.

4.5    Other Materials

        As soon as reasonably practicable after receipt by Merge or shareholders of Merge (if such receipt is known by Merge) of any material sent or given by or on behalf of a third party to holders of Merge Common Shares generally, including without limitation, dissident proxy and information statements (and related information and material) and tender and exchange offer statements (and related information and material), Merge shall use its reasonable efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible thereafter. As soon as reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of Merge, copies of all such materials received by the Trustee from Merge. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in Toronto copies of all such materials.

4.6    List of Persons Entitled to Vote

        Matsub shall, (a) prior to each annual, general and special Merge Meeting or the seeking of any Merge Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Beneficiaries showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Merge Meeting or a Merge Consent, at the close of business on the record date established by Merge or pursuant to applicable law for determining the holders of Merge Common Shares entitled to receive notice of and/or to vote at such Merge Meeting or to give consent in connection with such Merge Consent. Each such List shall be delivered to the Trustee promptly after receipt by Matsub of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to permit the Trustee to perform its obligations under this Agreement. Merge agrees to give Matsub notice (with a copy to the Trustee) of the calling of any Merge Meeting or the seeking of any Merge Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Matsub to perform its obligations under this section 4.6.

4.7    Entitlement to Direct Votes

        Any Beneficiary named in a List prepared in connection with any Merge Meeting or Merge Consent will be entitled (a) to instruct the Trustee in the manner described in section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat, as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

4.8    Voting by Trustee and Attendance of Trustee Representative at Meeting

  (a)
  In connection with each Merge Meeting and Merge Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to section 4.3.

  (b)
  The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Merge Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in favour of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

4.9    Distribution of Written Materials

        Any written materials distributed by the Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Merge utilizes in communications to holders of Merge Common Shares subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the books of Matsub. Merge agrees not to communicate with holders of Merge Common Shares with respect to such written materials otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Matsub shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

  (a)
  a current List; and

  (b)
  upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

4.10    Termination of Voting Rights

        All of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall be deemed to be surrendered by the Beneficiary to Merge or Merge Newco, as the case may be, and such Beneficiary Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for Merge Common Shares, as specified in Article 5 (unless, in either case, Merge shall not have delivered the requisite Merge Common Shares issuable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to Article 6 or 7 of the Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Matsub pursuant to Article 5 of the Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by Merge Newco pursuant to the exercise by Merge Newco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

ARTICLE 5
EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

5.1    Grant and Ownership of the Exchange Right

        Merge hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require Merge to purchase from each or any Beneficiary all or any part of the Exchangeable Shares held by the Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. Merge hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by Merge to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

  (a)
  hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

  (b)
  except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

5.2    Legended Share Certificates

        Matsub will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

  (a)
  their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

  (b)
  the Automatic Exchange Rights.

5.3    General Exercise of Exchange Right

        The Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to section 7.15, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

5.4    Purchase Price

        The purchase price payable by Merge for each Exchangeable Share to be purchased by Merge under the Exchange Right shall be an amount per share equal to (a) the Current Market Price of a Merge Common Share on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right, which shall be satisfied in full by Merge causing to be sent to such holder one Merge Common Share, plus (b) to the extent not paid by Matsub on the designated payment date therefor, an additional amount equal to and in satisfaction of the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the closing of the purchase and sale. In connection with each exercise of the Exchange Right, Merge shall provide to the Trustee an Officer's Certificate setting forth the calculation of the purchase price for each Exchangeable Share. The purchase price for each such Exchangeable Share so purchased may be satisfied only by Merge issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, one Merge Common Share and on the applicable payment date a cheque for the balance, if any, of the purchase price without interest (but less any amounts withheld pursuant to section 5.13). Upon payment by Merge of such purchase price, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by Matsub.

5.5    Exercise Instructions

        Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of Matsub. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in Toronto or at such other places in Canada as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires Merge to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the OBCA and the by-laws of Matsub and such additional documents and instruments as the Trustee, Matsub and Merge may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require Merge to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by Merge free and clear of all liens, claims and encumbrances, (iii) the names in which the certificates representing Merge Common Shares issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered and (b) payment (or evidence satisfactory to the Trustee, Matsub and Merge of payment) of the taxes (if any) payable as contemplated by section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by Merge under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of Matsub.

5.6    Delivery of Merge Common Shares; Effect of Exercise

        Promptly after the receipt of the certificates representing the Exchangeable Shares which the Beneficiary desires Merge to purchase under the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right (and payment of taxes, if any payable as contemplated by section 5.8 or evidence thereof), duly endorsed for transfer to Merge, the Trustee shall notify Merge and Matsub of its receipt of the same, which notice to Merge and Matsub shall constitute exercise of the Exchange Right by the Trustee on behalf of the holder of such Exchangeable Shares, and Merge shall deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the number of Merge Common Shares issuable in connection with the exercise of the Exchange Right, and on the applicable payment date cheques for the balance, if any, of the total purchase price therefor without interest (but less any amounts withheld pursuant to section 5.13); provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, Matsub and Merge of the payment of) the taxes (if any) payable as contemplated by section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to Merge and Matsub of the exercise of the Exchange Right as provided in this section 5.6, the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred and the holder of such Exchangeable Shares shall be deemed to have transferred to Merge all of such holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless the requisite number of Merge Common Shares is not allotted, issued and delivered by Merge to the Trustee within five Business Days of the date of the giving of such notice by the Trustee or the balance of the purchase price, if any, is not paid by Merge on the applicable payment date therefor, in which case the rights of the Beneficiary shall remain unaffected until such Merge Common Shares are so allotted, issued and delivered, and the balance of the purchase price, if any, has been paid, by Merge. Upon delivery by Merge to the Trustee of such Merge Common Shares, and the balance of the purchase price, if any, the Trustee shall deliver such Merge Common Shares to such Beneficiary (or to such other persons, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Merge Common Shares delivered to it pursuant to the Exchange Right.

5.7    Exercise of Exchange Right Subsequent to Retraction

        In the event that a Beneficiary has exercised its right under Article 6 of the Share Provisions to require Matsub to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is notified by Matsub pursuant to section 6.6 of the Share Provisions that Matsub will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Merge Newco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to Matsub pursuant to section 6.1 of the Share Provisions and provided further that the Trustee has received written notice of same from Matsub or Merge, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that Matsub is unable to redeem. In any such event, Matsub hereby agrees with the Trustee and in favour of the Beneficiary promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to Matsub or to the transfer agent of the Exchangeable Shares (including without limitation, a copy of the retraction request delivered pursuant to section 6.1 of the Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that Matsub is not permitted to redeem and will require Merge to purchase such shares in accordance with the provisions of this Article 5.

5.8    Stamp or Other Transfer Taxes

        Upon any sale of Exchangeable Shares to Merge pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing Merge Common Shares to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Beneficiary of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of Merge, Matsub or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have evidenced to the satisfaction of the Trustee, Merge and Matsub that such taxes, if any, have been paid.

5.9    Notice of Insolvency Event

        As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, Matsub and Merge shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from Matsub and Merge of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of Merge (such funds to be received in advance), a notice of such Insolvency Event in the form provided by Merge, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

5.10    Qualification of Merge Common Shares

        Merge covenants that if any Merge Common Shares to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other Canadian or United States federal, provincial or state legal requirement before such shares may be issued and delivered by Merge to the initial holder thereof or in order that such shares may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of Merge for purposes of Canadian provincial securities law or an "affiliate" of Merge for purposes of United States federal or state securities law), Merge will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Merge Common Shares to be and remain duly registered, qualified or approved. Merge will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Merge Common Shares to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Merge Common Shares have been listed by Merge and remain listed and are quoted or posted for trading at such time.

        Merge will provide or cause to be provided to the Trustee such legal opinions, certificates, documents and other instruments as the Trustee may from time to time reasonably request to demonstrate compliance with this section 5.10.

        Merge hereby represents, warrants and covenants that the Merge Common Shares issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.11    Merge Common Shares

        Merge hereby represents, warrants and covenants that the Merge Common Shares issuable as described herein will be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

5.12    Automatic Exchange on Liquidation of Merge

  (a)
  Merge will give the Trustee written notice of each of the following events at the time set forth below:

  (i)
  in the event of any determination by the Board of Directors of Merge to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Merge or to effect any other distribution of assets of Merge among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

  (ii)
  as soon as practicable following the earlier of (A) receipt by Merge of notice of, and (B) Merge otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Merge or to effect any other distribution of assets of Merge among its shareholders for the purpose of winding up its affairs, in each case where Merge has failed to contest in good faith any such proceeding commenced in respect of Merge within 30 days of becoming aware thereof.

  (b)
  As soon as practicable following receipt by the Trustee from Merge of notice of any event (a "Liquidation Event") contemplated by section 5.12 (a) (i) or 5.12 (a) (ii) above, the Trustee will give notice thereof to the Beneficiaries. Such notice shall be provided to the Trustee by Merge and shall include a brief description of the automatic exchange of Exchangeable Shares for Merge Common Shares provided for in section 5.12(c).

  (c)
  In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of Merge Common Shares in the distribution of assets of Merge in connection with a Liquidation Event, on the fifth Business Day prior to the effective date (the "Liquidation Event Effective Date") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for Merge Common Shares. To effect such automatic exchange, Merge shall purchase on the fifth Business Day prior to the Liquidation Event Effective Date each Exchangeable Share then outstanding and held by Beneficiaries, and each Beneficiary shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (a) the Current Market Price of a Merge Common Share on the fifth Business Day prior to the Liquidation Event Effective Date, which shall be satisfied in full by Merge issuing to the Beneficiary one Merge Common Share, and (b) to the extent not paid by Matsub, an additional amount equal to and in satisfaction of the full amount of all declared and unpaid dividends on each such Exchangeable Share held by such holder on any dividend record date which occurred prior to the date of the exchange (less any applicable withholding taxes). Merge shall provide the Trustee with an Officer's Certificate in connection with each automatic exchange setting forth the calculation of the purchase price for each Exchangeable Share.

  (d)
  On the fifth Business Day prior to the Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Merge Common Shares shall be deemed to have occurred, and each Beneficiary shall be deemed to have transferred to Merge all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares and the related interest in the Trust Estate, any right of each such Beneficiary to receive declared and unpaid dividends from Matsub shall be deemed to be satisfied and discharged and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and Merge shall issue to the Beneficiary the Merge Common Shares issuable upon the automatic exchange of Exchangeable Shares for Merge Common Shares and on the applicable payment date shall deliver to the Trustee for delivery to the Beneficiary a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares without interest but less any amounts withheld pursuant to section 5.13. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the Merge Common Shares issued pursuant to the automatic exchange of Exchangeable Shares for Merge Common Shares and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with Merge pursuant to such automatic exchange shall thereafter be deemed to represent Merge Common Shares issued to the Beneficiary by Merge pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent Merge Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as Merge may reasonably require, Merge shall deliver or cause to be delivered to the Beneficiary certificates representing Merge Common Shares of which the Beneficiary is the holder.

5.13    Withholding Rights

        Merge, Matsub and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Merge Common Shares such amounts as Merge, Matsub or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. The Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, Merge, Matsub and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to Merge, Matsub or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and Merge, Matsub or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. Merge represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this Agreement, to deduct or withhold from any dividend paid to holders of Exchangeable Shares any amounts under the United States Internal Revenue Code of 1986.

ARTICLE 6
RESTRICTIONS ON ISSUE OF MERGE SPECIAL VOTING STOCK

6.1    Issue of Additional Shares

        During the term of this Agreement, Merge will not, without the consent of the holders at the relevant time of Exchangeable Shares, given in accordance with section 10.2 of the Share Provisions, issue any shares of its Special Voting Preferred Stock in the same series as Merge Special Voting Share.

ARTICLE 7
CONCERNING THE TRUSTEE

7.1    Powers and Duties of the Trustee

        The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as Trustee of the Trust, shall include:

  (a)
  receipt and deposit of the Merge Special Voting Share from Merge as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

  (b)
  granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

  (c)
  voting the Beneficiary Votes in accordance with the provisions of this Agreement;

  (d)
  receiving the grant of the Exchange Right and the Automatic Exchange Rights from Merge as Trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

  (e)
  exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries Merge Common Shares and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

  (f)
  holding title to the Trust Estate;

  (g)
  investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

  (h)
  taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of Merge and Matsub under this Agreement; and

  (i)
  taking such other actions and doing such other things as are specifically provided in this Agreement.

        In the exercise of such rights, powers, duties and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

        The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

        The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

7.2    No Conflict of Interest

        The Trustee represents to Merge and Matsub that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this section 7.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this section 7.2, any interested party may apply to the Superior Court of Justice in Ontario for an order that the Trustee be replaced as Trustee hereunder.

7.3    Dealings with Transfer Agents, Registrars, etc.

        Merge and Matsub irrevocably authorize the Trustee, from time to time, to:

  (a)
  consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and Merge Common Shares; and

  (b)
  requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of Merge Common Shares, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights.

        Merge and Matsub irrevocably authorize their respective registrars and transfer agents to comply with all such requests. Merge covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights.

7.4    Books and Records

        The Trustee shall keep available for inspection by Merge and Matsub at the Trustee's principal office in Toronto correct and complete books and records of account relating to the Trust created by this Agreement, including without limitation, all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Exchange Right and the Automatic Exchange Rights. On or before January 15, 2006, and on or before January 15th in every year thereafter, so long as the Merge Special Voting Share is on deposit with the Trustee, the Trustee shall transmit to Merge and Matsub a brief report, dated as of the preceding December 31st, with respect to:

  (a)
  the property and funds comprising the Trust Estate as of that date;

  (b)
  the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by Merge of Merge Common Shares in connection with the Exchange Right, during the calendar year ended on such December 31st; and

  (c)
  any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported and which, in the Trustee's opinion, materially affects the Trust Estate.

7.5    Income Tax Returns and Reports

        The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee considers necessary or advisable (who may be experts or advisors to Merge or Matsub). If requested by the Trustee, Merge or Matsub shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

7.6    Indemnification Prior to Certain Actions by Trustee

        The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Merge Special Voting Share pursuant to Article 4, subject to section 7.15, and with respect to the Exchange Right pursuant to Article 5, subject to section 7.15, and with respect to the Automatic Exchange Rights pursuant to Article 5.

        None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security and indemnified as aforesaid.

7.7    Action of Beneficiaries

        No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in section 7.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

7.8    Reliance Upon Declarations

        The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions or reports furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions or reports comply with the provisions of section 7.9, if applicable, and with any other applicable provisions of this Agreement.

7.9    Evidence and Authority to Trustee

        Merge and/or Matsub shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by Merge and/or Matsub or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of Merge and/or Matsub promptly if and when:

  (a)
  such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this section 7.9; or

  (b)
  the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives Merge and/or Matsub written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

        Such evidence shall consist of an Officer's Certificate of Merge and/or Matsub or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

        Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of Merge and/or Matsub, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of Merge and/or Matsub it shall be in the form of an Officer's Certificate or a statutory declaration.

        Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

  (c)
  declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

  (d)
  describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

  (e)
  declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

7.10    Experts, Advisers and Agents

        The Trustee may:

  (a)
  in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by Merge and/or Matsub or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

  (b)
  employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

7.11    Investment of Moneys Held by Trustee

        Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee, in trust for Matsub, in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of Matsub. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Matsub, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

7.12    Trustee Not Required to Give Security

        The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

7.13    Trustee Not Bound to Act on Request

        Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of Merge and/or Matsub or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

7.14    Authority to Carry on Business

        The Trustee represents to Merge and Matsub that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this section 7.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in any Province of Canada, either become so authorized or resign in the manner and with the effect specified in Article 10.

7.15    Conflicting Claims

        If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting

Rights, Exchange Rights or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

  (a)
  the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

  (b)
  all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

        If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

7.16    Acceptance of Trust

        The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

ARTICLE 8
COMPENSATION

8.1    Fees and Expenses of the Trustee

        Merge and Matsub jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including, but not limited to, taxes other than taxes based on the net income of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that Merge and Matsub shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence, recklessness or wilful misconduct.

ARTICLE 9
INDEMNIFICATION AND LIMITATION OF LIABILITY

9.1    Indemnification of the Trustee

        Merge and Matsub jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, wilful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by Merge or Matsub pursuant hereto.

        In no case shall Merge or Matsub be liable under this indemnity for any claim against any of the Indemnified Parties unless Merge and Matsub shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, Merge and Matsub shall be entitled to participate at their own expense in the defence and, if Merge and Matsub so elect at any time after receipt of such notice, either of them may assume the defence of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defence thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Merge or Matsub; or (ii) the named parties to any such suit include both the Trustee and Merge or Matsub and the Trustee shall have been advised by counsel acceptable to Merge or Matsub that there may be one or more legal defences available to the Trustee that are different from or in addition to those available to Merge or Matsub and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Merge and Matsub shall not have the right to assume the defence of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

9.2    Limitation of Liability

        The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, wilful misconduct or bad faith on the part of the Trustee.

ARTICLE 10
CHANGE OF TRUSTEE

10.1    Resignation

        The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Merge and Matsub specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless Merge and Matsub otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Merge and Matsub shall promptly appoint a successor trustee, which shall be a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all provinces of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, Merge and Matsub shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

10.2    Removal

        The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by Merge and Matsub, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

10.3    Successor Trustee

        Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Merge and Matsub and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of Merge and Matsub or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Merge, Matsub and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

10.4    Notice of Successor Trustee

        Upon acceptance of appointment by a successor trustee as provided herein, Merge and Matsub shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If Merge or Matsub shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Merge and Matsub.

ARTICLE 11
MERGE SUCCESSORS

11.1    Certain Requirements in Respect of Combination, etc.

        Merge shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other person or, in the case of a merger, of the continuing corporation resulting therefrom, unless:

  (a)
  such other person or continuing corporation (herein called the "Merge Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the Merge Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Merge Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Merge under this Agreement; and

  (b)
  such transaction shall, to the satisfaction of the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee, be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

11.2    Vesting of Powers in Successor

        Whenever the conditions of section 11.1 have been duly observed and performed, the Trustee, Merge Successor and Matsub shall, if required by section 11.1, execute and deliver the supplemental trust agreement provided for in Article 12 and thereupon Merge Successor shall possess and from time to time may exercise each and every right and power of Merge under this Agreement in the name of Merge or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Merge or any officers of Merge may be done and performed with like force and effect by the directors or officers of such Merge Successor.

11.3    Wholly-Owned Subsidiaries

        Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Merge with or into Merge or with or into any other wholly-owned subsidiary of Merge or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Merge provided that all of the assets of such subsidiary are transferred to Merge or another wholly-owned direct or indirect subsidiary of Merge and any such transactions are expressly permitted by this Article 11.

ARTICLE 12
AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

12.1    Amendments, Modifications, etc.

        This Agreement may not be amended or modified except by an agreement in writing executed by Merge, Matsub and the Trustee and approved by the Beneficiaries in accordance with section 10.2 of the Share Provisions.

12.2    Ministerial Amendments

        Notwithstanding the provisions of section 12.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

  (a)
  adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of Matsub and Merge shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

  (b)
  making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Merge and Matsub and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such Boards of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

  (c)
  making such changes or corrections which, on the advice of counsel to Merge, Matsub and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors of each of Merge and Matsub shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

12.3    Meeting to Consider Amendments

        Matsub, at the request of Merge, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of Matsub, the Share Provisions and all applicable laws.

12.4    Changes in Capital of Merge and Matsub

        At all times after the occurrence of any event contemplated pursuant to section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either Merge Common Shares or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Merge Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental trust agreement giving effect to and evidencing such necessary amendments and modifications.

12.5    Execution of Supplemental Trust Agreements

        No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time Matsub (when authorized by a resolution of its Board of Directors), Merge (when authorized by a resolution of its Board of Directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

  (a)
  evidencing the succession of Merge Successors and the covenants of and obligations assumed by each such Merge Successor in accordance with the provisions of Article 11 and the successors of any successor trustee in accordance with the provisions of Article 10;

  (b)
  making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Merge, Matsub, the Trustee or this Agreement; and

  (c)
  for any other purposes not inconsistent with the provisions of this Agreement, including without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 13
TERMINATION

13.1    Term

        The Trust created by this Agreement shall continue until the earliest to occur of the following events:

  (a)
  no outstanding Exchangeable Shares are held by a Beneficiary;

  (b)
  each of Merge and Matsub elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with section 10.2 of the Share Provisions; and

  (c)
  21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

13.2    Survival of Agreement

        This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Articles 8 and 9 shall survive any such termination of this Agreement.

ARTICLE 14
GENERAL

14.1    Severability

        If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

14.2    Enurement

        This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

14.3    Notices to Parties

        All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

  (a)
  if to Merge or Matsub, at:

    Merge Technologies Inc.
    1126 S. 70th Street
    Milwaukee, Wisconsin 53214

    Attention:         Chief Executive Officer
    Telecopier No.: (414) 977-4200

  (b)
  if to the Trustee, at:

    Computershare Trust Company of Canada
    100 University Avenue
    9th Floor
    Toronto, Ontario
    M5J 2Y1

    Attention:             •
    Telecopier No.: (416) 263-9524

Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

14.4    Notice to Beneficiaries

        Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws of Matsub from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, the provisions of which by-laws shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

14.5    Counterparts

        This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14.6    Jurisdiction

        This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

14.7    Attornment

        Each of the Trustee, Merge and Matsub agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and Merge hereby appoints Matsub at its registered office in the Province of Ontario as attorney for service of process.

        IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MERGE TECHNOLOGIES INC.
By:
Name: Title:
MERGE CEDARA EXCHANGECO LIMITED
By:
Name: Title:
COMPUTERSHARE TRUST COMPANY OF CANADA
By:
Name: Title:

ANNEX K

SUPPORT AGREEMENT

MEMORANDUM OF AGREEMENT made this    day of May, 2005.

A M O N G:
MERGE TECHNOLOGIES INCORPORATED, a corporation existing under the laws of the State of Wisconsin (hereinafter referred to as "Merge"),
OF THE FIRST PART,
—and—
MERGE TECHNOLOGIES HOLDINGS CO., an unlimited liability company existing under the laws of the Province of Nova Scotia (hereinafter referred to as "Merge Newco"),
OF THE SECOND PART,
—and—
MERGE CEDARA EXCHANGECO LIMITED, a company existing under the laws of the Province of Ontario (hereinafter referred to as "Matsub"),
OF THE THIRD PART.

        WHEREAS in connection with a merger agreement (the "Merger Agreement") made as of January 17, 2005 among Merge, Matsub and Cedara Software Corp. ("Cedara"), Matsub is to issue exchangeable shares (the "Exchangeable Shares") to certain holders of securities of Cedara pursuant to the plan of arrangement (the "Arrangement") contemplated by the Merger Agreement;

        AND WHEREAS, pursuant to the Merger Agreement, Merge and Matsub have agreed to execute a support agreement substantially in the form of this Agreement;

        NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

1.1    Defined Terms

        Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "Share Provisions") attaching to the Exchangeable Shares attached as Appendix 1 to the Plan of Arrangement as set out in the Articles of Arrangement of Cedara, unless the context requires otherwise.

1.2    Interpretation Not Affected by Headings

        The division of this agreement into Articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this agreement. Unless otherwise indicated, all references to an "Article" or "section" followed by a number and/or a letter refer to the specified Article or section of this agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this agreement and not to any particular Article, section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3    Number, Gender

        Words importing the singular number only shall include the plural and vice versa. Words importing any gender shall include all genders.

1.4    Date for any Action

        If any date on which any action is required to be taken under this agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day. For the purposes of this agreement, a "Business Day" means any day on which commercial banks are open for business in Milwaukee, Wisconsin and Toronto, Ontario, other than a Saturday, a Sunday or a day observed as a holiday in Milwaukee, Wisconsin under the laws of the State of Wisconsin or the federal laws of the United States of America or in Toronto, Ontario under the laws of the Province of Ontario or the federal laws of Canada.

ARTICLE 2
COVENANTS OF MERGE AND MATSUB

2.1    Covenants Regarding Exchangeable Shares

        So long as any Exchangeable Shares not owned by Merge or its Affiliates are outstanding, Merge will:

  (a)
  not declare or pay any dividend on the Merge Common Shares unless (i) Matsub shall simultaneously declare or pay, as the case may be, an equivalent dividend (as provided for in the Share Provisions) on the Exchangeable Shares and (ii) Matsub shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such dividend on the Exchangeable Shares;

  (b)
  advise Matsub sufficiently in advance of the declaration by Merge of any dividend on Merge Common Shares and take all such other actions as are reasonably necessary, in co-operation with Matsub, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the Merge Common Shares;

  (c)
  ensure that the record date for any dividend declared on Merge Common Shares is not less than 10 Business Days after the declaration date of such dividend;

  (d)
  take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Matsub, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by Merge or its Affiliates) upon the liquidation, dissolution or winding-up of Matsub, the delivery of a Retraction Request by a holder of Exchangeable

    Shares or a redemption of Exchangeable Shares by Matsub, as the case may be, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Matsub to cause to be delivered Merge Common Shares to the holders of Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Share Provisions;

  (e)
  take all such actions and do all such things as are reasonably necessary or desirable to enable and permit Merge Newco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including without limitation all such actions and all such things as are necessary or desirable to enable and permit Merge Newco to cause to be delivered Merge Common Shares to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be; and

  (f)
  not (and will ensure that Merge Newco and its Affiliates do not) exercise its vote as a shareholder to initiate the voluntary liquidation, dissolution or winding up of Matsub (or any other distribution of the assets of Matsub among its shareholders for the purpose of winding-up its affairs) nor take any action or omit to take any action (and will not permit Merge Newco or any of its Affiliates to take any action or omit to take any action) that is designed to result in the liquidation, dissolution or winding-up of Matsub or any other distribution of the assets of Matsub among its shareholders for the purpose of winding up its affairs.

2.2    Segregation of Funds

        Merge will cause Matsub to deposit a sufficient amount of funds in a separate account of Matsub and segregate a sufficient amount of such other assets and property as is necessary to enable Matsub to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Share Provisions, as applicable.

2.3    Reservation of Merge Common Shares

        Merge hereby represents, warrants and covenants in favour of Matsub and Merge Newco that Merge has reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by Merge or its Affiliates) are outstanding, keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of Merge Common Shares (or other shares or securities into which Merge Common Shares may be reclassified or changed as contemplated by section 2.7 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit Merge to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to which Merge may now or hereafter be required to issue Merge Common Shares, to enable and permit Merge Newco to meet its obligations under each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right and to enable and permit Matsub to meet its respective obligations hereunder and under the Share Provisions.

2.4    Notification of Certain Events

        In order to assist Merge to comply with its obligations hereunder and to permit Merge Newco to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, Matsub will notify Merge and Merge Newco of each of the following events at the time set forth below:

  (a)
  in the event of any determination by the Board of Directors of Matsub to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Matsub or to effect any other distribution of the assets of Matsub among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

  (b)
  promptly, upon the earlier of receipt by Matsub of notice of and Matsub otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Matsub or to effect any other distribution of the assets of Matsub among its shareholders for the purpose of winding up its affairs;

  (c)
  immediately, upon receipt by Matsub of a Retraction Request;

  (d)
  on the same date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Share Provisions; and

  (e)
  as soon as practicable upon the issuance by Matsub of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding Cedara common shares pursuant to the Arrangement).

2.5    Delivery of Common Shares to Matsub and Merge Newco

        In furtherance of its obligations under sections 2.1(d) and (e) hereof, upon notice from Matsub or Merge Newco of any event that requires Matsub or Merge Newco, to cause to be delivered Merge Common Shares to any holder of Exchangeable Shares, Merge shall forthwith issue and deliver or cause to be delivered to Matsub or Merge Newco the requisite number of Merge Common Shares to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as Matsub or Merge Newco shall direct. All such Common Shares shall be duly authorized and validly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance. In consideration of the issuance and delivery of each such Merge Common Share, Matsub or Merge Newco, as the case may be, shall pay a cash purchase price (or shall issue shares of Matsub or Merge Newco having a fair market value) equal to the fair market value of such Merge Common Shares.

2.6    Qualification of Merge Common Shares

        If any Merge Common Shares (or other shares or securities into which Merge Common Shares may be reclassified or changed as contemplated by section 2.7 hereof) to be issued and delivered hereunder require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfillment of any other United States or Canadian legal requirement before such shares (or such other shares or securities) may be issued by Merge and delivered by Merge at the direction of Merge Newco or Matsub, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or such other shares or securities) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" for purposes of Canadian provincial securities law or an "affiliate" of Merge for purposes of United States federal or state securities law), Merge will in good faith expeditiously take all such actions and do all such things as are necessary or desirable to cause such Merge Common Shares (or such other shares or securities) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be. Merge will in good faith expeditiously take all such actions and do all such things as are reasonably necessary or desirable to cause all Merge Common Shares (or such other shares or securities) to be delivered hereunder to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding Merge Common Shares (or such other shares or securities) have been listed by Merge and remain listed and are quoted or posted for trading at such time.

2.7    Economic Equivalence

        So long as any Exchangeable Shares not owned by Merge or its Affiliates are outstanding:

  (a)
  Merge will not without prior approval of Matsub and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions:

  (i)
  issue or distribute Merge Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Merge Common Shares) to the holders of all or substantially all of the then outstanding Merge Common Shares by way of stock dividend or other distribution, other than an issue of Merge Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Merge Common Shares) to holders of Merge Common Shares who exercise an option to receive dividends in Merge Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Merge Common Shares) in lieu of receiving cash dividends; or

  (ii)
  issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Merge Common Shares entitling them to subscribe for or to purchase Merge Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Merge Common Shares); or

  (iii)
  issue or distribute to the holders of all or substantially all of the then outstanding Merge Common Shares (A) shares or securities of Merge of any class other than Merge Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Merge Common Shares), (B) rights, options or warrants other than those referred to in section 2.7(a)(ii) above, (C) evidences of indebtedness of Merge or (D) assets of Merge, unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares; provided that, for greater certainty, the above restrictions shall not apply to any securities issued or distributed by Merge in order to give effect to and to consummate the transactions contemplated by, and in accordance with, the Merger Agreement.

  (b)
  Merge will not without the prior approval of Matsub and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions:

  (i)
  subdivide, redivide or change the then outstanding Merge Common Shares into a greater number of Merge Common Shares; or

  (ii)
  reduce, combine, consolidate or change the then outstanding Merge Common Shares into a lesser number of Merge Common Shares; or

    (iii)
    reclassify or otherwise change Merge Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting Merge Common Shares,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares.

(c)
Merge will ensure that the record date for any event referred to in section 2.7(a) or 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by Merge (with contemporaneous notification thereof by Merge to Matsub).

(d)
The Board of Directors of Matsub shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in section 2.7(a) or 2.7(b) above and each such determination shall be conclusive and binding on Merge. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of Matsub to be relevant, be considered by the Board of Directors of Matsub:

(i)
in the case of any stock dividend or other distribution payable in Merge Common Shares, the number of such shares issued in proportion to the number of Merge Common Shares previously outstanding;

(ii)
in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase Merge Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Merge Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

(iii)
in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of Merge of any class other than Merge Common Shares, any rights, options or warrants other than those referred to in section 2.7 (d) (ii) above, any evidences of indebtedness of Merge or any assets of Merge), the relationship between the fair market value (as determined by the Board of Directors of Matsub in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding Merge Common Share and the Current Market Price;

(iv)
in the case of any subdivision, redivision or change of the then outstanding Merge Common Shares into a greater number of Merge Common Shares or the reduction, combination, consolidation or change of the then outstanding Merge Common Shares into a lesser number of Merge Common Shares or any amalgamation, merger, reorganization or other transaction affecting Merge Common Shares, the effect thereof upon the then outstanding Merge Common Shares; and

(v)
in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of Merge Common Shares as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(e)
Matsub agrees that, to the extent required, upon due notice from Merge, Matsub will use its best efforts to take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by Matsub, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the Merge Common Shares and Exchangeable Shares as provided for in this section 2.7.

2.8    Tender Offers

        In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to Merge Common Shares (an "Offer") is proposed by Merge or is proposed to Merge or its shareholders and is recommended by the Board of Directors of Merge, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of Merge, and the Exchangeable Shares are not redeemed by Matsub or purchased by Merge Newco pursuant to the Redemption Call Right, Merge will use its reasonable efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares (other than Merge and its Affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of Merge Common Shares, without discrimination. Without limiting the generality of the foregoing, Merge will use its reasonable efforts expeditiously and in good faith to ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against Matsub (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of Matsub to redeem (or Merge Newco to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of a Merge Control Transaction.

2.9    Ownership of Outstanding Shares

        Without the prior approval of Matsub and the prior approval of the holders of the Exchangeable Shares given in accordance with section 10.2 of the Share Provisions, Merge covenants and agrees in favour of Matsub that, as long as any outstanding Exchangeable Shares are owned by any Person other than Merge or any of its Affiliates, Merge will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of Matsub and Merge Newco.

2.10    Merge and Affiliates Not to Vote Exchangeable Shares

        Merge covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. Merge further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Share Provisions or pursuant to the provisions of the Act (or any successor or other corporate statute by which Matsub may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

2.11    Rule 10b-18 Purchases

        For certainty, nothing contained in this Agreement, including without limitation the obligations of Merge contained in section 2.8 hereof, shall limit the ability of Merge or Matsub to make a "Rule 10b-18 Purchase" of Merge Common Shares pursuant to Rule 10b-18 of the United States Securities Exchange Act of 1934, as amended.

2.12    Stock Exchange Listing

        Merge covenants and agrees in favour of Matsub that, as long as any outstanding Exchangeable Shares are owned by any Person other than Merge or any of its Affiliates, Merge will use its reasonable efforts to maintain a listing for such Exchangeable Shares on The Toronto Stock Exchange.

2.13    Canadian Tax Status

        Merge covenants and agrees in favour of Matsub that as long as there are any Exchangeable Shares outstanding (other than Exchangeable Shares held by Merge or any of its affiliates), and if required to cause Exchangeable Shares not to be "foreign property" within the meaning of subsection 206(1) of the Income Tax Act (Canada) (the "ITA") (as of the Effective Time and any modifications of such definition which are consistent with the general principle thereof), Merge shall use its reasonable efforts to cause Matsub to maintain a substantial presence in Canada for purposes of subsection 206(1.1) of the ITA (as of the Effective Time and any modifications of such concept which are consistent with the general principle thereof).

2.14    Specified Amount

        The specified amount with respect to an Exchangeable Share for purposes of subsection 191(4) of the ITA is $            , which amount is the fair market value of the consideration for which the Exchangeable Share is issued.

ARTICLE 3
MERGE SUCCESSORS

3.1    Certain Requirements in Respect of Combination, etc.

        Merge shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or other-wise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

  (a)
  such other Person or continuing corporation (the "Merge Successor") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the Merge Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such Merge Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of Merge under this Agreement; and

  (b)
  such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder.

3.2    Vesting of Powers in Successor

        Whenever the conditions of section 3.1 have been duly observed and performed, the parties, if required by section 3.1, shall execute and deliver the supplemental agreement provided for in section 3.1(a) and thereupon the Merge Successor shall possess and from time to time may exercise each and every right and power of Merge under this Agreement in the name of Merge or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of Merge or any officers of Merge may be done and performed with like force and effect by the directors or officers of such Merge Successor.

3.3    Wholly-Owned Subsidiaries

        Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of Merge with or into Merge or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of Merge provided that all of the assets of such subsidiary are transferred to Merge or another wholly-owned direct or indirect subsidiary of Merge and any such transactions are expressly permitted by this Article 3.

ARTICLE 4
GENERAL

4.1    Term

        This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than Merge and any of its Affiliates.

4.2    Changes in Capital of Merge and Matsub

        At all times after the occurrence of any event contemplated pursuant to sections 2.7 and 2.8 hereof or otherwise, as a result of which either Merge Common Shares or the Exchangeable Shares or both are in any way changed, this agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Merge Common Shares or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

4.3    Severability

        If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

4.4    Amendments, Modifications

        This Agreement may not be amended or modified except by an agreement in writing executed by Matsub, Merge Newco and Merge and approved by the holders of the Exchangeable Shares in accordance with section 10.2 of the Share Provisions.

4.5    Ministerial Amendments

        Notwithstanding the provisions of section 4.4, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

  (a)
  adding to the covenants of any or all parties provided that the Board of Directors of each of Matsub, Merge Newco and Merge shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

  (b)
  making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of Matsub, Merge Newco and Merge, it may be expedient to make, provided that each such Board of Directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

  (c)
  making such changes or corrections which, on the advice of counsel to Matsub, Merge Newco and Merge, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Boards of Directors of each of Matsub, Merge Newco and Merge shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

4.6    Meeting to Consider Amendments

        Matsub, at the request of Merge, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to section 4.4 hereof. Any such meeting or meetings shall be called and held in accordance with the bylaws of Matsub, the Share Provisions and all applicable laws.

4.7    Amendments Only in Writing

        No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

4.8    Enurement

        This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

4.9    Notices to Parties

        All notices and other communications between the parties to this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for any such party as shall be specified in like notice):

Merge Technologies Incorporated 1126 S. 70th Street Suite S-107B Milwaukee, Wisconsin 53214
Attention:	Chief Executive Officer
Telephone No.:	(414) 977-4000
Facsimile No.:	(414) 977-4202
with a copy to:
Michael Best & Friedrich LLP 100 East Wisconsin Avenue Suite 3300 Milwaukee, WI 53202-4108
Attention:	Geoffrey Morgan
Telephone No.:	(414) 271-6560
Facsimile No.:	(414) 277-0656
Blake, Cassels & Graydon LLP Box 25, Commerce Court West 199 Bay Street, 28th Floor Toronto, Ontario M5L 1A9
Attention:	Frank Guarascio
Telephone No.:	(416) 863-3296
Facsimile No:	(416) 863-2653

        Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

4.10    Counterparts

        This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

4.11    Jurisdiction

        This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

4.12    Attornment

        Each of the parties hereto agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and Merge hereby appoints Matsub at its registered office in the Province of Ontario as attorney for service of process.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MERGE TECHNOLOGIES INCORPORATED
By:
Name: Title:
MERGE TECHNOLOGIES HOLDINGS CO.
By:
Name: Title:
MERGE CEDARA EXCHANGECO LIMITED
By:
Name: Title:

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN
OF PROXIES WILL SAVE MERGE THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES. PLEASE
PROMPTLY MARK, SIGN, DATE AND RETURN THE
ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

MERGE TECHNOLOGIES INCORPORATED
1126 SOUTH 70TH STREET
SUITE S107B
MILWAUKEE, WISCONSIN 53214-3151

THIS PROXY IS SOLICITED ON BEHALF OF THE MERGE BOARD OF DIRECTORS

        The undersigned hereby appoints Richard A. Linden and Scott T. Veech, and each of them, as proxies, with the power to appoint their substitutes, and hereby authorizes each of them to represent and to vote, as designated below, all of the shares of common stock, par value $0.01 per share, of Merge held of record by the undersigned on April 22, 2005, at the Merge annual meeting of shareholders, to be held on Tuesday, May 24, 2005, or any adjournment thereof.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposals set forth herein.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

MERGE TECHNOLOGIES INCORPORATED

Tuesday, May 24, 2005

Please date, sign and mail
your proxy card in the
envelope provided to Merge's transfer agent
at American Stock Transfer & Trust Company,
59 Maiden Lane
New York, New York 10038,
Attention: Merge Technologies Incorporated Annual Meeting,
as soon as possible, but no later than May 23, 2005.

**
Please detach along perforated line and mail in the envelope provided. **

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒.

1.
Approve the issuance of shares of Merge common stock pursuant to the merger agreement and the plan of arrangement (including upon the exchange of the exchangeable shares).

☐
For

☐
Against

☐
Abstain

2.
Approve the amendments to Merge's articles of incorporation to (i) increase the number of authorized shares of common stock of Merge from 30,000,000 to 100,000,000 and (ii) provide for voting rights that may be exercised by holders of exchangeable shares to be issued in connection with the merger agreement through the authorization and issuance of a special voting share of Merge.

☐
For

☐
Against

☐
Abstain

3.
Approve the Merge Technologies 2005 Equity Incentive Plan.

☐
For

☐
Against

☐
Abstain

4.
Elect eight (8) individuals to serve as directors of Merge until the next annual meeting of the Merge shareholders or otherwise as provided in the bylaws. (Check one box on the left.) To withhold authority to vote for any individual nominee(s), mark the box "FOR ALL EXCEPT" and mark the box next to each nominee you wish to withhold.

NOMINEES

☐ For all nominees ☐ Withhold authority for all nominees ☐ For all except	☐ 1. William C. Mortimore ☐ 2. Robert A. Barish, M.D. ☐ 3. Dennis Brown ☐ 4. Michael D. Dunham ☐ 5. Robert T. Geras ☐ 6. Anna M. Hajek ☐ 7. Richard A. Linden ☐ 8. Richard A. Reck

In their discretion, the proxies are authorized to transact any other business as may properly come before the annual meeting or any adjournment thereof.

        To change the address on your account, please mark this box ☐ and indicate your new address in the space provided below. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder:	Date:
Signature of Shareholder:	Date:
NOTE:
Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each shareholder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Shareholder's New Address:
(Street Address 1)
(Street Address 2)
(City, State, Zip)

QuickLinks

YOUR VOTE IS IMPORTANT
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE TRANSACTION AND THE SHAREHOLDER MEETINGS
SUMMARY
MERGE SELECTED HISTORICAL FINANCIAL INFORMATION
CEDARA SELECTED HISTORICAL FINANCIAL INFORMATION
SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
COMPARATIVE PER SHARE DATA
RISK FACTORS
FORWARD-LOOKING STATEMENTS
INFORMATION ABOUT THE COMPANIES
THE MERGE ANNUAL MEETING
THE CEDARA SPECIAL MEETING
THE TRANSACTION
TRANSACTION MECHANICS
THE MERGER AGREEMENT
TAXATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF MERGE CAPITAL STOCK
COMPARISON OF SHAREHOLDERS' RIGHTS
MERGE PROPOSAL #1—THE MERGE SHARE ISSUANCE
MERGE PROPOSAL #2—THE MERGE ARTICLES OF AMENDMENT
MERGE PROPOSAL #3—THE MERGE EQUITY INCENTIVE PLAN
MERGE PROPOSAL #4—MERGE ELECTION OF DIRECTORS
REPORTS OF MERGE COMMITTEES
MERGE MANAGEMENT
COMPENSATION OF MERGE DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
Option Grants in Fiscal Year 2004
Aggregated 2004 Fiscal Year End Option Values
MERGE PERFORMANCE GRAPH
MERGE RELATED PARTY TRANSACTIONS
REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES
EXCHANGE RATES
COMPARATIVE MARKET PRICES AND DIVIDENDS
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF MERGE AND CEDARA YEAR ENDED DECEMBER 31, 2004 U.S. GAAP (in thousands of US$ except share data)
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF MERGE AND CEDARA YEAR ENDED DECEMBER 31, 2004 U.S. GAAP (in thousands of US$ except share data)
INDEPENDENT AUDITORS
LEGAL MATTERS
TRANSFER AGENTS AND REGISTRARS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
APPROVAL OF DIRECTORS OF CEDARA
PLAN OF ARRANGEMENT UNDER SECTION 182 OF THE ONTARIO BUSINESS CORPORATIONS ACT
APPENDIX 1 TO THE PLAN OF ARRANGEMENT
APPENDIX 2 TO THE PLAN OF ARRANGEMENT
ARTICLE 1 INTERPRETATION
ANNEX C ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF MERGE TECHNOLOGIES INCORPORATED
ANNEX D MERGE TECHNOLOGIES INCORPORATED 2005 EQUITY INCENTIVE PLAN
ANNEX F INTERIM ORDER AND NOTICE OF APPLICATION FOR FINAL ORDER
ANNEX G
Business Corporations Act (Ontario) R.S.O. 1990, Chapter B.16
ANNEX J VOTING AND EXCHANGE TRUST AGREEMENT MEMORANDUM OF AGREEMENT made this day of May, 2005.
ARTICLE 1 DEFINITIONS AND INTERPRETATION
ARTICLE 2 PURPOSE OF AGREEMENT
ARTICLE 3 MERGE SPECIAL VOTING SHARE
ANNEX K SUPPORT AGREEMENT MEMORANDUM OF AGREEMENT made this day of May, 2005.
ARTICLE 2 COVENANTS OF MERGE AND MATSUB
NOMINEES